As filed with the Securities and Exchange Commission August 10, 2010

Registration No. 333-167625

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3577	77-0409517
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(408) 333-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrants below

Tyler Wall, Esq.

Vice President, General Counsel and

Corporate Secretary

Brocade Communications Systems, Inc.

130 Holger Way

San Jose, CA 95134

(408) 333-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nancy H. Wojtas, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
6.625% Senior Secured Notes due 2018	$300,000,000	100%	$300,000,000	$21,390(2)
Guarantees of the 6.625% Notes due 2018	N/A	N/A	N/A	(3)
6.875% Senior Secured Notes due 2020	$300,000,000	100%	$300,000,000	$21,390(2)
Guarantees of the 6.875% Senior Secured Notes due 2020	N/A	N/A	N/A	(3)

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	Previously paid in connection with the original filling of the Registration Statement.
(3)	The Additional Registrants will guarantee the payment of the 6.625% Senior Secured Notes due 2018 and 6.875% Senior Secured Notes due 2020.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants (1)(2)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Brocade Communications Systems Skyport LLC	Delaware	26-3528438
Inrange Technologies Corporation	Delaware	06-0962862
McDATA Corporation	Delaware	84-1421844
McDATA Services Corporation	Minnesota	41-1356476
Strategic Business Systems, Inc.	Virginia	54-1994992
Foundry Networks, LLC	Delaware	77-0431154

(1)	The address and telephone number for each of the Additional Registrants is 130 Holger Way, San Jose, CA 95134, (408) 333-8000.
(2)	The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is Tyler Wall, Esq., c/o Brocade Communications Systems, Inc., 130 Holger Way, San Jose, CA 95134, (408) 333-8000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2010

PROSPECTUS

BROCADE COMMUNICATIONS SYSTEMS, INC.

OFFER TO EXCHANGE ALL OUTSTANDING

$300,000,000 6.625% Senior Secured Notes due 2018

$300,000,000 6.875% Senior Secured Notes due 2020

FOR NEWLY-ISSUED, REGISTERED

$300,000,000 6.625% Senior Secured Notes due 2018

$300,000,000 6.875% Senior Secured Notes due 2020

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange all of our outstanding 6.625% Senior Secured Notes due 2018 and our 6.875% Senior Secured Notes due 2020, each issued on January 20, 2010 in a private offering, for our new, registered 6.625% Senior Secured Notes due 2018 and our new, registered 6.875% Senior Secured Notes due 2020, respectively. In this document, we refer to our outstanding 6.625% Senior Secured Notes due 2018 and our outstanding 6.875% Senior Secured Notes due 2020 collectively as the “original notes” and our new registered 6.625% Senior Secured Notes due 2018 and our new registered 6.875% Senior Secured Notes due 2020 collectively as the “registered notes.” Any reference to “notes” in this prospectus refers to the original notes and the registered notes, unless the context requires a different interpretation. The CUSIP numbers for the original notes are 111621AE8, U11097AB5, 111621AH1 and U11097AC3.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2010, unless extended.

You will receive an equal principal amount of registered notes for all original notes that you validly tender and do not validly withdraw.

Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer.

There has been no public market for the original notes and we cannot assure you that any public market for the registered notes will develop.

The terms of the registered notes are substantially identical to the original notes, except that the registered notes will have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not bear legends restricting their transfer and the registration rights and additional interest payment provisions relating to our making an exchange offer will not apply to the registered notes. We will issue the registered notes under the same indentures under which we issued the original notes, and the registered notes will represent the same debt as the original notes for which they are exchanged.

If you fail to tender your original notes for the registered notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

The exchange offer is subject to certain customary conditions, which we may waive.

We will not receive any cash proceeds from the exchange offer.

Results of the Exchange Offer

Based on interpretations of the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the registered notes without complying with the registration and prospectus delivery requirements of the Securities Act provided that you acquire the new notes issued in the exchange offer in the ordinary course of your business; you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the registered notes issued to you in the exchange offer; and you are not an “affiliate” of us, as described in Rule 405 of the Securities Act. We do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system.

All outstanding original notes not tendered will continue to be subject to the restrictions on transfer set forth in the indenture governing the original notes. In general, outstanding original notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Other than in connection with the exchange offer, we do not plan to register the outstanding original notes under the Securities Act.

Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for original notes where the original notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 16 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2010

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Securities and Exchange Commission, or the “SEC” or “Commission”. We also have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and in its exhibits. For further information relating to us and the notes, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus are summaries and qualified in their entirety by reference to the copy of that contract or document filed as an exhibit to the registration statement. You may read and copy the registration statement, including its exhibits, at the SEC’s Public Reading Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reading Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants like us who file electronically with the Commission.

You should rely only upon the information provided in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in or incorporated by reference in this prospectus is accurate as of any date other than the dates specified in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important business and financial information to you by referring you to another document filed separately with the SEC; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

We are incorporating by reference the following documents which we have previously filed with the SEC:

(1) our Annual Report on Form 10-K for the year ended October 31, 2009, filed on December 14, 2009;

(2) our Quarterly Report on Form 10-Q for the quarter ended January 30, 2010, filed on March 2, 2010;

(3) our Quarterly Report on Form 10-Q for the quarter ended May 1, 2010, filed on June 2, 2010;

(4) Current Reports on Form 8-K filed with the SEC on December 9, 2009, January 4, 2010, January 8, 2010, January 20, 2010, January 26, 2010, January 28, 2010 and April 13, 2010; and

(5) any of our future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain copies of the documents incorporated by reference in this prospectus without charge through our website (www.brocade.com), or by requesting them in writing or by telephone at the following addresses:

Brocade Communications Systems, Inc.

130 Holger Way

San Jose, CA 95134

(408) 333-8000

Attn: Investor Relations

To ensure timely delivery, you must request the information no later than 5:00 p.m., New York City time, on                     , 2010 [five business days before the expiration of the exchange offer].

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein and in other materials we have filed or may file with the Commission, includes statements that are, or may deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding future revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning expected developments, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements regarding pending litigation, including claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, including their negative, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations, estimates, forecasts and projections concerning, among other things, the industries in which we operate, our results of operations, financial condition, liquidity, prospects, growth and strategies.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk factors” section of this prospectus. These factors should not be construed as exhaustive and should be read with the other cautionary statements in the prospectus.

We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus includes market share and industry data and forecasts that we obtained from industry publications and surveys and internal company sources. While we have not independently verified any of the data from third-party sources, we believe such sources to be reasonable and reliable and statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk factors” in this prospectus.

PROSPECTUS SUMMARY

In this prospectus, “we,” “our” and “us” refer to Brocade Communications Systems, Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires. This is only a summary and does not contain all of the information that may be important to you. You should read the entire prospectus, including the section entitled “Risk Factors” and you should read the documents incorporated by reference into this prospectus, including “Management’s discussion and analysis of financial condition and results of operations” and our consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended October 31, 2009, filed with the SEC on December 14, 2009, which we refer to as our “Form 10-K,” our Quarterly Report on Form 10-Q for the quarter ended January 30, 2010 filed with the SEC on March 2, 2010 and our Quarterly Report on Form 10-Q for the quarter ended May 1, 2010 filed with the SEC on June 2, 2010 before making an investment decision.

Our business

We are a leading supplier of networking equipment, including end-to-end Internet Protocol, or IP-based Ethernet networking solutions and storage area networking, or SAN, solutions for Global 1000 enterprises and service providers such as telecommunication firms, cable operators and mobile carriers. We offer a comprehensive line of high-performance networking hardware and software products and services that enable businesses to make their networks and data centers more efficient, reliable and adaptable. Our products, services and solutions are designed to simplify information technology, or IT, infrastructure, increase resource utilization, ensure availability of mission-critical applications and support advanced data, voice, video and mobility applications.

Historically, we were one of the pioneers in, and currently hold a leading market share position in the SAN market, which connects computer storage systems and servers with shared storage subsystems. In December 2008, with the acquisition of Foundry Networks, Inc., or Foundry, we expanded our product offering by adding high-performance Ethernet networking capabilities, including extensive local, metro-, and wide-area switching, routing, security, and application traffic management solution portfolios. We currently have approximately 70% market share in the SAN switch market. Our portfolio of Fibre Channel, or FC, Ethernet and Fibre Channel over Ethernet, or FCoE, solutions positions us as a leading provider of networking solutions, a large and fast developing market opportunity.

Our products and services are marketed, sold and supported worldwide to end-user customers through distribution partners, including original equipment manufacturers, or OEMs, distributors, systems integrators, value-added resellers, or VARs, and directly to end-users by our direct sales force. Our OEM partners are among the largest data center storage and server vendors including Dell Computer Corporation, or Dell, EMC Corporation, or EMC, Hewlett-Packard Company, or HP, Hitachi Data Systems, Inc., or HDS, IBM Corporation, or IBM, NetApp, Inc. and Sun Microsystems, Inc.

Our executive offices

Our principal executive offices are located at 130 Holger Way, San Jose, CA 95134, and our telephone number at that address is (408) 333-8000. Our web site is located at http://www.brocade.com. The information on our web site is not part of this prospectus.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

On January 20, 2010, we issued in private placements $300 million in aggregate principal amount of our 6.625% Senior Secured Notes due 2018, referred to as the “original 2018 notes”, and $300 million in aggregate principal amount of our 6.875% Senior Secured Notes due 2020, referred to as the “original 2020 notes”. We entered into registration rights agreements with the initial purchasers of the original notes pursuant to which we agreed to conduct this exchange offer. You are entitled to exchange your original notes in the exchange offer for registered notes with substantially identical terms, except that the registered notes will have been registered under the Securities Act and will not bear legends restricting their transfer and the registration rights and additional interest payment provisions relating to our making an exchange offer will not apply to the registered notes. We will issue the registered notes under the same indentures under which we issued the original notes, and the registered notes will represent the same debt as the original notes for which they are exchanged. You should read the discussions under the headings “The Exchange Offer”, “Description of 2018 notes” and “Description of 2020 notes” for further information regarding the registered notes.

The Exchange Offer	•

We are offering to exchange $1,000 principal amount of our 6.625% Senior Secured Notes due 2018, which have been registered under the Securities Act and are referred to herein as the “registered 2018 notes”, for each $1,000 principal amount of our original 2018 notes. We are offering to exchange $1,000 principal amount of our 6.875% Senior Secured Notes due 2020, which have been registered under the Securities Act and are referred to herein as the “registered 2020 notes”, for each $1,000 principal amount of our original 2020 notes. The original 2018 notes and the registered 2018 notes are referred to herein collectively as the “2018 notes” and the original 2020 notes and the registered 2020 notes are referred to herein collectively as the “2020 notes.”

•	To be exchanged, original notes must be properly tendered and accepted. All original notes that are validly tendered and not validly withdrawn will be exchanged.

•	As of this date, there are $300 million aggregate principal amount of original 2018 notes and $300 million aggregate principal amount of original 2020 notes outstanding.

•	We will issue the registered notes promptly after the expiration of the exchange offer.

Resales of the Registered Notes	•

We believe that the registered notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if, but only if, you meet the following conditions:

(1)	the registered notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

(2)	at the time of the commencement of the exchange offer you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the registered notes to be issued to you in the exchange offer in violation of the Securities Act;

(3)	you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of us;

(4)	if you are a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of the registered notes to be issued to you in the exchange offer;

(5)	if you are a participating broker-dealer that will receive registered notes for its own account in exchange for the original notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the registered notes; and

(6)	you are not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

•

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

•

If you do not meet the above conditions, you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

•

Each broker-dealer that is issued registered notes in the exchange offer for its own account in exchange for original notes that were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any of its resales of those registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for the outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of not less than 180 days after the expiration date for the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale.

Expiration Date	•

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, or twenty (20) business days after the commencement of the exchange offer, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we do not intend to extend it beyond                     , 2010. We refer to this date, as it may be extended, as the “expiration date.”

Conditions to the Exchange Offer	•	The only conditions to completing the exchange offer are that:

(1)	the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC; and

(2)	no injunction, order or decree shall have been issued that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer.

See “The Exchange Offer—Conditions.”

Procedures for Tendering Original Notes Held in the Form of Book-Entry Interests	•

The original notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the original notes which are held by direct or indirect participants in The Depository Trust Company, or DTC, through certificateless depositary interests are shown on, and transfers of the original notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

•

If you are a holder of an original note held in the form of a book-entry interest and you wish to tender your original note for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank, as exchange agent, on or prior to the expiration date, either:

•	a written or facsimile copy of a properly completed and executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

•

a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

•	The exchange agent must also receive on or prior to the expiration of the exchange offer either:

•

a timely confirmation of book-entry transfer of your original notes into the exchange agent’s account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering—Book-Entry Transfer;” or

•	the documents necessary for compliance with the guaranteed delivery procedures described below.

•

A form of letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC’s Automated Tender Offer Program system, you will represent to us that, among other things:

•	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

•

at the time of the commencement of the exchange offer you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the registered notes to be issued to you in the exchange offer in violation of the Securities Act;

•	you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of us; and

•

if you are a participating broker-dealer that will receive registered notes for its own account in exchange for the original notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the registered notes.

Procedures for Tendering Certificated Original Notes	If you are a holder of book-entry interests in the original notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes in equal principal amount to your book-entry interests. See “Description of 2018 notes” and “Description of 2020 notes.” No certificated notes are issued and outstanding as of the date of this prospectus, other than a single note issued to and held by DTC. If you acquire certificated original notes prior to the expiration of the exchange offer, you must tender your certificated original notes in accordance with the procedures described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering—Certificated Original Notes.”

Special Procedures for Beneficial Owners	If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your original notes and:

(1)	they are not immediately available;

(2)	time will not permit your original notes or other required documents to reach the exchange agent before the expiration of the exchange offer; or

(3)	you cannot complete the procedure for book-entry transfer on a timely basis,

you may tender your original notes in accordance with the guaranteed delivery procedures set forth in “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Acceptance of Original Notes and Delivery of Registered Notes	Except under the circumstances described above under “Conditions to the Exchange Offer,” we will accept for exchange any and all original notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The registered notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer.”

Withdrawal	You may withdraw the tender of your original notes at any time prior to 5:00 p.m., New York City time, on the expiration date. We will return to you any original notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate in the exchange offer, upon completion of the exchange offer, the liquidity of the market for your original notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange.”

Federal Income Tax Consequences	The exchange of original notes for registered notes should not be a taxable event for federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

SUMMARY OF THE TERMS OF THE REGISTERED NOTES

The following summary contains basic information about the registered notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections of this prospectus entitled “Description of 2018 notes” and “Description of 2020 notes.” As used in this summary of the offering, the terms “we,” “us” and “our” refer only to Brocade Communications Systems, Inc. and not to any of its subsidiaries.

Issuer	Brocade Communications Systems, Inc.

Securities Offered	•	$300 million in aggregate principal amount of the 6.625% Senior Secured Notes due 2018

•	$300 million in aggregate principal amount of the 6.875% Senior Secured Notes due 2020

Maturity	•	2018 Notes: January 15, 2018.

•	2020 Notes: January 15, 2020.

Interest Payment Dates	•

January 15 and July 15 of each year, commencing July 15, 2010. Interest on the registered notes will accrue (A) from the latter of (x) the last interest payment date on which interest was paid on the original notes surrendered for exchange and (y) if the original notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the original notes, from January 20, 2010.

Guarantees	•

The registered notes will be guaranteed on a senior basis by all of our subsidiaries that guarantee our senior secured credit facility or any of our other debt. Any subsidiaries that in the future guarantee our senior secured credit facility or our other debt, will also guarantee the registered notes. The guarantees will be released when the guarantees of our other indebtedness, including indebtedness under our senior secured credit facility, are released or discharged; provided that at the time of such release the notes have an investment grade rating from both Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc.

•

The guarantees will be secured senior obligations of our subsidiary guarantors and will have the same ranking with respect to indebtedness of our subsidiary guarantors as the registered notes will have with respect to our indebtedness.

Collateral	•

The registered notes and guarantees will be secured by a lien (subject to certain exceptions and permitted liens), pari passu in accordance with the intercreditor agreement with liens securing other first lien indebtedness, on all of our and the guarantors’ assets that secure our senior secured credit facility (other than the capital stock and securities of any subsidiary to the extent the grant of a security interest in such capital stock and securities results in us being required to file separate financial statements of such subsidiary with the SEC). This collateral consists of substantially all of our and the guarantors’ tangible and intangible assets, including the capital stock of the restricted subsidiaries held by us or the guarantors (but limited to 65% of the voting stock of any first-tier subsidiary which is not a U.S. restricted subsidiary and excluding capital stock and securities of certain other subsidiaries as described above) (such assets, collectively, the “collateral”). See “Description of 2018 notes—Security,” “Description of 2018 notes—Intercreditor agreement,” “Description of 2020 notes—Security” and “Description of 2020 notes—Intercreditor agreement.”

Ranking	•	The registered notes will rank:

•	pari passu in right of payment with all of our existing and future senior secured debt;

•	senior in right of payment to all of our existing and future debt that is by its terms expressly subordinated to the notes;

•	effectively subordinated to any obligations secured by permitted liens, to the extent of the value of our assets subject to those permitted liens;

•	effectively senior to all of our unsecured senior debt, to the extent of the value of the collateral (after giving effect to certain permitted exceptions); and

•	structurally junior to any debt or obligations of any of our non-guarantor subsidiaries

•

As of May 1, 2010, we had approximately $981.0 million of indebtedness (including the notes), of which $385.8 million (net of original issue discount of $30.3 million) ranks pari passu with the notes, and we had additional revolving loan commitments under our senior secured credit facility available to us of $125.0 million, all of which would also rank pari passu with the notes if borrowed.

Optional Redemption	•

The registered 2018 notes will be redeemable at our option, in whole or in part, at any time on or after January 15, 2013, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest to, but not including, the date of redemption. At any time prior to January 15, 2013, we may also redeem some or all of the 2018 notes at a price equal to 100% of the principal amount of the notes plus a “make-whole” premium plus accrued and unpaid interest to the date of redemption.

•

The registered 2020 notes will be redeemable at our option, in whole or in part, at any time on or after January 15, 2015, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest to, but not including, the date of redemption. At any time prior to January 15, 2015, we may also redeem some or all of the 2020 notes at a price equal to 100% of the principal amount of the notes plus a “make-whole” premium plus accrued and unpaid interest to the date of redemption.

•

At any time prior to January 15, 2013, we may redeem up to 35% of the original principal amount of each series of the notes with the net cash proceeds of certain equity offerings of our common stock at the redemption prices set forth in this prospectus.

Change of Control	•

If we experience specific kinds of changes of control accompanied by a Ratings Decline (as defined under “Description of 2018 notes—Certain definitions” and “Description of 2020 notes—Certain definitions”), we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued but unpaid interest to the purchase date. See “Description of 2018 notes—Change of control” and “Description of 2020 notes—Change of control.”

Certain Covenants	•	The indentures governing the registered notes contain covenants limiting our and our restricted subsidiaries’ ability to, among other things:

•	incur, assume or guarantee additional debt;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt that is junior in right of payment to the notes;

•	make loans or investments;

•	incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of our subsidiaries;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person;

•	enter into transactions with affiliates; and

•	enter into new lines of business.

•

These covenants are subject to important exceptions and qualifications described under the heading “Description of the 2018 notes” and “Description of the 2020 notes.” In addition, at any time that the notes have an investment grade rating from both Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc., we will not be subject to certain of the covenants listed above. For more details, see “Description of 2018 notes” and “Description of 2020 notes.”

Form of registered notes	•

The registered notes to be issued in the exchange offer will be represented by one or more global securities deposited with Wells Fargo Bank, National Association, for the benefit of DTC. You will not receive registered notes in certificated form unless one of the events set forth under the heading “Description of 2018 notes” and “Description of 2020 notes” occurs. Instead, beneficial interests in the registered notes to be issued in the exchange offer will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Use of Proceeds	•	We will not receive any cash proceeds upon completion of the exchange offer.

Risk Factors	•	See “Risk Factors” for a discussion of certain factors that you should carefully consider before investing in the notes and participation in the exchange offer.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary consolidated financial information and other data for the periods presented and are derived from, and qualified by reference to, our financial statements and the related notes thereto that are included herein and our financial statements and the related notes thereto that are included in our annual report on Form 10-K for the fiscal year ended October 31, 2009, which are incorporated by reference in this prospectus.

The following selected financial data should be read in conjunction with our financial statements which reflect the adoption of a new accounting standard for uncertainty in income taxes and the retroactive adoption of a new accounting standard for convertible debt instruments, including the notes thereto that are included herein, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual report on Form 10-K for the fiscal year ended October 31, 2009 and our quarterly report on Form 10-Q for the quarter ended May 1, 2010, which are incorporated by reference in this prospectus.

	Fiscal Year Ended (audited)					Six Months Ended (unaudited)
(in thousands)	October 29, 2005 (1)	October 28, 2006 (2)	October 27, 2007 (3)	October 25, 2008 (4)	October 31, 2009 (5)	May 2, 2009	May 1, 2010
Statement of operations data:
Net revenues	$574,120	$750,592	$1,236,863	$1,466,937	$1,952,926	$937,891	$1,040,475
Cost of revenues	251,161	305,184	575,451	606,565	919,426	435,683	479,748

Gross margin	322,959	445,408	661,412	860,372	1,033,500	502,208	560,727

Operating expenses:
Research and development	132,448	164,843	213,311	255,571	354,809	164,746	179,433
Sales and marketing	101,202	139,434	211,168	274,311	385,155	178,064	190,178
General and administrative	25,189	31,089	46,980	58,172	84,962	39,683	32,180
Legal fees associated with indemnification obligations and other related costs, net	14,027	13,654	46,257	48,673	23,941	39,113	578
Provision for class action lawsuit	—	—	—	160,000	—	—	—
Provision for SEC settlement	—	7,000	—	—	—	—	—
Amortization of intangible assets	—	2,294	24,719	31,484	68,718	34,614	33,242
Acquisition and integration costs	—	9,646	19,354	682	5,127	3,344	204
Restructuring costs and facilities lease loss benefit, net	(670)	3,775	—	2,731	2,329	2,329	—
Goodwill and acquisition-related intangible assets impairment	—	—	—	—	53,306	53,306	—
In-process research and development	7,784	—	—	—	26,900	26,900	—

Total operating expenses	279,980	371,735	561,789	831,624	1,005,247	542,099	435,815

Income (loss) from operations	42,979	73,673	99,623	28,748	28,253	(39,891)	124,912
Interest and other income (loss), net	22,656	29,098	38,501	26,867	(2,382)	(3,721)	(831)
Interest expense (8)	(7,693)	(7,082)	(11,295)	(17,249)	(99,294)	(51,653)	(41,595)
Loss on impairment of portfolio investments	—	—	—	(8,751)	—	—	—
Gain on repurchase of convertible subordinated debt	2,318	—	—	—	—	—	—
Gain (loss) on sale of investments and property, net	(5,062)	2,663	13,205	(6,874)	(602)	(523)	(8,575)

Income (loss) before income tax provision (benefit)	55,198	98,352	140,034	22,741	(74,025)	(95,788)	73,911
Income tax provision (benefit) (8)	12,077	30,723	68,043	(144,651)	7,359	(5,797)	436

Net income (loss) (8)	$43,121	$67,629	$71,991	$167,392	$(81,384)	$(89,991)	$73,475

	Fiscal Year Ended (audited)					Six Months Ended (unaudited)
(in thousands, except for ratios)	October 29, 2005 (1)	October 28, 2006 (2)	October 27, 2007 (3)	October 25, 2008 (4)	October 31, 2009 (5)	May 2, 2009		May 1, 2010
Balance sheet data:
Cash, cash equivalents, investments and restricted short-term investments (6)	$764,402	$582,554	$793,330	$820,125	$338,871	$236,865		$290,364
Working capital	317,819	428,233	502,499	239,700	30,088	(42,780)		261,209
Total assets (8)	981,730	900,718	1,930,100	3,306,151	3,671,420	3,510,156		3,606,038
Non-current liabilities associated with facilities lease loss	12,481	11,105	25,742	15,007	10,150	15,102		8,380
Term loan, current and long-term portion	—	—	—	1,055,005	898,936	983,966		381,571
Senior secured notes	—	—	—	—	—	—		595,169
Convertible subordinated debt (8)	278,883	—	149,814	159,157	169,332	164,136		—
Total stockholders’ equity (8)	508,847	616,230	1,284,342	1,300,246	1,778,004	1,616,322		1,923,723

Statement of cash flows data:
Net cash provided by (used in) operating activities	$125,865	$166,860	$170,403	$438,495	$115,524	$(56,421)		$136,829
Net cash provided by (used in) investing activities	25,140	194,429	93,644	(1,239,524)	(199,152)	(119,272)		(77,438)
Net cash provided by (used in) financing activities	(47,815)	(269,042)	(220,641)	944,696	(37,636)	(55,275)		(103,949)
Capital expenditures	27,267	30,430	56,538	144,071	162,770	73,452		109,387
Depreciation and amortization	46,203	34,731	101,416	120,178	196,573	94,131		97,613

Other financial data:
Ratio of earnings to fixed charges (7)(8)	5.9x	10.2x	9.5x	1.9x	0.3x	(0.7	)x	2.3x

Note: We report our fiscal year on a 52/53-week period ending on the last Saturday in October of each year. Accordingly, the fiscal year end for fiscal years 2005, 2006, 2007, 2008 and 2009 were October 29, 28, 27, 25, and 31, respectively. As is customary for companies that use the 52/53-week convention, every fifth year contains a 53-week fiscal year. Fiscal year 2009 was a 53-week fiscal year and fiscal year 2008, 2007, 2006 and 2005 were 52-week fiscal years. The second quarter of fiscal year 2009 consists of fourteen weeks, which is one week longer than a typical quarter.

(1)	The fiscal year ended October 29, 2005 includes the impact of the acquisition of Therion, which was completed in the third quarter of fiscal year 2005. In connection with our acquisition of Therion, we recorded in-process research and development expense of $7.8 million. The fiscal year ended October 29, 2005 also includes Audit Committee internal review and net SEC investigation costs of $14.0 million. In January 2005 we announced that our Audit Committee completed an internal review regarding historical stock option granting practices. Following the January 2005 Audit Committee internal review, on May 16, 2005, we announced that additional information came to our attention that indicated that certain guidelines regarding stock option granting practices were not followed and our Audit Committee had commenced an internal review of our stock option accounting focusing on leaves of absence and transition and advisory roles. Our Audit Committee review was completed in November 2005.
(2)	The fiscal year ended October 28, 2006 includes the impact of the acquisition of NuView, which was completed in the second quarter of fiscal year 2006. The fiscal year ended October 28, 2006 also includes net legal fees associated with applicable indemnification obligations, SEC investigation and other related costs of $13.7 million. Further, during the first fiscal quarter we began active settlement discussions with the SEC’s Division of Enforcement regarding our financial restatements related to stock option accounting. As a result of these discussions, we recorded a provision of $7.0 million for an estimated settlement expense.
(3)	The fiscal year ended October 27, 2007 includes the impact of the acquisition of McDATA Corporation, which was completed in the second fiscal quarter.
(4)	The fiscal year ended October 25, 2008 includes the impact of the release of the valuation allowance of deferred tax assets which resulted in a tax benefit of $174.4 million during the fiscal year ended October 25, 2008. The fiscal year ended October 25, 2008 also includes the provision for a class action lawsuit of $160.0 million relating to a preliminary settlement reached between us and the lead plaintiffs for the federal securities class action on May 30, 2008.
(5)

The fiscal year ended October 31, 2009 includes the impact of the acquisition of Foundry, which was completed in the first fiscal quarter (see note 3, “Acquisitions,” of the notes to consolidated financial statements included elsewhere in this prospectus), and the one-time $26.9 million in-process research and development charge in connection with this acquisition. The fiscal year ended October 31, 2009 also includes the impact of the impairment of the Files reporting unit (see note 4, “Goodwill and Intangible Assets,” of the notes to consolidated financial statements included elsewhere in this prospectus).

(6)	As of October 25, 2008, the investments balance includes approximately 14.0 million shares of common stock of Foundry.
(7)	For the fiscal year ended October 31, 2009 and six months ended May 2, 2009, earnings (loss) would have been insufficient to cover fixed charges by $83.1 million and $99.8 million, respectively. The ratio of earnings (loss) to fixed charges was computed by dividing earnings from continuing operations before taxes and fixed charges, net of capitalized interest, by total fixed charges from continuing operations for the periods indicated. Fixed charges from continuing operations include (i) interest expense, and capitalization and amortization of debt discount and issuance costs on all indebtedness and (ii) one-third of all rental expense, which we consider to be a reasonable approximation of the interest factor included in rental expense.
(8)	As adjusted due to the adoption of a new accounting standard for convertible debt instruments.

RISK FACTORS

An investment in the registered notes involves a high degree of risk. You should carefully consider the risks described below as well as other information and data included in, or incorporated by reference into, this prospectus before making an investment decision. If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes.

Risks related to our business

Intense competition in the market for networking solutions could prevent us from maintaining or increasing revenue, profitability and cash flows with respect to our networking solutions.

The market for data and storage networking solutions is intensely competitive. Cisco competes with us in both the Data Storage market and Ethernet networking market. In particular, Cisco maintains a dominant position in the Ethernet networking market and several of its products compete directly with our products. Purchasers of networking solutions may choose Cisco’s products because of its longer operating history, different product line and strong reputation in the networking market. In addition, Cisco may develop new technologies that directly compete with our products or render our products obsolete. In addition, Cisco recently introduced solutions, Cisco UCS, which reflect Cisco’s attempt at a converged solution for the Data Storage and Ethernet networking markets and which differ in structure and function from those that form the basis of the current comparison. If Cisco’s recent solutions are successful, this may result in a dilution of our market share, and these products may displace existing solutions in actual customer implementations, leading to erosion of the total addressable market (“TAM”) for Fibre Channel products of the type that we currently deliver. Erosion of the TAM, particularly for the Data Storage market where we are a market leader, would harm our business and financial results.

We also compete with other companies, such as Alcatel-Lucent, Enterasys Networks, Inc., Extreme Networks, Inc., F5 Networks, Inc., Force10 Networks, Inc., HP ProCurve Division, Huawei Technologies Co. Ltd. and Juniper Networks, Inc. We also face significant competition from providers of Fibre Channel switching products for interconnecting servers and storage. These principal competitors include Cisco and QLogic Corporation. We also face other competitors in markets adjacent to the Data Storage and Ethernet networking markets, such as QLogic and Emulex Corporation in the server connectivity or HBA market. We may continue to face competitors with well-established market share and customer relationships in adjacent markets and from alternative technologies. Some of our current and potential competitors have greater market leverage, longer operating histories, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases. Our competitors could also adopt more aggressive pricing policies than us. We believe that competition based on price may become more aggressive than we have traditionally experienced. As a result of these factors, our competitors could also devote greater resources to the development, promotion and sale of their products than us and, as a result, may be able to respond more quickly to changes in customer or market requirements. Our failure to successfully compete in the market would harm our business and financial results.

Convergence and consolidation trends within the information technology industry are also beginning to bring historically separated computing, storage and Ethernet networking technologies together. These trends are shifting long-standing industry partnerships/alliances, go-to-market routes, technology models and represent risks for us. For example, the ongoing development of new networking protocols such as Fibre Channel over Ethernet (“FCoE”) and Converged Enhanced Ethernet (“CEE”), are designed to merge storage and Ethernet network traffic inside of data centers. We recently introduced new products that support FCoE/CEE. If the adoption rate of FCoE/CEE products varies significantly to what we and other industry experts currently project, this may negatively impact our businesses.

Competitors are likely to use emerging technologies and alternate routes-to-market to compete with us. In addition, our OEM partners, who also have relationships with some of our current competitors, could become new competitors by developing and introducing products that compete with our product offerings, by choosing to sell our competitors’ products instead of our products, or by offering preferred pricing or promotions on our competitors’ products. For example, even though we and IBM announced an agreement in April 2009 for IBM to sell certain of our Ethernet products and IP routers, Juniper and IBM announced a similar agreement in July 2009 with respect to certain of Juniper’s Ethernet switches and enterprise IP routers.

Competitive pressure will also likely intensify as technology trends may impact long-standing alliances, partnerships and go-to-market routes. For example, in November 2009, Cisco, EMC and VMware announced a coalition called the “Virtual Computing Environment” (“VCE”), through which it and its business partners would sell packaged “cloud computing” and data center virtualization solutions. Further, Cisco and EMC announced a joint venture called “Acadia,” which is designed to serve as a support and services arm of VCE. EMC is one of our top OEMs in terms of Fibre Channel sales and has been a go-to-market and technology partner since 1997. The tightening relationship between Cisco and EMC may harm our partnership with EMC. In addition, on April 12, 2010, HP, another of our OEM partners, completed its acquisition of 3Com, a competitor in the Ethernet market. This acquisition of 3Com may increase the competitive dynamics in the Ethernet and other markets for us and could negatively impact important routes to market for our storage and converged networking products.

Our future revenue growth depends on our ability to introduce new products and services on a timely basis and achieve market acceptance of these new products and services.

The market for networking solutions is characterized by rapidly changing technology, accelerating product introduction cycles, changes in customer requirements and evolving industry standards. Our future success depends largely upon our ability to address the rapidly changing needs of our customers by developing and supplying high-quality, cost-effective products, product enhancements and services on a timely basis and by keeping pace with technological developments and emerging industry standards. This risk will likely become more pronounced as the networking markets become more competitive and as demand for new and improved technologies increases.

We have introduced a significant number of new products in recent history, including products across our family of Ethernet and Storage solutions, which accounts for a substantial portion of our revenues. Developing new offerings requires significant upfront investments that may not result in revenue for an extended period of time, if at all. We must achieve widespread market acceptance of our new product and service offerings on a timely basis to realize the benefits of our investments. Additionally, the reallocation of resources emphasizing the Ethernet networking market through a channels strategy may negatively impact our other businesses such as our Data Storage networking products.

The success of our product and service offerings depends on numerous factors, including our ability to:

•	properly determine the market for and define new products and services;

•	timely develop and introduce the new products and services;

•	differentiate our new products and services from our competitors’ technology and product offerings;

•	address the complexities of interoperability of our products with our installed base, OEM partners’ server and storage products and our competitors’ products; and

•	maintain high levels of product quality and reliability.

Various factors impacting market acceptance are outside of our control, including the following:

•	the availability and price of competing products and alternative technologies;

•	the cost of certain product subcomponents, which could reduce our gross margins;

•	product qualification requirements by our OEM partners, which can cause delays in the market acceptance;

•	the timing of the adoption of new industry standards relative to our development of new technology and products;

•	the ability of our OEM partners to successfully distribute, support and provide training for our products; and

•	customer acceptance of our products, including our Ethernet solutions.

If we are not able to successfully develop and market new and enhanced products and services on a timely basis, our business and results of operations will likely be harmed.

The prices of our products have declined in the past and we expect the price of our products to continue to decline, which could reduce our revenues, gross margins and profitability.

The average selling price for our products has declined in the past, and we expect it to continue to decline in the future as a result of changes in competitive pricing pressure, broader macroeconomic factors, product mix, increased sales discounts, new product introductions by us or our competitors, the entrance of new competitors and other factors. On a historical basis, declines in average selling prices per port for our Data Storage products are significantly less than for our Ethernet products. We expect that average selling prices per port for Data Storage products will continue to decline at rates consistent with historical rates of low single digits per quarter, and that average selling prices per port for our Ethernet products will decline in the low- to mid-single digits; however, average selling prices could decline much faster. Price declines may also increase as competitors ramp up product releases that compete with our products. Furthermore, as a result of cautious capital spending in the technology sector, coupled with broader macroeconomic factors, both we and our competitors may pursue more aggressive pricing strategies in an effort to maintain or seek to increase sales levels. If we are unable to offset any negative impact that changes in competitive pricing pressures, broader macroeconomic factors, product mix, increased sales discounts, enhanced marketing programs, new product introductions by us or our competitors, or other factors may have on the average selling price of our products by increasing the volume of products shipped or reducing product manufacturing costs, our total revenues and gross margins will be negatively impacted.

In addition, to maintain our gross margins, we must maintain or increase the number of products shipped, develop and introduce new products and product enhancements, and continue to reduce the manufacturing cost of our products. While we have successfully reduced the cost of manufacturing our products in the past, we may not be able to continue to reduce cost of production at historical rates. Moreover, most of our expenses are fixed in the short-term or incurred in advance of receipt of corresponding revenue. As a result, we may not be able to decrease our spending quickly enough or in sufficient amounts to offset any unexpected shortfall in revenues. If this occurs, we could incur losses and our operating results and gross margins could be below expectations. Additionally, our gross margins may be negatively affected by fluctuations in manufacturing volumes, component costs, the mix of product configurations sold and the mix of distribution channels through which our products are sold. For example, on a historical basis, our Ethernet networking products generally realized higher gross margins on direct sales to an end-user than on sales through our resellers or to our OEMs. As a result, any significant shift in revenue through resellers or to OEMs could harm our gross margins. In addition, if product or related warranty costs associated with our products are greater than previously experienced, our gross margins may also be adversely affected. Finally, increased costs resulting from higher-than-anticipated oil prices and the volatility of the value of the U.S. dollar may affect the costs of components used in our products and negatively affect our gross margins.

The failure to accurately forecast demand for our products or the failure to successfully manage the production of our products could negatively affect the supply of key components for our products and our ability to manufacture and sell our products.

We provide product forecasts to our contract manufacturers and place purchase orders with them in advance of the scheduled delivery of products to our customers. Moreover, in preparing sales and demand forecasts, we rely largely on input from our OEM partners and our resellers and end-user customers. Therefore, if we or our

OEM partners are unable to accurately forecast demand, or if we fail to effectively communicate with our distribution partners about end-user demand or other time-sensitive information, the sales and demand forecasts may not reflect the most accurate, up-to-date information. If these forecasts are inaccurate, we may be unable to obtain adequate manufacturing capacity from our contract manufacturers to meet customers’ delivery requirements or we may accumulate excess inventories. Furthermore, we may not be able to identify forecast discrepancies until late in our fiscal quarter. Consequently, we may not be able to make adjustments to our business model. If we are unable to obtain adequate manufacturing capacity from our contract manufacturers, if we accumulate excess inventories, or if we are unable to make necessary adjustments to our business model, revenue may be delayed or even lost to our competitors and our business and financial results may be harmed. In addition, we may experience higher fixed costs as we expand our contract manufacturer capabilities, which could negatively affect our ability to react quickly if demand suddenly decreases.

Our ability to accurately forecast demand also may become increasingly more difficult as we enter new or adjacent markets, begin phasing out certain products, or acquire other companies or businesses. Forecasting demand for new or adjacent markets, particularly where the markets are not yet well-established, may be highly speculative and uncertain. For products that are nearing end of life or are being replaced by new versions, it may be difficult to forecast how quickly to decrease production on the older products and ramp up production on the new products. Acquired companies or businesses may offer less visibility into demand than we typically have experienced, may cause customer uncertainty regarding purchasing decisions, and may use different measures to evaluate demand that are less familiar to us and thus more difficult to accurately predict.

In addition, although the purchase orders placed with our contract manufacturers are cancelable, in certain circumstances we could be required to purchase certain unused material not returnable, usable by, or sold to other customers if we cancel any of our orders. This purchase commitment exposure is particularly high in periods of new product introductions and product transitions. If we are required to purchase unused material from our contract manufacturers, we would incur unanticipated expenses and our business and financial results could be negatively affected.

In the past, we have experienced delays in shipments of our Ethernet products from our contract manufacturers and OEMs, which in turn delayed product shipments to our customers. We may in the future experience similar delays or other problems, such as insufficient quantity of product, or acquisition by a competitor, or business failure, of any of our OEMs, any of which could harm our business and operating results.

We are subject to and may be subject to more intellectual property infringement claims and litigation that are costly to defend and/or settle, and that could result in significant damage and cost awards against us and limit our ability to use certain technologies in the future.

We compete in markets that are frequently subject to claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties have asserted patent, copyright and trade secret rights against us, and as particular examples, against our products and services, subcomponents of our products, methods performed by our products or used in our operations, or uses of our products by our customers. We and companies acquired by us, such as Foundry, have in the past incurred, are currently incurring and will in the future incur substantial expenses to defend against such third-party claims. For instance, we currently are defending patent-related lawsuits originally filed against Foundry by Enterasys Networks, Inc., Network-1 Security Solutions, Inc., and Chrimar Systems, Inc. In addition, we may be subject to indemnification obligations with respect to infringement of third-party intellectual property rights pursuant to our agreements with suppliers, OEM and channel partners or customers. The opposing litigants and other third-party asserters of such intellectual property claims may be unreasonable in their settlement demands, or may simply refuse to settle, which could lead to expensive settlement payments and/or prolonged periods of litigation expenses. In the event of an adverse determination, we could incur substantial monetary liability and be prohibited from shipping certain products or incorporating necessary components into our products. Suppliers of components or OEM systems to us may be unwilling to, or not be able to, defend or indemnify us against third-party assertions directed at the components or systems they supply to us, and may be unwilling to take licenses that would assure our supply of such components or OEM systems. Customers may perceive such third-party intellectual property claims as risks, and may, as a result, be less willing to do business with us. Any of the above scenarios could have a material adverse effect on our financial position, results of operations, cash flows, and future business prospects.

Our intellectual property rights may be infringed or misappropriated by others, and we may not be able to protect or enforce our intellectual property rights.

Our intellectual property rights may be infringed or misappropriated by others. In some cases, such infringement or misappropriation may be undetectable, or enforcement of our rights may be impractical. We have filed, and may in the future file, lawsuits against third parties in an effort to enforce our intellectual property rights. For instance, we filed a patent infringement lawsuit against A10 Networks, Inc. on April 23, 2010. Intellectual property litigation is expensive and unpredictable. There can be no assurance that we will prevail in such enforcement efforts, either on the merits, or with respect to particular relief sought, such as damages or an injunction. Further, the opposing party may attempt to prove that the asserted intellectual property rights are invalid or unenforceable, and, if successful, may seek recompense for its attorney fees and costs. Further, the opposing party may counterclaim against us for infringement of its own patents or intellectual property rights, leading to further expense and potential exposure for us.

We rely on a combination of patent, copyright, trademark and trade secret laws, physical and operational security and contractual restrictions on disclosure to protect our intellectual property rights in our proprietary technologies, but none of these methods of protection may be entirely reliable, due to, for instance, employee hiring and turnover, geographic dispersion of employees, technology disclosures with suppliers, customers, and partners, unpredictable events, misappropriation or negligence, operations in various countries that do not have well-established or reliable enforcement institutions or customs, and other aspects of doing business on the scale of our operations. We attempt to identify our technological developments for assessment of whether to file patent applications, but there can be no assurance that all patentable technological developments will be captured in patent applications. Further, although we have patent applications pending, there can be no assurance that patents will be issued from pending applications, or that claims allowed on any future patents will be sufficiently broad to protect our technology. Further, physical and operational security can be adversely affected by employee carelessness, malfeasors, or changes in technology, such as the now-near-ubiquitous availability of portable memory devices. The value, validity, and enforceability of intellectual property rights generated by our operations, obtained from acquired companies, or purchased from third parties, are subject to many unknowns, and may not ultimately have the value originally anticipated. In addition, due to less developed intellectual property regimes in certain jurisdictions, we may not be able to protect fully our intellectual property as we expand our operations globally.

We use several different routes to market for executing on our sales strategy including use of an OEM sales model focused on a few major OEM partners, and an expanded channel sales model. The loss of any of these OEM customers or channels partners or any other significant failure to execute on our overall sales strategy could significantly reduce our revenues and negatively affect our financial results.

We recently began to offer our products through new and expanded channels, including through OEMs, resellers, distributors and direct. For example, we recently announced that EMC, in addition to previous announcements with IBM and Dell, would sell our Ethernet networking products. However, these new and expanded channels may not generate much, if any, revenue opportunities for us. Offerings through new channels may also require us to make certain significant upfront or ongoing investments. These additional costs may not be recovered or may not provide the desired return on investment if the anticipated benefits are not ultimately successful. These costs may also be larger than anticipated if the expenses associated with this new channels strategy are greater than planned. If we cannot successfully expand our sales channels, we may fail to maintain or grow our business, which would negatively impact our financial results.

We depend on recurring purchases from a limited number of large OEM partners for a substantial portion of our revenues. As a result, these large OEM partners have a significant influence on our quarterly and annual financial results. For fiscal years 2009, 2008 and 2007, the same three customers each represented 10% or more of our total net revenues for a combined total of 48%, 65% and 68%, respectively. Our agreements with our OEM partners are typically cancelable, non-exclusive, have no minimum purchase requirements and have no specific timing requirements for purchases. Our OEM partners could also elect to reduce, or rebalance, the amount they purchase from us and increase the amount purchased from our competitors. Also, one or more of our OEM partners could elect to consolidate or enter into a strategic partnership with one of our competitors, which could have the effect of reducing or eliminating our future revenue opportunities with that OEM partner. We anticipate that a significant portion of our revenues and operating results will continue to depend on sales to a relatively small number of OEM partners. The loss of any one significant OEM partner, or a decrease in the level of sales to any one significant OEM partner, or unsuccessful quarterly negotiation on key terms, conditions or timing of purchase orders placed during a quarter, would likely cause serious harm to our business and financial results.

Our OEM partners evaluate and qualify our products for a limited time period before they begin to market and sell them. Assisting our OEM partners through the evaluation process requires significant sales, marketing and engineering management efforts on our part, particularly if our products are being qualified with multiple distribution partners at the same time. In addition, once our products have been qualified, our customer agreements have no minimum purchase commitments. We may not be able to effectively maintain or expand our distribution channels, manage distribution relationships successfully, or market our products through distribution partners. We must continually assess, anticipate and respond to the needs of our distribution partners and their customers, and ensure that our products integrate with their solutions. Our failure to successfully manage our distribution relationships or the failure of our distribution partners to sell our products could reduce our revenues significantly. In addition, our ability to respond to the needs of our distribution partners in the future may depend on third-parties producing complementary products and applications for our products. If we fail to respond successfully to the needs of these groups, our business and financial results could be harmed.

The loss or delay of continued orders from any of our more significant customers, such as the U.S. government or individual agencies within the U.S. government, or companies within the financial services, education and health sectors, could also cause our revenue and profitability to suffer. For example, if we are unable to offer qualified products to such government customers due to governmental procurement delays to the timing of approval of the federal budget or other reasons, and regulations and requirements with respect to country of origin designation, our government orders could decrease, which would negatively impact our revenue and operating results. In addition, our ability to attract new customers will depend on a variety of factors, including the cost-effectiveness, reliability, scalability, breadth and depth of our products. In addition, a change in the mix of our customers, or a change in the mix of direct and indirect sales, could adversely affect our revenue and gross margins.

We are dependent on sole source and limited source suppliers for certain key components, the loss of which may significantly impact our results of operations.

Although we use standard parts and components for our products where possible, our contract manufacturers currently purchase, on our behalf, several key components used in the manufacture of our products from single or limited supplier sources. Our principal single source components include our application-specific integrated circuits, or ASICs, and our principal limited source components include memory, certain oscillators, microprocessors, certain connectors, certain logic chips, power supplies, programmable logic devices, printed circuit boards, certain optical components, packet processors and switching fabrics. We generally acquire these components through purchase orders and have no long-term commitments regarding supply or pricing with such suppliers. If we are unable to obtain these and other components when required or if we experience significant component defects, we may not be able to deliver our products to our customers in a timely manner. In addition, the current economic and industry environment including the recent global economic slowdown may cause some of these sole source or limited source suppliers to delay production or to go out of business or to be acquired by third parties, which could disrupt to our supply chain. As a result, our business and financial results could be harmed.

In addition, the loss of any of our major third-party contract manufacturers could significantly impact our ability to produce our products for an indefinite period of time. Qualifying a new contract manufacturer and commencing volume production is typically a lengthy and expensive process. If we are required to change any of our contract manufacturers or if any of our contract manufacturers experiences delays, disruptions, capacity constraints, component parts shortages or quality control problems in its manufacturing operations, shipment of our products to our customers could be delayed and result in loss of revenues and our competitive position and relationship with customers could be harmed.

Changes in industry structure and market conditions could lead to charges related to discontinuances of certain of our products or businesses and asset impairments.

We carry a substantial amount of acquired intangible assets and goodwill on our balance sheet, which is predominately related to the Ethernet business in connection with our acquisition of Foundry in December 2008. Our determination of fair value of long-lived assets relies on management’s assumptions of future revenues, operating costs, and other relevant factors. In response to changes in industry and market conditions, we may be required to realign our resources strategically and consider restructuring, disposing of, or otherwise exiting businesses. Any decision to limit investment in, or dispose of, or otherwise exit, businesses may result in the recording of special charges, such as inventory and technology-related write-offs, workforce reduction costs, charges relating to consolidation of excess facilities, or claims from third-parties who were resellers or users of discontinued products. Similarly, if management’s estimates of future operating results change or if there are changes to other assumptions, such as the discount rate applied to future cash flows, the estimate of the fair value of our reporting units could change significantly, which could result in goodwill impairment charges. Our estimates with respect to the useful life or ultimate recoverability of our carrying basis of assets, including purchased intangible assets, could change as a result of such assessments and decisions. For example, during the three months ended May 2, 2009, we recorded a non-cash $53.3 million impairment charge in connection with the decision to no longer offer our suite of Files products. We are required to perform goodwill impairment tests on an annual basis and between annual tests in certain circumstances, and future goodwill impairment tests may result in a charge to earnings (see Note 4, “Goodwill and Intangible Assets,” of the Notes to Condensed Consolidated Financial Statements, and sensitivity analysis performed in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K).

Our estimates relating to the liabilities for excess facilities are also affected by changes in real estate market conditions. In addition, we have made investments in certain private companies which could become impaired if the operating results of those companies change adversely.

We may not realize the anticipated benefits of past or future acquisitions and strategic investments, and integration of acquired companies or technologies may negatively impact our business.

We have in the past acquired, or made strategic investments in, other companies, products or technologies, and we expect to make additional acquisitions and strategic investments in the future. Examples of recent acquisitions include Foundry in December 2008, Strategic Business Systems, Inc. in March 2008 and McDATA Corporation in January 2007. We may not realize the anticipated benefits of the acquisition of Foundry or any other acquisitions or strategic investments, which involve numerous risks, including:

•	difficulties in successfully integrating the acquired businesses;

•	inability to effectively coordinate sales and marketing efforts to communicate the capabilities of the combined company;

•	revenue attrition in excess of anticipated levels if existing customers alter or reduce their historical buying patterns;

•	unanticipated costs, litigation and other contingent liabilities;

•	diversion of management’s attention from our daily operations and business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering into markets in which we have limited or no prior experience;

•	inability to attract and retain key employees;

•	inability to retain key customers, distributors, vendors and other business partners of the acquired business;

•	inability to successfully develop new products and services on a timely basis that address the market opportunities of the combined company;

•	inability to compete effectively against companies already serving the broader market opportunities expected to be available to the combined company;

•	inability to qualify the combined company’s products with OEM partners on a timely basis, or at all;

•	failure to consolidate the combined company’s professional services and customer support organizations;

•	inability to successfully integrate and harmonize financial reporting and information technology systems;

•	failure to successfully manage additional remote locations, including the additional infrastructure and resources necessary to support and integrate such locations;

•	assumption or incurrence of debt and contingent liabilities and related obligations to service such liabilities and our ability to satisfy financial and other negative operating covenants;

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additional costs such as increased costs of manufacturing and service costs, costs associated with excess or obsolete inventory, costs of employee redeployment, relocation and retention, including salary increases or bonuses, accelerated amortization of deferred equity compensation and severance payments, reorganization or closure of facilities, taxes, advisor and professional fees, and termination of contracts that provide redundant or conflicting services;

•	incurrence of significant exit charges if products acquired in business combinations are unsuccessful;

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incurrence of acquisition and integration related costs, accounting charges, or amortization costs for acquired intangible assets, that could negatively impact our operating results and financial condition;

•	potential write-down of goodwill or acquired intangible assets, which are subject to impairment testing on an annual basis, and could significantly impact our operating results; and

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dilution of the percentage of our stockholders to the extent equity is used as consideration or option plans are assumed, such as in the case of the Foundry acquisition, in which approximately 125.1 million additional shares of our common stock became issuable in connection with the assumption or substitution of Foundry equity awards.

If we are not able to successfully integrate businesses, products, technologies or personnel that we acquire, or to realize expected benefits of our acquisitions or strategic investments, our business and financial results would be adversely affected.

The recent economic slowdown adversely affected our operating results and financial condition and economic slowdowns in the future may have similar or greater negative impact.

In the past, unfavorable or uncertain economic conditions and reduced global information technology spending rates have adversely affected our operating results. For example, the domestic and global economies recently underwent a period of significant uncertainty and slowdown, which resulted in reduced demand for information technology, including high-performance data networking solutions. We are particularly susceptible to reductions in information technology spending because the purchase of IT-related products is often discretionary and may involve a significant commitment of capital and other resources. Different geographic regions (e.g. North America, Western Europe, Asia Pacific region) may experience greater economic slowdowns and/or longer recovery periods. Future delays or reductions in information technology spending, domestically and/or internationally, could harm our business, results of operations and financial condition in a number of ways, including longer sales cycles, increased inventory provisions, increased production costs, lowered prices for our products and reduced sales volumes. Similarly, if our suppliers face challenges in obtaining credit or otherwise in operating their businesses, they may become unable to continue to offer the materials we use to manufacture our products or may offer the materials at higher prices. These events have caused, and future slowdowns may cause, reductions in our revenue, profitability and cash flows; increased price competition and operating costs; longer fulfillment cycles; and may cause many other risks noted in this prospectus which could adversely affect our business, results of operations and financial condition.

Economic slowdowns can also make it difficult for us, our customers and our suppliers to accurately forecast future product demand. This reduced visibility could cause us to produce excess products that would increase our inventory carrying costs and result in obsolete inventory. Alternatively, this forecasting difficulty could cause a shortage of products or materials used in our products that would result in our inability to satisfy demand for our products and a loss of market share.

Our business is subject to cyclical fluctuations and uneven sales patterns, which make predicting results of operations difficult.

Many of our partners experience uneven sales patterns in their businesses due to the cyclical nature of information technology spending. For example, some of our partners close a disproportionate percentage of their sales transactions in the last month, weeks and days of each fiscal quarter, and other partners experience spikes in sales during the fourth calendar quarter of each year. Because a large portion of our sales are derived from a small number of OEM partners, when they experience seasonality, we typically experience similar seasonality. Historically, our first and fourth fiscal quarters are seasonally stronger quarters than our second and third fiscal quarters. These OEM partners make decisions to purchase inventory based on a variety of factors, including their product qualification cycles and their expectations of end customer demand, which may be affected by seasonality and their internal supply management objectives. Certain OEM partners require that we maintain inventories of our products in hubs adjacent to their manufacturing facilities and purchase our products only as necessary to fulfill immediate customer demand. In addition, we have experienced quarters where uneven sales patterns of our OEM partners have resulted in a significant portion of our revenue occurring in the last month of our fiscal quarter. For example, our Ethernet networking business typically experiences significantly higher levels of sales towards the end of a period. Such non-linearity in shipments due to sales patterns can increase risks of disruption during this critical period as well as raise costs, as irregular shipment patterns result in periods of underutilized capacity and additional costs associated with higher inventory levels and inventory planning. Furthermore, orders received towards the end of the period may not ship within the period due to our manufacturing lead times. This exposes us to additional inventory risk because we must order products in anticipation of expected future orders and additional sales risk if we are unable to fulfill unanticipated demand. In addition, receipt of a high number of customer orders towards the end of a fiscal quarter will increase reported receivables outstanding as a fraction of reported sales and result in higher days sales outstanding. We are not able to predict the degree to which the seasonality and uneven sales patterns of our OEM partners or other customers will affect our business in the future, particularly as we release new products.

Our failure to successfully manage the transition between our new products and our older products may adversely affect our financial results.

As we introduce new or enhanced products, we must successfully manage the transition from older products to minimize disruption in customers’ ordering patterns, avoid excessive levels of older product inventories and provide sufficient supplies of new products to meet customer demands. When we introduce new or enhanced products that feature higher-performance, higher-density and new technology options, we face numerous risks relating to product transitions, including the inability to accurately forecast demand, address new or higher product cost structures, and manage different sales and support requirements due to the type or complexity of the new products. In addition, any customer uncertainty regarding the timeline for rolling out new products or our plans for future support of existing products, may negatively impact customer purchase decisions.

Our quarterly and annual revenues and operating results may fluctuate in future periods due to a number of factors, which could adversely affect the trading price of our stock.

Our quarterly and annual revenues and operating results may vary significantly in the future due to a number of factors. Factors that may affect the predictability of our annual and quarterly results include, but are not limited to, the following:

•	disruptions or a continued decline in general economic conditions, particularly in the information technology industry;

•	announcements of pending or completed acquisitions or other strategic transactions by us, our competitors or our partners;

•	announcements, introductions and transitions of new products by us, our competitors or our partners;

•	the timing of customer orders, product qualifications and product introductions of our partners;

•	seasonal fluctuations;

•	long and complex sales cycles;

•	declines in average selling prices for our products as a result of competitive pricing pressures or new product introductions by us or our competitors;

•	the emergence of new competitors and new technologies in the networking markets;

•	deferrals of customer orders in anticipation of new products, services, or product enhancements introduced by us or our competitors;

•	our ability to timely produce products that comply with new environmental restrictions or related requirements of our customers;

•	our ability to obtain sufficient supplies of sole- or limited-sourced components, including ASICs, microprocessors, certain connectors, certain logic chips and programmable logic devices;

•	increases in prices of components used in the manufacture of our products;

•	our ability to attain and maintain production volumes and quality levels;

•	variations in the mix of our products sold and the mix of distribution channels and geographies through which they are sold;

•	pending or threatened litigation;

•	stock-based compensation expense that is affected by our stock price;

•	new legislation and regulatory developments; and

•	other risk factors detailed in this section.

Accordingly, the results of any prior periods should not be relied upon as an indication of future performance. We cannot assure you that in some future quarter our revenues or operating results will not be below our projections or the expectations of stock market analysts or investors, which could cause our stock price to decline.

We have extensive international operations, which subject us to additional business risks.

A significant portion of our sales occur in international jurisdictions. In addition, our contract manufacturers have significant operations in China. We plan to continue to expand our international operations and sales activities. Our international sales of our Ethernet networking products have primarily depended on our resellers, including Pan Dacom GmbH in Europe, Stark Technology Inc. in Taiwan, Net One Systems in Japan and Samsung Corporation in Korea. The failure by international resellers to sell our products could limit our ability to sustain and grow revenue. Expansion of international operations will involve inherent risks that we may not be able to control, including:

•	exposure to economic instability or fluctuations in international markets;

•	reduced or limited protection of intellectual property rights, particularly in jurisdictions that have less developed intellectual property regimes such as China and India;

•	managing research and development teams in geographically diverse locations, including teams divided between the United States and India;

•	supporting multiple languages;

•	recruiting sales and technical support personnel with the skills to design, manufacture, sell and support our products;

•	complying with governmental regulation of encryption technology and regulation of imports and exports, including obtaining required import or export approval for our products;

•	increased complexity and costs of managing international operations;

•	increased exposure to foreign currency exchange rate fluctuations;

•	commercial laws and business practices that favor local competition;

•	multiple, potentially conflicting, and changing governmental laws, regulations and practices, including differing export, import, tax, labor, anti-bribery and employment laws;

•	longer sales cycles and manufacturing lead times;

•	difficulties in collecting accounts receivable; and

•	increased complexity of logistics and distribution arrangements.

Failure to manage expansion effectively could seriously harm our business, financial condition and prospects. In addition, international political instability may halt or hinder our ability to do business and may increase our costs. Various events, including the occurrence or threat of terrorist attacks, increased national security measures in the United States and other countries, and military action and armed conflicts, may suddenly increase international tensions. Such events may have an adverse effect on the world economy and could adversely affect our business operations or the operations of our OEM partners, contract manufacturers and suppliers.

To date, no material amount of our international revenues and cost of revenues have been denominated in foreign currencies. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and, thus, not competitively priced in foreign markets. Additionally, a decrease in the value of the U.S. dollar relative to foreign currencies could increase our operating costs in foreign locations. In the future, a larger portion of our international revenues may be denominated in foreign currencies, which will subject us to additional risks associated with fluctuations in those foreign currencies. In addition, we may be unable to successfully hedge against any such fluctuations.

Business interruptions could adversely affect our business.

Our operations and the operations of our suppliers, contract manufacturers and customers are vulnerable to interruptions by fire, earthquake, hurricane, power loss, telecommunications failure and other events beyond our control. For example, a substantial portion of our facilities, including our corporate headquarters, is located near major earthquake faults. We do not have multiple site capacity for all of our services in the event of any such occurrence. In the event of a major earthquake, we could experience business interruption, destruction of facilities and loss of life. We carry a limited amount of earthquake insurance, which may not be sufficient to cover earthquake-related losses, and have not set aside funds or reserves to cover other potential earthquake-related losses. Additionally, major public health issues such as an outbreak of a pandemic or epidemic may interrupt business operations in those geographic regions affected by that particular health issue. In addition, one of our contract manufacturers has a major facility located in an area that is subject to hurricanes. In the event that a material business interruption occurs that affects us, our suppliers, contract manufacturers or customers, shipments could be delayed and our business and financial results could be harmed. Despite our implementation of network security measures, our servers may be vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with our computer systems. We may not carry sufficient insurance to compensate for losses that may occur as a result of any of these events.

Undetected software or hardware errors could increase our costs, reduce our revenues and delay market acceptance of our products.

Networking products frequently contain undetected software or hardware errors, or bugs, when first introduced or as new versions are released. Our products are becoming increasingly complex and particularly, as we continue to expand our product portfolio to include software-centric products, including software licensed from third parties, errors may be found from time to time in our products. In addition, through our acquisitions, we have assumed, and may in the future assume, products previously developed by an acquired company that have not been through the same level of product development, testing and quality control processes used by us, and may have known or undetected errors. Some types of errors also may not be detected until the product is installed in a heavy production or user environment. In addition, our products are often combined with other products, including software, from other vendors, and these products often need to interface with existing networks, each of which have different specifications and utilize multiple protocol standards and products from other vendors. As a result, when problems occur, it may be difficult to identify the source of the problem. These problems may cause us to incur significant warranty and repair costs, may divert the attention of engineering personnel from product development efforts, and may cause significant customer relations problems. Moreover, the occurrence of hardware and software errors, whether caused by another vendor’s storage, data management or Ethernet products or our own, could delay market acceptance of our new products.

If we lose key talent or are unable to hire additional qualified talent, our business may be harmed.

Our success depends, to a significant degree, upon the continued contributions of key management, engineering, sales and other talent, many of whom would be difficult to replace. We believe our future success will also depend, in large part, upon our ability to attract and retain highly skilled managerial, engineering, sales and other talent, and on the ability of management to operate effectively, both individually and as a group, in geographically diverse locations. There is a limited number of qualified talent in each applicable market and competition for such employees is strong. In the past, we have experienced difficulty in hiring qualified talent in areas such as ASICs, software, system and test, sales, marketing, service, key management and customer support. Any future declines in our stock price could result in additional “underwater” stock options held by our employees. If such a decline in our stock price were to occur, any resulting underwater options could decrease our ability to incentivize or retain qualified talent. Our ability to retain qualified talent may also be affected by future and recent acquisitions, which may cause uncertainty and loss of key talent. The loss of the services of any of our key employees, the inability to attract or retain qualified talent in the future, or delays in hiring required talent, particularly engineers and sales talent, could delay the development and introduction of our products or services, and negatively affect our ability to sell our products or services.

In addition, companies in the computer storage, networking and server industries whose employees accept positions with competitors may claim that their competitors have engaged in unfair hiring practices or that there will be inappropriate disclosure of confidential or proprietary information. We may be subject to such claims in the future as we seek to hire additional qualified talent. Such claims could result in litigation. As a result, we could incur substantial costs in defending against these claims, regardless of their merits, and be subject to additional restrictions if any such litigation is resolved against us.

We incurred substantial indebtedness to finance the acquisition of Foundry that decreases our business flexibility and access to capital, and increases our borrowing costs, which may adversely affect our operations and financial results.

Upon completion of the acquisition of Foundry in December 2008, we increased our indebtedness by approximately $1.1 billion, which is substantially greater than our indebtedness prior to the acquisition. The $1.1 billion debt was originally issued under a term loan facility. In January 2010, that term loan was amended to permit us to issue $600 million of senior indebtedness. Following the issuance of $600 million in Senior Secured Notes in January 2010, we applied approximately $435 million of the proceeds to prepay a portion of the original $1.1 billion term loan, and used the remaining net proceeds, together with cash on hand, to retire the 2.25% Notes originally issued by McDATA. The financial and other covenants agreed to by us in connection with such indebtedness and the increased indebtedness and higher debt-to-equity ratio of us currently in comparison to that of us on a recent historical basis will have the effect, among other things, of reducing our flexibility to respond to changing business and economic conditions and increasing borrowing costs, and may adversely affect our operations and financial results. The increased indebtedness may also adversely affect our ability to access sources of capital or incur certain liens. In addition, our failure to comply with these covenants could result in a default under the Senior Secured Credit Facility and under the $600 million in Senior Secured Notes, which could permit the holders to accelerate such debt or demand payment in exchange for a waiver of such default. If any of our debt is accelerated, we may not have sufficient funds available to repay such debt. The current debt under the Senior Secured Credit Facility has a floating interest rate and an increase in interest rates may negatively impact our financial results. The mandatory debt repayment schedule on the Senior Secured Credit Facility may negatively impact our cash position and reduce our financial flexibility. In addition, any negative changes by rating agencies to our credit rating may negatively impact the value and liquidity of our debt and equity securities and our ability to access sources of capital.

Our business is subject to increasingly complex corporate governance, public disclosure, accounting and tax requirements, and environmental regulations that could adversely affect our business and financial results.

We are subject to changing rules and regulations of federal and state government as well as the stock exchange on which our common stock is listed. These entities, including the Public Company Accounting Oversight Board, the SEC, the IRS and NASDAQ, have issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continue to develop additional regulations and requirements in response to laws enacted by Congress. On July 21, 2010, the Dodd-Frank Wall Street Reform and Protection Act was enacted. The Act includes significant corporate governance and executive compensation-related provisions and also requires the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. We are also subject to various rules and regulations of certain foreign jurisdictions, including applicable tax regulations. Our efforts to comply with these requirements have resulted in, and are likely to continue to result in, an increase in expenses and a diversion of management’s time from other business activities. A change in the tax law in the jurisdictions in which we do business, including an increase in tax rates or an adverse change in the treatment of an item of income or expense, could result in a material increase in our tax expense. For example, in both the 2010 and 2011 budget proposals, the President of the United States and the U.S. Treasury Department proposed changing certain of the U.S. tax rules for U.S. corporations doing business outside the United States. Specific legislation has not yet been proposed or enacted, but it is possible that these or other changes in the U.S. tax laws could increase our U.S. income tax liability in the future.

We are subject to periodic audits or other reviews by such governmental agencies. For example, we are under examination by the IRS for our domestic federal income tax return for the fiscal years 2004 through 2008. In March 2010, the Franchise Tax Board notified us that Foundry’s California income tax returns for calendar years 2006 and 2007 were subject to audit. All these examination cycles remain open as of July 31, 2010. Brocade resolved its California income tax audit for the years ended October 25, 2003 and October 30, 2004. To the extent carryforwards from these years are used in the future, the Franchise Tax Board has the right to audit the carryforward amounts. The SEC also periodically reviews our public company filings. Any such examination or review frequently requires management’s time and diversion of internal resources and, in the event of an unfavorable outcome, may result in additional liabilities or adjustments to our historical financial results.

The IRS is contesting our transfer pricing for the cost sharing and buy-in arrangements with our foreign subsidiaries. We appealed the Revenue Agent’s Report to the Appeals Office of the IRS for the years under examination through 2006. The IRS started an examination of our fiscal year 2007 and 2008 income tax returns. The IRS may make similar claims against our transfer pricing arrangements in future examinations. Audits by the IRS are subject to inherent uncertainties and an unfavorable outcome could occur, such as fines or penalties. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. The expense of defending and resolving such an audit may be significant. The amount of time to resolve an audit is unpredictable and defending us may divert management’s attention from our day-to-day business operations, which could adversely affect our business.

We are subject to various environmental and other regulations governing product safety, materials usage, packaging and other environmental impacts in the various countries where our products are sold. For example, many of our products are subject to laws and regulations that restrict the use of lead, mercury, hexavalent chromium, cadmium and other substances, and require producers of electrical and electronic equipment to assume responsibility for collecting, treating, recycling and disposing of our products when they have reached the end of their useful life. For example, in Europe, substance restrictions apply to products sold, and certain of our partners require compliance with these or more stringent requirements. In addition, recycling, labeling, financing and related requirements apply to products we sell in Europe. China has also enacted similar legislation with similar requirements for our products or our partners. Despite our efforts to ensure that our products comply with new and emerging requirements, we cannot provide absolute assurance that our products will, in all cases, comply with such requirements. If our products do not comply with the substance restrictions under local environmental laws, we could become subject to fines, civil or criminal sanctions and contract damage claims. In addition, we could be prohibited from shipping non-compliant products into one or more jurisdictions and required to recall and replace any non-compliant products already shipped, which would disrupt our ability to ship products and result in reduced revenue, increased obsolete or excess inventories, and harm to our business and customer relationships. Our suppliers may also fail to provide us with compliant materials, parts and components despite our requirements to do so, which could impact our ability to timely produce compliant products and, accordingly, could disrupt our business.

We rely on licenses from third-parties and the loss or inability to obtain any such license could harm our business.

Many of our products are designed to include software or other intellectual property licensed from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of our products, we believe that, based upon past experience and standard industry practice, such licenses generally can be obtained on commercially reasonable terms. Nonetheless, there can be no assurance that the necessary licenses will be available on acceptable terms, if at all. Our inability to obtain certain licenses or other rights on favorable terms could have an adverse effect on our business (including our ability to continue to distribute or support effected products), operating results and financial condition. In addition, if we fail to carefully manage the use of “open source” software in our products, we may be required to license key portions of our products on a royalty-free basis or expose key parts of source code.

We are exposed to various risks related to legal proceedings or claims that could adversely affect our operating results.

We are a party to lawsuits in the normal course of our business. Litigation in general can be expensive, lengthy and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against us, or legal actions initiated by us, can often be expensive and time-consuming. For example, in the past, we have incurred significant expenses pursuant to certain indemnification obligations to various current and former officers and directors in connection with our historical stock option granting practices and other related matters. Unfavorable outcomes from these claims and/or lawsuits could adversely affect our business, results of operations, or financial condition, and we could incur substantial monetary liability and/or be required to change our business practices.

Provisions in our charter documents, customer agreements and Delaware law could prevent or delay a change in control of our company, which could hinder stockholders’ ability to receive a premium for our stock.

Provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger or mergers that a stockholder may consider favorable. These provisions include:

•	authorizing the issuance of preferred stock without stockholder approval;

•	prohibiting cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of stockholders; and

•	prohibiting stockholder actions by written consent.

Certain provisions of Delaware law also may discourage, delay or prevent someone from acquiring or merging with us and our agreements with certain of our customers require us to give prior notice of a change of control and grant certain manufacturing rights following a change of control. Our various change-of-control provisions could prevent or delay a change in control of our company, which could hinder stockholders’ ability to receive a premium for our stock.

We may not realize the anticipated benefits in connection with our purchase of real estate and development and construction of office buildings, which could disrupt our business and negatively impact our financial performance.

Our purchase of real estate in San Jose, California in May 2008 and our development and construction of a new campus of several buildings on that real estate constitute a substantial investment. We may not realize the anticipated benefits with respect to the purchase and development of such property. We have devoted significant capital resources to developing the new campus and may be required to devote additional resources in the future, which could impact our liquidity and financial flexibility. Additionally, the development, construction, relocation to and maintenance of the new campus may result in unexpected costs or delays, which may negatively impact our financial position. Moreover, any delays in the development or construction of the new campus may also suspend our ability to move into the new campus on a timely basis and, as a result, may disrupt our business.

Risks related to the notes and our indebtedness

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the notes.

Our substantial degree of leverage could have important consequences, including the following:

•

it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions or general corporate or other purposes;

•

a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and will not be available for other purposes, including our operations, capital expenditures and future business opportunities;

•	the debt service requirements of our other indebtedness could make it more difficult for us to satisfy our financial obligations, including those related to the notes;

•	certain of our borrowings, including borrowings under our senior secured credit facility, are at variable rates of interest, exposing us to the risk of increased interest rates;

•	it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

•	we may be vulnerable to a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See “Forward-looking statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Form 10-K.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including the senior secured credit facility or the indentures that will govern the notes. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The senior secured credit facility and the indentures governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See “Description of other indebtedness,” “Description of 2018 notes” and “Description of 2020 notes.”

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable;

•	the lenders under our senior secured credit facility could terminate their commitments to lend us money and foreclose against the assets securing their borrowings; and

•	we could be forced into bankruptcy or liquidation, which could result in you losing your investment in the notes.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures do not fully prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks pari passu with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. See “Description of 2018 notes” and “Description of 2020 notes.”

Restrictive covenants may adversely affect our operations.

Our senior secured credit facility and the indentures governing the notes contain various covenants that limit our ability to, among other things:

•	incur, assume or guarantee additional debt;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt that is junior in right of payment to the notes;

•	make loans or investments;

•	incur liens;

•	engage in sale/leaseback transactions;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of our subsidiaries;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person;

•	enter into transactions with affiliates; and

•	enter into new lines of business.

In addition, the restrictive covenants in our senior secured credit facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet them. A breach of any of these covenants could result in a default under our senior secured credit facility. Upon the occurrence of an event of default under our senior secured credit facility, the lenders could elect to declare all amounts outstanding under our senior secured credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our senior secured credit facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our senior secured credit facility. If the lenders under our senior secured credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our senior secured credit facility and our other indebtedness, including the notes, or borrow sufficient funds to refinance such indebtedness. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, or terms that are acceptable to us. See “Description of other indebtedness.”

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of our borrowings, primarily borrowings under our senior secured credit facility, are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. The applicable margin with respect to loans under the senior secured credit facility is currently a percentage per annum equal to (1) 7.0% for base rate loans and (2) 7.0% for eurodollar rate loans. Applicable margins with respect to loans under the senior secured credit facility are subject to reduction by up to 0.5% based on our consolidated senior secured leverage ratio. Current market rates are such that a 1.0% increase in market rates would still result in a 7.0% interest rate on our term loan. However, based on outstanding principal indebtedness of $411.7 million under our term loan as of May 1, 2010, if market rates average 1.0% above the interest rate floor over the remaining term of our debt, which would result from an increase in market rates of approximately 2.9%, our interest expense would increase by approximately $10.7 million over the remaining term of the debt.

The notes are structurally subordinated to all indebtedness of our existing or future subsidiaries that do not become guarantors of the notes.

You will not have any claim as a creditor against any of our existing subsidiaries that are not guarantors of the notes or against any of our future subsidiaries that do not become guarantors of the notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries are effectively senior to your claims against those subsidiaries.

In addition, the indentures governing the notes, subject to some limitations, permit these subsidiaries to incur additional indebtedness and do not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Even though the holders of the notes will benefit from a lien on most of the collateral that secures our senior secured credit facility, the administrative agent under our senior secured credit facility will initially control actions with respect to that collateral.

The rights of the holders of the notes with respect to the collateral that secures the notes is subject to an intercreditor agreement among the collateral agents and trustees for each series of notes, the administrative agent under our senior secured credit facility, and the collateral agent and authorized representative for any other holders of debt secured on a pari passu basis by that collateral. Under that intercreditor agreement, the administrative agent under the senior secured credit facility has the right to take any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and to approve amendments to releases of such collateral from the lien of, and waive past defaults under, such documents relating to such collateral, until (1) our obligations under the senior secured credit facility are discharged (which discharge does not include certain refinancings of the senior secured credit facility) or (2) 180 days after the occurrence of an event of default under any agreement governing other first lien debt, if the authorized representative of the holders of such debt represents the largest outstanding principal amount of debt secured by a pari passu lien on the collateral (other than the senior secured credit facility) and has complied with the applicable notice provisions.

However, such authorized representative would not gain the right to take actions with respect to the collateral if the administrative agent has commenced and is diligently pursuing enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether our company or the applicable subsidiary guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding. In addition, the senior secured credit facility and the indentures permit us to incur additional debt that also has a pari passu lien on the same collateral. At any time that the administrative agent under the senior secured credit facility does not have the right to take actions with respect to the collateral pursuant to the intercreditor agreement, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of debt secured by a pari passu lien on the collateral. If we incur additional pari passu debt in the future in a greater principal amount than the notes offered hereby, then the authorized representative for that additional debt would be next in line to exercise rights under the intercreditor agreement, rather than the authorized representative for the notes offered hereby. The collateral agent for either series of notes may not represent a sufficient outstanding principal amount of debt to obtain the right to take actions with respect to the collateral.

Under the intercreditor agreement, the authorized representative of the holders of the notes offered hereby may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the shared collateral to secure that financing, subject to conditions and limited exceptions. After such a filing, the value of this collateral could materially deteriorate, and holders of the notes would be unable to raise an objection.

The collateral that secures the notes and guarantees on a pari passu basis is also subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the authorized representative of the lenders under our senior secured credit facility during any period that such authorized representative controls actions with respect to the collateral pursuant to the intercreditor agreement. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agent to realize or foreclose on such collateral for the benefit of the holders of the notes. We have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the collateral that secures the notes as well as the ability of the collateral agent to realize or foreclose on such collateral for the benefit of the holders of the notes.

In most cases, we have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the note guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the note guarantees. So long as no default or event of default under the indentures would result therefrom, we may, among other things, without any release or consent by the collateral agent, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of 2018 notes” and “Description of 2020 notes.”

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes is automatically excluded from the collateral to the extent the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The notes and the guarantees are secured by a pledge of the capital stock of some of our subsidiaries. However, the collateral does not include the capital stock and other securities of any subsidiary to the extent that the pledge of such capital stock and other securities results in us being required to file separate financial statements of such subsidiary with the SEC. Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act, requires the presentation of a company’s stand-alone, audited financial statements if that company’s capital stock or other securities are pledged to secure the securities of another issuer, and the greatest of the principal amount, par value, book value and market value of the pledged stock or securities equals or exceeds 20% of the principal amount of the securities secured by such pledge. Accordingly, the collateral initially excludes the capital stock held by us of Foundry Networks, LLC, McDATA Corporation and Brocade Communications Luxembourg Holding II SCS, and may in the future exclude the capital stock and securities of other subsidiaries, in each case to the extent necessary to not be subject to such requirement. As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. Further, Brocade Communications Luxembourg Holding II SCS is not a guarantor of the notes and its properties and assets are not part of the collateral. As of and for the fiscal year ended October 31, 2009, Brocade Communications Luxembourg Holding II SCS and its subsidiaries on a consolidated basis accounted for approximately 11% of our consolidated total assets and 32% of our consolidated net revenues. See “Description of 2018 notes—Security—General” and “Description of 2020 notes—Security—General.” The collateral securing our senior secured credit facility is not be so limited to exclude collateral that would otherwise require the additional financial statements under Rule 3-16 and, accordingly, our obligations under the senior secured credit facility is secured by a pledge of capital stock of Foundry Networks, LLC, McDATA Corporation and Brocade Communications Luxembourg Holding II SCS.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and note guarantees will be released automatically, without consent of the trustee or the noteholders.

Under various circumstances, collateral securing the notes will be released automatically, including:

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee;

•

with respect to either series of notes, upon the consent of holders of two-thirds in aggregate principal amount of those notes, including without limitation, consents obtained in connection with a tender offer or exchange offer or purchase of notes;

•	upon a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indentures;

•

with respect to any particular item of collateral, provided that there is then outstanding under our senior secured credit facility at least $125.0 million in aggregate debt and debt commitments, upon release by the administrative agent under our senior secured credit facility of the liens on such item of collateral;

•

upon release by the lenders under our senior secured credit facility and any other applicable indebtedness of their prior security interest in such collateral; provided that at the time of such release the notes would have, after giving effect to such release, an investment grade rating from both Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc., and a “Suspension Period” (as defined in the indentures governing the notes) is then in effect; and

•

with respect to collateral that is capital stock of a subsidiary, to the extent necessary for such subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act, due to the fact that such subsidiary’s capital stock secures the notes, to file separate financial statements with the SEC.

Any of these events will reduce the aggregate value of the collateral securing the notes.

In addition, the guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indentures, or in the event the lenders under the senior secured credit facility and any other applicable indebtedness release such guarantor from its obligations under such facility or indebtedness (subject to certain limitations).

The indentures also permit us to designate one or more of our restricted subsidiaries as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indentures governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries, and any guarantees of the notes by such subsidiary or any of its subsidiaries, will be released under the indentures but not necessarily under our senior secured credit facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of 2018 notes” and “Description of 2020 notes.”

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the notes and the note guarantees. There are also certain other categories of property that are also excluded from the collateral.

Certain categories of assets are excluded from the collateral securing the notes and the guarantees. For example, assets generally need not be pledged to the extent that it would be prohibited under an agreement, and certain other assets are excluded. See “Description of 2018 notes—Security” and “Description of 2020 notes—Security.” If an event of default occurs and the notes are accelerated, the notes and the note guarantees will rank pari passu with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property. In addition, to the extent that the claims of noteholders exceed the value of the assets securing those notes and other liabilities, those claims will rank pari passu with the claims of the holders of any of our unsubordinated and unsecured indebtedness. As a result, if the value of the assets pledged as security for the notes is less than the value of the claims of the holders of the notes, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral, including collateral acquired in the future.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of the notes if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indentures governing the notes.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as copyrights and real property in most jurisdictions, can only be perfected at the time such property and rights are acquired and identified. We and the guarantors have limited obligations to perfect the security interest of the holders of the notes in specified collateral. Specifically, the collateral agent for either series of notes will not have control over, and hence will not have a perfected security interest in, any deposit accounts of ours or our subsidiary guarantors. In addition, prior to the occurrence of an event of default under the indentures, the security interests in the collateral will not be required to be perfected in any jurisdiction outside of the United States. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the noteholders against third parties.

The collateral securing the notes may be diluted under certain circumstances.

The collateral that secures the notes also secures loans and other obligations under our senior secured credit facility. The collateral may also secure additional indebtedness that we incur in the future, subject to restrictions on our ability to incur debt and liens under the senior secured credit facility and the indentures governing the notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral or portions thereof.

Any future grant of collateral might be avoidable by a trustee in bankruptcy.

Any future grant of collateral in favor of the collateral agent for the benefit of the noteholders might be avoidable by the grantor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the grantor is insolvent at the time of the grant, the grant permits the holders of the notes to receive a greater recovery than if the grant had not been given and a bankruptcy proceeding in respect of the grantor is commenced within 90 days following the grant or, in certain circumstances, a longer period.

Corporate benefit laws and other limitations on the guarantees and security may adversely affect the validity and enforceability of the guarantees of the notes and security granted by the guarantors.

The guarantees provided by the guarantors under the indentures governing the notes and security granted by such guarantors provide the holders of the notes with a direct claim against the assets of the guarantors. Each of the guarantees and the amount recoverable under the security documents, however, is limited to the maximum amount that can be guaranteed or secured by a particular guarantor without rendering the guaranty or security, as it relates to that guarantor, voidable or otherwise ineffective under applicable law. In addition, enforcement of any of these guarantees or security against any guarantor is subject to certain defenses available to guarantors and security providers generally. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a guarantor may have no liability or decreased liability under its guarantee or the security documents to which it is a party.

In the event of our bankruptcy, the ability of the noteholders to realize upon the collateral will be subject to certain bankruptcy law limitations and limitations under intercreditor agreements.

The ability of noteholders to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable U.S. federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, any diminution in the value of the collateral occurs as a result of the stay of repossession or the disposition of the collateral during the pendency of the bankruptcy case, or the use of collateral (including cash collateral). In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether payments under the notes would be made following commencement of and during a bankruptcy case, whether or when the trustee under the indentures for the notes could foreclose upon or sell the collateral or whether or to what extent noteholders would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.” Bankruptcy laws in other jurisdictions may also restrict the ability of noteholders to proceed against the collateral.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium (if any) and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the indentures and our senior secured credit facility), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facility and the indentures. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facility could elect to terminate their commitments thereunder and cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of other indebtedness,” “Description of 2018 notes” and “Description of 2020 notes.”

We may not be able to repurchase the notes upon a change of control triggering event. Because a change of control triggering event requires both a change of control and a ratings downgrade, a change of control may not require us to offer to purchase the notes.

If a change of control triggering event occurs, as described in “Description of 2018 notes—Change of control” and “Description of 2020 notes—Change of control,” we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest. We may not be able to repurchase the notes upon a change of control triggering event because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our senior secured credit facility from repurchasing all of the notes tendered by holders upon a change of control triggering event. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our senior secured credit facility. Our failure to repurchase the notes upon a change of control triggering event would cause a default under the indentures and a cross-default under the senior secured credit facility. Our senior secured credit facility also provides that a change of control, as defined in such agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting our ability to raise cash to purchase the notes, and reducing the practical benefit of the offer-to-purchase provisions to the holders of the notes. Any of our future debt agreements may contain similar provisions.

In addition, the change of control provisions in the indentures may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indentures that could trigger our obligation to repurchase the notes. Furthermore, not every transaction that qualifies as a “Change of Control” as defined in the indentures will also constitute a “Change of Control Triggering Event” under the indentures that would require us to offer to purchase the notes, because a “Change of Control Triggering Event” is generally defined as a “Change of Control” that is accompanied or followed within a specified period of time by a downgrade in ratings of the applicable series of notes by Standard & Poor’s and Moody’s and where the rating is below the rating on the issue date and the rating immediately prior to public announcement of the change of control, whichever is lower. If an event occurs that does not constitute a “Change of Control” and a “Change of Control Triggering Event” as defined in the indentures, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of other indebtedness,” “Description of 2018 notes—Change of control” and “Description of 2020 notes—Change of control.”

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee and, in the case of (2) only, one of the following is also true:

•	we or any of our guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our guarantors that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Ratings of the notes may affect the market price and marketability of the notes.

The ratings of the Notes provided by ratings agencies are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes.

Risks Relating to the Exchange Offer

Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will not accept your original notes for exchange if you do not follow the exchange offer procedures. We will issue registered notes as part of this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the time of expiration of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.

If you do not exchange your original notes, there will be restrictions on your ability to resell your original notes.

Following this exchange offer, original notes that you do not tender or that we do not accept will remain subject to transfer restrictions. Absent registration, any untendered original notes may therefore be offered or sold only in transactions that are not subject to, or that are exempt from, the registration requirements of the Securities Act and applicable state securities laws.

An active trading market may not develop for these notes.

Each series of registered notes is a new issue of securities, and there is no established trading market for the registered notes. We do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result of this and the other factors listed below, an active trading market for the registered notes may not develop, in which case the market price and liquidity of the registered notes may be adversely affected.

In addition, you may not be able to sell your registered notes at a particular time or at a price favorable to you. Future trading prices of the registered notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industry generally;

•	our ability to complete the exchange offer;

•	the interest of securities dealers in making a market in the notes;

•	the market for similar securities;

•	prevailing interest rates; and

•	the other factors described in this prospectus under “Risk Factors.”

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes or exchange notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell will be favorable.

THE EXCHANGE OFFER

Purpose and Effect

We issued the original notes on January 20, 2010 in transactions exempt from registration under the Securities Act. In connection with the original issuance, we and the guarantors entered into the registration rights agreements, pursuant to which we and the guarantors agreed, under certain circumstances, to use our commercially reasonable efforts to file one or more registration statements relating to offers to exchange the original notes, to complete any exchange offer no later than 60 days after the effective date of the applicable registration statement, and to have those registration statements remain effective until 180 days after the last exchange date for use by any broker-dealer that receives registered notes for their own account in exchange for original notes that were acquired as a result of market-making or other trading activities. Copies of the registration rights agreements have been filed as exhibits to the registration statement of which this prospectus forms a part.

We believe that the registered notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if, but only if, you meet the following conditions:

(1)	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

(2)	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the registered notes to be issued to you in the exchange offer in violation of the Securities Act;

(3)	you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of us;

(4)	you are not engaging in, and do not intend to engage in, a distribution of the registered notes to be issued to you in the exchange offer;

(5)	if you are a participating broker-dealer that will receive registered notes for its own account in exchange for the original notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the registered notes; and

(6)	you are not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If you do not meet the above conditions, you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. In addition, each broker-dealer that receives registered notes in the exchange offer for its own account in exchange for original notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, may be deemed a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those registered notes. See “Plan of Distribution.”

Under the circumstances set forth below, we and the guarantors will use commercially reasonable efforts to cause to be filed and to cause the SEC to declare effective one or more shelf registration statements with respect to the resale of the original notes within the time periods specified in the applicable registration rights agreement and keep the applicable statement effective from the effective date of the shelf registration statement until the second anniversary of the original issue date of the notes (or a shorter period that will terminate when all the notes of that series covered by the shelf registration statement have been sold pursuant to the shelf registration statement). These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offers as contemplated by the registration rights agreements;

•	if the exchange offer for any series of original notes is not consummated within 365 days after the closing date for the issuance of that series of original notes; and

•	if any initial purchaser of any series of original notes so requests with respect to the original notes held by it that are not eligible to be exchanged for the registered notes.

Other than as set forth above, we will not have any obligation to register your original notes under the Securities Act. See “—Procedures for Tendering” below.

Under the registration rights agreements, for each series of original notes, if we fail to complete the exchange offer or the shelf registration statement, if required, does not become effective on or prior to, in the case of an exchange offer, 365 days after the closing date of the applicable series, or in the case of a shelf registration statement, the later of 365 days after the closing date for the applicable series and 90 days after receipt by us of a request from an initial purchaser (the “target registration date”), the interest rate on that series of original notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer for that series is completed or a shelf registration statement, if required, is declared effective by the SEC or the outstanding notes of that series cease to be registerable securities, up to a maximum of 1.00% per annum.

Consequences of Failure to Exchange

After we complete the exchange offer, if you have not tendered your original notes, you will not have any further registration rights, except as set forth above, and your original notes will continue to be subject to restrictions on transfer. Therefore, the liquidity of the market for your original notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. You may tender some or all of your original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the registered notes are substantially the same as the form and terms of the original notes, except that the registered notes will have been registered under the Securities Act and will not bear legends restricting their transfer and the registration rights and additional interest payment provisions relating to our making an exchange offer will not apply to the registered notes. We will issue the registered notes under the same indentures under which we issued the original notes, and the registered notes will represent the same debt as the original notes for which they are exchanged.

As of the date of this prospectus, $600 million in aggregate principal amount of original notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the original notes. You do not have any appraisal or dissenters’ rights in connection with the exchange offer under the General Corporation Law of the State of Delaware or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered original notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted original notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

You will not be required to pay brokerage commissions or fees or, except as set forth below under “—Transfer Taxes,” transfer taxes with respect to the exchange of your original notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See “—Fees and Expenses” below.

Expiration Date; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless we determine, in our sole discretion, to extend the exchange offer, in which case, it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we do not intend to extend it beyond                     , 2010. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion,

(1)	subject to applicable law, to extend the exchange offer and delay accepting any original notes or, if any of the conditions set forth below under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of the delay or termination to the exchange agent, or

(2)	to amend the terms of the exchange offer in any manner, by complying with Rule 14e-1(d) under the Exchange Act to the extent that rule applies.

If we make any material amendment to the terms of the exchange offer or waive any material condition, we will keep the exchange offer open for at least five business days after we notify you of such change or waiver. If we make a material change to the terms of the exchange offer, it may be necessary for us to provide you with an amendment to this prospectus reflecting that change. We may only delay, terminate or amend the offer prior to its expiration.

We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to return the original notes surrendered for exchange promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

Procedures for Tendering

Book-Entry Interests

The original notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

If you hold your original notes in the form of book-entry interests and you wish to tender your original notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

(1)	a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

(2)	a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, to deliver original notes held in the form of book-entry interests:

(1)	a timely confirmation of book-entry transfer of such original notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described below under “—Book-Entry Transfer” must be received by the exchange agent prior to the expiration date; or

(2)	you must comply with the guaranteed delivery procedures described below.

The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or original notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

Certificated Original Notes

Only registered holders of certificated original notes may tender those notes in the exchange offer. If your original notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent, on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under “—Exchange Agent.” In addition, to validly tender your certificated original notes:

(1)	the certificates representing your original notes must be received by the exchange agent prior to the expiration date; or

(2)	you must comply with the guaranteed delivery procedures described below.

Procedures Applicable to All Holders

If you tender an original note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If your original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

(1)	original notes tendered in the exchange offer are tendered either

(A)	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

(B)	for the account of an eligible institution; and

(2)	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is signed by a person other than you, your original notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those original notes.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered original notes. This determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of your original notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

(1)	you improperly tender your original notes;

(2)	you have not cured any defects or irregularities in your tender; and

(3)	we have not waived those defects, irregularities or improper tender.

The exchange agent will return your original notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

In addition, we reserve the right in our sole discretion to:

(1)	purchase or make offers for, or offer registered notes for, any original notes that remain outstanding subsequent to the expiration of the exchange offer;

(2)	terminate the exchange offer; and

(3)	the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer.

By tendering, you will represent to us that, among other things:

(1)	the registered notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

(2)	at the time of the commencement of the exchange offer you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the registered notes to be issued to you in the exchange offer in violation of the Securities Act;

(3)	you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of us; and

(4)	if you are a participating broker-dealer that will receive registered notes for its own account in exchange for the original notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of the registered notes.

In all cases, issuance of registered notes for original notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your original notes or a timely book-entry confirmation of your original notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered original notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged original notes, or original notes in substitution therefor, will be returned without expense to you. In addition, in the case of original notes, tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged original notes will be credited to your account maintained with DTC promptly after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures

If you desire to tender your original notes and your original notes are not immediately available, time will not permit your original notes or other required documents to reach the exchange agent before the time of expiration or you cannot complete the procedure for book-entry on a timely basis, you may tender if:

(1)	you tender through an eligible financial institution;

(2)	on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

(3)	the certificates for all certificated original notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery.

The notice of guaranteed delivery must set forth:

(1)	your name and address;

(2)	the amount of original notes you are tendering; and

(3)	a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

(A)	the certificates for all certificated original notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

(B)	a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

(C)	any other documents required by the letter of transmittal.

Book-Entry Transfer

The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC for the exchange offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

If one of the following situations occurs:

(1)	you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent’s account at DTC; or

(2)	you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date, then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

You may withdraw tenders of your original notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

(1)	state your name;

(2)	identify the specific original notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn notes;

(3)	be signed by you in the same manner as you signed the letter of transmittal when you tendered your original notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the original notes into your name; and

(4)	specify the name in which the original notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any original notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any original notes and may terminate or amend the exchange offer, if at any time before the acceptance of any original notes for exchange any of the following events occur:

(1)	the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC; or

(2)	an injunction, order or decree has been issued that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time (in the case of any condition involving governmental approvals necessary to the consummation of the exchange offer) and from time to time prior to the time of expiration (in the case of all other conditions).

The exchange offer is not conditioned on any minimum principal amount of original notes being tendered for exchange.

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:

Wells Fargo Bank, National Association

45 Broadway, 12th Floor

New York, NY 10006

Telephone: 800-344-5128

Fax: 212-509-1042

Attention: Martin Reed

By Hand or by Overnight Courier:

Wells Fargo Bank, National Association

45 Broadway, 12th Floor

New York, NY 10006

Telephone: 800-344-5128

Fax: 212-509-1042

Attention: Martin Reed

The exchange agent also acts as trustee under the indentures.

Fees and Expenses

We will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. This solicitation is being made primarily by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your original notes for exchange unless you instruct us to register registered notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will recognize the expense of the exchange offer in accordance with accounting principles generally accepted in the United States of America.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements. We will not receive any proceeds from the exchange offer. The net proceeds from the offering of original notes were approximately $580.8 million after expenses of the offering. We used approximately $435.0 million of the net proceeds from the offering to repay a portion of the outstanding term loan under our senior secured credit facility, and used the remaining net proceeds, together with cash on hand, to retire the 2.25% subordinated convertible notes originally issued by McDATA Corporation, our wholly owned subsidiary.

DESCRIPTION OF OTHER INDEBTEDNESS

The senior secured credit facility

General. On October 7, 2008, we entered into a credit agreement with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book runners, HSBC Bank USA National Association and Keybank National Association, as co-documentation agents. The credit agreement provides for: (i) a five-year $1,100.0 million term loan facility and (ii) a five-year revolving credit facility of $125.0 million, which includes a $25.0 million swing line loan subfacility and a $25.0 million letter of credit subfacility. The revolving credit facility may be increased by up to $200.0 million under certain circumstances. We refer to the term loan facility and the revolving credit facility together as the “senior secured credit facility.” On April 30, 2010, we fully paid off the principal of the revolving credit facility for an approximate total amount of $14.1 million. As of May 1, 2010, we had approximately $381.6 million of outstanding indebtedness under the term loan facility, net of original issue discount of $30.3 million. As of the date of this prospectus, we have had approximately $382.9 million of outstanding indebtedness under the senior secured credit facility, net of original issue discount of $29.0 million, and have additional commitments under the senior secured credit facility available to us of $125.0 million.

On January 8, 2010, we entered into an amendment and waiver to our credit agreement. On January 20, 2010, the Company closed its offering of its 2018 notes and 2020 notes. The Company applied approximately $435.0 million of the net proceeds of this offering to prepay a portion of the term loan, whereupon the amendment and waiver to the credit agreement became effective. For a description of the amendment and waiver, see our current report on Form 8-K filed with the SEC on January 8, 2010, which is incorporated herein by reference.

Interest Rate and Fees. Loans under the senior secured credit facility bear interest, at our option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 4.0% per annum or the prime lending rate, plus an applicable margin equal to 3.0% per annum. The applicable margins for the revolving credit facility may vary from time to time based on our consolidated senior secured leverage ratio, as defined in the credit agreement. The LIBOR rate floor is 3.0% per annum and the prime lending rate floor is 4.0% per annum, in each case, for the life of the senior secured credit facility. We must also pay (i) a commitment fee, which may range from 0.25% to 0.50% per annum, based on our consolidated senior secured leverage ratio, on the actual daily amount by which the revolving credit commitment exceeds the revolving credit loans, and (ii) a letter of credit fee, equal to the applicable margin as applied to revolving Eurodollar loans, and a fronting fee of 0.125% per annum, calculated on the daily amount available to be drawn under each letter of credit issued under the credit agreement.

Prepayments and Amortization. We are permitted to make voluntary prepayments at any time (without payment of a premium, other than in the case of a repricing transaction in respect of the term loan facility), and are required to make mandatory prepayments on the term loan (without payment of a premium) with (1) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (2) net cash proceeds from issuances of debt (other than certain permitted debt) and (3) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions). We are required to pay quarterly installments on the term loan equal to an aggregate annual amount equal to 5% of the original principal amount thereof in the first and second years, 10% in the third year, 20% in the fourth year and 60% in the fifth year, with any remaining balance payable on the final maturity date of the term loan. Upon certain repricing of the term loan (including through certain refinancing) that results in the weighted average yield or applicable rate of such term loan immediately after such repricing being lower than such yield or rate immediately prior to such repricing, during the first year following the closing, a 2.0% premium is payable and, during the second year following the closing, a 1.0% premium is payable.

Guarantors. All obligations under the senior secured credit facility and any hedging or treasury management obligations entered into with a lender are guaranteed by us and each of our existing and subsequently acquired or organized direct and indirect domestic subsidiaries.

Security. Our obligations and the obligations of the subsidiary guarantors under the senior secured credit facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (1) a first priority pledge of all of the equity interests of each of our direct and indirect subsidiaries and (2) a perfected first priority interest in and mortgages on all of our and the guarantors’ tangible and intangible assets, except, in the case of a foreign subsidiary, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences (limited, in the case of a first-tier foreign subsidiary, to 65% of the voting stock and 100% of non voting stock of such first-tier foreign subsidiary).

Other Terms. The credit agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to us and our subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, capital expenditures, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions. The credit agreement contains financial covenants that require us to maintain a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a maximum consolidated senior secured leverage ratio. The credit agreement also includes customary events of default, including cross defaults on our material indebtedness and change of control.

The McDATA notes

General. On February 16, 2010, we retired approximately $172.5 million principal amount of 2.25% subordinated convertible notes, or the McDATA notes. We used $145.8 million of the net proceeds from the original notes, together with cash on hand, to retire all of the outstanding McDATA notes, as described under “Use of proceeds”.

DESCRIPTION OF 2018 NOTES

The original notes were issued under an indenture dated January 20, 2010 (the “Indenture”) among Brocade Communications Systems, Inc., each Guarantor and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). For purposes of this “Description of 2018 notes,” references to the “Company,” “we,” “us,” “our” or similar terms shall mean Brocade Communications Systems, Inc., without its subsidiaries and references to the “Notes” includes the original 2018 notes, the registered 2018 notes offered hereby, and any additional notes offered under the Indenture.

The statements under this caption relating to the Indenture, the Notes and the Collateral Documents (including the Intercreditor Agreement) are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture, the Notes and the Collateral Documents (including the Intercreditor Agreement) and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain definitions.” Capitalized or other defined terms in this “Description of 2018 notes” shall only apply to this section. A copy of the Indenture, the Registration Rights Agreement and the Collateral Documents is available upon request from the Company.

General

The initial offering hereunder will be for $300.0 million in aggregate principal amount of registered 2018 notes. The Company may issue additional notes (the “Additional Notes”) under the Indenture, subject to the limitations described below under the covenant “Limitation on incurrence of debt.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, maturity and interest

Interest on the Notes is payable at 6.625% per annum. Interest on the Notes is payable semi-annually in cash in arrears on January 15 and July 15, commencing on July 15, 2010. The Company will make each interest payment to the Holders of record of the Notes at the close of business on the immediately preceding January 1 and July 1. Interest on the original 2018 notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the registered 2018 notes will accrue (A) from the latter of (x) the last interest payment date on which interest was paid on the original 2018 notes surrendered for exchange and (y) if the original 2018 notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the original 2018 notes, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on January 15, 2018.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The original 2018 notes were, and the registered 2018 notes will be, issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. Additional Interest may accrue and be payable under the circumstances set forth therein. See “Exchange offer; registration rights.” References herein to “interest” shall be deemed to include any such Additional Interest.

Guarantees

The Notes are guaranteed, on a full, joint and several basis, by each of the Company’s domestic subsidiaries to the extent such subsidiaries guarantee our Obligations under the Credit Agreement or any other Debt of the Company. On the Issue Date, each of our subsidiaries that guarantees our Obligations under the Credit Agreement became a Guarantor. The Note Guarantees are senior secured obligations of each Guarantor and rank pari passu with all existing and future senior Debt of such Guarantor and rank senior to all subordinated Debt of such Guarantor. The Indenture provides that the obligations of a Guarantor under its Note Guarantee are limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

As of the date of the Indenture, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain covenants—Limitation on creation of unrestricted subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes, and the Notes will not be secured by any property of Unrestricted Subsidiaries. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the Notes.

Any Guarantor will be automatically and unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect,

(1) concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of any Capital Interests, or all or substantially all assets, of such Guarantor in accordance with the applicable provisions of the Indenture, following which such Guarantor is no longer a Subsidiary;

(2) upon the release or discharge of the guarantee by such Guarantor of its Obligations under the Credit Agreement and any other Debt of the Company; provided that (a) the Credit Agreement is, after giving effect to such release, terminated and all amounts owing thereunder have been paid in full, and (b) the ratings then assigned to the Notes by both Moody’s and S&P are Investment Grade Ratings;

(3) concurrently with the designation of such Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(4) upon the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either the Company or another Guarantor; or

(5) upon the exercise by the Company of its legal defeasance or covenant defeasance options, or the discharge of the Company’s obligations under the Indenture, as described under “—Satisfaction and discharge of the indenture; defeasance.”

Upon any such occurrence specified above, the Trustee shall execute any documents reasonably required to evidence such release, discharge and termination in respect of such Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge.

Not all of our Subsidiaries guarantee the Notes. For the fiscal year ended October 31, 2009, our non-guarantor subsidiaries collectively represented approximately 32% of our net revenues. At October 31, 2009, on a pro forma basis after giving effect to the issuance of the Notes and the application of therefrom, our non-guarantor subsidiaries collectively represented less than 12% of our total assets and had approximately $161.3 million of outstanding total liabilities, including trade payables, all of which would have been structurally senior to the notes.

Ranking

Ranking of the notes

The Notes are general secured obligations of the Company. As a result, the Notes rank:

•	pari passu in right of payment with all existing and future senior Debt of the Company, including Obligations under the Credit Agreement and the 2020 notes;

•	senior in right of payment to all existing and future Debt of the Company that is by its terms expressly subordinated to the Notes;

•	effectively subordinated to any obligations secured by Permitted Liens on assets of the Company that do not constitute Collateral, to the extent of the value of such assets;

•	effectively senior to all of the Company’s unsecured senior Debt to the extent of the value of the Collateral (after giving effect to certain permitted exceptions); and

•	structurally subordinated to any Debt or Obligations of any non-Guarantor Subsidiaries.

As of October 31, 2009, on a pro forma basis after giving effect to the issuance of the Notes, the application of the net proceeds of therefrom and repayment of a portion of our indebtedness with cash on hand, as more fully described under “Use of proceeds”:

•

the Company and the Guarantors would have had approximately $1,073.0 million of total indebtedness (including the Notes and net of original issue discount of $40.0 million), of which $478.0 million (net of original issue discount of $35.0 million), would have ranked pari passu with the Notes and the Note Guarantees (all of which million would have represented secured indebtedness (including indebtedness under the Credit Agreement) that shares a lien on the Collateral);

•

the Company would have had additional commitments under the Credit Agreement available to the Company of $110.9 million, all of which would have ranked pari passu with the Notes and be secured by the Collateral if borrowed; and

•	the non-Guarantor subsidiaries would have had $161.3 million of total liabilities (including trade payables), all of which would have been structurally senior to the Notes and the Note Guarantees.

Ranking of the note guarantees

Each Guarantor’s Note Guarantee is a general secured obligation of such Guarantor. As such, a Guarantor’s Note Guarantee ranks:

•	pari passu in right of payment with all existing and future senior Debt of such Guarantor, including Obligations under the Credit Agreement and the 2020 notes;

•	senior in right of payment to all existing and future Debt of such Guarantor, if any, that is by its terms expressly subordinated to such Note Guarantee;

•	effectively subordinated to any obligations secured by Permitted Liens on assets of such Guarantor that do not constitute Collateral, to the extent of the value of such assets; and

•	effectively senior to all of such Guarantor’s unsecured senior Debt, to the extent of the value of the Collateral (after giving effect to certain permitted exceptions).

Security

General

Subject to the provisions below and to the Intercreditor Agreement, the Notes and each Note Guarantee are secured by Liens granted by the Company with respect to the Notes, and by Liens granted by each existing Guarantor and any future Guarantor with respect to each such Guarantor’s Note Guarantee, on all assets of the

Company and the Guarantors that secure any Obligations under the Credit Agreement (whether now owned, previously existing or hereafter arising or acquired) and as further described in the Collateral Documents, consisting of the following, but in each case excluding any Excluded Assets (collectively, the “Collateral”):

•

the Capital Interests of any Restricted Subsidiary directly held by the Company or any Guarantor; provided, however, that the Collateral shall not include (A) any Capital Interests of a Foreign Subsidiary other than (i) Voting Interests of any Foreign Subsidiary held by the Company or any Guarantor representing 65% of the total voting power of all outstanding Voting Interests of such Foreign Subsidiary, and (ii) 100% of the Capital Interests not constituting Voting Interests of any such Foreign Subsidiary, except that any such Capital Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Interests, and (B) Capital Interests of Foreign Subsidiaries that do not secure any Obligations under the Credit Agreement (or any Guarantee thereof);

•	all other tangible and intangible property of the Company and the Guarantors, wherever located or situated; and

•	proceeds of, products of or other income from the foregoing.

Under the terms of the Intercreditor Agreement, such Liens are pari passu to the extent of shared collateral with Liens securing other First Lien Indebtedness as among the holders thereof.

“Excluded Assets” means:

•

any permit or license issued by a Governmental Authority to the Company or any Guarantor or any agreement (including, without limitation, intellectual property licenses) to which the Company or any Guarantor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, validly prohibit the creation by the Company or such Guarantor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

•

equipment owned by the Company or any Guarantor on the date hereof or hereafter acquired and any proceeds thereof that is subject to a Lien securing a purchase money obligation or Capitalized Lease not prohibited by the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease) validly prohibits the creation of any other Lien on such equipment and proceeds;

•

any intent-to-use trademark application to the extent and for so long as creation by the Company or a Guarantor of a security interest therein would result in the loss by the Company or such Guarantor of any material rights therein;

•

with respect to any particular item of Collateral, provided that there is then outstanding under the Credit Agreement at least $125.0 million in aggregate debt and debt commitments, any Collateral with respect to which the Administrative Agent shall reasonably determine in consultation with the Company and confirm in writing by notice from the Administrative Agent to the Company (a copy of such notice to be promptly delivered by the Company to the Trustee) that the cost of obtaining a security interest in such assets is excessive in relation to the benefits provided to the relevant secured parties of the security interest afforded thereby;

•

any property of a person existing at the time such person is merged into or consolidated with the Company or any Guarantor that is subject to a Permitted Lien to the extent the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

•

any asset only to the extent and for so long as the terms of any Requirement of Law applicable thereto, validly prohibit the creation by the Company or such Guarantor of a security interest in such asset in favor of the Collateral Agent (after giving effect to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

•

margin stock (within the meaning of Regulation U issued by the FRB) to the extent the creation of a security interest therein in favor of the Administrative Agent or the Collateral Agent will result in a violation of Regulation U issued by the FRB;

•

any Capital Interests (other than Capital Interests of a wholly-owned Subsidiary) if the granting of a security interest in such Capital Interests is prohibited by the applicable joint venture, shareholder, stock purchase or similar agreement (after giving effect to the UCC of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

•	motor vehicles and other equipment covered by certificates of title; and

•	leases of real property;

provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets (unless such proceeds, substitutions or replacements would constitute Excluded Assets).

The Collateral also does not include Capital Interests and other securities of a Subsidiary to the extent that the pledge of such Capital Interests and other securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement (such Capital Interests and other securities to the extent not included in the Collateral, the “Rule 3-16 Collateral”). Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act (as currently enacted and as it may be amended or modified, “Rule 3-16”), requires the presentation of a company’s stand-alone, audited financial statements if that company’s capital stock or other securities are pledged to secure the securities of another issuer, and the greatest of the principal amount, par value, book value and market value of the pledged stock or securities equals or exceeds 20% of the principal amount of the securities secured by such pledge. Accordingly, the Collateral initially excludes Capital Interests held by us of Foundry Networks, LLC, McDATA Corporation and Brocade Communications Luxembourg Holding II SCS, but only to the extent necessary to not be subject to such requirement. Foundry Networks, LLC and McDATA Corporation are Guarantors of the Notes. Brocade Communications Luxembourg Holding II SCS is not a Guarantor of the Notes. As of and for the fiscal year ended October 31, 2009, Brocade Communications Luxembourg Holding II SCS and its subsidiaries on a consolidated basis accounted for approximately 11% of our consolidated total assets and 32% of our consolidated net revenues.

In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Interests or other securities secure the Notes, then the Capital Interests or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, all Liens on such Capital Interests or other securities shall be automatically released and the Collateral Documents may be amended or modified, without the consent of the Trustee or any holder of Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the Capital Interests or other securities that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Interests or other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Interests or other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement. The collateral securing our senior secured credit facility is not so limited to exclude Rule 3-16 Collateral and, accordingly, our obligations under our senior secured credit facility are secured by a pledge of capital stock of Foundry Networks, LLC and McDATA Corporation and 65% of the capital stock of Brocade Communications Luxembourg Holding II SCS. See “Risk factors—Risks related to the notes and our indebtedness—The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be excluded from the collateral to the extent the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.”

Subject to the terms of the Collateral Documents, the Company and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Note Guarantees (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the Administrative Agent under the circumstances described in the security documents relating to the Credit Agreement), to freely operate the Collateral and to collect, invest and dispose of any income therefrom. Neither the administrative agent under the Credit Agreement nor the Collateral Agent will have control over, or have a perfected security interest in, any deposit accounts of the Company and the Guarantors. In addition, the Collateral Agent shall not require any leasehold mortgages and, prior to the occurrence of an Event of Default, the Collateral Agent shall not require that security interests in the Collateral be perfected in any jurisdiction outside of the United States. See “Risk factors—Risks related to the notes and our indebtedness—Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral, including collateral acquired in the future.”

If, prior to the release of Liens on the Collateral pursuant to clauses (2), (5), (6) or (7) under “—Release of liens”:

•	property (other than Excluded Assets) is acquired by the Company or a Guarantor that is intended to be subject to the Lien created by the Collateral Documents but is not so subject,

•	an Excluded Asset ceases to be an Excluded Asset,

•	a Subsidiary of the Company becomes a Guarantor, or

•

any property of the Company or any Guarantor becomes subject to a Lien with respect to the Obligations of the Credit Agreement (or the Guarantees thereof) are is not already subject to the Lien created by the Collateral Documents, then the Company or such Guarantor will, as soon as practical after such property’s acquisition or such property no longer being an Excluded Asset or such Subsidiary becoming a Guarantor or such property becoming subject to a Lien with respect to the Obligations under the Credit Agreement (or the Guarantees thereof), as applicable, provide security over such property (or, in the case of a new Guarantor, all of its assets that are Collateral) in favor of the Collateral Agent on a basis that would provide a Lien on such terms, in each case, consistent with the Collateral Documents in effect at such time, and take such additional actions as the Collateral Agent may deem reasonable and appropriate or advisable to create and fully perfect in favor of the secured parties under the Collateral Documents a valid and enforceable security interest in such Collateral (to the extent such perfection is required under the Collateral Documents), which shall be free of all other Liens except for Permitted Liens, provided that, with regard to real property (other than Excluded Assets) with a fair market value of $5.0 million or more, the Company and any Guarantor shall have 90 days from the date of acquisition to execute and deliver the items described under “—Real estate mortgages and filings” below). Any security interest provided pursuant to this paragraph shall be accompanied by such opinions of counsel to the Company or the Guarantors addressed to the Trustee and the Collateral Agent as are customarily given by such counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction; provided, however, that no such opinion shall be required to be delivered if the fair market value of Collateral subject to such security interest is less than $5.0 million (as certified in an Officer’s Certificate to the Trustee and the Collateral Agent). In addition, if perfection is required by the Collateral Documents, the Company shall deliver an Officer’s Certificate to the Trustee and the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property. The Indenture and the Collateral Documents will permit the Company and the Guarantors to create additional Liens under specified circumstances, including certain additional parity Liens on the Collateral. See “Certain covenants—Limitation on liens” and the definition of “Permitted Liens.”

Except as described herein, (1) all of the Collateral has been and will be pledged to the administrative agent under the Credit Agreement (together with any successor, the “Administrative Agent”) for the benefit of the secured parties (as defined in the security documents relating to the Credit Agreement), (2) all of the Collateral has been and will be pledged to the collateral agent under the 2020 notes for the benefit of the trustee under the Indenture governing the 2020 notes and the holders of the 2020 notes and (3) all of the Collateral has been and will be pledged to the Collateral Agent for the benefit of the Trustee and the Holders of the Notes.

Sufficiency of collateral

As of October 31, 2009, the book value of the Collateral (other than Capital Interests of Restricted Subsidiaries and intercompany receivables) was approximately $3,240.9 million. The Collateral has not been appraised in connection with this offering of the Notes and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited, to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

The Company and the Guarantors have limited obligations to perfect the security interest of the holders of the Notes in certain specified Collateral. Specifically, the Collateral Agent will not have control over, and hence will not have a perfected security interest in, any deposit accounts of the Company or Guarantors. In addition, prior to the occurrence of an Event of Default, the security interests in the Collateral will not be required to be perfected in any jurisdiction outside of the United States. See “Risk Factors—Risks related to the notes and our indebtedness—Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral, including collateral acquired in the future.”

Certain covenants with respect to the collateral

The Collateral is pledged pursuant to the Collateral Documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected liens therein. The following is a summary of some of the covenants and provisions set forth in the Collateral Documents and the Indenture as they relate to the Collateral.

Further assurances. The Collateral Documents and the Indenture provide that the Company and the Guarantors shall, at their sole expense, do all acts which may be reasonably necessary, if requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent required by the Indenture, the Collateral Documents and the Intercreditor Agreement.

As necessary, or upon reasonable request of the Collateral Agent or the Trustee, the Company and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the Collateral Agent or the Trustee may reasonably request, to assure, perfect, transfer and confirm the property and rights conveyed by the Collateral Documents, including with respect to after-acquired Collateral, to the extent required thereunder.

The Indenture provides that the Company will comply with the applicable provisions of the Trust Indenture Act as they relate to the Collateral. The Company will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the Notes, to be complied with from and after the date the Indenture is qualified under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

Impairment of security interest. Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral; provided, however, that the foregoing shall not be deemed to prohibit any other action or inaction that is otherwise permitted by the Indenture.

Real estate mortgages and filings. With respect to real property that secures (or will secure) any Obligations under the Credit Agreement (or any Guarantee thereof) (the “Premises”):

(1) the Company or the applicable Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the holders of the Notes, fully executed counterparts of Mortgages, each dated not later than 90 days of the date of the Indenture or 90 days of the date of acquisition of such property, as the case may be, in accordance with the requirements of the Indenture and/or the Collateral Documents, duly executed by the Company or the applicable Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, pari passu with the Liens securing the 2020 notes, the Obligations under the Credit Agreement and obligations under other First Lien Indebtedness as among the holders thereof in accordance with the Intercreditor Agreement against the properties purported to be covered thereby;

(2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon, pari passu with the Liens securing the 2020 notes and the Obligations under the Credit Agreement, as among the holders thereof in accordance with the Intercreditor Agreement, free and clear of all Liens, defects and encumbrances, other than Permitted Liens, all such title policies to be in amounts equal to 110% of the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required and shall be accompanied by evidence of the payment in full of all premiums thereon (or that satisfactory arrangements for such payment have been made); and

(3) the Company shall, or shall cause the Guarantors to, deliver to the Collateral Agent (x) with respect to each of the covered Premises then owned, such filings, surveys (or, alternatively, any updates or affidavits that the title company may reasonably require to issue the title insurance policies without an exception for survey coverage) (in each case, to the extent existing on the Issue Date), local counsel opinions (in the same form provided in connection with the mortgages delivered pursuant to the Credit Agreement), fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably request, and (y) with respect to each of the covered Premises acquired after the date of the Indenture, such filings, surveys (to the extent existing at the time of the acquisition), fixture filings, instruments, certificates, agreements and/or other documents necessary to comply with clauses (1) and (2) above and to perfect the Collateral Agent’s security interest and Lien in such acquired covered Premises, pari passu with the Liens securing the 2020 notes, the Obligations under the Credit Agreement and obligations under other First Lien Indebtedness as among the holders thereof in accordance with the Intercreditor Agreement, together with such local counsel opinions as, and substantially in the same form as provided in connection with the mortgages delivered pursuant to the Credit Agreement (it being understood that surveys of after-acquired Premises shall only be required to the extent such surveys are in existence at the time of acquisition).

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders on a pro rata basis, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreement. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Company’s obligations under the Notes. In addition, the Collateral Agent may be prevented from foreclosing on the Collateral under the terms of the Intercreditor Agreement.

Certain bankruptcy limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and unsecured claims with respect to such shortfall.

In addition, because a portion of the Collateral may in the future consist of pledges of a portion of the Capital Interests of certain of the Company’s Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the Holders to realize upon that Collateral under applicable foreign law, may be limited by such law, which limitations may or may not affect such Liens.

Control over common collateral and enforcement of liens

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture:

•	is subject to the provisions of the Intercreditor Agreement;

•	in the case of assets that are subject to Permitted Liens, is subject to the terms of agreements governing those Permitted Liens;

•

with respect to any Collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Company or any of the Guarantors prior to the Collateral Agent having repossessed and disposed of the Collateral; and

•	in the case of real property Collateral, could also be significantly impaired by restrictions under applicable law.

Proceeds realized by the Administrative Agent, the Collateral Agent, the collateral agent under the 2020 notes or the collateral agents for any other Series of First Lien Indebtedness from the Collateral will be applied:

•

first, on a ratable basis, to amounts owing to the (1) Administrative Agent in its capacity as such in accordance with the Credit Agreement and security agreements related thereto, (2) collateral agent under the 2020 notes in its capacity as such in accordance with the terms of the collateral documents related to the 2020 notes, (3) Collateral Agent in its capacity as such in accordance with the terms of the Collateral Documents and (4) the collateral agents, if any, in their respective capacity as such, with respect to any other Series of First Lien Indebtedness;

•

second, ratably to amounts owing to the (1) Administrative Agent and the holders of the obligations under the Credit Agreement, (2) Trustee in its capacity as such in accordance with the Indenture and Holders of the Notes (for allocation in accordance with the terms of the Indenture) and (3) holders of other First Lien Indebtedness, including holders of the 2020 notes and the trustees and agents for such holders; and

•	third, to the Company and/or other persons entitled thereto.

If the net proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes and the Indenture, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors.

Release of liens

The Collateral Documents and the Indenture provide that the Liens on the Collateral will be automatically released:

(1) with respect to any Collateral securing the Note Guarantee of any Guarantor, when such Guarantor’s Note Guarantee is released in accordance with the terms of the Indenture;

(2) upon payment in full of principal, interest and all other obligations on the Notes issued under the Indenture;

(3) with the consent of holders of two-thirds in aggregate principal amount of the Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(4) in connection with any disposition of Collateral (but excluding any transaction subject to the “Certain covenants—Consolidation, merger, conveyance, transfer or lease” provision where the recipient is required to become the obligor on the Notes or a Guarantor) that is permitted by the Indenture;

(5) with respect to any particular item of Collateral, provided that there is then outstanding under the Credit Agreement at least $125.0 million in aggregate debt and debt commitments, upon release by the Administrative Agent of the Liens on such item of Collateral securing the Obligations under the Credit Agreement;

(6) upon the exercise by the Company of its legal defeasance or covenant defeasance options, or the discharge of the Company’s obligations under the Indenture, as described under “—Satisfaction and discharge of the indenture; defeasance;” or

(7) upon the release or discharge of the Liens securing obligations under each of the Credit Facilities or any guarantees thereof on any Collateral (with respect to the Lien on such Collateral); provided that the ratings then assigned to the Notes by both Moody’s and S&P will be, after giving effect to such release or discharge, Investment Grade Ratings, and a Suspension Period is then in effect.

In addition, the Liens on any Rule 3-16 Collateral will be automatically released to the extent necessary for such subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act, due to the fact that such subsidiary’s capital stock secures the Notes, to file separate financial statements with the SEC.

Intercreditor agreement

The Collateral Agent and the Trustee, the collateral agent and the Trustee for the 2020 notes and the Administrative Agent have entered into the Intercreditor Agreement. In addition to the provisions described above, the Intercreditor Agreement also imposes certain other customary restrictions and agreements, including the restrictions and agreements described below.

Under the Intercreditor Agreement, the holders of the Notes are represented by the Collateral Agent and the Trustee, the holders of the 2020 notes are represented by their collateral agent and their trustee, the holders of the Obligations under the Credit Agreement are represented by the Administrative Agent and any future holders of other First Lien Indebtedness will be represented by their designated collateral agent and authorized representative (each, an “Authorized Representative”). The Intercreditor Agreement provides for the priorities and other relative rights among the holders of the First Lien Indebtedness, including the Notes, the 2020 notes and the holders of the Obligations under the Credit Agreement, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the First Lien Indebtedness, the Notes, the 2020 notes and the Obligations under the Credit Agreement and any other First Lien Indebtedness, the Liens securing all such Indebtedness shall be of equal priority as among the parties to the Intercreditor Agreement; and

(2) the obligations in respect of the Notes, the 2020 notes, the Credit Agreement and any other First Lien Indebtedness may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture, the indenture governing the 2020 notes and the Credit Agreement, without affecting the Lien priority or relative rights of the holders of First Lien Indebtedness.

The Intercreditor Agreement also provides that only the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Collateral, and the Authorized Representatives of other First Lien Indebtedness have no right to take actions with respect to the Collateral. The Applicable Authorized Representative shall be the Administrative Agent for so long as any Obligations under the Credit Agreement are secured by the Collateral and, thereafter, the representative of the Series of First Lien Indebtedness representing the largest principal amount outstanding of any then outstanding Series of First Lien Indebtedness; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative representing the largest principal amount of First Lien Indebtedness then-outstanding (in each case, the Applicable Representative of such Series of First Lien Indebtedness, the “Major Non-Controlling Authorized Representative”) in respect of the most recent Non-Controlling Authorized Representative Enforcement Date; provided, further, however, that if there are two outstanding Series of First Lien Indebtedness which have an equal outstanding principal amount, the Series of First Lien Indebtedness with the earlier maturity date shall be considered to have the larger outstanding principal amount then-outstanding for purposes of this definition.

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default under the terms of that Series of First Lien Indebtedness under which such Non-Controlling Authorized Representative is the Authored Representative and (b) each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, with respect to such Series of First Lien Indebtedness, has occurred and is continuing and (ii) that such First Lien Indebtedness is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of that Series of First Lien Indebtedness; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time during which the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time the Company or the Guarantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative under the Intercreditor Agreement has the sole right to act or refrain from acting with respect to the Collateral, and no other Authorized Representative or other person secured by the Collateral shall act with respect to the Collateral. No Authorized Representative of any Series of First Lien Obligations or other person secured by the Collateral (other than the Applicable Authorized Representative) may commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

Notwithstanding the equal priority of the Liens as among the parties to the Intercreditor Agreement, the Applicable Authorized Representative may deal with the Collateral as if the Applicable Authorized Representative had a senior Lien on such Collateral. No Authorized Representative of any Series of First Lien Indebtedness (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or the Controlling Secured Party. The Trustee and each other Authorized Representative have agreed that the Trustee will not accept any Lien on any Collateral for the benefit of the holders of the Notes (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the Collateral Documents. Each holder of the First Lien Indebtedness, including the holders of the Notes by acceptance thereof, are deemed to have agreed that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First Lien Indebtedness in all or any part of the Collateral, or any of the provisions of the Intercreditor Agreement.

If an event of default has occurred and is continuing under any Series of First Lien Indebtedness, and the Applicable Authorized Representative is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of the Company or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Applicable Authorized Representative or any other holder of First Lien Indebtedness, as applicable, will be applied as described under “—Control over common collateral and enforcement of liens.”

None of the holders of First Lien Indebtedness may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any other holder of First Lien Indebtedness seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of First Lien Indebtedness may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any holder of First Lien Indebtedness obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Indebtedness, then it must hold such Collateral, proceeds or payment in trust for the other holders of First Lien Indebtedness having a security interest in such Collateral and promptly transfer such Collateral, proceeds or payment to the Applicable Authorized Representative to be distributed in accordance with the Intercreditor Agreement.

If the Company or any Guarantor shall become subject to any bankruptcy case, the Intercreditor Agreement provides that (1) if the Company or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than the Applicable Authorized Representative or the Controlling Secured Party will agree not to object to any such financing or to the Liens on the Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral, unless any Controlling Secured Party or the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each holder of First Lien Indebtedness which is not a Controlling Secured Party (each, a “Non-Controlling Secured Party”) will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any holder of First Lien Indebtedness constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Lien Indebtedness of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Collateral as set forth in the Intercreditor Agreement), in each case so long as:

(1) the holders of First Lien Indebtedness of each Series retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other holders of First Lien Indebtedness (other than any Liens of the holders of First Lien Indebtedness constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(2) the holders of First Lien Indebtedness of each Series are granted Liens on any additional collateral pledged to any holders of First Lien Indebtedness as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the holders of First Lien Indebtedness as set forth in the Intercreditor Agreement,

(3) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Indebtedness, such amount is applied pursuant to the second preceding paragraph above, and

(4) if any holders of First Lien Indebtedness are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the second preceding paragraph above;

provided that the holders of First Lien Indebtedness of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any assets subject to Liens in favor of the holders of First Lien Indebtedness of such Series or its Authorized Representative that shall not constitute Collateral; and provided, further, that the holders of First Lien Indebtedness receiving adequate protection shall not object to any other holder of First Lien Indebtedness receiving adequate protection comparable to any adequate protection granted to such holders of First Lien Indebtedness in connection with a DIP Financing or use of cash collateral.

Sinking fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional redemption

The Notes may be redeemed, in whole or in part, at any time prior to January 15, 2013, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first- class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after January 15, 2013, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on January 15 of the years indicated:

Year	Redemption Price
2013	103.313%
2014	103.313%
2015	101.656%
2016 and thereafter	100.000%

In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraph, prior to January 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries or by any direct or indirect parent company of the Company or any of such parent’s Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to the Depository Trust Company, Euroclear and/or Clearstream procedures as applicable).

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption.

The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of control

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption,” the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders elect to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, supplement and waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (1) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional redemption.”

The Credit Agreement provides that the occurrence of certain events that would constitute a Change of Control for the purposes of the Indenture constitutes a default under the Credit Agreement. Other future debt agreements of the Company may contain similar prohibitions of events that would constitute a Change of Control or require that the Company repurchase such debt upon a Change of Control Triggering Event. If the exercise by the Holders of their right to require the Company to repurchase the Notes upon a Change of Control Triggering Event occurred at the same time as a change of control event under one or more of the Company’s other debt agreements, the Company’s ability to pay cash to the Holders upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk factors—Risks related to the notes and our indebtedness—We may not be able to repurchase the notes upon a change of control triggering event. Because a change of control triggering event requires both a change of control and a ratings downgrade, a change of control may not require us to offer to purchase the notes.”

Even if sufficient funds were otherwise available, the Credit Agreement prohibits the Company from repurchasing, redeeming or otherwise prepaying any of its other debt, including the Notes, the 2020 notes and the McDATA notes. The Company may not be able to comply with its repurchase obligations without breaching the terms of the Credit Agreement, resulting in a default under the Indenture.

An Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain covenants

If on any date following the date of the Indenture:

(1) the Notes have Investment Grade Ratings from both Moody’s and S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “national recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

(2) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and the Company’s Restricted Subsidiaries will not be subject to the covenants specifically listed under the following captions under this “Description of 2018 notes” section (collectively, the “Suspended Covenants”):

•	“—Limitation on incurrence of debt,”

•	“—Limitation on restricted payments,”

•	“—Limitation on asset sales,”

•	“—Limitation on dividend and other payment restrictions affecting restricted subsidiaries,”

•	“—Limitation on transactions with affiliates,”

•	“—Limitation on creation of unrestricted subsidiaries,”

•	clause (iii) of the first paragraph under “—Consolidation, merger, conveyance, transfer or lease,”

•	“—Limitation on business activities,” and

•	“—Maintenance of properties and insurance.”

In the event that the Company and the Company’s Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of Moody’s or S&P withdraw their Investment Grade Rating or downgrade the rating assigned to such series of Notes below an Investment Grade Rating, then the Company and the Company’s Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. During the period beginning on the date of a Covenant Suspension Event and ending on a Reversion Date (a “Suspension Period”), (A) the amount of Excess Proceeds from Asset Sales shall be reset to zero and (B) no action taken or omitted to be taken with respect to the Suspended Covenants by the Company or any Subsidiary prior to the Reversion Date will give rise to a Default or Event of Default; provided, however, that (i) with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made will be calculated as though the limitations contained under “—Limitation on restricted payments” had been in effect since the date of the Indenture, such that Restricted Payments made during the Suspension Period will be deemed to have been permitted but will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described below under the caption “—Limitation on restricted payments,” (ii) all Debt Incurred during such Suspension Period will be deemed to have been Incurred or issued pursuant to clause (4) under the definition of “Permitted Debt,” (iii) any Liens incurred during the Suspension Period in compliance with the second paragraph of “—Limitations on liens” will be deemed to have been incurred pursuant to clause (1) under the definition of “Permitted Liens,” and (iv) any encumbrance or restrictions incurred by any Restricted Subsidiary during the Suspension Period will be deemed to have been incurred pursuant to clause (a) of the second paragraph under “—Limitations on dividend and other payment restrictions affecting restricted subsidiaries.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on incurrence of debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company at its Restricted Subsidiaries would not be greater than 3.00:1; provided that no more than $25.0 million may be incurred under this paragraph by Restricted Subsidiaries that are not Guarantors.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on incurrence of debt” covenant, (x) Debt Incurred under the Credit Agreement on or prior to the Issue Date shall at all times be treated as Incurred pursuant to clause (1) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. Except as provided in the previous sentence, for purposes of determining compliance with this “Limitation on incurrence of debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on incurrence of debt” covenant, the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of original issue discount or accreted value and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the form of additional shares of Capital Interests with the same terms or Qualified Capital Interests will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

Neither the Company nor any Guarantor will Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided, however, that (x) the dollar-equivalent principal amount of any such Debt outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, and (y) if such Debt is Incurred to refinance other Debt denominated in a foreign currency (or in a different currency from such Debt so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed (1) the outstanding or committed principal amount of such Debt being refinanced plus (2) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on incurrence of debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v) and (vi) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter after the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net cash proceeds received by the Company subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests, or from the issuance and sale of Debt or Redeemable Capital Interests that have been converted into, or exchanged for, Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Restricted Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances, return of capital, or other transfer of assets to the Company or any Restricted Subsidiary from any other Person, or any sale or disposition of such Investments by the Company or any Restricted Subsidiary to any other Person (but only to the extent such items are not included in the calculation of Consolidated Net Income), or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions; provided, however, that, in the case of clauses (iii), (iv), (vii), (xi) and (xii), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this covenant;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company; provided, however, that the amount of such Qualified Capital Interests or net cash proceeds utilized for any such purchase, repurchase, redemption, defeasance or other acquisition or retirement will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Company; provided, however, that the proceeds of such new subordinated Debt or Qualified Capital Interests utilized for any such redemption, defeasance, repurchase or acquisition or retirement will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by current or former officers, directors, employees or consultants of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $11.0 million in any fiscal year; provided, however, that such amount in any fiscal year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to officers, directors, employees or consultants of the Company and its Restricted Subsidiaries that occurs after the Issue Date; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; provided, further, that the Company may elect to apply all or any portion of the aggregate increase contemplated by this clause (iv) in any fiscal year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt; provided, further, that the amount of such cash proceeds described in the foregoing clauses (A) and (B) that are utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant;

(v) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(vi) repurchases of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities if such Capital Interests represents a portion of the exercise, conversion or exchange price thereof and repurchases of Capital Interests deemed to occur upon the withholding of a portion of the Capital Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);

(vii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on incurrence of debt;”

(viii) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition or retirement of any subordinated Debt pursuant to provisions substantially similar to those described under “—Change of control” and “—Limitation on asset sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and actually purchased any Notes tendered pursuant to such offer to purchase;

(x) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any consolidation, merger or transfer of assets that is permitted by the “Consolidation, merger, conveyance, transfer or lease” covenant;

(xi) the entry into by the Company or any Restricted Subsidiary of any Swap Contract in connection with the issuance of convertible debt securities or the termination or settlement of any Swap Contract; provided, however, that the aggregate cost of such Swap Contracts issued pursuant to this clause (xi) shall not exceed $50.0 million; and

(xii) other Restricted Payments in the aggregate not to exceed the greater of (i) $20.0 million and (ii) during such periods as the Consolidated Secured Leverage Ratio for the Four Quarter Period is less than 2.0:1.0, $100.0 million.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on restricted payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on liens

Except during a Suspension Period, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt.

During a Suspension Period, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur or assume any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under the Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as the Debt is no longer secured by such Lien; provided, however, that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be subordinated by its terms to the Notes and the Note Guarantees at least to the same extent. Notwithstanding the foregoing, during a Suspension Period, we and our Restricted Subsidiaries may, without equally and ratably securing the Notes, enter into, create incur or assume Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Secured Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Liens or (ii) 15% of Consolidated Net Worth calculated as of the Issue Date.

Limitation on dividend and other payment restrictions affecting restricted subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction (other than pursuant to the Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary (provided, however, that dividend or liquidation priority between classes of Capital Interests, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such encumbrance or restriction).

The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date (other than those under the Credit Agreement, which are addressed in clause (f) below);

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction with respect to (A) any Person, or any Capital Interests of such Person, or the property or assets of such Person, acquired by the Company or any Restricted Subsidiary (whether by merger, consolidation, acquisition of stock or otherwise), or (B) any Person that becomes a Restricted Subsidiary; provided in each case (1) such encumbrance existed at the time of such acquisition or such Person becoming a Restricted Subsidiary (and was not created in connection with or contemplation of such acquisition or such Person becoming a Restricted Subsidiary), and (2) such encumbrance or restriction does not extend to any Person, or any Capital Interests or property or assets of any Person, other than such Person, or the Capital Interests or property or assets of such Person, so acquired or so becoming a Restricted Subsidiary;

(d) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or extension of any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements being amended, modified, restated, renewed, increased, supplemented, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) customary provisions restricting subletting or assignment of any property or assets subject to a lease, license or other agreement of the Company or any Restricted Subsidiary or provisions in leases, licenses or other agreements that restrict the assignment of such lease, license or other agreement or any rights thereunder;

(f) any encumbrance or restriction under the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(g) any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees or under the 2020 notes, the indenture governing the 2020 notes and the note guarantees thereof under such indenture;

(h) restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into the ordinary course of business;

(i) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(j) encumbrances or restrictions applicable to any property or assets subject to the Campus Sale-Leaseback or a Sale and Leaseback Transaction permitted under the Indenture;

(k) Purchase Money Debt and Capital Lease Obligations insofar as they impose restrictions on the property or assets subject thereto of the nature described in clause (iii) of the first paragraph hereof;

(l) Liens otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m) to the extent not otherwise addressed in the foregoing clauses (a) through (l), any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are, in the good faith judgment of the Company, not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

(n) any encumbrance or restriction pursuant to customary restrictions and conditions contained in agreements relating to a Permitted Receivables Financing; provided that such restrictions and conditions apply solely to (i) Receivables Assets involved in such Permitted Receivables Financing and (ii) any applicable Special Purpose Receivables Subsidiary.

Limitation on asset sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1) to permanently repay (a) Debt under the Credit Facilities, (b) other Debt ranking pari passu with the Notes that is secured by a Lien permitted by the definition of “Permitted Liens,” and (c) Debt of a Restricted Subsidiary that is not a Guarantor, and, in each case, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto

(2) to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3) to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture;

(4) to acquire other assets (other than working capital or current assets) that are used or useful in a Permitted Business;

(5) to repay or repurchase Debt (other than Debt owed to the Company or an Affiliate of the Company) secured by the assets of the Company or any Restricted Subsidiaries; or

(6) any combination of the foregoing.

In the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of Net Cash Proceeds from the date of such commitment so long as the Company, or such Restricted Subsidiary, enters into such commitment with a good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment, and in the event such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another commitment with respect to such Net Cash Proceeds within 180 days of such cancellation or termination.

Pending the final application of any Net Cash Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest or apply the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will, within 30 days, make an Offer to Purchase to all Holders of Notes (on a pro rata basis to each series of Notes), and, to the extent required by other Debt, to such holders of such other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to asset sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase relating to the Notes will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those funds for any purpose not otherwise prohibited by the Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other pari passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis among each series. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on transactions with affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.5 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of the Indenture described above under “—Limitation on restricted payments” and Permitted Investments;

(2) the payment of reasonable fees and indemnities, reimbursement of expenses and other benefits to members of the Board of Directors of the Company or a Restricted Subsidiary;

(3)(a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program, policy, or arrangement, related trust agreement or any other similar arrangement for or with any employee, consultant, officer or director in the ordinary course of business, including without limitation vacation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements, (b) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock option and ownership plans, bonus, phantom equity or other incentive plans approved by the Company’s Board of Directors, or (c) the payment of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans), severance, reimbursement of expenses, and indemnities to officers, employees and consultants of the Company or any Restricted Subsidiary as determined by the Company in good faith;

(4) transactions between or among the Company and/or its Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transaction;

(5) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not materially more disadvantageous to the Holders of the Notes in any material respect;

(6) the issuance or sale of Qualifying Capital Interests of the Company or any contribution of capital to the Company;

(7) transactions permitted by, and complying with, the provisions of the Indenture described below under “—Consolidation, merger, conveyance, transfer or lease;”

(8) any transaction with a joint venture in which the Company or a Restricted Subsidiary is a joint venturer and no other Affiliate of the Company is a joint venturer, or with any Subsidiary of the joint venture or other joint venturer therein, pursuant to the joint venture agreement or related agreements for such joint venture, including the contribution of any assets to such joint venture and any transfers of any equity or ownership interests in any such joint venture to any other joint venturer therein pursuant to the performance or exercise of any rights or obligations to make such transfer under the terms of the agreements governing such joint venture;

(9) transactions with customers, distributors, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(10) any tax-sharing or similar agreements, and any payments or transactions pursuant thereto, between the Company or a Restricted Subsidiary and any other Person with which the Company or such Restricted Subsidiary files a consolidated tax return or with which the Company or such Restricted Subsidiary is part of a consolidated group for tax purposes; and

(11) customary transactions pursuant to any Permitted Receivables Financing.

Provision of financial information

Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within 15 days after the time periods specified in the SEC’s rules and regulations (after giving effect to extensions):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s registered independent public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding and copies of such information and reports are not then filed with the SEC in accordance with the immediately preceding sentence, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include the condensed consolidating financial information such as would be required pursuant to Rule 3-10 of Regulation S-X under the Securities Act (or any successor provision) assuming that the Restricted Subsidiaries were all Guarantors and the Unrestricted Subsidiaries were all non-Guarantors.

In the event that any direct or indirect parent company of the Company is or becomes a Guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided, however, that the same is accompanied by the condensed consolidating financial information required pursuant to Rule 3-10 of Regulation S-X under the Securities Act (or any successor provision).

Additional note guarantors

On and after the Issue Date, each of the Company’s Domestic Restricted Subsidiaries that guarantees the Company’s obligations under the Credit Agreement or other Debt of the Company (other than the 2020 Notes) will guarantee the Notes in the manner and on the terms set forth in the Indenture.

Each Note Guarantee by such Restricted Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In addition, except during a Suspension Period, the Company will cause such Domestic Restricted Subsidiary to become a party to the applicable Collateral Documents and any applicable Intercreditor Agreement and take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of itself and the Holders of the Notes, a perfected security interest in any Collateral held by such Restricted Subsidiary, subject to Permitted Liens.

Limitation on creation of unrestricted subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by an Officer’s Certificate as set forth below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided, however, that:

(x) any Guarantee by the Company or a Restricted Subsidiary of any Debt of the Subsidiary to be so designated shall be deemed an “Incurrence” of such Debt and an “Investment” by the Company or such Restricted Subsidiary; and

(y) either (1) the Subsidiary to be so designated has total assets of $1.0 million or less; or (2) the Company could make a Restricted Payment at the time of designation in an amount equal to the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary pursuant to the “—Limitation on restricted payments” covenant and such amount is thereafter treated as an “Investment” for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on incurrence of debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on liens” covenant.

Consolidation, merger, conveyance, transfer or lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture and the Collateral Documents and shall cause such amendments, supplements, or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; provided, however, that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) either immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the provisions described in the first paragraph of “—Limitation on incurrence of debt;”

(iv) to the extent the Company is not the continuing Person, each Guarantor (unless it is a party to the transactions above, in which case the second paragraph following this paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Collateral Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien or the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant statutes or jurisdictions; and

(v) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture; provided, however, that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact and (y) no opinion of counsel will be required for a consolidation, merger or transfer described in the paragraph immediately below.

Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clauses (ii) and (iii) will not prohibit:

(a) a merger between the Company and a Restricted Subsidiary; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

In addition, the Company will not permit any Guarantor in any transaction or series of transactions, to consolidate with or merge into any other Person (whether or not the Company or such Guarantor is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of such Guarantor’s assets (determined on a consolidated basis), to any other Person (other than to the Company or another Guarantor), unless:

(i) except in the case of a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through consolidation, merger, sale, assignment, transfer or other disposition, either: (a) such Guarantor shall be the continuing Person or (b) the Person (if other than such Guarantor) formed by such consolidation or into which such is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of such Guarantor (such Person, the “Surviving Guarantor”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the performance of the covenants and obligations of such Guarantor under the Indenture, the Note Guarantee of such Guarantor and the Collateral Documents and shall cause such amendments, supplements, or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) the transaction is made in compliance with the covenants described under “—Limitation on asset sales” and this “—Consolidation, merger, conveyance, transfer or lease;” and

(iv) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture; provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact and (y) no opinion of counsel will be required for a consolidation, merger or transfer between or among Guarantors or between a Guarantor and any Restricted Subsidiary where the Guarantor is the Surviving Person.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on business activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business or Permitted Receivables Financings.

Maintenance of properties and insurance

The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a material adverse effect on the business of the Company and its Restricted Subsidiaries (taken as a whole); provided, however, that nothing in this covenant shall prevent the Company or its Restricted Subsidiaries from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company or the Guarantors to satisfy their obligations under the Notes, the Note Guarantees and the Indenture, and, to the extent applicable, (b) as otherwise permitted under the covenant described under “—Limitation on asset sales.”

The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of, or otherwise customary for, the Company and such Restricted Subsidiaries.

Events of default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with the Indenture provision described under “—Provision of financial information” and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture or the Collateral Documents (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express final maturity or shall constitute a failure to pay principal at final maturity of at least $50.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million, by a court or courts of competent jurisdiction, which judgments remain unpaid, undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(9) the Liens created by the Collateral Documents shall not constitute a valid and perfected Lien on any portion of the Collateral with a fair market value or book value equal to or more than $25.0 million intended to be covered thereby (to the extent perfection is required by the Indenture or the Collateral Documents) other than in accordance with the terms of the relevant Collateral Documents and the Indenture and other than the satisfaction in full of all obligations of the Company and the Guarantors under the Indenture or the release or amendment of any such Lien in accordance with the terms of the Indenture or the Collateral Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture and the relevant Collateral Documents, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, if, in either case, such Default continues for 30 days after notice, or the enforceability thereof shall be contested by the Company or any Guarantor.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described under “—Provision of financial information,” will, for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the Notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The additional interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with such reporting obligations first occurs to, but not including, the 180th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). On such 180th day (or earlier, if an Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided above. If the Company does not elect to pay additional interest during the continuance of such an Event of Default, as applicable, in accordance with this paragraph, the notes will be subject to acceleration as provided above.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default or defaults triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, supplement and waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, supplement and waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may amend the Indenture, the Notes, the Note Guarantees or the Collateral Documents for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, the Notes, the Note Guarantees and, the Collateral Documents;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any change that does not adversely affect the legal rights under the Indenture of any Holder;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture or the Collateral Documents by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with the Indenture, the Notes, the Note Guarantees and the Collateral Documents;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any change that does not adversely affect the rights of any holder of the Notes;

(10) to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to provisions of the Indenture or the Notes relating to transfers or exchanges of Notes or beneficial interests therein;

(11) to conform the text of the Indenture or the Notes to any provision of the “Description of 2018 notes” section of the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of 2018 notes” section of the Offering Memorandum;

(12) to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(13) to enter into additional or supplemental Collateral Documents or provide for additional Collateral; or

(14) to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Collateral Documents or to release any Collateral from the Lien of the Indenture or of the Collateral Documents in accordance with the Indenture and the Collateral Documents.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes, the Note Guarantees and the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions therein or modifying in any manner the rights of the Holders of the Notes under the Indenture, the Notes, the Note Guarantees and the Collateral Documents, including the definitions therein; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Note Guarantees required to be maintained under the Indenture or modify any Note Guarantees in any manner adverse to the Holders (other than in accordance with the terms of the Indenture, the Notes, the Note Guarantees and the Collateral Documents).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any existing or past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

In addition, without consent of holders of at least two-thirds in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not modify any Collateral Document or the provisions in the Indenture dealing with Collateral Documents or application of trust moneys in any manner adverse to the Holders of the Notes or otherwise release any Collateral other than in accordance with the Indenture and, the Collateral Documents.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment or supplement. Notwithstanding the foregoing, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Satisfaction and discharge of the indenture; defeasance

The Company and the Guarantors may terminate the obligations under the Indenture when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes (“legal defeasance”). Legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Company’s right of optional redemption, and

(5) the legal defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, their obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its applicable Note Guarantee.

To exercise either legal defeasance or covenant defeasance with respect to outstanding Notes, as applicable:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, legal defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, legal defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(5) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance or clause (3) above with respect to a covenant defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The trustee

Wells Fargo Bank, National Association, the Trustee under the Indenture, is the paying agent and registrar for the Notes. The Trustee is a lender and an agent under the Company’s senior secured credit facility and from time to time may extend credit to the Company in the normal course of business. An affiliate of the Trustee is an initial purchaser in this offering. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

No personal liability of stockholders, partners, officers or directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Governing law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“2020 notes” means the $300.0 million in aggregate principal amount of 6.875% senior secured notes due 2020 issued by the Company.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person; provided, however, that such Debt was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement or the third paragraph under “Events of default.”

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the Note at January 15, 2013 (such Redemption Price being 103.313% of the principal amount of the outstanding

Notes at such redemption date) plus (ii) all required interest payments due on the Note through January 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(1) Capital Interests in a Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(2) any other property or assets (other than in the ordinary course of business, including any sale or other disposition of obsolete, worn-out, retired or surplus property);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, merger, conveyance, lease or transfer” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;

(c) sales or other dispositions of inventory, cash or Eligible Cash Equivalents;

(d) sales of interests in Unrestricted Subsidiaries;

(e)(i) the Campus Sale-Leaseback and (ii) the transfer, sale or other dispositions of property pursuant to Sale and Leaseback Transactions (other than the Campus Sale-Leaseback); provided, however, that the Fair Market Value of all property so transfer, sold or disposed of pursuant to clause (ii) shall not exceed $50.0 million in the aggregate from and after the Issue Date;

(f) the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h) any trade-in of equipment in exchange for other equipment; provided, however, that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(i) the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Company or any of its Restricted Subsidiaries and another person to the extent that the Related Business Assets received by the Company or its Restricted Subsidiaries have a fair market value that is equal to or greater than the Related Business Assets transferred;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(l) any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Restricted Subsidiary;

(m) the sale, discount or other disposition of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business;

(n) licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(o) a foreclosure on assets to the extent it would not otherwise result in a Default or Event of Default;

(p) the surrender or waiver of contractual rights and the settlement or waiver of contractual or litigation claims in the ordinary course of business;

(q) the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the Company or any Subsidiary;

(r) the transfer, sale, lease or other disposition of intangible property to Foreign Subsidiaries in exchange for cash substantially contemporaneously therewith made as part of the tax planning strategy of the Company and its Subsidiaries;

(s) any sale, transfer, lease or other disposition by the Company and its Subsidiaries of property or assets; provided, however, that (i) the consideration received for such property or assets shall be at least equal to the Fair Market Value of such property or assets and shall consist of assets used or useful in a Permitted Business, cash or Eligible Cash Equivalents, or any combination of the foregoing, and (ii) the aggregate Fair Market Value of all property transferred, sold, leased or otherwise disposed of in reliance on this clause shall not exceed $25.0 million in the aggregate in any fiscal year;

(t) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to a Permitted Receivables Financing;

(u) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; and

(v) any sales of Capital Interests in a Permitted Joint Venture pursuant to agreements relating to such Permitted Joint Venture, provided that (a) such sales are permitted by clause (8) of the second paragraph under “Certain covenants—Limitation on transactions with affiliates” and (b) the consideration received by the Company and its Restricted Subsidiaries will be exempted from the definition of “Asset Sale” under this clause (v) only insofar as such consideration consists of assets other than cash, Eligible Cash Equivalents or assets that would be deemed to be cash under clause (2) of the first paragraph under “Certain covenants—Limitation on asset sales.”

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended); provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Code” means the United States Bankruptcy Code, codified as Title 11, U.S. Code § 101–1330, as amended.

“Bankruptcy Laws” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for relief of debtors.

“Board of Directors” means (1) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (2) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (3) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Campus Sale-Leaseback” means the sale-leaseback of the property located at the intersection of Highway 237 and North 1st Street, in San Jose, California.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means:

(1) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Interests in the Company; provided, however, that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly,

(2) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office, or

(3) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person other than a Restricted Subsidiary of the Company.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Note Guarantees pursuant to the Collateral Documents.

“Collateral Agent” means Wells Fargo Bank, National Association, acting as the collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements, Intercreditor Agreement and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Brocade Communication Systems, Inc. and any successor thereto.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(1) Consolidated Net Income;

(2) Consolidated Non-cash Charges;

(3) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(4) Consolidated Income Tax Expense;

(5) impairment charges, including the write-down of Investments;

(6) restructuring expenses and charges;

(7) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt Incurrence permitted to be made under the Indenture (whether or not successful) or related to the issuance of the Notes;

(8) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;

(9) any net loss from discontinued operations;

(10) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Redeemable Capital Interests); and

(11) any cash restructuring charges and integration costs in connection with the Merger in an aggregate amount not to exceed $75.0 million.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Restricted Subsidiaries, including, without limitation:

(1) any amortization of debt discount;

(2) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(3) the interest portion of any deferred payment obligation;

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities;

(5) all accrued interest;

(6) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(7) all capitalized interest of such Person and its Restricted Subsidiaries for such period; and

(8) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any Person other than the Company and its Restricted Subsidiaries.

“Consolidated Leverage Ratio” means, on any date (the “Transaction Date”), the ratio of:

(1) Debt of the Company and its Restricted Subsidiaries, to

(2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to:

(1) any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by the Company or any Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period;

(2) any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or any other Person to be a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such designation occurred on the first day of the Four Quarter Period;

(3) to the extent the transaction giving rise to the need to calculate Consolidated Leverage Ratio is an Incurrence of Debt by such Person or any of its Restricted Subsidiaries, such Incurrence of such Debt (and any other Debt of such Person or any of its Restricted Subsidiaries being Incurred contemporaneously) as if such Incurrence of Debt (and the receipt and application of the proceeds therefrom) had occurred on the first day of the Four Quarter Period;

(4) any Debt Incurred (other than Debt covered by clause (3) above), including any Acquired Debt deemed Incurred, by such Person or any of its Restricted Subsidiaries during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence (and the receipt and application of proceeds therefrom) had occurred on the first day of the Four Quarter Period; and

(5) any Debt of such Person or any of its Restricted Subsidiaries repaid during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Debt had been repaid on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act. Furthermore, in calculating “Consolidated Leverage Ratio” for any Debt the incurrence of which is being given pro forma effect:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (after taking into account any interest rate agreements applicable to such Debt);

(b) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest expense on such Debt shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate; and

(c) interest on any Debt Incurred under the revolving portion of a Credit Facility shall be calculated based on the average daily balance of such Debt during the applicable period.

For purposes of the calculations hereunder, the amount of Debt outstanding under any revolving portion of any Credit Facility shall be calculated based on (A) the average daily balance of such Debt during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding, or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Debt during the period from the creation of such facility to the Transaction Date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(1) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(2) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries provided, however, that net income of any such unconsolidated Person or Unrestricted Subsidiary shall be included to the extent that cash dividends or distributions have actually been received by such Person or one of its Restricted Subsidiaries;

(3) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(4) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(5) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain covenants—Limitation on restricted payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (a) restrictions that have been waived or released; (b) restrictions pursuant to the Notes and the Indenture; provided, however, that net income of any such Restricted Subsidiary shall be included up to the aggregate amount of any dividend or distribution that was or could have been made by such Restricted Subsidiary during such period to such Person or any other Restricted Subsidiary of such Person; or (c) restrictions on any Restricted Subsidiary whose Consolidated Net Income is less than 1.0% of the Consolidated Net Income of such Person and its Restricted Subsidiaries on a consolidated basis);

(6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(8) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(9) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification Topic 350 or Topic 360, and the amortization of intangibles arising pursuant to Accounting Standards Codification Topic 805 or any related subsequent Accounting Standards Codification Topics;

(10) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification Topic 815 or any related subsequent Accounting Standards Codification Topics; and

(11) any legal fees and expenses relating to the Company’s indemnification obligations for the benefit of its former officers and directors in connection with its historical stock option litigation.

In addition, to the extent not already included in Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or disposition of assets permitted under the Indenture.

“Consolidated Net Worth” means, as of any date of determination, the Company’s stockholders’ equity as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Leverage Ratio” means, on any date (the “Transaction Date”), the ratio of:

(1) Debt of the Company and its Restricted Subsidiaries secured by any assets of the Company or its Restricted Subsidiaries, to

(2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to:

(1) any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by the Company or any Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period;

(2) any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or any other Person to be a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such designation occurred on the first day of the Four Quarter Period;

(3) to the extent the transaction giving rise to the need to calculate Consolidated Secured Leverage Ratio is an Incurrence of Debt by such Person or any of its Restricted Subsidiaries, such Incurrence of such Debt (and any other Debt of such Person or any of its Restricted Subsidiaries being Incurred contemporaneously) as if such Incurrence of Debt (and the receipt and application of the proceeds therefrom) had occurred on the first day of the Four Quarter Period;

(4) any Debt Incurred (other than Debt covered by clause (3) above), including any Acquired Debt deemed Incurred, by such Person or any of its Restricted Subsidiaries during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence (and the receipt and application of proceeds therefrom) had occurred on the first day of the Four Quarter Period; and

(5) any Debt of such Person or any of its Restricted Subsidiaries repaid during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Debt had been repaid on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act. Furthermore, in calculating “Consolidated Secured Leverage Ratio” for any Debt the incurrence of which is being given pro forma effect:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (after taking into account any interest rate agreements applicable to such Debt);

(b) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest expense on such Debt shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate; and

(c) interest on any Debt Incurred under the revolving portion of a Credit Facility shall be calculated based on the average daily balance of such Debt during the applicable period.

For purposes of the calculations hereunder, the amount of Debt outstanding under any revolving portion of any Credit Facility shall be calculated based on (A) the average daily balance of such Debt during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding, or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Debt during the period from the creation of such facility to the Transaction Date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Controlling Secured Parties” means, with respect to any Collateral, (1) at any time when the Administrative Agent is the Applicable Collateral Agent, the secured parties under the Credit Agreement and (2) at any other time, the secured parties whose Authorized Representative is the Applicable Authorized Representative for such Collateral.

“Credit Agreement” means the Credit Agreement dated as of October 7, 2008, between the Company and guarantors named therein and Bank of America, N.A., as administrative agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended as of the Issue Date and as further amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided, however, that such increase in borrowings is permitted under the Indenture), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Debt” means at any time (without duplication), with respect to any Person, the following: (1) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any raw materials purchase contracts, time-based licenses, trade payables or current liabilities incurred in the normal course of business, which deferred purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (2) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (3) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided, however, that such obligations shall not constitute Debt except to the extent drawn and not repaid within twenty business days; (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (5) all Capital Lease Obligations of such Person; (6) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (7) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (8) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; (9) the amount of all Permitted Receivables Financings of such Person to the extent such obligations are reflected as indebtedness on the consolidated balance sheet of such Person; and (10) all obligations of the types referred to in clauses (1) through (9) of this definition of another Person, the payment of which, in either case, (a) such Person has Guaranteed or (b) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (i) the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; (ii) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (iii) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (iv) the amount of any Debt described in clause (7) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (v) the amount of any Debt described in clause (9)(a) above shall be the maximum liability under any such Guarantee; (vi) the amount of any Debt described in clause (9)(b) above shall be the lesser of (I) the maximum amount of the Debt so secured and (II) the Fair Market Value of such property or other assets; and (vii) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (v) deferred or prepaid revenues; (w) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (x) any indebtedness or obligations identified in clauses (i) and (ii) in the paragraph above to the extent such indebtedness or obligations do not appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (y) customary indemnification obligations and (z) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 180 days thereafter.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia.

“Eligible Bank” means a bank or trust company that (1) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (2) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (3) the senior unsecured Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency).

“Eligible Cash Equivalents” means any of the following Investments: (1) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (2) time deposits in and certificates of deposit of any Eligible Bank; provided, however, that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with any Eligible Bank; (4) direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision, taxing authority or public instrumentality thereof; provided, however, that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (5) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles; provided, however, that such Investments have one of the two highest ratings obtainable from either S&P’s or Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and mature within one year after the date of acquisition; (6) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Deposit Insurance Fund; (7) Debt issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; (8) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (1) through (6); and (9) instruments equivalent to those referred to in clauses (1) through (7) above or funds equivalent to those referred to in clause (8) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions or with respect to any property or assets, the fair market value thereof as determined by the Company in good faith.

“First Lien Indebtedness” means Obligations under the Notes, the 2020 notes, the Credit Facilities, and each other type of outstanding Debt, the holders of which are subject to the Intercreditor Agreement, and any Refinancing Debt with respect to any of the above.

“Four Quarter Period” means the four full fiscal quarters immediately prior to any such date for which financial statements have been filed or provided pursuant to the covenant described under “—Provision of financial information.”

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as applied to any Debt of another Person, (1) a guarantee, direct or indirect, in any manner, of any part or all of such Debt, or (2) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner (other than in each case, by endorsement of negotiable instruments for collection in the normal course of business) (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Domestic Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s business.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of, or the creation of a letter of credit obligation that supports, Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) the accrual of interest or the accretion or amortization of original issue discount or accreted value, or amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms or in the form of Qualified Capital Interests;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means J.P. Morgan Securities Inc., Goldman, Sachs & Co. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any similar purchase agreement in connection with any Additional Note.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent and authorized representative for the Notes, and the collateral agent and authorized representative for the 2020 notes, the administrative agent under the Credit Agreement, and each additional collateral agent and authorized representative from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Debt of another Person; provided, however, that “Investment” shall exclude: (a) accounts receivable and other extensions of trade credit in the ordinary course of business; (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; (c) prepaid expenses and pledges or deposits (i) made to secure performance of leases, worker’s compensation or utility obligations, licenses or other contracts in the ordinary course of business, or (ii) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the “Limitations on liens” covenant; and (d) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s and S&P, respectively.

“Issue Date” means January 20, 2010.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge, easement, encumbrance, or other security agreement of any kind on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“McDATA” means McDATA Corporation, a wholly-owned subsidiary of the Company.

“McDATA notes” means McDATA’s 2.25% convertible subordinated notes due February 15, 2010 and the Company’s guarantee thereof.

“Merger” means the merger of Falcon Acquisition Sub, Inc., an indirect wholly-owned subsidiary of the Company, with Foundry Networks, Inc. pursuant to the Merger Documents.

“Merger Documents” means the Agreement and Plan of Merger, dated July 21, 2008, as amended, modified or otherwise supplemented, by and among the Company, Falcon Acquisition Sub, Inc. and Foundry Networks, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Debt or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Debt or other similar documents.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (1) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (2) all payments made by such Person on any Debt or other obligation that is secured by such properties or other assets or that must, by the terms of any Lien or such Debt or obligation, or to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; (3) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; and (4) appropriate amounts reserved by the Company or any of its Restricted Subsidiaries, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such transaction and retained by the Company or any Restricted Subsidiary after such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required or is otherwise subject to any purchase price or similar adjustment by contract to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or the amount of such adjustment is otherwise finally determined; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Note Guarantee” means any guarantee that may from time to time be entered into by a Domestic Restricted Subsidiary of the Company on or after the Issue Date pursuant to the covenant described under “—Certain covenants—Additional note guarantors.”

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offering Memorandum” means the offering memorandum, dated January 13, 2010, relating to the sale of the original notes.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officer” means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary, (1) of such Person or (2) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors).

“Officer’s Certificate” means a certificate signed by one Officer of the Company or a Guarantor, as applicable.

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.

“Permitted Debt” means:

(1) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $700.0 million minus any amount used to permanently repay such Debt (or permanently reduce commitments with respect thereto) pursuant to the “Limitation on asset sales” covenant;

(2)(a) Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on the

Notes and (b) Debt under the 2020 notes issued on the Issue Date (and any exchange notes related thereto pursuant to the registration rights agreement relating to such 2020 notes entered into on the Issue Date) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such 2020 notes;

(3)(a) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement) and (b) Guarantees of the 2020 notes (and any exchange notes related thereto pursuant to the registration rights agreement relating to such 2020 notes entered into on the Issue Date);

(4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (1), (2) or (3) above);

(5) Debt owed to and held by the Company or a Restricted Subsidiary;

(6) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(7) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility; provided, however, that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on incurrence of debt” covenant and (b) if such Debt is subordinated to the Notes, such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(8) Debt Incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c), for the avoidance of doubt, in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes, payment (other than for payment of Debt) and completion guarantees, in each case provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(9) Debt under Swap Contracts and Hedging Obligations, in each case entered into in the ordinary course of business and for the purpose of mitigating risks associated with the business of the Company and its Restricted Subsidiaries;

(10) Debt owed by the Company or a Restricted Subsidiary to the Company or any Restricted Subsidiary; provided, however, that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be permitted by this clause (10) and shall be deemed Incurred as Debt of the Company for purposes of the Indenture as of the date such Debt ceases to be so held;

(11) Debt of the Company or any Guarantor owed to any Unrestricted Subsidiary; provided, however, that such Debt is unsecured and subordinated to the Notes or such Guarantor’s Note Guarantee, as applicable;

(12) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary or Investment otherwise permitted under the Indenture;

(13) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such Redeemable Capital Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Redeemable Capital Interests by such Restricted Subsidiary that was not permitted by this clause (13);

(14)(a) Debt in respect of netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements in connection with deposit accounts, and (b) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(15) client advances or deposits received in the ordinary course of business;

(16) Debt representing deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

(17) Debt (and Attributable Debt) with respect to the Campus Sale-Leaseback and any other Sale and Leaseback Transaction not prohibited by the Indenture;

(18) Acquired Debt of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary (and any Refinancing Debt with respect thereto); provided, however, that (i) no Default or Event of Default shall exist or result therefrom, (ii) such Acquired Debt is not incurred in connection with, or in contemplation of, such transaction, and (iii) after giving effect to the Incurrence thereof and otherwise determined on a pro forma basis in accordance with the definition of “Consolidated Leverage Ratio,” the Consolidated Leverage Ratio would be the same as or lower than the Consolidated Leverage Ratio immediately prior to the incurrence of such Acquired Debt;

(19) Debt Incurred by the Company or any Restricted Subsidiary to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control, or (b) deposited and used to defease or discharge the Notes as described under “—Satisfaction and discharge of the indenture; defeasance;”

(20) reimbursement obligations issued on behalf of the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that, if such obligations are secured, the amount of such Debt shall not exceed the fair market value of the property constituting the security thereof;

(21) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $75.0 million at any time outstanding;

(22) Debt Incurred by Foreign Subsidiaries in an aggregate amount not to exceed $30.0 million at any time outstanding; provided, however, that the aggregate amount of outstanding Debt permitted under this clause (22) shall increase by $5.0 million for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010);

(23) reimbursement obligations and other Debt in favor of the Redevelopment Agency of the City of San Jose or any other governmental authority or entity whereby such authority or entity finances development and/or encourages employment in its jurisdiction; provided, however, that such reimbursement obligations and other Debt shall not exceed in the aggregate $10.0 million at any one time outstanding;

(24) Refinancing Debt;

(25) Subordinated Debt of the Company or any Guarantor and any refinancings, refundings, renewals or extensions of any such Subordinated Debt in an aggregate principal amount outstanding not to exceed $600.0 million; provided, however, that any Debt permitted under this clause (25) shall be Subordinated Debt and have no amortization, sinking fund, provision requiring any mandatory principal prepayment or repurchase or scheduled maturity, in each case, prior to the date that is 180 days following the maturity date of the Notes (other than customary offers to repurchase upon a change of control, fundamental change or asset sale or, in the case of convertible debt securities, customary provisions regarding the conversions of such debt securities into common stock and any cash or net share settlement in connection therewith); provided, further, that in the case of any refinancing, refunding, renewal or extension thereof that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and that the direct or contingent obligor of such Debt shall only be the Company or any Guarantor;

(26) Capital Lease Obligations and Purchase Money Debt in an aggregate principal amount not to exceed $50.0 million plus an additional $25.0 million for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010) at any time outstanding; and

(27) Debt in connection with Permitted Receivables Financings.

Notwithstanding anything herein to the contrary, Debt permitted under clauses (1), (21), (22), (23), (25), (26) and (27) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (24) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(1) Investments in existence on the Issue Date or made pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date and any modification, refinancing, renewal, refunding, replacement or extension thereof, but only to the extent not involving additional advances, contribution or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities pursuant to the terms of such Investment as in effect on the Issue Date;

(2) Investments in cash and Eligible Cash Equivalents;

(3) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the ordinary course of business;

(4) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(5) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary and, in each case, any Investments held by such Person; provided, however, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(6) Swap Contracts and Hedging Obligations;

(7) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(8) Investments received in settlement or partial settlement of obligations owed to the Company or any Restricted Subsidiary, including in satisfaction or compromise or partial satisfaction or compromise of judgments or claims or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(9) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $50.0 million at any one time outstanding;

(10) loans and advances (including for travel, entertainment, relocation and analogous ordinary business purposes) to officers, directors and employees in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;

(11) Investments the payment for which consists solely of Capital Interests of the Company;

(12) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Certain covenants—Limitation on asset sales” or any other disposition of Property not constituting an Asset Sale;

(13) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(14) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary of Debt otherwise permitted by the covenant described hereunder “—Certain covenants— Limitation on incurrence of debt;”

(15) Investments by any Foreign Subsidiary in any other Person that becomes a Subsidiary as a result thereof;

(16) the licensing of contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(17) any of the Notes;

(18) Investments arising as a result of any Permitted Receivables Financing;

(19) deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business and other deposits made in connection with the incurrence of Permitted Liens;

(20) investments consisting of UCC Article 3 endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(21) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(22) Investments made in Unrestricted Subsidiaries in an aggregate amount not to exceed $75.0 million at any one time outstanding; and

(23) Investments in Permitted Joint Ventures, other than Investments in any Restricted Subsidiary of the Company, that are at any time outstanding not to exceed $75.0 million.

“Permitted Joint Venture” means any entity characterized as a joint venture, however structured, engaged in a Permitted Business in which the Company or any Restricted Subsidiary has an ownership interest.

“Permitted Liens” means:

(1) Liens existing at the Issue Date;

(2) Other than during a Suspension Period, Liens that secure Credit Facilities incurred pursuant to (a) clause (1) of the definition of “Permitted Debt” and/or (b) the provisions described in the first paragraph of “Certain covenants—Limitations on incurrence of debt,” in the case of clause (a) and (b) collectively, in an aggregate principal amount not to exceed $700.0 million (and any related Hedging Obligations and Swap Contracts permitted under the agreement related thereto) at any one time outstanding; provided that from and after the Reversion Date (provided that there is no new Suspension Period then in effect), the Notes and all other amounts due under the Indenture shall be secured equally and ratably with (or prior to) the Credit Facilities secured by such Lien until such time as all such Credit Facilities are no longer secured by such Lien;

(3) any Lien for taxes or assessments or other governmental charges or levies not then overdue for a period of more than 30 days (or which are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(4) any warehousemen’s, carrier’s, mechanic’s, materialmen’s, repairmen’s, workmen’s, supplier’s, landlord’s, processor’s, storage or other similar Liens for sums not then overdue for a period of more than 60 days (or which are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(5) Liens that secure the Notes, the Note Guarantees and other Obligations under the Indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under the Indenture or the Collateral Documents;

(6) Liens that secure the 2020 notes, the Guarantees thereof and other Obligations under the indenture governing the 2020 notes and in respect thereof and any obligations owing to the trustee or the collateral agent under such indenture or the related collateral documents;

(7) Liens (a) imposed by law or pledges and deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar laws or regulations, (b) to secure the performance of tenders, statutory obligations or bonds, bids, surety, stay, customs and appeal bonds, performance and return of money bonds, leases, government contracts, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the ordinary course of business; (c) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (d) arising by virtue of deposits made in the ordinary course of business to secure liability for reimbursement or indemnification obligations of insurance carriers or (d) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(8) Liens on property or assets (or Capital Interests) of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Subsidiary of the Company, and Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were not placed on such property in contemplation of the consummation of such merger, consolidation or acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary, or the property or assets so acquired (and property or assets affixed or appurtenant thereto);

(9) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(10) licenses of intellectual property granted in the ordinary course of business;

(11) Liens to secure Capital Lease Obligations and Purchase Money Debt; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed with the proceeds of such Capital Lease Obligation or Purchase Money Debt (it being understood, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender); provided, further, that the aggregate amount of all Debt secured by such Liens at any one time outstanding shall not exceed $50.0 million plus an additional $25.0 million for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010);

(12) Liens in favor of the Company or any Guarantor;

(13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(14) banker’s Liens, contractual rights of set-off and other similar Liens (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt; (b) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries; (c) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection; (d) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, or (e) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(15) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole, and do not secured Debt;

(16) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under the Indenture;

(17) Liens securing obligations in an aggregate amount not to exceed the greater of (a) $50.0 million at any one time outstanding and (b), other than during a Suspension Period, an amount such that at the time of Incurrence of such obligations and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries for the Four Quarter Period measured at the time of incurrence of such Lien would be no greater than 2.0:1.0; provided that for purposes of calculating such Consolidated Secured Leverage Ratio, the maximum Debt permitted to be Incurred under clause (1) of the definition of Permitted Debt shall be deemed to be outstanding as of the first day of the relevant Four Quarter Period even if such Debt is not then outstanding;

(18) Liens securing Debt permitted by clause (22) of the definition “Permitted Debt;” provided, however, that such Liens extend only to the property (or Capital Interests) of the Foreign Subsidiary Incurring such Debt;

(19) easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under the Indenture;

(21) the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(22) Liens consisting of (a) any option or other agreement to purchase any asset of the Company or any Subsidiary, the purchase, sale or other disposition of which is not prohibited by any other provision of the Indenture, or (b) deposits or cash advances in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets;

(25) Liens on insurance policies and the proceeds thereof securing Debt permitted by clause (8)(b) of the definition of “Permitted Debt;”

(26) Liens on the property that is subject to a Sale and Leaseback Transaction not prohibited by the Indenture;

(27) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit;

(28) Liens to secure Debt permitted by clauses (19), (20) and (23) of the definition of “Permitted Debt” and deposits with the Trustee for the purposes of defeasing or discharging the Notes as described under “—Satisfaction and discharge of the indenture; defeasance;” and

(29) Liens securing Permitted Receivables Financings.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Assets or (ii) Receivable Assets or interests therein are sold directly to one or more investors or other purchasers (other than the Company or any Restricted Subsidiary); provided that in each case (A) recourse to the Company or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of the Company or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions as reasonably determined by the Company, and (B) the aggregate Receivables Net Investment since the Issue Date shall not exceed $125,000,000 at any time.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt:

(1) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; or

(2) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; provided, however, that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender; and in either case that does not exceed 100% of the cost of such assets (including the installation, delivery and constructions costs and additions and improvements thereto).

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (1) a public equity offering of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $25.0 million or (2) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (a) any such private sale to an entity that is an Affiliate of the Company and (b) any public offerings registered on Form S-8; provided, however, that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued and unpaid interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under the third paragraph of “—Optional redemption.”

“Ratings Decline Period” means the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (2) ends 60 days following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange), lease receivables and any related assets and property from time to time originated, acquired or otherwise owned by Company or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person (with a scheduled maturity prior to the 91st day after the Stated Maturity of the Notes) at the option of the holder thereof, in whole or in part, at any time prior to the 91st day after the Stated Maturity of the Notes; provided, however, that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, (1) any equity security that would constitute Redeemable Capital Interests solely because such equity security matures or becomes mandatorily redeemable at the option of the holder, or the holders of the equity security have the right to require the Company to repurchase such equity security, upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests, and (2) any equity security issued to any plan for the benefit of employees of such Person or its subsidiaries or by any plan to such employees shall not constitute Redeemable Capital Interests solely because it may be required to be repurchased by such Person or its subsidiaries to satisfy applicable statutory or regulatory obligations. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends (collectively, a “refinancing”) any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors; provided, however, that:

(1) the Refinancing Debt is subordinated to the Notes at least to the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes;

(2) the Refinancing Debt has a final maturity either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;

(3) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended; and

(4) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, prepayment premiums and any other reasonable premiums (including tender premiums) or other reasonable amounts paid on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt.

Notwithstanding any provision of the Indenture to the contrary any Refinancing Debt including any Guarantees in respect thereof, Incurred to refinance, refund or replace the McDATA notes shall be subordinated to the Notes and the Note Guarantees on terms no less favorable to the Holders of the Notes than the subordination provisions of the indenture governing the McDATA notes.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers relating to the Notes and any similar agreement entered into in connection with any Additional Notes.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business; provided, however, that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

“Restricted Payment” is defined to mean any of the following:

(1) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company other than

(a) dividends, distributions or payments made solely in Qualified Capital Interests in the Company and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on no more than a pro rata basis;

(2) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

(3) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is expressly subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments, redemptions or repurchases of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof; provided, however, that, for purposes of the Indenture, the McDATA notes, and any Guarantee thereof, shall be deemed subordinated in right of payment to the Notes or any Guarantee of the Notes; and

(4) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary; provided, however, that the Campus Sale-Leaseback shall not be deemed a Sale and Leaseback Transaction for purposes of the Indenture.

“Secured Debt” means, as of any date of determination, the aggregate principal amount of Debt of the Company and its Restricted Subsidiaries as of such date, which Debt is secured by Liens (other than Permitted Liens).

“Securities Act” means the Securities Act of 1933, as amended.

“Series of First Lien Indebtedness” means (a) the Notes and any Additional Notes, (b) the 2020 notes and any additional 2020 notes under the indenture governing the 2020 notes, (c) any outstanding Obligations under the Credit Agreement and (d) each other type of outstanding First Lien Indebtedness the holders of which are subject to the terms of the Intercreditor Agreement.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Company established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Company or any of its Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Company or any such Subsidiary becomes subject to a proceeding under means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Stated Maturity,” when used with respect to (1) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (2) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subordinated Debt” means Debt of the Company or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Company and such Guarantor, as applicable, under the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2013; provided, however, that if the period from such redemption date to January 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

DESCRIPTION OF 2020 NOTES

The original notes were issued under an indenture dated January 20, 2010 (the “Indenture”) among Brocade Communications Systems, Inc., each Guarantor and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), in a private transaction not subject to the requirements of the Securities Act. For purposes of this “Description of 2020 notes,” references to the “Company,” “we,” “us,” “our” or similar terms shall mean Brocade Communications Systems, Inc., without its subsidiaries and references to the “Notes” includes the original 2020 notes, the registered 2020 notes offered hereby, and any additional notes offered under the Indenture.

The statements under this caption relating to the Indenture, the Notes and the Collateral Documents (including the Intercreditor Agreement) are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture, the Notes and the Collateral Documents (including the Intercreditor Agreement) and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain definitions.” Capitalized or other defined terms in this “Description of 2020 notes” shall only apply to this section. A copy of the Indenture, the Registration Rights Agreement and the Collateral Documents is available upon request from the Company.

General

The initial offering hereunder will be for $300.0 million in aggregate principal amount of registered 2020 notes. The Company may issue additional notes (the “Additional Notes”) under the Indenture, subject to the limitations described below under the covenant “Limitation on incurrence of debt.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, maturity and interest

Interest on the Notes is payable at 6.875% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on January 15 and July 15, commencing on July 15, 2010. The Company will make each interest payment to the Holders of record of the Notes at the close of business on the immediately preceding January 1 and July 1. Interest on the original 2020 notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the registered 2020 notes will accrue (A) from the latter of (x) the last interest payment date on which interest was paid on the original 2020 notes surrendered for exchange and (y) if the original 2020 notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the original 2020 notes, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on January 15, 2020.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The original 2020 notes were, and the registered 2020 notes will be, issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. Additional Interest may accrue and be payable under the circumstances set forth therein. See “Exchange offer; registration rights.” References herein to “interest” shall be deemed to include any such Additional Interest.

Guarantees

The Notes are guaranteed, on a full, joint and several basis, by each of the Company’s domestic subsidiaries to the extent such subsidiaries guarantee our Obligations under the Credit Agreement or any other Debt of the Company. On the Issue Date, each of our subsidiaries that guarantees our Obligations under the Credit Agreement became a Guarantor. The Note Guarantees are senior secured obligations of each Guarantor and will rank pari passu with all existing and future senior Debt of such Guarantor and rank senior to all subordinated Debt of such Guarantor. The Indenture provides that the obligations of a Guarantor under its Note Guarantee are limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

As of the date of the Indenture, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain covenants—Limitation on creation of unrestricted subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes, and the Notes will not be secured by any property of Unrestricted Subsidiaries. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the Notes.

Any Guarantor will be automatically and unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect,

(1) concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of any Capital Interests, or all or substantially all assets, of such Guarantor in accordance with the applicable provisions of the Indenture, following which such Guarantor is no longer a Subsidiary;

(2) upon the release or discharge of the guarantee by such Guarantor of its Obligations under the Credit Agreement and any other Debt of the Company; provided that (a) the Credit Agreement is, after giving effect to such release, terminated and all amounts owing thereunder have been paid in full, and (b) the ratings then assigned to the Notes by both Moody’s and S&P are Investment Grade Ratings;

(3) concurrently with the designation of such Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(4) upon the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either the Company or another Guarantor; or

(5) upon the exercise by the Company of its legal defeasance or covenant defeasance options, or the discharge of the Company’s obligations under the Indenture, as described under “—Satisfaction and discharge of the indenture; defeasance.”

Upon any such occurrence specified above, the Trustee shall execute any documents reasonably required to evidence such release, discharge and termination in respect of such Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge.

Not all of our Subsidiaries guarantee the Notes. For the fiscal year ended October 31, 2009, our non-guarantor subsidiaries collectively represented approximately 32% of our net revenues. At October 31, 2009, on a pro forma basis after giving effect to the issuance of the Notes and the application of the net proceeds of therefrom, our non-guarantor subsidiaries collectively represented less than 12% of our total assets and had approximately $161.3 million of outstanding total liabilities, including trade payables, all of which would have been structurally senior to the notes.

RANKING

Ranking of the notes

The Notes are general secured obligations of the Company. As a result, the Notes rank:

•	pari passu in right of payment with all existing and future senior Debt of the Company, including Obligations under the Credit Agreement and the 2018 notes;

•	senior in right of payment to all existing and future Debt of the Company that is by its terms expressly subordinated to the Notes;

•	effectively subordinated to any obligations secured by Permitted Liens on assets of the Company that do not constitute Collateral, to the extent of the value of such assets;

•	effectively senior to all of the Company’s unsecured senior Debt to the extent of the value of the Collateral (after giving effect to certain permitted exceptions); and

•	structurally subordinated to any Debt or Obligations of any non-Guarantor Subsidiaries.

As of October 31, 2009, on a pro forma basis after giving effect to the issuance of the Notes, the application of the net proceeds of therefrom and repayment of a portion of our indebtedness with cash on hand, as more fully described under “Use of proceeds”:

•

the Company and the Guarantors would have had approximately $1,073.0 million of total indebtedness (including the Notes and net of original issue discount of $40.0 million), of which $478.0 million (net of original issue discount of $35.0 million), would have ranked pari passu with the Notes and the Note Guarantees (all of which million would have represented secured indebtedness (including indebtedness under the Credit Agreement) that shares a lien on the Collateral);

•

the Company would have had additional commitments under the Credit Agreement available to the Company of $110.9 million, all of which would have ranked pari passu with the Notes and be secured by the Collateral if borrowed; and

•	the non-Guarantor subsidiaries would have had $161.3 million of total liabilities (including trade payables), all of which would have been structurally senior to the Notes and the Note Guarantees.

Ranking of the note guarantees

Each Guarantor’s Note Guarantee is a general secured obligation of such Guarantor. As such, a Guarantor’s Note Guarantee ranks:

•	pari passu in right of payment with all existing and future senior Debt of such Guarantor, including Obligations under the Credit Agreement and the 2018 notes;

•	senior in right of payment to all existing and future Debt of such Guarantor, if any, that is by its terms expressly subordinated to such Note Guarantee;

•	effectively subordinated to any obligations secured by Permitted Liens on assets of such Guarantor that do not constitute Collateral, to the extent of the value of such assets; and

•	effectively senior to all of such Guarantor’s unsecured senior Debt, to the extent of the value of the Collateral (after giving effect to certain permitted exceptions).

SECURITY

General

Subject to the provisions below and to the Intercreditor Agreement, the Notes and each Note Guarantee are secured by Liens granted by the Company with respect to the Notes, and by Liens granted by each existing Guarantor and any future Guarantor with respect to each such Guarantor’s Note Guarantee, on all assets of the Company and the Guarantors that secure any Obligations under the Credit Agreement (whether now owned, previously existing or hereafter arising or acquired) and as further described in the Collateral Documents, consisting of the following, but in each case excluding any Excluded Assets (collectively, the “Collateral”):

•

the Capital Interests of any Restricted Subsidiary directly held by the Company or any Guarantor; provided, however, that the Collateral shall not include (A) any Capital Interests of a Foreign Subsidiary other than (i) Voting Interests of any Foreign Subsidiary held by the Company or any Guarantor representing 65% of the total voting power of all outstanding Voting Interests of such Foreign Subsidiary, and (ii) 100% of the Capital Interests not constituting Voting Interests of any such Foreign Subsidiary, except that any such Capital Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Interests, and (B) Capital Interests of Foreign Subsidiaries that do not secure any Obligations under the Credit Agreement (or any Guarantee thereof);

•	all other tangible and intangible property of the Company and the Guarantors, wherever located or situated; and

•	proceeds of, products of or other income from the foregoing.

Under the terms of the Intercreditor Agreement, such Liens are pari passu to the extent of shared collateral with Liens securing other First Lien Indebtedness as among the holders thereof.

“Excluded Assets” means:

•

any permit or license issued by a Governmental Authority to the Company or any Guarantor or any agreement (including, without limitation, intellectual property licenses) to which the Company or any Guarantor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, validly prohibit the creation by the Company or such Guarantor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

•

equipment owned by the Company or any Guarantor on the date hereof or hereafter acquired and any proceeds thereof that is subject to a Lien securing a purchase money obligation or Capitalized Lease not prohibited by the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease) validly prohibits the creation of any other Lien on such equipment and proceeds;

•

any intent-to-use trademark application to the extent and for so long as creation by the Company or a Guarantor of a security interest therein would result in the loss by the Company or such Guarantor of any material rights therein;

•

with respect to any particular item of Collateral, provided that there is then outstanding under the Credit Agreement at least $125.0 million in aggregate debt and debt commitments, any Collateral with respect to which the Administrative Agent shall reasonably determine in consultation with the Company and confirm in writing by notice from the Administrative Agent to the Company (a copy of such notice to be promptly delivered by the Company to the Trustee) that the cost of obtaining a security interest in such assets is excessive in relation to the benefits provided to the relevant secured parties of the security interest afforded thereby;

•

any property of a person existing at the time such person is merged into or consolidated with the Company or any Guarantor that is subject to a Permitted Lien to the extent the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

•

any asset only to the extent and for so long as the terms of any Requirement of Law applicable thereto, validly prohibit the creation by the Company or such Guarantor of a security interest in such asset in favor of the Collateral Agent (after giving effect to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

•

margin stock (within the meaning of Regulation U issued by the FRB) to the extent the creation of a security interest therein in favor of the Administrative Agent or the Collateral Agent will result in a violation of Regulation U issued by the FRB;

•

any Capital Interests (other than Capital Interests of a wholly-owned Subsidiary) if the granting of a security interest in such Capital Interests is prohibited by the applicable joint venture, shareholder, stock purchase or similar agreement (after giving effect to the UCC of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

•	motor vehicles and other equipment covered by certificates of title; and

•	leases of real property;

provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets (unless such proceeds, substitutions or replacements would constitute Excluded Assets).

The Collateral also does not include Capital Interests and other securities of a Subsidiary to the extent that the pledge of such Capital Interests and other securities results in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement (such Capital Interests and other securities to the extent not included in the Collateral, the “Rule 3-16 Collateral”). Rule 3-16 of Regulation S-X, promulgated pursuant to the Securities Act (as currently enacted and as it may be amended or modified, “Rule 3-16”), requires the presentation of a company’s stand-alone, audited financial statements if that company’s capital stock or other securities are pledged to secure the securities of another issuer, and the greatest of the principal amount, par value, book value and market value of the pledged stock or securities equals or exceeds 20% of the principal amount of the securities secured by such pledge. Accordingly, the Collateral initially excludes Capital Interests held by us of Foundry Networks, LLC, McDATA Corporation and Brocade Communications Luxembourg Holding II SCS, but only to the extent necessary to not be subject to such requirement. Foundry Networks, LLC and McDATA Corporation are Guarantors of the Notes. Brocade Communications Luxembourg Holding II SCS is not a Guarantor of the Notes. As of and for the fiscal year ended October 31, 2009, Brocade Communications Luxembourg Holding II SCS and its subsidiaries on a consolidated basis accounted for approximately 11% of our consolidated total assets and 32% of our consolidated net revenues.

In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Interests or other securities secure the Notes, then the Capital Interests or other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, all Liens on such Capital Interests or other securities shall be automatically released and the Collateral Documents may be amended or modified, without the consent of the Trustee or any holder of Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the Capital Interests or other securities that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Interests or other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Interests or other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement. The collateral securing our senior secured credit facility is not so limited to exclude Rule 3-16 Collateral and, accordingly, our obligations under our senior secured credit facility are secured by a pledge of capital stock of Foundry Networks, LLC and McDATA Corporation and 65% of the capital stock of Brocade Communications Luxembourg Holding II SCS. See “Risk factors—Risks related to the notes and our indebtedness—The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes will automatically be excluded from the collateral to the extent the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.”

Subject to the terms of the Collateral Documents, the Company and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Note Guarantees (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the Administrative Agent under the circumstances described in the security documents relating to the Credit Agreement), to freely operate the Collateral and to collect, invest and dispose of any income therefrom. Neither the administrative agent under the Credit Agreement nor the Collateral Agent will have control over, or have a perfected security interest in, any deposit accounts of the Company and the Guarantors. In addition, the Collateral Agent shall not require any leasehold mortgages and, prior to the occurrence of an Event of Default, the Collateral Agent shall not require that security interests in the Collateral be perfected in any jurisdiction outside of the United States. See “Risk factors—Risks related to the notes and our indebtedness—Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral, including collateral acquired in the future.”

If, prior to the release of Liens on the Collateral pursuant to clauses (2), (5), (6) or (7) under “—Release of liens”:

•	property (other than Excluded Assets) is acquired by the Company or a Guarantor that is intended to be subject to the Lien created by the Collateral Documents but is not so subject,

•	an Excluded Asset ceases to be an Excluded Asset,

•	a Subsidiary of the Company becomes a Guarantor, or

•

any property of the Company or any Guarantor becomes subject to a Lien with respect to the Obligations of the Credit Agreement (or the Guarantees thereof) are is not already subject to the Lien created by the Collateral Documents, then the Company or such Guarantor will, as soon as practical after such property’s acquisition or such property no longer being an Excluded Asset or such Subsidiary becoming a Guarantor or such property becoming subject to a Lien with respect to the Obligations under the Credit Agreement (or the Guarantees thereof), as applicable, provide security over such property (or, in the case of a new Guarantor, all of its assets that are Collateral) in favor of the Collateral Agent on a basis that would provide a Lien on such terms, in each case, consistent with the Collateral Documents in effect at such time, and take such additional actions as the Collateral Agent may deem reasonable and appropriate or advisable to create and fully perfect in favor of the secured parties under the Collateral Documents a valid and enforceable security interest in such Collateral (to the extent such perfection is required under the Collateral Documents), which shall be free of all other Liens except for Permitted Liens, provided that, with regard to real property (other than Excluded Assets) with a fair market value of $5.0 million or more, the Company and any Guarantor shall have 90 days from the date of acquisition to execute and deliver the items described under “—Real estate mortgages and filings” below). Any security interest provided pursuant to this paragraph shall be accompanied by such opinions of counsel to the Company or the Guarantors addressed to the Trustee and the Collateral Agent as are customarily given by such counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction; provided, however, that no such opinion shall be required to be delivered if the fair market value of Collateral subject to such security interest is less than $5.0 million (as certified in an Officer’s Certificate to the Trustee and the Collateral Agent). In addition, if perfection is required by the Collateral Documents, the Company shall deliver an Officer’s Certificate to the Trustee and the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property. The Indenture and the Collateral Documents will permit the Company and the Guarantors to create additional Liens under specified circumstances, including certain additional parity Liens on the Collateral. See “Certain covenants—Limitation on liens” and the definition of “Permitted Liens.”

Except as described herein, (1) all of the Collateral has been and will be pledged to the administrative agent under the Credit Agreement (together with any successor, the “Administrative Agent”) for the benefit of the secured parties (as defined in the security documents relating to the Credit Agreement), (2) all of the Collateral has been and will be pledged to the collateral agent under the 2018 notes for the benefit of the trustee under the Indenture governing the 2018 notes and the holders of the 2018 notes and (3) all of the Collateral has been and will be pledged to the Collateral Agent for the benefit of the Trustee and the Holders of the Notes.

Sufficiency of collateral

As of October 31, 2009, the book value of the Collateral (other than Capital Interests of Restricted Subsidiaries and intercompany receivables) was approximately $3,240.9 million. The Collateral has not been appraised in connection with this offering of the Notes and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited, to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

The Company and the Guarantors have limited obligations to perfect the security interest of the holders of the Notes in certain specified Collateral. Specifically, the Collateral Agent will not have control over, and hence will not have a perfected security interest in, any deposit accounts of the Company or Guarantors. In addition, prior to the occurrence of an Event of Default, the security interests in the Collateral will not be required to be perfected in any jurisdiction outside of the United States. See “Risk Factors—Risks related to the notes and our indebtedness—Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral, including collateral acquired in the future.”

Certain covenants with respect to the collateral

The Collateral is pledged pursuant to the Collateral Documents, which contain provisions relating to identification of the Collateral and the maintenance of perfected liens therein. The following is a summary of some of the covenants and provisions set forth in the Collateral Documents and the Indenture as they relate to the Collateral.

Further assurances. The Collateral Documents and the Indenture provide that the Company and the Guarantors shall, at their sole expense, do all acts which may be reasonably necessary, if requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent required by the Indenture, the Collateral Documents and the Intercreditor Agreement.

As necessary, or upon reasonable request of the Collateral Agent or the Trustee, the Company and the Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the Collateral Agent or the Trustee may reasonably request, to assure, perfect, transfer and confirm the property and rights conveyed by the Collateral Documents, including with respect to after-acquired Collateral, to the extent required thereunder.

The Indenture provides that the Company will comply with the applicable provisions of the Trust Indenture Act as they relate to the Collateral. The Company will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the Notes, to be complied with from and after the date the Indenture is qualified under the Trust Indenture Act. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

Impairment of security interest. Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral; provided, however, that the foregoing shall not be deemed to prohibit any other action or inaction that is otherwise permitted by the Indenture.

Real estate mortgages and filings. With respect to real property that secures (or will secure) any Obligations under the Credit Agreement (or any Guarantee thereof) (the “Premises”):

(1) the Company or the applicable Guarantor shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the holders of the Notes, fully executed counterparts of Mortgages, each dated not later than 90 days of the date of the Indenture or 90 days of the date of acquisition of such property, as the case may be, in accordance with the requirements of the Indenture and/or the Collateral Documents, duly executed by the Company or the applicable Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, pari passu with the Liens securing the 2018 notes, the Obligations under the Credit Agreement and obligations under other First Lien Indebtedness as among the holders thereof in accordance with the Intercreditor Agreement against the properties purported to be covered thereby;

(2) the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon, pari passu with the Liens securing the 2018 notes and the Obligations under the Credit Agreement, as among the holders thereof in accordance with the Intercreditor Agreement, free and clear of all Liens, defects and encumbrances, other than Permitted Liens, all such title policies to be in amounts equal to 110% of the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required and shall be accompanied by evidence of the payment in full of all premiums thereon (or that satisfactory arrangements for such payment have been made); and

(3) the Company shall, or shall cause the Guarantors to, deliver to the Collateral Agent (x) with respect to each of the covered Premises then owned, such filings, surveys (or, alternatively, any updates or affidavits that the title company may reasonably require to issue the title insurance policies without an exception for survey coverage) (in each case, to the extent existing on the Issue Date), local counsel opinions (in the same form provided in connection with the mortgages delivered pursuant to the Credit

Agreement), fixture filings, along with such other documents, instruments, certificates and agreements, as the Collateral Agent and its counsel shall reasonably request, and (y) with respect to each of the covered Premises acquired after the date of the Indenture, such filings, surveys (to the extent existing at the time of the acquisition), fixture filings, instruments, certificates, agreements and/or other documents necessary to comply with clauses (1) and (2) above and to perfect the Collateral Agent’s security interest and Lien in such acquired covered Premises, pari passu with the Liens securing the 2018 notes, the Obligations under the Credit Agreement and obligations under other First Lien Indebtedness as among the holders thereof in accordance with the Intercreditor Agreement, together with such local counsel opinions as, and substantially in the same form as provided in connection with the mortgages delivered pursuant to the Credit Agreement (it being understood that surveys of after-acquired Premises shall only be required to the extent such surveys are in existence at the time of acquisition).

Foreclosure

Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders on a pro rata basis, subject to any prior Liens on the Collateral and the provisions of the Intercreditor Agreement. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the Company’s obligations under the Notes. In addition, the Collateral Agent may be prevented from foreclosing on the Collateral under the terms of the Intercreditor Agreement.

Certain bankruptcy limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and unsecured claims with respect to such shortfall.

In addition, because a portion of the Collateral may in the future consist of pledges of a portion of the Capital Interests of certain of the Company’s Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the Holders to realize upon that Collateral under applicable foreign law, may be limited by such law, which limitations may or may not affect such Liens.

Control over common collateral and enforcement of liens

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default under the Indenture:

•	is subject to the provisions of the Intercreditor Agreement;

•	in the case of assets that are subject to Permitted Liens, is subject to the terms of agreements governing those Permitted Liens;

•

with respect to any Collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Company or any of the Guarantors prior to the Collateral Agent having repossessed and disposed of the Collateral; and

•	in the case of real property Collateral, could also be significantly impaired by restrictions under applicable law.

Proceeds realized by the Administrative Agent, the Collateral Agent, the collateral agent under the 2018 notes or the collateral agents for any other Series of First Lien Indebtedness from the Collateral will be applied:

•

first, on a ratable basis, to amounts owing to the (1) Administrative Agent in its capacity as such in accordance with the Credit Agreement and security agreements related thereto, (2) collateral agent under the 2018 notes in its capacity as such in accordance with the terms of the collateral documents related to the 2018 notes, (3) Collateral Agent in its capacity as such in accordance with the terms of the Collateral Documents and (4) the collateral agents, if any, in their respective capacity as such, with respect to any other Series of First Lien Indebtedness;

•

second, ratably to amounts owing to the (1) Administrative Agent and the holders of the obligations under the Credit Agreement, (2) Trustee in its capacity as such in accordance with the Indenture and Holders of the Notes (for allocation in accordance with the terms of the Indenture) and (3) holders of other First Lien Indebtedness, including holders of the 2018 notes and the trustees and agents for such holders; and

•	third, to the Company and/or other persons entitled thereto.

If the net proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes and the Indenture, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Guarantors.

Release of liens

The Collateral Documents and the Indenture provide that the Liens on the Collateral will be automatically released:

(1) with respect to any Collateral securing the Note Guarantee of any Guarantor, when such Guarantor’s Note Guarantee is released in accordance with the terms of the Indenture;

(2) upon payment in full of principal, interest and all other obligations on the Notes issued under the Indenture;

(3) with the consent of holders of two-thirds in aggregate principal amount of the Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(4) in connection with any disposition of Collateral (but excluding any transaction subject to the “Certain covenants—Consolidation, merger, conveyance, transfer or lease” provision where the recipient is required to become the obligor on the Notes or a Guarantor) that is permitted by the Indenture;

(5) with respect to any particular item of Collateral, provided that there is then outstanding under the Credit Agreement at least $125.0 million in aggregate debt and debt commitments, upon release by the Administrative Agent of the Liens on such item of Collateral securing the Obligations under the Credit Agreement;

(6) upon the exercise by the Company of its legal defeasance or covenant defeasance options, or the discharge of the Company’s obligations under the Indenture, as described under “—Satisfaction and discharge of the indenture; defeasance;” or

(7) upon the release or discharge of the Liens securing obligations under each of the Credit Facilities or any guarantees thereof on any Collateral (with respect to the Lien on such Collateral); provided that the ratings then assigned to the Notes by both Moody’s and S&P will be, after giving effect to such release or discharge, Investment Grade Ratings, and a Suspension Period is then in effect.

In addition, the Liens on any Rule 3-16 Collateral will be automatically released to the extent necessary for such subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act, due to the fact that such subsidiary’s capital stock secures the Notes, to file separate financial statements with the SEC.

Intercreditor agreement

The Collateral Agent and the Trustee, the collateral agent and the Trustee for the 2018 notes and the Administrative Agent have entered into the Intercreditor Agreement. In addition to the provisions described above, the Intercreditor Agreement also imposes certain other customary restrictions and agreements, including the restrictions and agreements described below.

Under the Intercreditor Agreement, the holders of the Notes are represented by the Collateral Agent and the Trustee, the holders of the 2018 notes are represented by their collateral agent and their trustee, the holders of the Obligations under the Credit Agreement are represented by the Administrative Agent and any future holders of other First Lien Indebtedness will be represented by their designated collateral agent and authorized representative (each, an “Authorized Representative”). The Intercreditor Agreement will provide for the priorities and other relative rights among the holders of the First Lien Indebtedness, including the Notes, the 2018 notes and the holders of the Obligations under the Credit Agreement, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the First Lien Indebtedness, the Notes, the 2018 notes and the Obligations under the Credit Agreement and any other First Lien Indebtedness, the Liens securing all such Indebtedness shall be of equal priority as among the parties to the Intercreditor Agreement; and

(2) the obligations in respect of the Notes, the 2018 notes, the Credit Agreement and any other First Lien Indebtedness may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture, the indenture governing the 2018 notes and the Credit Agreement, without affecting the Lien priority or relative rights of the holders of First Lien Indebtedness.

The Intercreditor Agreement also provides that only the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Collateral, and the Authorized Representatives of other First Lien Indebtedness have no right to take actions with respect to the Collateral. The Applicable Authorized Representative shall be the Administrative Agent for so long as any Obligations under the Credit Agreement are secured by the Collateral and, thereafter, the representative of the Series of First Lien Indebtedness representing the largest principal amount outstanding of any then outstanding Series of First Lien Indebtedness; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative representing the largest principal amount of First Lien Indebtedness then-outstanding (in each case, the Applicable Representative of such Series of First Lien Indebtedness, the “Major Non-Controlling Authorized Representative”) in respect of the most recent Non-Controlling Authorized Representative Enforcement Date; provided, further, however, that if there are two outstanding Series of First Lien Indebtedness which have an equal outstanding principal amount, the Series of First Lien Indebtedness with the earlier maturity date shall be considered to have the larger outstanding principal amount then-outstanding for purposes of this definition.

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default under the terms of that Series of First Lien Indebtedness under which such Non-Controlling Authorized Representative is the Authored Representative and (b) each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, with respect to such Series of First Lien Indebtedness, has occurred and is continuing and (ii) that such First Lien Indebtedness is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of that Series of First Lien Indebtedness; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time during which the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time the Company or the Guarantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative under the Intercreditor Agreement has the sole right to act or refrain from acting with respect to the Collateral, and no other Authorized Representative or other person secured by the Collateral shall act with respect to the Collateral. No Authorized Representative of any Series of First Lien Obligations or other person secured by the Collateral (other than the Applicable Authorized Representative) may commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

Notwithstanding the equal priority of the Liens as among the parties to the Intercreditor Agreement, the Applicable Authorized Representative may deal with the Collateral as if the Applicable Authorized Representative had a senior Lien on such Collateral. No Authorized Representative of any Series of First Lien Indebtedness (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or the Controlling Secured Party. The Trustee and each other Authorized Representative have agreed that the Trustee will not accept any Lien on any Collateral for the benefit of the holders of the Notes (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the Collateral Documents. Each holder of the First Lien Indebtedness, including the holders of the Notes by acceptance thereof, are deemed to have agreed that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First Lien Indebtedness in all or any part of the Collateral, or any of the provisions of the Intercreditor Agreement.

If an event of default has occurred and is continuing under any Series of First Lien Indebtedness, and the Applicable Authorized Representative is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of the Company or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Applicable Authorized Representative or any other holder of First Lien Indebtedness, as applicable, will be applied as described under “—Control over common collateral and enforcement of liens.”

None of the holders of First Lien Indebtedness may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any other holder of First Lien Indebtedness seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of First Lien Indebtedness may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any holder of First Lien Indebtedness obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Indebtedness, then it must hold such Collateral, proceeds or payment in trust for the other holders of First Lien Indebtedness having a security interest in such Collateral and promptly transfer such Collateral, proceeds or payment to the Applicable Authorized Representative to be distributed in accordance with the Intercreditor Agreement.

If the Company or any Guarantor shall become subject to any bankruptcy case, the Intercreditor Agreement provides that (1) if the Company or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than the Applicable Authorized Representative or the Controlling Secured Party will agree not to object to any such financing or to the Liens on the Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral, unless any Controlling Secured Party or the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each holder of First Lien Indebtedness which is not a Controlling Secured Party (each, a “Non-Controlling Secured Party”) will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any holder of First Lien Indebtedness constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Lien Indebtedness of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Collateral as set forth in the Intercreditor Agreement), in each case so long as:

(1) the holders of First Lien Indebtedness of each Series retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other holders of First Lien Indebtedness (other than any Liens of the holders of First Lien Indebtedness constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(2) the holders of First Lien Indebtedness of each Series are granted Liens on any additional collateral pledged to any holders of First Lien Indebtedness as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the holders of First Lien Indebtedness as set forth in the Intercreditor Agreement,

(3) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Indebtedness, such amount is applied pursuant to the second preceding paragraph above, and

(4) if any holders of First Lien Indebtedness are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the second preceding paragraph above;

provided that the holders of First Lien Indebtedness of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any assets subject to Liens in favor of the holders of First Lien Indebtedness of such Series or its Authorized Representative that shall not constitute Collateral; and provided, further, that the holders of First Lien Indebtedness receiving adequate protection shall not object to any other holder of First Lien Indebtedness receiving adequate protection comparable to any adequate protection granted to such holders of First Lien Indebtedness in connection with a DIP Financing or use of cash collateral.

Sinking fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional redemption

The Notes may be redeemed, in whole or in part, at any time prior to January 15, 2015, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after January 15, 2015, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on January 15 of the years indicated:

Year	Redemption Price
2015	103.438%
2016	102.292%
2017	101.146%
2018 and thereafter	100.000%

In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraph, prior to January 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries or by any direct or indirect parent company of the Company or any of such parent’s Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to the Depository Trust Company, Euroclear and/or Clearstream procedures as applicable).

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption.

The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of control

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional redemption,” the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders elect to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, supplement and waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (1) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional redemption.”

The Credit Agreement provides that the occurrence of certain events that would constitute a Change of Control for the purposes of the Indenture constitutes a default under the Credit Agreement. Other future debt agreements of the Company may contain similar prohibitions of events that would constitute a Change of Control or require that the Company repurchase such debt upon a Change of Control Triggering Event. If the exercise by the Holders of their right to require the Company to repurchase the Notes upon a Change of Control Triggering Event occurred at the same time as a change of control event under one or more of the Company’s other debt agreements, the Company’s ability to pay cash to the Holders upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk factors—Risks related to the notes and our indebtedness—We may not be able to repurchase the notes upon a change of control triggering event. Because a change of control triggering event requires both a change of control and a ratings downgrade, a change of control may not require us to offer to purchase the notes.” Even if sufficient funds were otherwise available, the Credit Agreement prohibits the Company from repurchasing, redeeming or otherwise prepaying any of its other debt, including the Notes, the 2018 notes and the McDATA notes. The Company may not be able to comply with its repurchase obligations without breaching the terms of the Credit Agreement, resulting in a default under the Indenture.

An Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain covenants

If on any date following the date of the Indenture:

(1) the Notes have Investment Grade Ratings from both Moody’s and S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “national recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

(2) no Default or Event of Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and the Company’s Restricted Subsidiaries will not be subject to the covenants specifically listed under the following captions under this “Description of 2020 notes” section (collectively, the “Suspended Covenants”):

•	“—Limitation on incurrence of debt,”

•	“—Limitation on restricted payments,”

•	“—Limitation on asset sales,”

•	“—Limitation on dividend and other payment restrictions affecting restricted subsidiaries,”

•	“—Limitation on transactions with affiliates,”

•	“—Limitation on creation of unrestricted subsidiaries,”

•	clause (iii) of the first paragraph under “—Consolidation, merger, conveyance, transfer or lease,”

•	“—Limitation on business activities,” and

•	“—Maintenance of properties and insurance.”

In the event that the Company and the Company’s Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of Moody’s or S&P withdraw their Investment Grade Rating or downgrade the rating assigned to such series of Notes below an Investment Grade Rating, then the Company and the Company’s Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. During the period beginning on the date of a Covenant Suspension Event and ending on a Reversion Date (a “Suspension Period”), (A) the amount of Excess Proceeds from Asset Sales shall be reset to zero and (B) no action taken or omitted to be taken with respect to the Suspended Covenants by the Company or any Subsidiary prior to the Reversion Date will give rise to a Default or Event of Default; provided, however, that (i) with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made will be calculated as though the limitations contained under “—Limitation on restricted payments” had been in effect since the date of the Indenture, such that Restricted Payments made during the Suspension Period will be deemed to have been permitted but will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described below under the caption

“—Limitation on restricted payments,” (ii) all Debt Incurred during such Suspension Period will be deemed to have been Incurred or issued pursuant to clause (4) under the definition of “Permitted Debt,” (iii) any Liens incurred during the Suspension Period in compliance with the second paragraph of “—Limitations on liens” will be deemed to have been incurred pursuant to clause (1) under the definition of “Permitted Liens,” and (iv) any encumbrance or restrictions incurred by any Restricted Subsidiary during the Suspension Period will be deemed to have been incurred pursuant to clause (a) of the second paragraph under “—Limitations on dividend and other payment restrictions affecting restricted subsidiaries.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on incurrence of debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company at its Restricted Subsidiaries would not be greater than 3.00:1; provided that no more than $25.0 million may be incurred under this paragraph by Restricted Subsidiaries that are not Guarantors.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on incurrence of debt” covenant, (x) Debt Incurred under the Credit Agreement on or prior to the Issue Date shall at all times be treated as Incurred pursuant to clause (1) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. Except as provided in the previous sentence, for purposes of determining compliance with this “Limitation on incurrence of debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on incurrence of debt” covenant, the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of original issue discount or accreted value and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the form of additional shares of Capital Interests with the same terms or Qualified Capital Interests will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

Neither the Company nor any Guarantor will Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided, however, that (x) the dollar-equivalent principal amount of any such Debt outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, and (y) if such Debt is Incurred to refinance other Debt denominated in a foreign currency (or in a different currency from such Debt so being Incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-

denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed (1) the outstanding or committed principal amount of such Debt being refinanced plus (2) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on incurrence of debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v) and (vi) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter after the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net cash proceeds received by the Company subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests, or from the issuance and sale of Debt or Redeemable Capital Interests that have been converted into, or exchanged for, Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Restricted Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances, return of capital, or other transfer of assets to the Company or any Restricted Subsidiary from any other Person, or any sale or disposition of such Investments by the Company or any Restricted Subsidiary to any other Person (but only to the extent such items are not included in the calculation of Consolidated Net Income), or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions; provided, however, that, in the case of clauses (iii), (iv), (vii), (xi) and (xii), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this covenant;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital

Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company; provided, however, that the amount of such Qualified Capital Interests or net cash proceeds utilized for any such purchase, repurchase, redemption, defeasance or other acquisition or retirement will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Company; provided, however, that the proceeds of such new subordinated Debt or Qualified Capital Interests utilized for any such redemption, defeasance, repurchase or acquisition or retirement will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by current or former officers, directors, employees or consultants of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $11.0 million in any fiscal year; provided, however, that such amount in any fiscal year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to officers, directors, employees or consultants of the Company and its Restricted Subsidiaries that occurs after the Issue Date; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; provided, further, that the Company may elect to apply all or any portion of the aggregate increase contemplated by this clause (iv) in any fiscal year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt; provided, further, that the amount of such cash proceeds described in the foregoing clauses (A) and (B) that are utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant;

(v) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(vi) repurchases of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities if such Capital Interests represents a portion of the exercise, conversion or exchange price thereof and repurchases of Capital Interests deemed to occur upon the withholding of a portion of the Capital Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);

(vii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on incurrence of debt;”

(viii) upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition or retirement of any subordinated Debt pursuant to provisions substantially similar to those described under “—Change of control” and “—Limitation on asset sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and actually purchased any Notes tendered pursuant to such offer to purchase;

(x) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any consolidation, merger or transfer of assets that is permitted by the “Consolidation, merger, conveyance, transfer or lease” covenant;

(xi) the entry into by the Company or any Restricted Subsidiary of any Swap Contract in connection with the issuance of convertible debt securities or the termination or settlement of any Swap Contract; provided, however, that the aggregate cost of such Swap Contracts issued pursuant to this clause (xi) shall not exceed $50.0 million; and

(xii) other Restricted Payments in the aggregate not to exceed the greater of (i) $20.0 million and (ii) during such periods as the Consolidated Secured Leverage Ratio for the Four Quarter Period is less than 2.0:1.0, $100.0 million.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on restricted payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on liens

Except during a Suspension Period, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt.

During a Suspension Period, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur or assume any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under the Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as the Debt is no longer secured by such Lien; provided, however, that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be subordinated by its terms to the Notes and the Note Guarantees at least to the same extent. Notwithstanding the foregoing, during a Suspension Period, we and our Restricted Subsidiaries may, without equally and ratably securing the Notes, enter into, create, incur or assume Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Secured Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Liens or (ii) 15% of Consolidated Net Worth calculated as of the Issue Date.

Limitation on dividend and other payment restrictions affecting restricted subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction (other than pursuant to the Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary (provided, however, that dividend or liquidation priority between classes of Capital Interests, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such encumbrance or restriction).

The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date (other than those under the Credit Agreement, which are addressed in clause (f) below);

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction with respect to (A) any Person, or any Capital Interests of such Person, or the property or assets of such Person, acquired by the Company or any Restricted Subsidiary (whether by merger, consolidation, acquisition of stock or otherwise), or (B) any Person that becomes a Restricted Subsidiary; provided in each case (1) such encumbrance existed at the time of such acquisition or such Person becoming a Restricted Subsidiary (and was not created in connection with or contemplation of such acquisition or such Person becoming a Restricted Subsidiary), and (2) such encumbrance or restriction does not extend to any Person, or any Capital Interests or property or assets of any Person, other than such Person, or the Capital Interests or property or assets of such Person, so acquired or so becoming a Restricted Subsidiary;

(d) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or extension of any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements being amended, modified, restated, renewed, increased, supplemented, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) customary provisions restricting subletting or assignment of any property or assets subject to a lease, license or other agreement of the Company or any Restricted Subsidiary or provisions in leases, licenses or other agreements that restrict the assignment of such lease, license or other agreement or any rights thereunder;

(f) any encumbrance or restriction under the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof; provided, however, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(g) any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees or under the 2018 notes, the indenture governing the 2018 notes and the note guarantees thereof under such indenture;

(h) restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into the ordinary course of business;

(i) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(j) encumbrances or restrictions applicable to any property or assets subject to the Campus Sale-Leaseback or a Sale and Leaseback Transaction permitted under the Indenture;

(k) purchase Money Debt and Capital Lease Obligations insofar as they impose restrictions on the property or assets subject thereto of the nature described in clause (iii) of the first paragraph hereof;

(l) Liens otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m) to the extent not otherwise addressed in the foregoing clauses (a) through (l), any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are, in the good faith judgment of the Company, not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

(n) any encumbrance or restriction pursuant to customary restrictions and conditions contained in agreements relating to a Permitted Receivables Financing; provided that such restrictions and conditions apply solely to (i) Receivables Assets involved in such Permitted Receivables Financing and (ii) any applicable Special Purpose Receivables Subsidiary.

Limitation on asset sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1) to permanently repay (a) Debt under the Credit Facilities, (b) other Debt ranking pari passu with the Notes that is secured by a Lien permitted by the definition of “Permitted Liens,” and (c) Debt of a Restricted

Subsidiary that is not a Guarantor, and, in each case, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto

(2) to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3) to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture;

(4) acquire other assets (other than working capital or current assets) that are used or useful in a Permitted Business;

(5) to repay or repurchase Debt (other than Debt owed to the Company or an Affiliate of the Company) secured by the assets of the Company or any Restricted Subsidiaries; or

(6) any combination of the foregoing.

In the case of clauses (2), (3) and (4) above, a binding commitment shall be treated as a permitted application of Net Cash Proceeds from the date of such commitment so long as the Company, or such Restricted Subsidiary, enters into such commitment with a good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment, and in the event such commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another commitment with respect to such Net Cash Proceeds within 180 days of such cancellation or termination.

Pending the final application of any Net Cash Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest or apply the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will, within 30 days, make an Offer to Purchase to all Holders of Notes (on a pro rata basis to each series of Notes), and, to the extent required by other Debt, to such holders of such other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to asset sales, equal to the Excess Proceeds. The offer price in any Offer to Purchase relating to the Notes will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those funds for any purpose not otherwise prohibited by the Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other pari passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis among each series. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on transactions with affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.5 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of the Indenture described above under “—Limitation on restricted payments” and Permitted Investments;

(2) the payment of reasonable fees and indemnities, reimbursement of expenses and other benefits to members of the Board of Directors of the Company or a Restricted Subsidiary;

(3)(a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program, policy, or arrangement, related trust agreement or any other similar arrangement for or with any employee, consultant, officer or director in the ordinary course of business, including without limitation vacation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements, (b) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock option and ownership plans, bonus, phantom equity or other incentive plans approved by the Company’s Board of Directors, or (c) the payment of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans), severance, reimbursement of expenses, and indemnities to officers, employees and consultants of the Company or any Restricted Subsidiary as determined by the Company in good faith;

(4) transactions between or among the Company and/or its Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transaction;

(5) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not materially more disadvantageous to the Holders of the Notes in any material respect;

(6) the issuance or sale of Qualifying Capital Interests of the Company or any contribution of capital to the Company;

(7) transactions permitted by, and complying with, the provisions of the Indenture described below under “—Consolidation, merger, conveyance, transfer or lease;”

(8) any transaction with a joint venture in which the Company or a Restricted Subsidiary is a joint venturer and no other Affiliate of the Company is a joint venturer, or with any Subsidiary of the joint venture or other joint venturer therein, pursuant to the joint venture agreement or related agreements for such joint venture, including the contribution of any assets to such joint venture and any transfers of any equity or ownership interests in any such joint venture to any other joint venturer therein pursuant to the performance or exercise of any rights or obligations to make such transfer under the terms of the agreements governing such joint venture;

(9) transactions with customers, distributors, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(10) any tax-sharing or similar agreements, and any payments or transactions pursuant thereto, between the Company or a Restricted Subsidiary and any other Person with which the Company or such Restricted Subsidiary files a consolidated tax return or with which the Company or such Restricted Subsidiary is part of a consolidated group for tax purposes; and

(11) customary transactions pursuant to any Permitted Receivables Financing.

Provision of financial information

Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within 15 days after the time periods specified in the SEC’s rules and regulations (after giving effect to extensions):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s registered independent public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding and copies of such information and reports are not then filed with the SEC in accordance with the immediately preceding sentence, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include the condensed consolidating financial information such as would be required pursuant to Rule 3-10 of Regulation S-X under the Securities Act (or any successor provision) assuming that the Restricted Subsidiaries were all Guarantors and the Unrestricted Subsidiaries were all non-Guarantors.

In the event that any direct or indirect parent company of the Company is or becomes a Guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided, however, that the same is accompanied by the condensed consolidating financial information required pursuant to Rule 3-10 of Regulation S-X under the Securities Act (or any successor provision).

Additional note guarantors

On and after the Issue Date, each of the Company’s Domestic Restricted Subsidiaries that guarantees the Company’s obligations under the Credit Agreement or other Debt of the Company (other than the 2018 Notes) will guarantee the Notes in the manner and on the terms set forth in the Indenture.

Each Note Guarantee by such Restricted Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In addition, except during a Suspension Period, the Company will cause such Domestic Restricted Subsidiary to become a party to the applicable Collateral Documents and any applicable Intercreditor Agreement and take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of itself and the Holders of the Notes, a perfected security interest in any Collateral held by such Restricted Subsidiary, subject to Permitted Liens.

Limitation on creation of unrestricted subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by an Officer’s Certificate as set forth below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided, however, that:

(x) any Guarantee by the Company or a Restricted Subsidiary of any Debt of the Subsidiary to be so designated shall be deemed an “Incurrence” of such Debt and an “Investment” by the Company or such Restricted Subsidiary; and

(y) either (1) the Subsidiary to be so designated has total assets of $1.0 million or less; or (2) the Company could make a Restricted Payment at the time of designation in an amount equal to the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary pursuant to the “—Limitation on restricted payments” covenant and such amount is thereafter treated as an “Investment” for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on incurrence of debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on liens” covenant.

Consolidation, merger, conveyance, transfer or lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture and the Collateral Documents and shall cause such amendments, supplements, or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; provided, however, that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) either immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the provisions described in the first paragraph of “—Limitation on incurrence of debt;”

(iv) to the extent the Company is not the continuing Person, each Guarantor (unless it is a party to the transactions above, in which case the second paragraph following this paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Collateral Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien or the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral that may be perfected by the filing of a financing statement or similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant statutes or jurisdictions; and

(v) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture; provided, however, that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact and (y) no opinion of counsel will be required for a consolidation, merger or transfer described in the paragraph immediately below.

Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clauses (ii) and (iii) will not prohibit:

(a) a merger between the Company and a Restricted Subsidiary; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

In addition, the Company will not permit any Guarantor in any transaction or series of transactions, to consolidate with or merge into any other Person (whether or not the Company or such Guarantor is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of such Guarantor’s assets (determined on a consolidated basis), to any other Person (other than to the Company or another Guarantor), unless:

(i) except in the case of a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through consolidation, merger, sale, assignment, transfer or other disposition, either: (a) such Guarantor shall be the continuing Person or (b) the Person (if other than such Guarantor) formed by such consolidation or into which such is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of such Guarantor (such Person, the “Surviving Guarantor”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the performance of the covenants and obligations of such Guarantor under the Indenture, the Note Guarantee of such Guarantor and the Collateral Documents and shall cause such amendments, supplements, or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) the transaction is made in compliance with the covenants described under “—Limitation on asset sales” and this “—Consolidation, merger, conveyance, transfer or lease;” and

(iv) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture; provided that (x) in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact and (y) no opinion of counsel will be required for a consolidation, merger or transfer between or among Guarantors or between a Guarantor and any Restricted Subsidiary where the Guarantor is the Surviving Person.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on business activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business or Permitted Receivables Financings.

Maintenance of properties and insurance

The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a material adverse effect on the business of the Company and its Restricted Subsidiaries (taken as a whole); provided, however, that nothing in this covenant shall prevent the Company or its Restricted Subsidiaries from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Company or the Guarantors to satisfy their obligations under the Notes, the Note Guarantees and the Indenture, and, to the extent applicable, (b) as otherwise permitted under the covenant described under “—Limitation on asset sales.”

The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of, or otherwise customary for, the Company and such Restricted Subsidiaries.

Events of default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure to perform or comply with the Indenture provision described under “—Provision of financial information” and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(5) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture or the Collateral Documents (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express final maturity or shall constitute a failure to pay principal at final maturity of at least $50.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million, by a court or courts of competent jurisdiction, which judgments remain unpaid, undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(9) the Liens created by the Collateral Documents shall not constitute a valid and perfected Lien on any portion of the Collateral with a fair market value or book value equal to or more than $25.0 million intended to be covered thereby (to the extent perfection is required by the Indenture or the Collateral Documents) other than in accordance with the terms of the relevant Collateral Documents and the Indenture and other than the satisfaction in full of all obligations of the Company and the Guarantors under the Indenture or the release or amendment of any such Lien in accordance with the terms of the Indenture or the Collateral Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture and the relevant Collateral Documents, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, if, in either case, such Default continues for 30 days after notice, or the enforceability thereof shall be contested by the Company or any Guarantor.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described under “—Provision of financial information,” will, for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the Notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The additional interest will accrue on all outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with such reporting obligations first occurs to, but not including, the 180th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived). On such 180th day (or earlier, if an Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided above. If the Company does not elect to pay additional interest during the continuance of such an Event of Default, as applicable, in accordance with this paragraph, the notes will be subject to acceleration as provided above.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default or defaults triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, supplement and waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, supplement and waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may amend the Indenture, the Notes, the Note Guarantees or the Collateral Documents for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, the Notes, the Note Guarantees and, the Collateral Documents;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any change that does not adversely affect the legal rights under the Indenture of any Holder;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture or the Collateral Documents by a successor Trustee or Collateral Agent;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with the Indenture, the Notes, the Note Guarantees and the Collateral Documents;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any change that does not adversely affect the rights of any holder of the Notes;

(10) to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to provisions of the Indenture or the Notes relating to transfers or exchanges of Notes or beneficial interests therein;

(11) to conform the text of the Indenture or the Notes to any provision of the “Description of 2020 notes” section of the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of 2020 notes” section of the Offering Memorandum;

(12) to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(13) to enter into additional or supplemental Collateral Documents or provide for additional Collateral; or

(14) to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Collateral Documents or to release any Collateral from the Lien of the Indenture or of the Collateral Documents in accordance with the Indenture and the Collateral Documents.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes, the Note Guarantees and the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions therein or modifying in any manner the rights of the Holders of the Notes under the Indenture, the Notes, the Note Guarantees and the Collateral Documents, including the definitions therein; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Note Guarantees required to be maintained under the Indenture or modify any Note Guarantees in any manner adverse to the Holders (other than in accordance with the terms of the Indenture, the Notes, the Note Guarantees and the Collateral Documents).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any existing or past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

In addition, without consent of holders of at least two-thirds in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not modify any Collateral Document or the provisions in the Indenture dealing with Collateral Documents or application of trust moneys in any manner adverse to the Holders of the Notes or otherwise release any Collateral other than in accordance with the Indenture and, the Collateral Documents.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment or supplement. Notwithstanding the foregoing, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Satisfaction and discharge of the indenture; defeasance

The Company and the Guarantors may terminate the obligations under the Indenture when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(4) the Company has delivered to the Trustee an Officer’s Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes (“legal defeasance”). Legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Company’s right of optional redemption, and

(5) the legal defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, their obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its applicable Note Guarantee.

To exercise either legal defeasance or covenant defeasance with respect to outstanding Notes, as applicable:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, legal defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, legal defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(5) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance or clause (3) above with respect to a covenant defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The trustee

Wells Fargo Bank, National Association, the Trustee under the Indenture, is the paying agent and registrar for the Notes. The Trustee is a lender and an agent under the Company’s senior secured credit facility and from time to time may extend credit to the Company in the normal course of business. An affiliate of the Trustee is an initial purchaser in this offering. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

No personal liability of stockholders, partners, officers or directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Governing law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“2018 notes” means the $300.0 million in aggregate principal amount of 6.625% senior secured notes due 2018 issued by the Company.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person; provided, however, that such Debt was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement or the third paragraph under “Events of default.”

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the Note at January 15, 2015 (such Redemption Price being 103.438% of the principal amount of the outstanding

Notes at such redemption date) plus (ii) all required interest payments due on the Note through January 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(1) Capital Interests in a Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(2) any other property or assets (other than in the ordinary course of business, including any sale or other disposition of obsolete, worn-out, retired or surplus property);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, merger, conveyance, lease or transfer” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;

(c) sales or other dispositions of inventory, cash or Eligible Cash Equivalents;

(d) sales of interests in Unrestricted Subsidiaries;

(e)(i) the Campus Sale-Leaseback and (ii) the transfer, sale or other dispositions of property pursuant to Sale and Leaseback Transactions (other than the Campus Sale-Leaseback); provided, however, that the Fair Market Value of all property so transfer, sold or disposed of pursuant to clause (ii) shall not exceed $50.0 million in the aggregate from and after the Issue Date;

(f) the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h) any trade-in of equipment in exchange for other equipment; provided, however, that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(i) the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Company or any of its Restricted Subsidiaries and another person to the extent that the Related Business Assets received by the Company or its Restricted Subsidiaries have a fair market value that is equal to or greater than the Related Business Assets transferred;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(l) any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Restricted Subsidiary;

(m) the sale, discount or other disposition of accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business;

(n) licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(o) a foreclosure on assets to the extent it would not otherwise result in a Default or Event of Default;

(p) the surrender or waiver of contractual rights and the settlement or waiver of contractual or litigation claims in the ordinary course of business;

(q) the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the Company or any Subsidiary;

(r) the transfer, sale, lease or other disposition of intangible property to Foreign Subsidiaries in exchange for cash substantially contemporaneously therewith made as part of the tax planning strategy of the Company and its Subsidiaries;

(s) any sale, transfer, lease or other disposition by the Company and its Subsidiaries of property or assets; provided, however, that (i) the consideration received for such property or assets shall be at least equal to the Fair Market Value of such property or assets and shall consist of assets used or useful in a Permitted Business, cash or Eligible Cash Equivalents, or any combination of the foregoing, and (ii) the aggregate Fair Market Value of all property transferred, sold, leased or otherwise disposed of in reliance on this clause shall not exceed $25.0 million in the aggregate in any fiscal year;

(t) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to a Permitted Receivables Financing;

(u) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; and

(v) any sales of Capital Interests in a Permitted Joint Venture pursuant to agreements relating to such Permitted Joint Venture, provided that (a) such sales are permitted by clause (8) of the second paragraph under “Certain covenants—Limitation on transactions with affiliates” and (b) the consideration received by the Company and its Restricted Subsidiaries will be exempted from the definition of “Asset Sale” under this clause (v) only insofar as such consideration consists of assets other than cash, Eligible Cash Equivalents or assets that would be deemed to be cash under clause (2) of the first paragraph under “Certain covenants—Limitation on asset sales.”

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended); provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Code” means the United States Bankruptcy Code, codified as Title 11, U.S. Code § 101–1330, as amended.

“Bankruptcy Laws” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for relief of debtors.

“Board of Directors” means (1) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (2) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (3) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Campus Sale-Leaseback” means the sale-leaseback of the property located at the intersection of Highway 237 and North 1st Street, in San Jose, California.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means:

(1) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Interests in the Company; provided, however, that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly,

(2) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office, or

(3) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person other than a Restricted Subsidiary of the Company.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Note Guarantees pursuant to the Collateral Documents.

“Collateral Agent” means Wells Fargo Bank, National Association, acting as the collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements, Intercreditor Agreement and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the holders of the Notes and the Trustee or notice of such pledge, assignment or grant is given.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Brocade Communication Systems, Inc. and any successor thereto.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(1) Consolidated Net Income;

(2) Consolidated Non-cash Charges;

(3) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(4) Consolidated Income Tax Expense;

(5) impairment charges, including the write-down of Investments;

(6) restructuring expenses and charges;

(7) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt Incurrence permitted to be made under the Indenture (whether or not successful) or related to the issuance of the Notes;

(8) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;

(9) any net loss from discontinued operations;

(10) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Redeemable Capital Interests); and

(11) any cash restructuring charges and integration costs in connection with the Merger in an aggregate amount not to exceed $75.0 million.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Restricted Subsidiaries, including, without limitation:

(1) any amortization of debt discount;

(2) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(3) the interest portion of any deferred payment obligation;

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities;

(5) all accrued interest;

(6) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(7) all capitalized interest of such Person and its Restricted Subsidiaries for such period; and

(8) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any Person other than the Company and its Restricted Subsidiaries.

“Consolidated Leverage Ratio” means, on any date (the “Transaction Date”), the ratio of:

(1) Debt of the Company and its Restricted Subsidiaries, to

(2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to:

(1) any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by the Company or any Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period;

(2) any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or any other Person to be a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such designation occurred on the first day of the Four Quarter Period;

(3) to the extent the transaction giving rise to the need to calculate Consolidated Leverage Ratio is an Incurrence of Debt by such Person or any of its Restricted Subsidiaries, such Incurrence of such Debt (and any other Debt of such Person or any of its Restricted Subsidiaries being Incurred contemporaneously) as if such Incurrence of Debt (and the receipt and application of the proceeds therefrom) had occurred on the first day of the Four Quarter Period;

(4) any Debt Incurred (other than Debt covered by clause (3) above), including any Acquired Debt deemed Incurred, by such Person or any of its Restricted Subsidiaries during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence (and the receipt and application of proceeds therefrom) had occurred on the first day of the Four Quarter Period; and

(5) any Debt of such Person or any of its Restricted Subsidiaries repaid during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Debt had been repaid on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act. Furthermore, in calculating “Consolidated Leverage Ratio” for any Debt the incurrence of which is being given pro forma effect:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (after taking into account any interest rate agreements applicable to such Debt);

(b) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest expense on such Debt shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate; and

(c) interest on any Debt Incurred under the revolving portion of a Credit Facility shall be calculated based on the average daily balance of such Debt during the applicable period.

For purposes of the calculations hereunder, the amount of Debt outstanding under any revolving portion of any Credit Facility shall be calculated based on (A) the average daily balance of such Debt during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding, or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Debt during the period from the creation of such facility to the Transaction Date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(1) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(2) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries provided, however, that net income of any such unconsolidated Person or Unrestricted Subsidiary shall be included to the extent that cash dividends or distributions have actually been received by such Person or one of its Restricted Subsidiaries;

(3) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(4) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(5) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain covenants—Limitation on restricted payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (a) restrictions that have been waived or released; (b) restrictions pursuant to the Notes and the Indenture; provided, however, that net income of any such Restricted Subsidiary shall be included up to the aggregate amount of any dividend or distribution that was or could have been made by such Restricted Subsidiary during such period to such Person or any other Restricted Subsidiary of such Person; or (c) restrictions on any Restricted Subsidiary whose Consolidated Net Income is less than 1.0% of the Consolidated Net Income of such Person and its Restricted Subsidiaries on a consolidated basis);

(6) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(8) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(9) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification Topic 350 or Topic 360, and the amortization of intangibles arising pursuant to Accounting Standards Codification Topic 805 or any related subsequent Accounting Standards Codification Topics;

(10) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification Topic 815 or any related subsequent Accounting Standards Codification Topics; and

(11) any legal fees and expenses relating to the Company’s indemnification obligations for the benefit of its former officers and directors in connection with its historical stock option litigation.

In addition, to the extent not already included in Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or disposition of assets permitted under the Indenture.

“Consolidated Net Worth” means, as of any date of determination, the Company’s stockholders’ equity as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Leverage Ratio” means, on any date (the “Transaction Date”), the ratio of:

(1) Debt of the Company and its Restricted Subsidiaries secured by any assets of the Company or its Restricted Subsidiaries, to

(2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to:

(1) any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by the Company or any Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period;

(2) any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or any other Person to be a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such designation occurred on the first day of the Four Quarter Period;

(3) to the extent the transaction giving rise to the need to calculate Consolidated Secured Leverage Ratio is an Incurrence of Debt by such Person or any of its Restricted Subsidiaries, such Incurrence of such Debt (and any other Debt of such Person or any of its Restricted Subsidiaries being Incurred contemporaneously) as if such Incurrence of Debt (and the receipt and application of the proceeds therefrom) had occurred on the first day of the Four Quarter Period;

(4) any Debt Incurred (other than Debt covered by clause (3) above), including any Acquired Debt deemed Incurred, by such Person or any of its Restricted Subsidiaries during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence (and the receipt and application of proceeds therefrom) had occurred on the first day of the Four Quarter Period; and

(5) any Debt of such Person or any of its Restricted Subsidiaries repaid during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Debt had been repaid on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act. Furthermore, in calculating “Consolidated Secured Leverage Ratio” for any Debt the incurrence of which is being given pro forma effect:

(a) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (after taking into account any interest rate agreements applicable to such Debt);

(b) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest expense on such Debt shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate; and

(c) interest on any Debt Incurred under the revolving portion of a Credit Facility shall be calculated based on the average daily balance of such Debt during the applicable period.

For purposes of the calculations hereunder, the amount of Debt outstanding under any revolving portion of any Credit Facility shall be calculated based on (A) the average daily balance of such Debt during the Four Quarter Period or such shorter period for which such Credit Facility was outstanding, or (B) if such Credit Facility was created after the end of the Four Quarter Period, the average daily balance of such Debt during the period from the creation of such facility to the Transaction Date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Controlling Secured Parties” means, with respect to any Collateral, (1) at any time when the Administrative Agent is the Applicable Collateral Agent, the secured parties under the Credit Agreement and (2) at any other time, the secured parties whose Authorized Representative is the Applicable Authorized Representative for such Collateral.

“Credit Agreement” means the Credit Agreement dated as of October 7, 2008, between the Company and guarantors named therein and Bank of America, N.A., as administrative agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended as of the Issue Date and as further amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided, however, that such increase in borrowings is permitted under the Indenture), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Debt” means at any time (without duplication), with respect to any Person, the following: (1) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any raw materials purchase contracts, time-based licenses, trade payables or current liabilities incurred in the normal course of business, which deferred purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (2) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (3) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided, however, that such obligations shall not constitute Debt except to the extent drawn and not repaid within twenty business days; (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (5) all Capital Lease Obligations of such Person; (6) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (7) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (8) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; (9) the amount of all Permitted Receivables Financings of such Person to the extent such obligations are reflected as indebtedness on the consolidated balance sheet of such Person; and (10) all obligations of the types referred to in clauses (1) through (9) of this definition of another Person, the payment of which, in either case, (a) such Person has Guaranteed or (b) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (i) the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; (ii) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (iii) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (iv) the amount of any Debt described in clause (7) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (v) the amount of any Debt described in clause (9)(a) above shall be the maximum liability under any such Guarantee; (vi) the amount of any Debt described in clause (9)(b) above shall be the lesser of (I) the maximum amount of the Debt so secured and (II) the Fair Market Value of such property or other assets; and (vii) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (v) deferred or prepaid revenues; (w) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (x) any indebtedness or obligations identified in clauses (i) and (ii) in the paragraph above to the extent such indebtedness or obligations do not appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (y) customary indemnification obligations and (z) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 180 days thereafter.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia.

“Eligible Bank” means a bank or trust company that (1) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (2) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (3) the senior unsecured Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency).

“Eligible Cash Equivalents” means any of the following Investments: (1) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, however, that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (2) time deposits in and certificates of deposit of any Eligible Bank; provided, however, that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with any Eligible Bank; (4) direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision, taxing authority or public instrumentality thereof; provided, however, that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (5) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles; provided, however, that such Investments have one of the two highest ratings obtainable from either S&P’s or Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and mature within one year after the date of acquisition; (6) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Deposit Insurance Fund; (7) Debt issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; (8) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (1) through (6); and (9) instruments equivalent to those referred to in clauses (1) through (7) above or funds equivalent to those referred to in clause (8) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions or with respect to any property or assets, the fair market value thereof as determined by the Company in good faith.

“First Lien Indebtedness” means Obligations under the Notes, the 2018 notes, the Credit Facilities, and each other type of outstanding Debt, the holders of which are subject to the Intercreditor Agreement, and any Refinancing Debt with respect to any of the above.

“Four Quarter Period” means the four full fiscal quarters immediately prior to any such date for which financial statements have been filed or provided pursuant to the covenant described under “—Provision of financial information.”

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as applied to any Debt of another Person, (1) a guarantee, direct or indirect, in any manner, of any part or all of such Debt, or (2) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner (other than in each case, by endorsement of negotiable instruments for collection in the normal course of business) (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Domestic Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s business.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of, or the creation of a letter of credit obligation that supports, Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) the accrual of interest or the accretion or amortization of original issue discount or accreted value, or amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms or in the form of Qualified Capital Interests;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means J.P. Morgan Securities Inc., Goldman, Sachs & Co. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any similar purchase agreement in connection with any Additional Note.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent and authorized representative for the Notes, and the collateral agent and authorized representative for the 2018 notes, the administrative agent under the Credit Agreement, and each additional collateral agent and authorized representative from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Debt of another Person; provided, however, that “Investment” shall exclude: (a) accounts receivable and other extensions of trade credit in the ordinary course of business; (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; (c) prepaid expenses and pledges or deposits (i) made to secure performance of leases, worker’s compensation or utility obligations, licenses or other contracts in the ordinary course of business, or (ii) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the “Limitations on liens” covenant; and (d) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s and S&P, respectively.

“Issue Date” means January 20, 2010.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge, easement, encumbrance, or other security agreement of any kind on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“McDATA” means McDATA Corporation, a wholly-owned subsidiary of the Company.

“McDATA notes” means McDATA’s 2.25% convertible subordinated notes due February 15, 2010 and the Company’s guarantee thereof.

“Merger” means the merger of Falcon Acquisition Sub, Inc., an indirect wholly-owned subsidiary of the Company, with Foundry Networks, Inc. pursuant to the Merger Documents.

“Merger Documents” means the Agreement and Plan of Merger, dated July 21, 2008, as amended, modified or otherwise supplemented, by and among the Company, Falcon Acquisition Sub, Inc. and Foundry Networks, Inc.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Debt or other similar documents securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Debt or other similar documents.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (1) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (2) all payments made by such Person on any Debt or other obligation that is secured by such properties or other assets or that must, by the terms of any Lien or such Debt or obligation, or to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; (3) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; and (4) appropriate amounts reserved by the Company or any of its Restricted Subsidiaries, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such transaction and retained by the Company or any Restricted Subsidiary after such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required or is otherwise subject to any purchase price or similar adjustment by contract to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or the amount of such adjustment is otherwise finally determined; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Note Guarantee” means any guarantee that may from time to time be entered into by a Domestic Restricted Subsidiary of the Company on or after the Issue Date pursuant to the covenant described under “—Certain covenants—Additional note guarantors.”

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offering Memorandum” means the offering memorandum, dated January 13, 2010, relating to the sale of the original notes.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officer” means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary, (1) of such Person or (2) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of the Indenture by the Board of Directors).

“Officer’s Certificate” means a certificate signed by one Officer of the Company or a Guarantor, as applicable.

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.

“Permitted Debt” means:

(1) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $700.0 million minus any amount used to permanently repay such Debt (or permanently reduce commitments with respect thereto) pursuant to the “Limitation on asset sales” covenant;

(2)(a) Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on the

Notes and (b) Debt under the 2018 notes issued on the Issue Date (and any exchange notes related thereto pursuant to the registration rights agreement relating to such 2018 notes entered into on the Issue Date) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such 2018 notes;

(3)(a) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement) and (b) Guarantees of the 2018 notes (and any exchange notes related thereto pursuant to the registration rights agreement relating to such 2018 notes entered into on the Issue Date);

(4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (1), (2) or (3) above);

(5) Debt owed to and held by the Company or a Restricted Subsidiary;

(6) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(7) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility; provided, however, that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on incurrence of debt” covenant and (b) if such Debt is subordinated to the Notes, such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(8) Debt Incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c), for the avoidance of doubt, in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes, payment (other than for payment of Debt) and completion guarantees, in each case provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(9) Debt under Swap Contracts and Hedging Obligations, in each case entered into in the ordinary course of business and for the purpose of mitigating risks associated with the business of the Company and its Restricted Subsidiaries;

(10) Debt owed by the Company or a Restricted Subsidiary to the Company or any Restricted Subsidiary; provided, however, that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be permitted by this clause (10) and shall be deemed Incurred as Debt of the Company for purposes of the Indenture as of the date such Debt ceases to be so held;

(11) Debt of the Company or any Guarantor owed to any Unrestricted Subsidiary; provided, however, that such Debt is unsecured and subordinated to the Notes or such Guarantor’s Note Guarantee, as applicable;

(12) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary or Investment otherwise permitted under the Indenture;

(13) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such Redeemable Capital Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Redeemable Capital Interests by such Restricted Subsidiary that was not permitted by this clause (13);

(14)(a) Debt in respect of netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements in connection with deposit accounts, and (b) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(15) client advances or deposits received in the ordinary course of business;

(16) Debt representing deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

(17) Debt (and Attributable Debt) with respect to the Campus Sale-Leaseback and any other Sale and Leaseback Transaction not prohibited by the Indenture;

(18) Acquired Debt of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary (and any Refinancing Debt with respect thereto); provided, however, that (i) no Default or Event of Default shall exist or result therefrom, (ii) such Acquired Debt is not incurred in connection with, or in contemplation of, such transaction, and (iii) after giving effect to the Incurrence thereof and otherwise determined on a pro forma basis in accordance with the definition of “Consolidated Leverage Ratio,” the Consolidated Leverage Ratio would be the same as or lower than the Consolidated Leverage Ratio immediately prior to the incurrence of such Acquired Debt;

(19) Debt Incurred by the Company or any Restricted Subsidiary to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control, or (b) deposited and used to defease or discharge the Notes as described under “—Satisfaction and discharge of the indenture; defeasance;”

(20) reimbursement obligations issued on behalf of the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that, if such obligations are secured, the amount of such Debt shall not exceed the fair market value of the property constituting the security thereof;

(21) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $75.0 million at any time outstanding;

(22) Debt Incurred by Foreign Subsidiaries in an aggregate amount not to exceed $30.0 million at any time outstanding; provided, however, that the aggregate amount of outstanding Debt permitted under this clause (22) shall increase by $5.0 million for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010);

(23) reimbursement obligations and other Debt in favor of the Redevelopment Agency of the City of San Jose or any other governmental authority or entity whereby such authority or entity finances development and/or encourages employment in its jurisdiction; provided, however, that such reimbursement obligations and other Debt shall not exceed in the aggregate $10.0 million at any one time outstanding;

(24) Refinancing Debt;

(25) Subordinated Debt of the Company or any Guarantor and any refinancings, refundings, renewals or extensions of any such Subordinated Debt in an aggregate principal amount outstanding not to exceed $600.0 million; provided, however, that any Debt permitted under this clause (25) shall be Subordinated Debt and have no amortization, sinking fund, provision requiring any mandatory principal prepayment or repurchase or scheduled maturity, in each case, prior to the date that is 180 days following the maturity date of the Notes (other than customary offers to repurchase upon a change of control, fundamental change or asset sale or, in the case of convertible debt securities, customary provisions regarding the conversions of such debt securities into common stock and any cash or net share settlement in connection therewith); provided, further, that in the case of any refinancing, refunding, renewal or extension thereof that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and that the direct or contingent obligor of such Debt shall only be the Company or any Guarantor;

(26) Capital Lease Obligations and Purchase Money Debt in an aggregate principal amount not to exceed $50.0 million plus an additional $25.0 million for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010) at any time outstanding; and

(27) Debt in connection with Permitted Receivables Financings.

Notwithstanding anything herein to the contrary, Debt permitted under clauses (1), (21), (22), (23), (25), (26) and (27) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (24) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(1) Investments in existence on the Issue Date or made pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date and any modification, refinancing, renewal, refunding, replacement or extension thereof, but only to the extent not involving additional advances, contribution or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities pursuant to the terms of such Investment as in effect on the Issue Date;

(2) Investments in cash and Eligible Cash Equivalents;

(3) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the ordinary course of business;

(4) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(5) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary and, in each case, any Investments held by such Person; provided, however, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(6) Swap Contracts and Hedging Obligations;

(7) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(8) Investments received in settlement or partial settlement of obligations owed to the Company or any Restricted Subsidiary, including in satisfaction or compromise or partial satisfaction or compromise of judgments or claims or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(9) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $50.0 million at any one time outstanding;

(10) loans and advances (including for travel, entertainment, relocation and analogous ordinary business purposes) to officers, directors and employees in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;

(11) Investments the payment for which consists solely of Capital Interests of the Company;

(12) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Certain covenants—Limitation on asset sales” or any other disposition of Property not constituting an Asset Sale;

(13) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(14) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary of Debt otherwise permitted by the covenant described hereunder “—Certain covenants—Limitation on incurrence of debt;”

(15) Investments by any Foreign Subsidiary in any other Person that becomes a Subsidiary as a result thereof;

(16) the licensing of contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(17) any of the Notes;

(18) Investments arising as a result of any Permitted Receivables Financing;

(19) deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business and other deposits made in connection with the incurrence of Permitted Liens;

(20) investments consisting of UCC Article 3 endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(21) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(22) Investments made in Unrestricted Subsidiaries in an aggregate amount not to exceed $75.0 million at any one time outstanding; and

(23) Investments in Permitted Joint Ventures, other than Investments in any Restricted Subsidiary of the Company, that are at any time outstanding not to exceed $75.0 million.

“Permitted Joint Venture” means any entity characterized as a joint venture, however structured, engaged in a Permitted Business in which the Company or any Restricted Subsidiary has an ownership interest.

“Permitted Liens” means:

(1) Liens existing at the Issue Date;

(2) Other than during a Suspension Period, Liens that secure Credit Facilities incurred pursuant to (a) clause (1) of the definition of “Permitted Debt” and/or (b) the provisions described in the first paragraph of “Certain covenants—Limitations on incurrence of debt,” in the case of clause (a) and (b) collectively; in an aggregate principal amount not to exceed $700.0 million (and any related Hedging Obligations and Swap Contracts permitted under the agreement related thereto) at any one time outstanding; provided that from and after the Reversion Date (provided that there is no new Suspension Period then in effect), the Notes and all other amounts due under the Indenture shall be secured equally and ratably with (or prior to) the Credit Facilities secured by such Lien until such time as all such Credit Facilities are no longer secured by such Lien;

(3) any Lien for taxes or assessments or other governmental charges or levies not then overdue for a period of more than 30 days (or which are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(4) any warehousemen’s, carrier’s, mechanic’s, materialmen’s, repairmen’s, workmen’s, supplier’s, landlord’s, processor’s, storage or other similar Liens for sums not then overdue for a period of more than 60 days (or which are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(5) Liens that secure the Notes, the Note Guarantees and other Obligations under the Indenture and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under the Indenture or the Collateral Documents;

(6) Liens that secure the 2018 notes, the Guarantees thereof and other Obligations under the indenture governing the 2018 notes and in respect thereof and any obligations owing to the trustee or the collateral agent under such indenture or the related collateral documents;

(7) Liens (a) imposed by law or pledges and deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar laws or regulations, (b) to secure the performance of tenders, statutory obligations or bonds, bids, surety, stay, customs and appeal bonds, performance and return of money bonds, leases, government contracts, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the ordinary course of business; (c) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (d) arising by virtue of deposits made in the ordinary course of business to secure liability for reimbursement or indemnification obligations of insurance carriers or (d) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(8) Liens on property or assets (or Capital Interests) of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Subsidiary of the Company, and Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were not placed on such property in contemplation of the consummation of such merger, consolidation or acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary, or the property or assets so acquired (and property or assets affixed or appurtenant thereto);

(9) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(10) licenses of intellectual property granted in the ordinary course of business;

(11) Liens to secure Capital Lease Obligations and Purchase Money Debt; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed with the proceeds of such Capital Lease Obligation or Purchase Money Debt (it being understood, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender); provided, further, that the aggregate amount of all Debt secured by such Liens at any one time outstanding shall not exceed $50.0 million plus an additional $25.0 million for each fiscal year ending after the Issue Date (commencing with the fiscal year ending October 30, 2010);

(12) Liens in favor of the Company or any Guarantor;

(13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(14) banker’s Liens, contractual rights of set-off and other similar Liens (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt;

(b) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries; (c) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection; (d) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, or (e) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(15) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole, and do not secured Debt;

(16) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under the Indenture;

(17) Liens securing obligations in an aggregate amount not to exceed the greater of (a) $50.0 million at any one time outstanding and (b), other than during a Suspension Period, an amount such that at the time of Incurrence of such obligations and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio of the Company and its Restricted Subsidiaries for the Four Quarter Period measured at the time of incurrence of such Lien would be no greater than 2.0:1.0; provided that for purposes of calculating such Consolidated Secured Leverage Ratio, the maximum Debt permitted to be Incurred under clause (1) of the definition of Permitted Debt shall be deemed to be outstanding as of the first day of the relevant Four Quarter Period even if such Debt is not then outstanding;

(18) Liens securing Debt permitted by clause (22) of the definition “Permitted Debt;” provided, however, that such Liens extend only to the property (or Capital Interests) of the Foreign Subsidiary Incurring such Debt;

(19) easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under the Indenture;

(21) the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(22) Liens consisting of (a) any option or other agreement to purchase any asset of the Company or any Subsidiary, the purchase, sale or other disposition of which is not prohibited by any other provision of the Indenture, or (b) deposits or cash advances in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets;

(25) Liens on insurance policies and the proceeds thereof securing Debt permitted by clause (8)(b) of the definition of “Permitted Debt;”

(26) Liens on the property that is subject to a Sale and Leaseback Transaction not prohibited by the Indenture;

(27) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit;

(28) Liens to secure Debt permitted by clauses (19), (20) and (23) of the definition of “Permitted Debt” and deposits with the Trustee for the purposes of defeasing or discharging the Notes as described under “—Satisfaction and discharge of the indenture; defeasance;” and

(29) Liens securing Permitted Receivables Financings.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Assets or (ii) Receivable Assets or interests therein are sold directly to one or more investors or other purchasers (other than the Company or any Restricted Subsidiary); provided that in each case (A) recourse to the Company or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of the Company or any Restricted Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions as reasonably determined by the Company, and (B) the aggregate Receivables Net Investment since the Issue Date shall not exceed $125,000,000 at any time.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt:

(1) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; or

(2) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; provided, however, that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender; and in either case that does not exceed 100% of the cost of such assets (including the installation, delivery and constructions costs and additions and improvements thereto).

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (1) a public equity offering of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $25.0 million or (2) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (a) any such private sale to an entity that is an Affiliate of the Company and (b) any public offerings registered on Form S-8; provided, however, that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued and unpaid interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under the third paragraph of “—Optional redemption.”

“Ratings Decline Period” means the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (2) ends 60 days following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange), lease receivables and any related assets and property from time to time originated, acquired or otherwise owned by Company or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person (with a scheduled maturity prior to the 91st day after the Stated Maturity of the Notes) at the option of the holder thereof, in whole or in part, at any time prior to the 91st day after the Stated Maturity of the Notes; provided, however, that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, (1) any equity security that would constitute Redeemable Capital Interests solely because such equity security matures or becomes mandatorily redeemable at the option of the holder, or the holders of the equity security have the right to require the Company to repurchase such equity security, upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests, and (2) any equity security issued to any plan for the benefit of employees of such Person or its subsidiaries or by any plan to such employees shall not constitute Redeemable Capital Interests solely because it may be required to be repurchased by such Person or its subsidiaries to satisfy applicable statutory or regulatory obligations. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends (collectively, a “refinancing”) any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors; provided, however, that:

(1) the Refinancing Debt is subordinated to the Notes at least to the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes;

(2) the Refinancing Debt has a final maturity either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;

(3) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended; and

(4) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, prepayment premiums and any other reasonable premiums (including tender premiums) or other reasonable amounts paid on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt.

Notwithstanding any provision of the Indenture to the contrary any Refinancing Debt including any Guarantees in respect thereof, Incurred to refinance, refund or replace the McDATA notes shall be subordinated to the Notes and the Note Guarantees on terms no less favorable to the Holders of the Notes than the subordination provisions of the indenture governing the McDATA notes.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers relating to the Notes and any similar agreement entered into in connection with any Additional Notes.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business; provided, however, that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

“Restricted Payment” is defined to mean any of the following:

(1) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company other than

(a) dividends, distributions or payments made solely in Qualified Capital Interests in the Company and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on no more than a pro rata basis;

(2) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

(3) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is expressly subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments, redemptions or repurchases of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof; provided, however, that, for purposes of the Indenture, the McDATA notes, and any Guarantee thereof, shall be deemed subordinated in right of payment to the Notes or any Guarantee of the Notes; and

(4) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary; provided, however, that the Campus Sale-Leaseback shall not be deemed a Sale and Leaseback Transaction for purposes of the Indenture.

“Secured Debt” means, as of any date of determination, the aggregate principal amount of Debt of the Company and its Restricted Subsidiaries as of such date, which Debt is secured by Liens (other than Permitted Liens).

“Securities Act” means the Securities Act of 1933, as amended.

“Series of First Lien Indebtedness” means (a) the Notes and any Additional Notes, (b) the 2018 notes and any additional 2018 notes under the indenture governing the 2018 notes, (c) any outstanding Obligations under the Credit Agreement and (d) each other type of outstanding First Lien Indebtedness the holders of which are subject to the terms of the Intercreditor Agreement.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Company established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Company or any of its Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Company or any such Subsidiary becomes subject to a proceeding under means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Stated Maturity,” when used with respect to (1) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (2) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subordinated Debt” means Debt of the Company or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Company and such Guarantor, as applicable, under the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2015; provided, however, that if the period from such redemption date to January 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The certificates representing the registered notes will be issued in fully registered forms, without coupons. Except as described in the next paragraph, the registered notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC’s nominee, in the form of a global note. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if

(1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days,

(2) we provide for the exchange pursuant to the terms of the indenture, or

(3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee instructions to that effect.

As of the date of this prospectus, no certificated notes are issued and outstanding.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of original notes for registered notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of original notes that hold the original notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders that may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, brokers, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•

tax consequences to individuals who are not citizens or residents of the U.S., individuals who are expatriates of the U.S. or former long-term residents of the U.S. or corporations (or other entities taxable as corporations for U.S. federal income tax purposes) created or organized outside of the U.S.;

•	alternative minimum tax, gift tax or estate tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, in effect as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Tendering Notes

The exchange of your original notes for registered notes in the exchange offer should not constitute a material modification of the terms of the notes and therefore would not constitute a taxable event for federal income tax purposes. Accordingly, the exchange of your original notes for registered notes would have no federal income tax consequences to you. For example, there would be no change in your tax basis and your holding period would carry over to the registered notes. In addition, the federal income tax consequences of holding and disposing of your registered notes would be the same as those applicable to your original notes.

The preceding discussion of the material U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor is urged to consult its own tax advisor as to the particular tax consequences to it of exchanging old notes for registered notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives registered notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer registered notes for, any original notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of registered notes received in the exchange offer, where such notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days from the date on which the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of registered notes by broker-dealers. registered notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of such notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchaser of the original notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the notes and guarantees other than the guarantee by McDATA Services Corporation for us.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Brocade Communications Systems, Inc. as of October 31, 2009 and October 25, 2008, and for each of the years in the three-year period ended October 31, 2009, have been included herein, and the effectiveness of internal control over financial reporting as of October 31, 2009 has been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements refers to the adoption of a new accounting standard for uncertainty in income taxes and the retroactive adoption of a new accounting standard for convertible debt instruments.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Brocade Communications Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Brocade Communications Systems, Inc. and subsidiaries (the Company) as of October 31, 2009 and October 25, 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2009. In connection with our audit of the consolidated financial statements, we also have audited the accompanying financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brocade Communications Systems, Inc. and subsidiaries as of October 31, 2009 and October 25, 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects to the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for uncertainty in income taxes, effective October 28, 2007, due to the adoption of Financial Accounting Standards Board ASC 740-10, Income Taxes.

As discussed in Note 19 to the consolidated financial statements, the Company retroactively adopted a new accounting standard for convertible debt instruments.

/s/    KPMG LLP

Mountain View, California

December 14, 2009

(except as to Note 19 and Note 20,

which are as of June 18, 2010)

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year Ended
	October 31, 2009 (1)	October 25, 2008 (1)	October 27, 2007 (1)
	(In thousands, except per share amounts)
Net revenues
Product	$1,615,511	$1,230,737	$1,076,529
Service	337,415	236,200	160,334

Total net revenues	1,952,926	1,466,937	1,236,863
Cost of revenues
Product	739,354	459,850	470,977
Service	180,072	146,715	104,474

Total cost of revenues	919,426	606,565	575,451

Gross margin
Product	876,157	770,887	605,552
Service	157,343	89,485	55,860

Total gross margin	1,033,500	860,372	661,412
Operating expenses:
Research and development	354,809	255,571	213,311
Sales and marketing	385,155	274,311	211,168
General and administrative	84,962	58,172	46,980
Legal fees associated with indemnification obligations and other related costs, net	23,941	48,673	46,257
Provision for class action lawsuit	—	160,000	—
Amortization of intangible assets	68,718	31,484	24,719
Acquisition and integration costs	5,127	682	19,354
Restructuring costs and facilities lease loss benefit, net	2,329	2,731	—
In-process research and development	26,900	—	—
Goodwill and acquisition-related intangible assets impairment	53,306	—	—

Total operating expenses	1,005,247	831,624	561,789

Income from operations	28,253	28,748	99,623
Interest income	4,896	24,568	36,989
Other income (loss), net	(7,278)	2,299	1,512
Interest expense	(99,294)	(17,249)	(11,295)
Gain (loss) on sale of investments, net	(602)	(6,874)	13,205
Loss on impairment of portfolio investments	—	(8,751)	—

Income (loss) before income tax provision (benefit)	(74,025)	22,741	140,034
Income tax provision (benefit)	7,359	(144,651)	68,043

Net income (loss)	$(81,384)	$167,392	$71,991

Net income (loss) per share—basic	$(0.20)	$0.45	$0.20

Net income (loss) per share—diluted	$(0.20)	$0.44	$0.19

Shares used in per share calculation—basic	398,948	375,303	362,070

Shares used in per share calculation—diluted	398,948	385,641	375,250

(1)	As adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

	October 31, 2009 (1)	October 25, 2008 (1)
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$334,193	$453,884
Short-term investments	4,678	152,741
Restricted cash	12,502	—

Total cash, cash equivalents, short-term investments and restricted cash	351,373	606,625
Accounts receivable, net of allowances of $12,573 and $5,044 at October 31, 2009 and October 25, 2008, respectively	297,819	158,935
Inventories	72,152	21,362
Deferred tax assets	84,629	104,705
Prepaid expenses and other current assets	79,302	49,931

Total current assets	885,275	941,558
Long-term marketable equity securities	—	177,380
Long-term investments	—	36,120
Restricted cash	—	1,075,079
Property and equipment, net	442,408	313,379
Goodwill	1,659,934	269,918
Intangible assets, net	470,872	220,567
Non-current deferred tax assets	184,713	234,357
Other assets	28,218	37,793

Total assets	$3,671,420	$3,306,151

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$181,249	$167,660
Accrued employee compensation	160,832	107,994
Deferred revenue	174,870	103,372
Current liabilities associated with facilities lease losses	10,769	13,422
Liability associated with class action lawsuit	—	160,000
Revolving credit facility	14,050	—
Current portion of long-term debt	38,822	43,606
Convertible subordinated debt	169,332	—
Other accrued liabilities	105,263	105,804

Total current liabilities	855,187	701,858
Long-term debt, net of current portion	860,114	1,011,399
Non-current convertible subordinated debt	—	159,157
Non-current liabilities associated with facilities lease losses	10,150	15,007
Non-current deferred revenue	60,575	37,869
Non-current income tax liability	92,276	67,497
Other non-current liabilities	15,114	13,118

Total liabilities	1,893,416	2,005,905

Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 433,988 and 371,858 shares at October 31, 2009 and October 25, 2008, respectively	434	372
Additional paid-in capital	1,901,238	1,422,115
Accumulated other comprehensive loss	(5,920)	(85,877)
Accumulated deficit	(117,748)	(36,364)

Total stockholders’ equity	1,778,004	1,300,246

Total liabilities and stockholders’ equity	$3,671,420	$3,306,151

(1)	As adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity	Comprehensive Income
	Number of Shares	Amount
	(In thousands)
Balance at October 28, 2006	272,141	$272	$888,978	$(817)	$(272,203)	$616,230	$70,786
Adjustment upon adoption of update to ASC 470-20 (1)	—	—	29,188	—	(6,623)	22,565	—
Issuance of common stock	18,807	19	100,473	—	—	100,492	—
Retirement of common stock	(36)	—	—	—	—	—	—
Common stock repurchases	(22,298)	(23)	(191,307)	—	—	(191,330)	—
Issuance of common stock for McDATA acquisition	118,792	119	627,774	—	—	627,893	—
Tax benefit from employee stock plans	—	—	(77)	—	—	(77)	—
Stock-based compensation	—	—	36,941	—	—	36,941	—
Change in net unrealized gains (losses) on marketable equity securities, cash flow hedges and investments, net of tax	—	—	—	(243)	—	(243)	(243)
Change in cumulative translation adjustments	—	—	—	(120)	—	(120)	(120)
Net income	—	—	—	—	71,991	71,991	71,991

Balance at October 27, 2007	387,406	$387	$1,491,970	$(1,180)	$(206,835)	$1,284,342	$71,628
Adjustment to accumulated deficit upon adoption of ASC 740-10	—	—	—	—	3,079	3,079	—
Issuance of common stock	8,070	8	46,433	—	—	46,441	—
Retirement of common stock	(839)	(1)	(2,149)	—	—	(2,150)	—
Common stock repurchases	(22,779)	(22)	(168,310)	—	—	(168,332)	—
Tax benefit from employee stock plans	—	—	16,146	—	—	16,146	—
Stock-based compensation	—	—	38,025	—	—	38,025	—
Change in net unrealized gains (losses) on marketable equity securities, cash flow hedges and investments	—	—	—	(75,432)	—	(75,432)	(75,432)
Change in cumulative translation adjustments	—	—	—	(9,265)	—	(9,265)	(9,265)
Net income	—	—	—	—	167,392	167,392	167,392

Balance at October 25, 2008	371,858	$372	$1,422,115	$(85,877)	$(36,364)	$1,300,246	$82,695
Issuance of common stock	62,141	62	105,035	—	—	105,097	—
Retirement of common stock	(11)	—	—	—	—	—	—
Stock options and awards assumed upon the Foundry acquisition	—	—	254,312	—	—	254,312	—
Tax benefit from employee stock plans	—	—	(794)	—	—	(794)	—
Stock-based compensation	—	—	120,570	—	—	120,570	—
Change in net unrealized gains (losses) on marketable equity securities, cash flow hedges and investments	—	—	—	78,183	—	78,183	78,183
Change in cumulative translation adjustments	—	—	—	1,774	—	1,774	1,774
Net loss	—	—	—	—	(81,384)	(81,384)	(81,384)

Balance at October 31, 2009	433,988	$434	$1,901,238	$(5,920)	$(117,748)	$1,778,004	$(1,427)

(1)	As adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	October 31, 2009 (1)	October 25, 2008 (1)	October 27, 2007 (1)
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(81,384)	$167,392	$71,991
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Release of valuation allowance	—	(185,176)	—
Excess tax (benefit) detriment from employee stock plans	794	(16,146)	77
Depreciation and amortization	196,573	120,178	101,416
Loss on disposal of property and equipment	1,478	3,181	1,213
Amortization of debt issuance costs and original issue discount	24,051	7,500	4,881
Net (gains) losses on investments and marketable equity securities	597	15,327	(11,694)
Provision for doubtful accounts receivable and sales allowances	12,681	6,614	5,401
Non-cash compensation expense	137,219	39,036	36,942
Non-cash facilities lease loss benefit	(339)	(582)	—
Capitalization of interest cost	(9,093)	(970)	—
Goodwill and intangible assets impairment charge	53,306	—	—
In-process research and development	26,900	—	—
Changes in assets and liabilities, net of acquired assets and assumed liabilities:
Restricted cash	(12,502)	—	—
Accounts receivable	(74,965)	17,143	27,414
Inventories	25,338	(3,345)	3,481
Prepaid expenses and other assets	999	17,697	26,429
Deferred tax assets	3,091	(58,104)	(22,906)
Accounts payable	(11,052)	40,550	10,075
Accrued employee compensation	(28,685)	30,242	(37,473)
Deferred revenue	26,454	10,185	17,162
Other accrued liabilities	(5,543)	77,311	(55,967)
Liabilities associated with facilities lease losses	(10,394)	(9,538)	(8,039)
Liability associated with class action lawsuit	(160,000)	160,000	—

Net cash provided by operating activities	115,524	438,495	170,403

Cash flows from investing activities:
Purchases of short-term investments	(138)	(169,016)	(571,357)
Purchases of long-term investments	—	(37,731)	(200,239)
Purchases of marketable equity securities	—	(248,431)	(15,930)
Purchases of non-marketable minority equity investments	—	(1,436)	(5,000)
Proceeds from maturities and sale of short-term investments	155,986	448,385	764,939
Proceeds from maturities and sale of long-term investments	30,173	22,483	12,614
Proceeds from sale of marketable equity securities and equity investments	—	9,926	11,694
Purchases of property and equipment	(162,770)	(144,071)	(56,538)
Proceeds from sale of property and equipment	—	—	1,336
(Increase) decrease in restricted cash	1,075,079	(1,075,079)	12,422
Cash paid in connection with pending acquisition of Foundry Networks, Inc.	—	(1,000)	—
Net cash acquired (paid) in connection with acquisitions	(1,297,482)	(43,554)	139,703

Net cash provided by (used in) investing activities	(199,152)	(1,239,524)	93,644

Cash flows from financing activities:
Payments on capital lease obligations	—	—	(735)
Payment of senior underwriting fees related to the term loan	(30,525)	—	—
Payment of principal related to the term loan	(166,022)	—	—
Common stock repurchases	—	(168,293)	(191,293)
Proceeds from issuance of common stock, net	145,655	42,418	100,638
Proceeds from term loan	—	1,054,425	—
Proceeds from revolving credit facility	14,050	—	—
Termination of interest rate swap	—	—	(4,989)
Redemption of outstanding convertible debt	—	—	(124,185)
Excess tax benefit (detriment) from employee stock plans	(794)	16,146	(77)

Net cash provided by (used in) financing activities	(37,636)	944,696	(220,641)

Effect of exchange rate fluctuations on cash and cash equivalents	1,573	(5,538)	(2,019)

Net increase (decrease) in cash and cash equivalents	(119,691)	138,129	41,387
Cash and cash equivalents, beginning of year	453,884	315,755	274,368

Cash and cash equivalents, end of year	$334,193	$453,884	$315,755

Supplemental disclosures of cash flow information:
Cash paid for interest	$83,397	$3,881	$3,882

Cash paid for (refunded from) income taxes	$(20,000)	$9,618	$17,800

Supplemental schedule of non-cash investing activities:
Fair value of stock options and unvested awards assumed in exchange for acquired Foundry assets	$254,312	$—	$—

Issuance of common stock for McDATA acquisition	$—	$—	$627,893

(1)	As adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.

See accompanying notes to consolidated financial statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The fiscal year for Brocade Communications Systems, Inc. (“Brocade” or the “Company”) is the 52 or 53 weeks ending on the last Saturday in October. As is customary for companies that use the 52/53-week convention, every fifth year contains a 53-week year. Fiscal year 2009 is a 53-week fiscal year and fiscal year 2008 and 2007 were 52-week fiscal years. The second quarter of fiscal year 2009 consists of fourteen weeks, which is one week longer than a typical quarter. The Company’s next 14-week quarter will be in the second quarter of fiscal year 2014. The Consolidated Financial Statements include the accounts of Brocade and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

The Company has evaluated subsequent events through the date that the financial statements were issued on December 14, 2009.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Restricted Cash

During fiscal year 2009, the Company entered into an agreement with one of the defendants in connection with the Special Litigation Committee’s litigation. Under this agreement, the Company received $12.5 million, which is held in restricted cash until certain contingencies pursuant to the agreement are removed.

On October 7, 2008, the Company entered into a credit agreement under which the Company borrowed $1,100.0 million under a term loan facility. The proceeds of the term loan were deposited into a restricted securities account pending the closing of the acquisition of Foundry Networks, Inc. (“Foundry”) and other release conditions. The Company also deposited an additional $20.7 million of funds into the restricted securities account to cover the interest on the term loan for the period commencing on October 7, 2008 through December 31, 2008, pursuant to the terms of the credit agreement. As of October 25, 2008, $1,075.1 million of restricted cash, net of the $45.6 million discount related to the term loan, was included in the Company’s Consolidated Balance Sheet.

Investments and Equity Securities

Investment securities with an original or remaining maturity of more than three months but less than one year are considered short-term investments. Investment securities with an original or remaining maturity of one year or more and which the Company has the ability and intent to hold are considered long-term investments. Short-term and long-term investments consist of debt securities issued by the United States (“U.S.”) government and its agencies, municipal government obligations, and corporate bonds and notes. Short-term and long-term investments are maintained at five major financial institutions, are classified as available-for-sale and are recorded on the accompanying Consolidated Balance Sheets at fair value.

Equity securities consist of equity holdings in public companies and are classified as available-for-sale when there are no restrictions on the Company’s ability to immediately liquidate such securities. Marketable equity securities are recorded on the accompanying Consolidated Balance Sheets at fair value.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unrealized holding gains and losses related to the Company’s investments and equity securities are included as a separate component of accumulated other comprehensive loss on the accompanying Consolidated Balance Sheets, net of any related tax effect. Realized gains and losses are calculated based on the specific identification method and are included in “Interest and other income (loss), net,” on the Consolidated Statements of Operations.

The Company recognizes an impairment charge when the declines in the fair values of its investments and equity securities below the cost basis are assessed to be other-than-temporary. An other-than-temporary impairment is triggered when there is an intent to sell the security, it is more likely than not that the security will be required to be sold before recovery, or the security is not expected to recover the entire amortized cost basis of the security. The Company also considers various factors in determining whether to recognize an impairment charge, including the length of time and extent to which the fair value has been less than the cost basis and the financial condition and near-term prospects of the investee. For impairments involving credit losses, the Company recognizes the credit loss component in earnings and the remainder of the impairment is recorded in accumulated other comprehensive loss.

From time to time the Company makes equity investments in non-publicly traded companies. These investments are included in “Other assets” on the accompanying Consolidated Balance Sheets and are generally accounted for under the cost method as the Company does not have the ability to exercise significant influence over the respective investee’s operating and financial policies nor does it have a liquidation preference that is substantive. The Company monitors its investments in non-publicly traded companies for impairment on a quarterly basis and makes appropriate reductions in carrying values when such impairments are determined to be other-than-temporary. Impairment charges are included in “Interest and other income (loss), net,” on the Consolidated Statements of Operations. Factors considered in determining an impairment include, but are not limited to, the current business environment including competition and uncertainty of financial condition, going concern considerations such as the rate at which the investee company utilizes cash and the investee company’s ability to obtain additional private financing to fulfill its stated business plan, the need for changes to the investee company’s existing business model due to changing business environments and its ability to successfully implement necessary changes, and comparable valuations. If an investment is determined to be impaired, a determination is made as to whether such impairment is other-than-temporary.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, restricted cash, accounts payable and accrued liabilities, approximate cost because of their short maturities. The fair value of the Company’s investments and marketable equity securities is primarily determined using quoted market prices for those securities or similar financial instruments. The approximate fair value of the Company’s Senior Secured Credit Facility is based on broker trading prices. The fair value of the Company’s convertible subordinated debt is determined using the high and low prices on the market for the convertible debt (see Note 9, “Borrowings,” of the Notes to Consolidated Financial Statements).

Derivative Financial Instruments

In the normal course of business, the Company is exposed to fluctuations in interest rates and the exchange rates associated with foreign currencies. The derivatives entered into by the Company qualify for and are designated as foreign currency cash flow hedges.

The derivatives are recognized on the Consolidated Balance Sheets at their respective fair values. Changes in fair values of outstanding cash flow hedges that are highly effective are recorded in accumulated other

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

comprehensive loss until earnings are affected by the variability of cash flows of the underlying hedged transaction. In most cases, amounts recorded in accumulated other comprehensive loss will be released to earnings at maturity of the related derivative. The recognition of effective hedge results offsets the gains or losses on the underlying exposure. Cash flows from derivative transactions are classified according to the nature of the risk being hedged.

The Company formally documents all relationships between hedging instruments and hedged items, as well as the risk-management objective and strategy for undertaking hedge transactions. This documentation includes linking all derivatives either to specific assets and liabilities on the consolidated balance sheets or specific firm commitments or forecasted transactions. The Company also formally assesses both at the hedge’s inception and on an ongoing basis whether the derivatives used in hedging transactions have been highly effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. When it is determined that a derivative is not, or has ceased to be, highly effective as a hedge, the Company discontinues hedge accounting prospectively, as discussed below.

The Company discontinues hedge accounting prospectively when (i) the derivative is no longer highly effective in offsetting changes in the cash flows of a hedged item (including hedged items such as firm commitments or forecasted transactions); (ii) the derivative expires or is sold, terminated or exercised; (iii) it is no longer probable that the forecasted transaction will occur; or (iv) management determines that designating the derivative as a hedging instrument is no longer appropriate.

When the Company discontinues hedge accounting, but it continues to be probable that the forecasted transaction will occur in the originally expected period, the gain or loss on the derivative remains in accumulated other comprehensive loss and is reclassified into earnings when the forecasted transaction affects earnings. However, if it is no longer probable that a forecasted transaction will occur by the end of the originally specified time period or within an additional two-month period of time thereafter, the gain or loss that was in accumulated other comprehensive loss will be recognized immediately in earnings. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company will carry the derivative at its fair value on the Consolidated Balance Sheet until maturity and will recognize future changes in the fair value in current period earnings. Any hedge ineffectiveness is recorded in current period earnings within “Interest and other loss, net.” Effectiveness is assessed based on the comparison of current forward rates to the rates established on the Company’s hedges.

Inventories

Inventories are stated at the lower of cost or market, using the first-in, first-out method. Inventory costs include material, labor and overhead. The Company records inventory write-downs based on excess and obsolete inventory determined primarily by future demand forecast. A portion of the Company’s inventory is located offsite at customers’ hubs, service depots and at contract manufacturers’ locations. Cash flows related to the sale of inventories are classified as cash flows from operating activities.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. An estimated useful life of 4 years is used for furniture and fixtures and an estimated useful life of 4 years is used for computer equipment and software, except for the Company’s enterprise-wide, integrated business information system which is depreciated over 5 to 7 years. Estimated useful lives of up to 4 years are used for engineering and other

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

equipment and an estimated useful life of 30 years is used for buildings. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the asset or the remaining term of the lease.

Brocade evaluates long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable in accordance with ASC 360-10 Property, Plant and Equipment. Brocade assesses the fair value of the assets based on the undiscounted future cash flow the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flow expected to result from the use of the asset plus net proceeds expected to result from the disposition of the asset, if any, are less than the carrying value of the asset. When Brocade identifies an impairment, Brocade reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values.

Accrued Employee Compensation

Accrued employee compensation consists of accrued wages, commissions, bonuses, payroll taxes, vacation, payroll deductions for the Company’s employee stock purchase plan and other employee benefit payroll deductions.

Goodwill and Intangible Assets

The Company capitalizes goodwill at cost and evaluates goodwill on an annual basis during its second fiscal quarter or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized to the extent that the carrying amount of goodwill exceeds the asset’s implied fair value. Events which might indicate impairment include, but are not limited to, strategic decisions made in response to economic and competitive conditions, the impact of the economic environment on the Company’s customer base, material negative changes in relationships with significant customers, and/or a significant decline in the Company’s stock price for a sustained period.

Intangible assets are carried at cost less accumulated amortization. Amortization is recognized over the estimated useful life of the respective asset. The Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Examples of such events or circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of acquired assets or the strategy for the Company’s business, significant negative industry or economic trends, and/or a significant decline in the Company’s stock price for a sustained period. Impairment is recognized based on the difference between the fair value of the asset and its carrying value, and fair value is generally measured based on discounted cash flow analyses. For additional discussion, see Note 4, “Goodwill and Intangible Assets,” of the Notes to Consolidated Financial Statements.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, short-term investments and accounts receivable. Cash, cash equivalents and short-term investments are primarily maintained at five major financial institutions in the United States. Deposits held with banks may be redeemed upon demand and may exceed the amount of insurance provided on such deposits. The Company principally invests in United States government and government agency debt securities, and corporate bonds and notes, and limits the amount of credit exposure to any single entity.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A majority of the Company’s accounts receivable balance is derived from sales to OEM partners in the computer storage and server industry. As of October 31, 2009, two customers accounted for 16% and 11%, respectively, of total accounts receivable. As of October 25, 2008, three customers accounted for 30%, 17% and 14%, respectively, of total accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable balances. The Company has established reserves for credit losses, sales allowances, and other allowances. While the Company has not experienced material credit losses in any of the periods presented, there can be no assurance that the Company will not experience material credit losses in the future, particularly in light of the current economic environment.

For the years ended October 31, 2009, October 25, 2008 and October 27, 2007, the same three customers each represented 10% or more of our total net revenues for a combined total of 48% (EMC with 18%, HP with 13% and IBM with 17%), 65% (EMC with 25%, HP with 18% and IBM with 22%) and 68% (EMC with 24%, HP with 22% and IBM with 22%), respectively. The Company’s future success depends upon the buying patterns of significant customers, such as companies within the financial services, education and health sectors, the U.S. government or individual agencies within the U.S. government, their response to current and future IT investment trends and the continued demand by such customers for the Company’s products. Delays in or a reduction in IT spending, domestically and/or internationally, could harm the Company’s business, results of operations and financial condition in a number of ways, including longer sales cycles, increased inventory provisions, increased production costs, lowered prices for Brocade’s products and reduced sales volumes. In addition, the loss of any one significant OEM partner, or a decrease in the level of sales to any one significant OEM partner, or unsuccessful quarterly negotiation on key terms, conditions or timing of purchase orders placed during a quarter, would likely cause serious harm to Brocade’s business and financial results.

The Company currently relies on single and limited sources for multiple key components used in the manufacture of its products. Additionally, the Company relies on multiple contract manufacturers for the production of its products. The inability of any single or limited source supplier to fulfill supply, or the inability of a contract manufacturer to fulfill production requirements, could have an adverse effect on the Company’s future operating results. Further, if the Company’s suppliers face challenges in obtaining credit or otherwise for operating their businesses, they may become unable to continue to offer the materials the Company uses to manufacture its products.

The Company’s business is concentrated in the networking industry, which from time to time has been impacted by unfavorable economic conditions and reduced information technology (“IT”) spending rates. Accordingly, the Company’s future success depends upon the buying patterns of customers in the networking industry, their response to current and future IT investment trends and the continued demand by such customers for the Company’s products. The Company’s future success, in part, will depend upon its ability to enhance its existing products and to develop and introduce, on a timely basis, new cost-effective products and features that keep pace with technological developments and emerging industry standards.

Revenue Recognition

Product revenue. Certain of the Company’s products are integrated with software that is essential to the functionality of the equipment. Additionally, the Company provides unspecified software upgrades and enhancements related to the equipment through its maintenance contracts for most of its products. Product revenue is generally recognized when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred;

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•	The fee is fixed or determinable; and

•	Collectability is reasonably assured or collection is probable.

For newly introduced products, many of the Company’s large OEM customers require a product qualification period during which the Company’s products are tested and approved by the OEM customers for sale to their customers. Revenue recognition and related cost are deferred for shipments to new OEM customers and for shipments of newly introduced products to existing OEM customers until satisfactory evidence of completion of the product qualification has been received from the OEM customer. In addition, revenue from sales to the Company’s Storage Area Network (“SAN”) master reseller customers is recognized in the same period in which the product is actually sold by the master reseller (sell-through) and revenue from sales to the Company’s Ethernet master reseller customers is recognized in the same period in which the product is sold to the master reseller customers (sell-in).

The Company reduces revenue for estimated sales allowances at the time of shipment and sales programs at the later of revenue recognition or communication of the commitment for sales incentives. Sales allowances and sales programs are estimated based on historical sales returns, approved sales programs versus claims under such sales programs, current trends and the Company’s expectations regarding future experience. In addition, the Company maintains an allowance for doubtful accounts, which is also accounted for as a reduction in revenue. The Company establishes the allowance for doubtful accounts to ensure accounts receivables are not overstated due to uncollectability. The Company maintains bad debt reserves based upon the analysis of accounts receivable, historical collection patterns, customer concentrations, customer creditworthiness, current economic trends, changes in customer payment terms and practices, and customer communication. The Company records a specific reserve for individual accounts when it becomes aware of a customer’s likely inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to customers change, the Company would further adjust estimates of the recoverability of receivables.

Multiple-element arrangements. The Company’s multiple-element product offerings include networking hardware and software products and support. The Company also sells certain software products and support services separately. For certain of the Company’s products, software is generally essential to the functionality of its hardware products. The Company allocates revenue to each element in a multiple-element arrangement based upon vendor-specific objective evidence (“VSOE”) of the fair value of the element, or if VSOE is not available for the delivered element, by application of the residual method. In the application of the residual method, the Company allocates revenue to the undelivered elements based on VSOE of fair value for those elements and allocates the residual revenue to the delivered elements. VSOE of the fair value for an element is based upon the price charged when the element is sold separately. Revenue allocated to each element is then recognized when the basic revenue recognition criteria is met for each element. For sales of products that contain multiple elements and where software is incidental, the Company determines the separate units of accounting that exist within the arrangement. If more than one unit of accounting exists, the arrangement consideration is allocated to each unit of accounting using the residual fair value method. Revenue is recognized for each unit of accounting when all the revenue recognition criteria has been met for that unit of accounting.

Services revenue. Services revenue consists of training and maintenance arrangements, including PCS, separately priced extended warranties and other professional services. PCS services are offered under renewable, annual fee-based contracts or as part of multiple-element arrangements, and typically include telephone support and upgrades and enhancements to the Company’s operating system software. Revenue related to PCS elements is deferred and recognized ratably over the contractual period. PCS contracts are typically one to three years in length.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Separately priced extended warranties are offered under renewable, fee-based contracts which provide customers with hardware repair and replacement parts, access to technical assistance, and unspecified software updates and upgrades on a when-and-if available basis. Revenue from separately priced extended warranties contracts is deferred and recognized ratably over the contractual support period. Separately priced extended warranties contracts are typically one to five years in length.

Professional services are offered under hourly or fixed fee-based contracts or as part of multiple-element arrangements. Professional services revenue is recognized as services are performed. Training revenue is recognized upon completion of the training.

Warranty Expense

The Company provides standard warranties on its products ranging from one year to limited lifetime warranties. Estimated future warranty costs are accrued at the time of shipment and charged to cost of revenues based upon historical experience, current trends and the Company’s expectations regarding future experience.

Foreign Currency

The financial statements of the Company’s international subsidiaries have been translated into U.S. dollars. Assets and liabilities are translated into U.S. dollars at period-end exchange rates, with the exception of nonmonetary assets. Income and expenses are translated into U.S. dollars at the average exchange rates during the period. The resulting translation adjustments are included in the Company’s Consolidated Balance Sheets in the stockholders’ equity section as a component of accumulated other comprehensive loss.

Software Development Costs

Eligible software development costs are capitalized upon the establishment of technological feasibility, which is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development. Total eligible software development costs have not been material to date.

Costs related to internally developed software and software purchased for internal use are capitalized. During the year ended October 28, 2000, the Company purchased an enterprise-wide, integrated business information system. Subsequently, the business information system was upgraded during fiscal years 2006 and 2007. As of October 31, 2009 and October 25, 2008, a net book value of $5.4 million and $7.5 million, respectively, related to the purchase and subsequent implementation and upgrade of this system was included in “Property and equipment, net.” These costs are being depreciated over the estimated useful lives of five to seven years.

Advertising Costs

The Company expenses all advertising costs as incurred. Advertising costs were $5.9 million and $8.4 million for the years ended October 31, 2009 and October 25, 2008, respectively, and were not significant for the year ended October 27, 2007.

Capitalized Interest Costs

Interest costs related to major construction projects, specifically the Company campus project, are capitalized until the asset is ready for service (see Note 10, “Commitments and Contingencies,” of the Notes to Consolidated Financial Statements). Capitalized interest is calculated by multiplying the weighted-average

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

interest rate on the Senior Secured Credit Facility and convertible debt by the qualifying costs. Interest capitalized may not exceed gross interest expense for the period. As the qualifying asset is moved to the depreciation and amortization pool, the related capitalized interest is also transferred and is amortized over the useful life of the related asset. Interest costs of $9.1 million and $1.4 million were capitalized for the years ended October 31, 2009 and October 25, 2008, respectively. No interest costs were capitalized for the year ended October 27, 2007.

Income Taxes

The Company accounts for income taxes under the assets and liabilities method. Under this method, the Company recognizes income tax expense for the amount of taxes payable or refundable for the current year. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts, along with net operating loss carryforwards and credit carryforwards. A valuation allowance is recognized to the extent that it is more likely than not that the tax benefits will not be realized. For additional discussion, see Note 14, “Income Taxes,” of the Notes to Consolidated Financial Statements.

The Company adopted the provisions of ASC 740-10 Income Taxes (“ASC 740-10”), effective at the beginning of fiscal year 2008. ASC 740-10 prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Recognition of a tax position is determined when it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. Upon its adoption of ASC 740-10, the Company applied the provisions of ASC 740-10 to all income tax positions. The cumulative effect of applying the provisions of ASC 740-10 in the amount of $3.1 million has been reported as an adjustment to the opening balance of accumulated deficit on the Company’s Consolidated Balance Sheet as of the beginning of fiscal year 2008.

Computation of Net Income (Loss) per Share

Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period, less shares subject to repurchase. Diluted net income per share is computed using the weighted-average number of common shares outstanding and potentially dilutive common shares outstanding during the period that have a dilutive effect on earnings per share. Potentially dilutive common shares result from the assumed exercise of outstanding stock options, assumed vesting of outstanding restricted stock units and awards, assumed issuance of stock under the employee stock purchase plan using the treasury stock method, and the assumed conversion of outstanding convertible subordinated debt using the if-converted method. In a net loss position, diluted net loss per share is computed using only the weighted-average number of common shares outstanding during the period, less shares subject to repurchase, as any additional common shares would be antidilutive.

Stock-Based Compensation

The Company accounts for employee equity awards under the fair value method. Accordingly, the Company measures stock-based compensation at the grant date based on the fair value of the award. Compensation cost associated with stock-based awards and other forms of equity compensation recognized beginning in the first quarter of fiscal year 2006 includes (i) amortization related to the remaining unvested portion of stock-based awards granted prior to October 30, 2005; and (ii) amortization related to stock options and restricted stock granted subsequent to October 30, 2005. In addition, the Company records stock-based compensation expense

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

over the twenty-four month offering period in connection with shares issued under its employee stock purchase plan. The compensation expense for stock-based awards is reduced by an estimate for forfeitures and is recognized over the expected term of the award under a graded vesting method. For additional discussion, see Note 13, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements.

The Company accounts for the tax effects of share-based payment awards using the alternative transition method, which includes simplified methods to establish the beginning balance of the additional paid-in capital pool (“APIC Pool”) related to the tax effects of employee stock-based compensation and to determine the subsequent impact on the APIC Pool and consolidated statement of cash flows of the tax effects of employee stock-based compensation awards.

Use of Estimates in Preparation of Consolidated Financial Statements

The preparation of consolidated financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires management to make estimates and judgments that affect the amounts reported in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to sales allowances and programs, bad debts, stock-based compensation, allocation of purchase price allocations, warranty obligations, excess inventory and purchase commitments, restructuring costs, facilities lease losses, impairment of goodwill and intangible assets, litigation, income taxes and investments. Actual results may differ materially from these estimates.

Recent Accounting Pronouncements

In December 2007, the FASB issued ASC 805 Business Combinations (“ASC 805”). ASC 805 requires the acquirer in a business combination to recognize assets and liabilities assumed at their fair values and to recognize acquisition-related costs separately from the acquisition. ASC 805 will be effective for the Company in fiscal year 2010, with early adoption prohibited. The Company expects the implementation of ASC 805 will have an impact on its financial position and results of operations, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions the Company consummates after the effective date of November 1, 2009.

In May 2008, the FASB issued an update to ASC 470-20 Debt (“ASC 470-20”). ASC 470-20 requires issuers of convertible debt instruments that may be settled in cash upon conversion to account separately for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. ASC 470-20 was adopted by the Company in the first quarter of fiscal year 2010. The consolidated financial statements for all periods presented have been adjusted for the adoption of update to ASC 470-20. For additional information, see Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.

In June 2008, the FASB issued ASC 815-40 Derivatives and Hedging (“ASC 815-40”). ASC 815-40 provides guidance on determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock. ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and will be adopted by the Company in the first quarter of fiscal year 2010. The Company has not yet adopted ASC 815-40, but it is currently assessing the impact that ASC 815-40 may have on its financial position, results of operations, and cash flows.

In November 2008, the FASB ratified ASC 350-30 Intangibles—Goodwill and Other (“ASC 350-30”). ASC 350-30 applies to defensive intangible assets, which are acquired intangible assets that the acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. As these assets

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

are separately identifiable, ASC 350-30 requires an acquiring entity to account for defensive intangible assets as a separate unit of accounting. Defensive intangible assets must be recognized at fair value in accordance with SFAS 141R and SFAS 157. ASC 350-30 will be adopted by the Company in the first quarter of fiscal year 2010. The Company expects ASC 350-30 will have an impact on its consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the intangible assets purchased after the effective date of November 1, 2009.

In September 2009, the FASB issued ASC 820-10 Measuring Liabilities at Fair Values (“ASC 820-10”). ASC 820-10 provides additional guidance on how companies should measure liabilities at fair value. Specifically, the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer. ASC 820-10 will be adopted by the Company in the first quarter of fiscal year 2010. The Company is currently evaluating the impact of ASC 820-10, but does not expect the adoption to have a material impact on its financial position, results of operations, and cash flows.

In October 2009, the FASB issued ASC 605-25 Revenue Recognition with Multiple Deliverables (“ASC 605-25”). ASC 605-25 establishes a selling price hierarchy for determining the selling price of a deliverable, eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. ASC 605-25 is effective for financial statements issued for fiscal years beginning on or after June 15, 2010, and interim periods within those fiscal years. Early adoption is permissible and the Company plans to adopt the provisions of ASC 605-25 in the first quarter of fiscal year 2010. The Company does not expect the adoption of ASC 605-25 to have a material impact on its financial position, results of operations, and cash flows.

In October 2009, the FASB issued ASC 985-605 Certain Revenue Arrangements that Include Software Elements (“ASC 985-605”). ASC 985-605 provides additional guidance on how to determine which software, if any, relating to the tangible product would be excluded from the scope of the software revenue guidance in ASC 985-605. ASC 985-605 is effective for financial statements issued for fiscal years beginning on or after June 15, 2010, and interim periods within those fiscal years. Early adoption is permissible and the Company plans to adopt the provisions of ASC 985-605 in the first quarter of fiscal year 2010. The Company does not expect the adoption of ASC 985-605 to have a material impact on its financial position, results of operations, and cash flows.

3. Acquisitions

Foundry Networks, Inc.

On December 18, 2008, the Company completed its acquisition of Foundry in accordance with the Agreement and Plan of Merger, which the Company entered into on July 21, 2008, as well as with Amendment No. 1 to the Agreement and Plan of Merger, which the Company entered into on November 7, 2008 (as amended, the “Foundry Merger Agreement”). As a result of the merger, Foundry is now a wholly-owned subsidiary of the Company.

The Company recorded the acquisition using the purchase method of accounting and, accordingly, has included the results of operations of Foundry in the accompanying Consolidated Statements of Operations from December 18, 2008, the date the acquisition was completed.

Pursuant to the terms of the Foundry Merger Agreement, each issued and outstanding share of Foundry common stock, other than the shares held by the Company, was canceled and converted into the right to receive $16.50 in cash, without interest. Approximately 137,061,501 shares of Foundry common stock were converted

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

into the right to receive approximately $2.26 billion, which excluded 14,000,000 shares of Foundry common stock held by Brocade that were canceled upon effectiveness of the merger without consideration. In addition, upon the effectiveness of the merger, Brocade: (i) terminated certain outstanding unvested stock options; (ii) in certain circumstances, terminated Foundry’s outstanding vested options and granted, in lieu thereof, a right to be issued shares of fully-vested Brocade common stock upon settlement thereof based on the excess of the per-share merger consideration set forth in the Foundry Merger Agreement over the applicable exercise price of such options; and (iii) (a) assumed certain outstanding equity awards or (b) replaced certain of Foundry’s outstanding equity awards with reasonably equivalent Brocade equity awards based on a conversion ratio derived from the per-share merger consideration as set forth in the Foundry Merger Agreement, in certain cases offsetting the number of shares (on a post-conversion basis) against Brocade’s existing share reserve under its stockholder-approved equity incentive plans.

The total purchase price of the Foundry acquisition was $2.8 billion and is comprised of the following (in thousands):

Amount
Cash tendered for shares of outstanding common stock of Foundry (1)	$2,506,474
Fair value of stock options and awards assumed and accelerated in connection with acquisition	254,312
Direct transaction costs	27,395

Total purchase price	$2,788,181

(1)	This amount includes $248.4 million paid by the Company to acquire 14.0 million shares of Foundry common stock in the open market before the consummation of the acquisition, net of $3.5 million in dividends received.

In connection with this acquisition, the Company assumed options to purchase approximately 18.3 million shares of Foundry common stock which became exercisable for approximately 93.5 million shares of Brocade’s common stock at a weighted-average exercise price of approximately $3.23 per share. The Company also assumed approximately 6.8 million of Foundry restricted stock units which were converted into approximately 34.7 million of Brocade’s restricted stock units with a weighted-average grant date fair value of $3.52.

Direct transaction costs include investment banking, legal and accounting fees and other external costs directly related to the acquisition.

The Company allocated the total purchase consideration to the net assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the acquisition date, resulting in initial goodwill of approximately $1,475.6 million, which is not deductible for income tax purposes. Goodwill represents the excess of the purchase price over the fair value of the underlying acquired net tangible and intangible assets. The factors that contributed to the recognition of goodwill included securing buyer-specific synergies that increase revenue and profits and are not otherwise available to a marketplace participant, acquiring a talented workforce, and significant cost-saving opportunities. The allocation of the purchase price reflects various estimates and analyses.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the final allocation of the purchase price based on the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Amount
Assets acquired:
Cash and cash equivalents and short-term investments	$987,956
Accounts receivable	89,831
Inventories	70,633
Identifiable intangible assets
Developed products technology	191,300
Customer relationships	194,500
In-process research and development (1)	26,900
Order backlog	6,500
Deferred tax assets	14,738
Goodwill	1,441,446
Other assets	244,384

Total assets acquired	3,268,188
Liabilities assumed:
Deferred tax liabilities	138,569
Other liabilities	341,438

Total liabilities assumed	480,007

Net assets acquired	$2,788,181

(1)	In connection with the acquisition of Foundry, the Company recorded a $26.9 million in-process research and development (“IPR&D”) charge during the three months ended January 24, 2009.

During the year ended October 31, 2009, the Company determined it was appropriate to record certain adjustments to the fair value of assets and liabilities acquired from Foundry (see Note 4, “Goodwill and Intangible Assets,” of the Notes to Consolidated Financial Statements).

Of the total purchase price, approximately $392.3 million has been allocated to amortizable intangible assets acquired. The amortizable intangible assets are being amortized on a straight-line basis over their estimated useful lives as follows:

	Amount (in thousands)	Weighted- Average Useful Life (in years)
Developed products technology	$191,300	5.00
Customer relationships	$194,500	5.00
Order backlog	$6,500	0.25

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following unaudited pro forma financial information for the twelve months ended October 31, 2009 and October 25, 2008 presents a summary of the results of operations of the Company assuming the acquisition of Foundry occurred at the beginning of each of the periods presented. The unaudited pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of each of the periods presented, nor is it indicative of future operating results:

	Twelve Months Ended
In thousands, except per share amounts	October 31, 2009 (1)	October 25, 2008 (2)
Total net revenues	$2,029,973	$2,112,229
Pretax loss	(60,903)	(43,226)
Net income (loss)	(55,070)	156,733
Basic net income (loss) per share	(0.14)	0.42
Diluted net income (loss) per share	$(0.14)	$0.40

(1)	The unaudited pro forma financial results for the twelve months ended October 31, 2009 include Brocade’s historical results for the twelve months ended October 31, 2009, which include Foundry’s results subsequent to December 18, 2008, and Foundry’s historical results for the period October 26, 2008 to December 18, 2008, including goodwill and acquisition-related intangible assets impairment of $53.3 million, amortization for acquired intangible assets, elimination of IPR&D charge and acquisition-related fees, and related tax effects.
(2)	The unaudited pro forma financial results for the twelve months ended October 25, 2008 include Brocade’s historical results for the twelve months ended October 25, 2008 and Foundry’s historical results for the three months ended December 31, 2007 and nine months ended September 30, 2008, including provision for class action lawsuit of $160.0 million, release of the valuation allowance of $174.4 million, amortization for acquired intangible assets, adjustment to interest expense, and related tax effects.

Strategic Business Systems, Inc.

On March 17, 2008, the Company completed its acquisition of Strategic Business Systems, Inc. (“SBS”), a privately held provider of IT professional services for medium-size and large enterprises in both the commercial and federal government sectors. This acquisition expanded the Company’s professional service offerings and was consistent with its goal of building an end-to-end services portfolio.

The results of operations of SBS are included in the accompanying Consolidated Statements of Operations from the date of the acquisition. The Company does not consider the acquisition of SBS to be material to its results of operations and is therefore not presenting pro forma financial information of operations for the fiscal year ended October 25, 2008 and October 27, 2007.

4. Goodwill and Intangible Assets

During the first quarter of fiscal year 2009, Brocade reorganized into four operating segments, of which two are individually reportable segments: Data Storage and Global Services; and two, Internet Protocol (“IP”) Layer 2-3 and IP Layer 4-7/Application Delivery Products (“IP Layer 4-7/ADP”), are combined into one reportable segment: Ethernet Products (see Note 15, “Segment Information,” of the Notes to Consolidated Financial Statements). Prior period allocation of goodwill activity by reportable segment has been conformed to the new measurements of segment financial reporting implemented in the first quarter of fiscal year 2009.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Goodwill is generated as a result of business combinations. Brocade conducts a goodwill impairment analysis annually and as necessary if events or changes in facts and circumstances indicate that the fair value of the reporting unit may be less than its carrying amount. Consistent with prior years, the Company performed its annual goodwill impairment test using measurement data as of the first day of the second fiscal quarter.

The Company conducts a two-step approach in testing goodwill for impairment for each reporting unit, which the Company has determined to be at the operating unit level. The Company’s reporting units are determined by the components of their operating segments that constitute a business for which both (i) discrete financial information is available and (ii) segment management regularly reviews the operating results of that component. Data Storage, IP Layer 2-3 and Global Services are individual reporting units, while IP Layer 4-7/ADP includes two reporting units, IP Layer 4-7/ADP and Files.

The first step measures for impairment by applying fair value-based tests at the reporting unit level. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, then goodwill is not impaired and no further testing is performed. The second step, if necessary, measures the amount of impairment by applying fair value-based tests to individual assets and liabilities within each reporting unit. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference.

To determine the reporting unit’s fair values, the Company uses the income approach, the market approach, or a combination thereof. The income approach provides an estimate of fair value based on discounted expected future cash flows (“DCF”). Estimates and assumptions with respect to the determination of the fair value of the Company’s reporting units using the income approach include:

•	The Company’s operating forecasts;

•	Revenue growth rates; and

•	Risk-commensurate discount rates and costs of capital.

The Company’s estimates of revenues and costs are based on historical data, various internal estimates and a variety of external sources, and are developed by the Company’s regular long-range planning process.

The market approach provides an estimate of the fair value of the Company’s five reporting units using various price or market multiples applied to the reporting unit’s operating results and then applying an appropriate control premium. The control premium is determined by considering control premiums offered as part of the acquisition in both the Company’s segment and comparable market segments.

Determining the fair value of a reporting unit is judgmental in nature and involves the use of significant estimates and assumptions. As the Company’s market capitalization temporarily declined during fiscal year 2009 and as the technology sector volatility increased, the Company focused on methods that were more representative of a market participant’s view of fair value given the current market conditions. As a result, in fiscal year 2009, the Company relied primarily on the DCF method, using management projections for each reporting unit and risk-adjusted discount rates.

The Company determined based on its completion of the first step of the goodwill impairment test that no indicators of impairment existed for the Data Storage, IP Layer 2-3, IP Layer 4-7/ADP and Global Services reporting units. During the second quarter of fiscal year 2009, the Company made a decision to no longer offer its suite of Files products and concluded that the fair value of the Files reporting unit was less than its carrying amount. The fair value of the Files business was determined using comparable companies’ data. The Company

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

conducted the second step of the goodwill impairment test and determined that all of the Files goodwill was impaired. Accordingly, the Company recorded a goodwill impairment charge of $45.8 million for the three months ended May 2, 2009. As of October 31, 2009, the Company noted no events and circumstances, except as discussed above, that could have an adverse impact on the fair value of the reporting units of the Company.

The following table summarizes goodwill activity by reportable segment during the years ended October 31, 2009 and October 25, 2008 (in thousands):

	Data Storage	Ethernet Products	Global Services	Total
Balance at October 27, 2007	$275,323	$45,832	$63,221	$384,376
Acquisition of SBS	—	—	20,873	20,873
Tax adjustment (1)	(91,051)	—	(44,280)	(135,331)

Balance at October 25, 2008	184,272	45,832	39,814	269,918
Acquisition of Foundry	—	1,357,855	117,748	1,475,603
Goodwill impairment	—	(45,832)	—	(45,832)
Tax and other adjustments (2)	(7,283)	(31,999)	(473)	(39,755)

Balance at October 31, 2009	$176,989	$1,325,856	$157,089	$1,659,934

(1)	The goodwill adjustment of $135.3 million was primarily a result of recording deferred tax assets of acquired companies due to the valuation allowance release, the realization of deferred tax assets of acquired companies and the adjustment resulting from the adoption of the update to accounting for convertible debt instruments with cash settlement features. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.
(2)	The goodwill adjustment of $39.8 million was primarily a result of the realization of deferred tax assets and tax benefit of stock options exercised from acquired companies and includes $1.7 million of Foundry purchase accounting adjustments, and the adjustment resulting from the adoption of the update to accounting for convertible debt instruments with cash settlement features. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.

The Company records impairment losses on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. If such assets are considered to be impaired, the impairment charge recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. As a result of the impairment of the Files reporting unit, the Company performed an impairment analysis for long-lived Files assets, including its intangible assets. The analysis indicated that all of the intangible assets associated with the Files business are not recoverable. As a result, the Company recorded an acquisition-related intangible assets impairment charge associated with the Files business of $7.5 million during the second quarter of fiscal year 2009.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Intangible assets other than goodwill are amortized over the following estimated remaining useful lives, unless the Company has determined these lives to be indefinite. Intangible assets as of October 31, 2009 consisted of the following (in thousands, except for useful life):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Remaining Useful Life (in years)
Tradename	$13,941	$9,980	$3,961	8.05
Core/developed technology	338,158	129,843	208,315	3.63
Customer relationships	364,981	106,385	258,596	4.13

Total intangible assets	$717,080	$246,208	$470,872	3.94

Intangible assets as of October 25, 2008 consisted of the following (in thousands):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Remaining Useful Life (in years)
Tradename	$14,873	$6,971	$7,902	5.51
Core/developed technology	154,754	71,202	83,552	3.04
Customer relationships	179,412	50,654	128,758	5.09
Non-compete agreements	970	615	355	0.88

Total intangible assets	$350,009	$129,442	$220,567	4.32

For the year ended October 31, 2009, amortization expense related to intangible assets of $65.8 million was included in cost of revenues and $68.7 million was included in operating expenses in the Consolidated Statement of Operations. For the year ended October 25, 2008, amortization expense related to intangible assets of $37.4 million was included in cost of revenues and $31.5 million was included in operating expenses in the Consolidated Statement of Operations. For the year ended October 27, 2007, amortization expense related to intangible assets of $34.0 million was included in cost of revenues and $24.7 million was included in operating expenses in the Consolidated Statement of Operations.

The following table presents the estimated future amortization of intangible assets as of October 31, 2009 (in thousands):

Fiscal Year	Future Estimated Amortization
2010	$126,873
2011	119,770
2012	107,062
2013	94,057
2014	16,816
Thereafter	6,294

Total	$470,872

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Liabilities Associated with Facilities Lease Losses

During the year ended October 31, 2009, the Company recorded a purchase accounting adjustment of $3.2 million related to estimated facilities lease losses as a result of the acquisition of Foundry, net of expected sublease income. The Company reevaluates its estimates and assumptions on a quarterly basis and makes adjustments to the reserve balance if necessary.

The following table summarizes the activity related to the facilities lease loss reserve, net of expected sublease income (in thousands):

Lease Loss Reserve
Reserve balance at October 27, 2007	$38,549
Cash payments on facilities leases	(9,578)
Non-cash charges and other adjustments, net	(542)

Reserve balance at October 25, 2008	$28,429
Additional reserve related to acquisition of Foundry	3,224
Cash payments on facilities leases	(11,273)
Non-cash charges and other adjustments, net	539

Reserve balance at October 31, 2009	$20,919

Cash payments for facilities leases related to the above noted facilities lease losses will be paid over the respective lease terms through fiscal year 2017.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6. Balance Sheet Details

The following table provides details of selected balance sheet items (in thousands):

	October 31, 2009	October 25, 2008
Accounts Receivable:
Accounts receivable	$310,392	$163,979
Allowance for doubtful accounts	(3,954)	(675)
Sales allowances	(8,619)	(4,369)

Total	$297,819	$158,935

Inventories:
Raw materials	$4,605	$5,596
Finished goods	67,547	15,766

Total	$72,152	$21,362

Property and equipment, net: (1)
Computer equipment and software	$122,219	$117,167
Engineering and other equipment	258,116	208,613
Furniture and fixtures	14,691	12,066
Leasehold improvements	64,186	58,651
Land and building	81,298	80,882
Company campus (2)	218,797	103,007

Subtotal	759,307	580,386
Less: Accumulated depreciation and amortization	(316,899)	(267,007)

Total	$442,408	$313,379

Other accrued liabilities:
Income taxes payable	$3,702	$6,749
Accrued warranty	5,808	5,051
Inventory purchase commitments	17,011	17,332
Accrued sales programs	13,377	13,438
Other	65,365	63,234

Total	$105,263	$105,804

Current liabilities:
Liability associated with class action lawsuit (3)	$—	$160,000

(1)	Depreciation expense was approximately $59.9 million, $49.8 million and $45.4 million for the years ended October 31, 2009, October 25, 2008 and October 27, 2007, respectively.
(2)	In connection with the purchase of the property located in San Jose, California, the Company engaged a third party as development manager to manage the development and construction of improvements on the property, which is still in progress. Included in the Company campus as of October 31, 2009 and October 25, 2008 is $8.0 million that the Company has agreed to pay the developer on May 22, 2011 or earlier if Brocade decides to transfer any part of the Company campus project before such date.
(3)	This liability is in connection with an agreement in principle reached on May 30, 2008 with the lead plaintiffs for the resolution of the Company’s federal securities class action litigation related to Brocade’s restatement of certain financial results due to stock-based compensation accounting issues. The amount was released from escrow after the Court granted final approval of the settlement on January 26, 2009.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Investments and Equity Securities

The following table summarizes the Company’s investments and equity securities (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
October 31, 2009
Corporate bonds	$4,678	$—	$—	$4,678

Total	$4,678	$—	$—	$4,678

Reported as:
Short-term investments				$4,678
Long-term investments				—

Total				$4,678

October 25, 2008
Debt securities issued by U.S. government and its agencies and municipal obligations	$40,504	$44	$(22)	$40,526
Corporate bonds and notes	146,457	206	(3,274)	143,389
Marketable equity securities	253,378	—	(71,052)	182,326

Total	$440,339	$250	$(74,348)	$366,241

Reported as:
Short-term investments				$152,741
Long-term investments and marketable equity securities				213,500

Total				$366,241

At October 31, 2009, the Company had no unrealized holding gains/losses on investments. At October 25, 2008, net unrealized holding losses on investments were $73.6 million. Net unrealized holding losses on investments are included in accumulated other comprehensive (income) loss in the accompanying Consolidated Balance Sheets.

The following table provides the breakdown of the investments with unrealized losses as of October 31, 2009 and October 25, 2008 (in thousands):

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
October 31, 2009
Corporate bonds	$4,678	$—	$—	$—	$4,678	$—

Total	$4,678	$—	$—	$—	$4,678	$—

October 25, 2008
Debt securities issued by U.S. government and its agencies and municipal obligations	$40,526	$(22)	$—	$—	$40,526	$(22)
Corporate bonds and notes	107,269	(2,361)	36,120	(913)	143,389	(3,274)
Marketable equity securities	—	—	182,326	(71,052)	182,326	(71,052)

Total	$147,795	$(2,383)	$218,446	$(71,965)	$366,241	$(74,348)

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of October 25, 2008, the Company had $71.1 million in gross unrealized losses in connection with the 14.0 million shares of Foundry common stock held by Brocade. Effective upon the consummation of the merger with Foundry, the Company reversed the gross unrealized losses of $71.1 million and increased its investment in Foundry to its historical cost, which is reflected in the total purchase price of the acquisition. As such, the Company did not have any realized gains (losses) in connection with these marketable equity securities for the year ended October 31, 2009.

The remaining gross unrealized losses related to fixed income securities as of October 25, 2008 were due to changes in interest rates and the Company’s management determined these gross unrealized losses to be temporary in nature as of October 25, 2008. Substantially all of the Company’s fixed income securities are rated investment grade or better. The Company reviews its investments to identify and evaluate investments that have indications of potential impairment. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been less than the cost basis, the financial condition and near-term prospects of the investee, and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

8. Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. The Company applies fair value measurements for financial assets and financial liabilities and will apply such measurements for nonfinancial assets and nonfinancial liabilities at the beginning of fiscal year 2010.

The Company did not elect to measure any eligible financial instruments at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.

Fair Value Hierarchy

The Company utilizes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. There are three levels of inputs that may be used to measure fair value:

Level 1

Level 1 applies to assets and liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment. Brocade’s assets utilizing Level 1 inputs include money market funds.

Level 2

Level 2 applies to assets and liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. Brocade’s assets utilizing Level 2 inputs include corporate bonds and derivative receivables.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance:

•

Determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and

•	Determining whether a market is considered active.

Level 3

Level 3 applies to assets and liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity. Brocade has no assets or liabilities utilizing Level 3 inputs.

Assets Measured at Fair Value on a Recurring Basis

Assets measured at fair value on a recurring basis as of October 31, 2009 were as follows (in thousands):

	Balance as of October 31, 2009	Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Money market funds	$104,204	$104,204	$—	$—
Corporate bonds	4,678	—	4,678	—
Derivative receivables	$1,239	$—	$1,239	$—

Total assets measured at fair value	$110,121	$104,204	$5,917	$—

The Company uses a midpoint of the highest bid and lowest offering obtained from market makers to value its corporate bonds. The Company uses observable market prices for comparable instruments to value its derivative receivables. During fiscal year 2009, the Company transferred $4.7 million of corporate bonds from assets utilizing Level 1 inputs to assets utilizing Level 2 inputs due to a decrease in quotable prices in an active market, as well as a less active market for the bonds.

9. Borrowings

Senior Secured Credit Facility

On October 7, 2008, the Company entered into a credit agreement with the following lenders, Bank of America, N.A., Morgan Stanley Senior Funding, Inc., HSBC Bank USA National Association and Keybank National Association. The credit agreement provides for (i) a five-year $1,100.0 million term loan facility and (ii) a five-year $125.0 million revolving credit facility, which includes a $25.0 million swing line loan subfacility and a $25.0 million letter of credit subfacility.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The net proceeds of the term loan facility were used to finance a portion of the Company’s acquisition of Foundry. In addition to the term loan facility, during the year ended October 31, 2009, the Company drew $14.1 million from the $125.0 million revolving credit facility to finance a small portion of the merger. The Company may draw additional proceeds from the revolving credit facility in the future for ongoing working capital and other general corporate purposes. The term loan facility and revolving credit facility are referred to together as the “Senior Secured Credit Facility.” As of October 31, 2009, $14.1 million was outstanding under the revolving credit facility. No amount was outstanding under the revolving credit facility as of October 25, 2008.

Loans under the Senior Secured Credit Facility bear interest, at the Company’s option, at a rate equal to either the London Interbank Offered Rate (“LIBOR rate”), plus an applicable margin equal to 4.0% per annum or the prime lending rate, plus an applicable margin equal to 3.0% per annum. The applicable margin with respect to revolving loans is subject to adjustment based on the Company’s consolidated senior secured leverage ratio, as defined in the credit agreement. The LIBOR rate floor is 3.0% per annum and the prime lending rate floor is 4.0% per annum, in each case, for the life of the Senior Secured Credit Facility. For the year ended October 31, 2009, the weighted-average interest rate on the term loan was 7.0%.

The proceeds of the term loan were deposited in a restricted securities account pending the closing of the merger and other release conditions, and are reported as long-term restricted cash on the Consolidated Balance Sheets as of October 25, 2008. On December 19, 2008, the proceeds of the term loan were released from the restricted securities account to fund the merger. As of October 31, 2009, the current portion of the liability associated with the term loan of $38.8 million, net of the debt discount of $10.3 million, is reported as “Current portion of long-term debt,” and the long-term portion of the liability associated with the term loan of $860.1 million, net of the debt discount of $24.7 million, is reported as “Long-term debt, net of current portion” on the Consolidated Balance Sheets. As of October 25, 2008, the current portion of the liability associated with the term loan of $43.6 million, net of the debt discount of $11.4 million, is reported as “Current portion of long-term debt,” and the long-term portion of the liability associated with the term loan of $1,011.4 million, net of the debt discount of $34.2 million, is reported as “Long-term debt, net of current portion” on the Consolidated Balance Sheets. As of October 31, 2009, the approximate fair value of the Company’s Senior Secured Credit Facility was 101% of the face value of the debt obligation, based on broker trading prices.

The Company is permitted to make voluntary prepayments at any time (without payment of a premium, other than in the case of a repricing transaction in respect of the term loan facility), and is required to make mandatory prepayments on the term loan (without payment of a premium) with (i) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (ii) net cash proceeds from issuances of debt (other than certain permitted debt), (iii) a percentage of 50% or 0% of Brocade’s excess cash flow, based on Brocade’s consolidated senior secured leverage ratio, beginning with the fiscal year ending October 31, 2009, and (iv) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions). The Company is required to pay quarterly installments on the term loan equal to an aggregate annual amount of 5% of the original principal amount thereof in the first and second years, 10% in the third year, 20% in the fourth year and 60% in the fifth year, with any remaining balance payable on the final maturity date of the term loan. Upon a repricing of the term loan (including through a refinancing) that results in the weighted-average yield or applicable rate of such term loan immediately after such repricing to be lower than such yield or rate immediately prior to such repricing, a 2.0% premium is payable during the first year following the closing and a 1.0% premium is payable during the second year following the closing.

Debt fees totaling $28.7 million associated with the acquisition have been capitalized as deferred financing costs, with $7.3 million amortized as of October 31, 2009. As of October 31, 2009 and October 25, 2008, the short-term portion of the deferred financing costs was $6.6 million and $7.9 million, respectively, and is reported within “Prepaid expenses and other current assets” on the Consolidated Balance Sheets. As of October 31, 2009

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and October 25, 2008, the long-term portion of the deferred financing costs was $14.8 million and $23.2 million, respectively, and is reported within “Other assets” on the Consolidated Balance Sheets. All debt fees capitalized are related to the term loan facility. The deferred financing costs are being amortized using the effective interest method over the five-year term of the debt. During the year ended October 31, 2009, the Company paid $166.0 million towards the principal of the term loan, $112.5 million of which were voluntary prepayments.

The obligations of the Company and its subsidiary guarantors under the Senior Secured Credit Facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of each of the Company’s direct and indirect subsidiaries and (ii) a perfected first priority interest in and mortgages on all tangible and intangible assets of the Company and each subsidiary guarantor, except, in the case of a foreign subsidiary, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences (limited, in the case of a first-tier foreign subsidiary, to 65% of the voting stock and 100% of non-voting stock of such first-tier foreign subsidiary). In addition, the term loan has not been registered with the SEC as of October 31, 2009.

The credit agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, capital expenditures, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions. The credit agreement contains financial covenants that require the Company to maintain a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a maximum consolidated senior secured leverage ratio, each as defined in the credit agreement. The credit agreement also includes customary events of default, including cross-defaults on the Company’s material indebtedness and change of control. The Company was in compliance with all applicable covenants as of October 31, 2009. The financial and other covenants agreed to by Brocade in connection with such indebtedness and the increased indebtedness and higher debt-to-equity ratio of Brocade in comparison to that of Brocade on a recent historical basis will have the effect, among other things, of reducing Brocade’s flexibility to respond to changing business and economic conditions and increasing borrowing costs, and may adversely affect Brocade’s operations and financial results. In addition, the Company’s failure to comply with these covenants could result in a default under the Senior Secured Credit Facility and its other debt, which could permit the holders to accelerate such debt or demand payment in exchange for a waiver of such default. If any of the Company’s debt is accelerated, the Company may not have sufficient funds available to repay such debt.

Convertible Subordinated Debt

On January 29, 2007, effective upon the consummation of the merger with McDATA Corporation (“McDATA”), the Company fully and unconditionally guaranteed and became a co-obligor on the 2.25% Notes of McDATA (“2.25% Notes”). The 2.25% Notes were convertible into McDATA’s Class A common stock at a conversion rate of 93.3986 shares per $1,000 principal amount of notes (aggregate of approximately 16.1 million shares) at any time prior to February 15, 2010, subject to adjustments. Pursuant to Brocade’s merger agreement with McDATA, at the effective time of the merger, each outstanding share of McDATA’s Class A common stock, $0.01 par value per share, was converted into the right to receive 0.75 of a share of Brocade’s common stock, $0.001 par value per share, together with cash in lieu of fractional shares. As a result, an approximate aggregate of 12.1 million shares of Brocade’s common stock are issuable upon conversion of the 2.25% Notes at any time prior to February 15, 2010, subject to adjustments. On February 16, 2010, the Company fully paid off the principal of the 2.25% Notes for a total amount of $172.5 million.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The consolidated balance sheet for periods below have been adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements, for additional information.

In thousands	As of October 31, 2009	As of October 25, 2008
Outstanding gross principal	$172,500	$172,500
Net carrying amount (1)	$169,332	$159,157
Unamortized discount (2)	$3,168	$13,343
Equity component carrying amount	$29,188	$29,188

(1)	The net carrying amount has been adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements, for additional information.
(2)	The remaining amortization period for the convertible subordinated debt is approximately 107 days and 478 days as of October 31, 2009 and October 25, 2008, respectively.

As of October 31, 2009, the approximate aggregate fair value of the outstanding convertible subordinated debt was $172.1 million. The Company estimated the fair value of the outstanding convertible subordinated debt as of October 31, 2009 by using the high and low prices per $100 of the Company’s 2.25% Notes as of the last day of trading for the fourth fiscal 2009 quarter, which were both $99.80.

The 2.25% Notes paid a fixed rate of interest semiannually. The Company capitalized a portion of the interest associated with this debt during the periods presented. In addition, the effective interest rate for the 2.25% Notes is 8.63% for the fiscal years ended October 31, 2009, October 25, 2008 and October 27, 2007. The amount of interest cost recognized relating to both the contractual interest coupon and amortization of the discount on the liability component of the 2.25% Notes was as follows:

	Fiscal Year Ended
In thousands	October 31, 2009	October 25, 2008	October 27, 2007
Interest expense	$14,057	$13,224	$9,413

Concurrent with the issuance of the 2.25% Notes, McDATA entered into share option transactions using approximately $20.5 million of net proceeds. As part of these share option transactions, McDATA purchased options that cover approximately 12.1 million shares of common stock, at a strike price of $14.28. McDATA also sold options that cover approximately 12.7 million shares of common stock, at a strike price of $20.11. The net cost of the share option transactions was recorded against additional paid-in capital.

10. Commitments and Contingencies

Operating and Capital Leases

The Company leases certain facilities and certain equipment under various operating and capital lease agreements expiring through November 2019. In connection with its facilities lease agreements, the Company has signed unconditional, irrevocable letters of credit totaling $1.4 million as security for the leases. In addition, in connection with the purchase of a previously leased building located near its San Jose headquarters, the Company issued a $1.0 million guarantee as part of the purchase agreements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Total rent expense was approximately $30.2 million in fiscal year 2009, $20.0 million in fiscal year 2008 and $19.8 million in fiscal year 2007, net of releases in facilities lease loss reserve, as well as sublease income, of $13.9 million, $9.6 million and $8.2 million, respectively. Future minimum lease payments under all non-cancelable operating leases as of October 31, 2009 total $50.1 million, net of contractual sublease income of $21.8 million. In addition to base rent, many of the facilities lease agreements require that the Company pay a proportional share of the respective facilities’ operating expenses.

Future minimum lease payments under all non-cancelable operating leases as of October 31, 2009, excluding the contractual sublease income stated above, are as follows (in thousands):

Fiscal Year	Operating Leases
2010	$28,661
2011	10,439
2012	7,328
2013	6,212
2014	6,045
Thereafter	13,215

Total minimum lease payments	$71,900

Company Campus Contractual Obligations. On May 23, 2008, Brocade purchased property located in San Jose, California, which consists of three unimproved building parcels that are entitled for approximately 562,000 square feet of space in three buildings. The total purchase price for the property was $50.9 million. In connection with the purchase, Brocade also engaged a third party as development manager to manage the development and construction of improvements on the property. Brocade’s obligation for development and construction of three buildings and a parking garage on the purchased property is approximately $173.0 million (in addition to the purchase price for the property), payable in various installments through approximately June 2010. Brocade plans to develop the land through June 2010 and finance the purchase and the development through operating cash flows. In connection with the purchase, Brocade also obtained a four-year option, exercisable at its sole discretion through May 22, 2012, to purchase a fourth unimproved approximate four acre parcel for a fixed price of approximately $26.0 million.

Product Warranties

The Company’s accrued liability for estimated future warranty costs is included in other accrued liabilities in the accompanying Consolidated Balance Sheets. The following table summarizes the activity related to the Company’s accrued liability for estimated future warranty costs during the years ended October 31, 2009 and October 25, 2008 (in thousands):

	Accrued Warranty
	Twelve Months Ended
	October 31, 2009	October 25, 2008
Beginning balance	$5,051	$5,923
Liabilities accrued for warranties issued during the period (1)	4,486	3,984
Warranty claims paid and used during the period	(2,173)	(3,118)
Changes in liability for pre-existing warranties during the period	(1,556)	(1,738)

Ending balance	$5,808	$5,051

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	Included in the $4.5 million in liabilities accrued for warranties issued during the year ended October 31, 2009 is $1.9 million in warranty liabilities resulting from the Foundry acquisition.

In addition, the Company has standard indemnification clauses contained within its various customer contracts. As such, the Company indemnifies the parties to whom it sells its products with respect to the Company’s product infringing upon any patents, trademarks, copyrights, or trade secrets, as well as against bodily injury or damage to real or tangible personal property caused by a defective Company product. As of October 31, 2009, there have been no known material events or circumstances that have resulted in a customer contract-related indemnification liability to the Company.

Manufacturing and Purchase Commitments

Brocade has manufacturing arrangements with Hon Hai Precision Industry Co., Ltd., Sanmina-SCI Corporation, Flextronics International Ltd., Celestica, Inc., Asteel Flash Group, Accton Wireless Broadband Corporation and Quanta Computer Incorporated (collectively, the “CMs”) under which Brocade provides twelve-month product forecasts and places purchase orders in advance of the scheduled delivery of products to Brocade’s customers. The required lead-time for placing orders with the CMs depends on the specific product. The CMs invoice Brocade based on prices and payment terms mutually agreed upon and set forth in purchase orders it issues to them. Although the purchase orders Brocade places with its CMs are cancelable, the terms of the agreements require Brocade to purchase all inventory components not returnable, usable by, or sold to other customers of the CMs.

As of October 31, 2009, the Company’s aggregate commitment to the CMs for inventory components used in the manufacture of Brocade products was $263.9 million, which the Company expects to utilize during future normal ongoing operations, net of a purchase commitments reserve of $17.0 million. The Company’s purchase commitments reserve reflects the Company’s estimate of purchase commitments it does not expect to consume in normal operations within the next twelve months.

Income Taxes

The Company is subject to several ongoing audits. For additional discussion, see Note 14, “Income Taxes,” of the Notes to Consolidated Financial Statements. The Company believes it has adequate reserves for all open tax years.

Legal Proceedings

Initial Public Offering Litigation

On July 20, 2001, the first of a number of putative class actions for violations of the federal securities laws was filed in the United States District Court for the Southern District of New York against Brocade, certain of its officers and directors, and certain of the underwriters for Brocade’s initial public offering (“IPO”) of securities. A consolidated amended class action captioned, In re Brocade Communications Systems, Inc. Initial Public Offering Securities Litigation, No. 01 Civ. 6613, was filed on April 19, 2002. The complaint generally alleges that various underwriters engaged in improper and undisclosed activities related to the allocation of shares in Brocade’s initial public offering and seeks unspecified damages for claims under the Exchange Act on behalf of a purported class of purchasers of common stock from May 24, 1999 to December 6, 2000. The lawsuit against Brocade was coordinated for pretrial proceedings with a number of other pending litigations challenging underwriter practices in over 300 cases as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS),

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including actions against McDATA Corporation, Inrange Technologies Corporation (“Inrange”) (which was first acquired by Computer Network Technology Corporation (“CNT”) and subsequently acquired by McDATA as part of the CNT acquisition), and Foundry (collectively, the “Brocade Entities”), and certain of each entity’s respective officers and directors, and initial public offering underwriters.

The parties have reached a global settlement of the coordinated litigation, under which the insurers will pay the full amount of settlement share allocated to the Brocade Entities, and the Brocade Entities will bear no financial liability. On October 5, 2009, the Court granted final approval of the settlement. Certain objectors have indicated their intent to appeal once judgments have been entered.

Securities Litigation

Beginning on or about May 24, 2005, several derivative actions were filed against certain of Brocade’s current and former officers and directors relating to Brocade’s historical stock option practices. These actions were filed in the United States District Court for the Northern District of California (“Federal Court”) and in the California Superior Court in Santa Clara County (“State Court”). The derivative actions pending in Federal Court were consolidated under the caption In re Brocade Communications Systems, Inc. Derivative Litigation, Case No. C 05-02233 CRB (the “Federal Action”), and the derivative actions pending in State Court were also consolidated under the caption In re Brocade Communications Systems, Inc. Derivative Litigation, Case No. 1:05cv041683 (the “State Action”). An additional, unconsolidated derivative action also was filed in the Federal Court in April 2008.

On February 22, 2008, Brocade’s Board of Directors appointed a Special Litigation Committee of the Board (“SLC”) with plenary authority to, among other things, evaluate and resolve the claims asserted in the federal and state derivative actions. On August 1, 2008, Brocade, acting through the SLC, filed a Second Amended Complaint (the “SLC’s Complaint”) in the Federal Action against ten former officers, directors or employees of Brocade, asserting claims for breach of fiduciary duty and violations of federal and state laws in connection with Brocade’s historical stock option practices. In August 2008, the State Court and Federal Court realigned Brocade as the plaintiff and dismissed the shareholder plaintiffs in the State Action, Federal Action and the unconsolidated federal derivative action, respectively.

On December 12, 2008, the Federal Court dismissed all claims against five of the Federal Action defendants (who were also defendants in the State Action) and some, but not all, of the claims against the remaining five Federal Action defendants. In April 2009, the unconsolidated federal derivative action was dismissed without prejudice, and the claims asserted in the State Action against the defendants who had not also been named in the Federal Action were also dismissed without prejudice.

The SLC has reached settlement agreements with all of the other defendants in the Federal and State Actions. The terms of the settlements differ in each case. Terms contained in some, but not all, of the agreements include the payment of money to Brocade, the surrender of certain shares of Brocade stock to Brocade, the contribution of specified amounts to reduce the legal fees and expenses that Brocade otherwise might have been obligated to pay, and releases. The agreements with all of the five Federal Action defendants have been approved by the Federal Court, and the agreements with four of the five State Action defendants have been approved by the State Court. The other agreement remains subject to review by the State Court.

On October 23, 2007, a class action complaint was filed against Brocade and certain of its former officers and current and former directors. This action was filed in the California Superior Court in Santa Clara County on behalf of individuals who owned Brocade stock between February 21, 2001 and May 16, 2005. On October 15,

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2008, plaintiffs filed a second amended complaint alleging that Brocade and the individual defendants violated or conspired to violate the Racketeering Influenced and Corrupt Organizations Act and seeking unspecified monetary damages. On March 3, 2009, the Court dismissed the complaint with prejudice. On May 14, 2009, plaintiffs filed a notice of appeal, which Brocade opposed. On October 15, 2009, plaintiffs filed a voluntary request to dismiss their appeal. The appeal was dismissed on October 19, 2009. Accordingly, this matter has been dismissed with prejudice.

Intellectual Property Litigation

On June 21, 2005, Enterasys Networks, Inc. (“Enterasys”) filed a lawsuit against Foundry (and Extreme Networks, Inc.) in the United States District Court for the District of Massachusetts alleging that certain of Foundry’s products infringe six of Enterasys’ patents and seeking injunctive relief, as well as unspecified damages. On August 28, 2007, the Court granted Foundry’s motion to stay the case based on petitions that Foundry filed with the USPTO for reexamination of five of the six Enterasys patents. On July 14, 2009, the United States Patent and Trademark Office (“USPTO”) issued reexamination certificates for two of the patents undergoing reexamination indicating that the patents were valid over the references that Foundry had submitted. On August 7, 2009, Brocade filed a new petition for reexamination of one of the patents that received a reexamination certificate. On October 16, 2009, the USPTO granted the new petition for reexamination. On October 2, 2009, the USPTO issued a notice of intent to issue a reexamination certificate for a third patent, confirming all original claims and new claims added during reexamination. To date, the USPTO has issued final Office Actions (which are published on the USPTO Web site) rejecting all asserted claims of the two remaining Enterasys patents that were submitted for reexamination. Enterasys has filed Notices of Appeal of both of those rejections. The USPTO is currently in the process of reexamining one of the patents as noted above, and the litigation case in Court continues to be stayed.

On September 6, 2006, Chrimar Systems, Inc. (“Chrimar”) filed a lawsuit against Foundry (and D-Link Corporation and PowerDsine, Ltd.) in the United States District Court for the Eastern District of Michigan alleging that certain of Foundry’s products infringe Chrimar’s U.S. Patent 5,406,260 and seeking injunctive relief, as well as unspecified damages. Expert discovery and summary judgment motions are ongoing, and no trial date has been set.

On February 7, 2008, Network-1 Security Solutions, Inc. (“Network-1”) filed a lawsuit against Foundry and other networking companies, namely, Cisco Systems, Inc. (“Cisco”), Cisco-Linksys, LLC, Adtran, Inc., Enterasys, Extreme Networks, Inc., NetGear, Inc., and 3Com Corporation in the United States District Court for the Eastern District of Texas, Tyler Division, alleging that certain of Foundry’s products infringe Network-1’s U.S. Patent No 6,218,930 and seeking injunctive relief, as well as unspecified damages. Trial is set for July 12, 2010.

General

From time to time, the Company is subject to other legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights, patents and/or other intellectual property rights, and commercial contract disputes. Third parties assert patent infringement claims against the Company from time to time in the form of letters, lawsuits and other forms of communication. In addition, from time to time, the Company receives notification from customers claiming that they are entitled to indemnification or other obligations from the Company related to infringement claims made against them by third parties. Litigation, even if the Company is ultimately successful, can be costly and divert management’s attention away from the day-to-day operations of the Company. In the event of a result adverse to the Company, the Company

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

could incur substantial monetary liability and/or be required to change its business practices. Any unfavorable determination could have a material adverse effect on the Company’s financial position, results of operations, cash flows or business.

The Company records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews the need for any such liability on a quarterly basis. As of October 31, 2009, the Company has not recorded any such liabilities other than with respect to one litigation matter relating to a commercial contract dispute.

11. Derivative Instruments and Hedging Activities

In the normal course of business, the Company is exposed to fluctuations in interest rates and the exchange rates associated with foreign currencies. The Company’s primary objective for holding derivative financial instruments is to manage foreign currency exchange rate risk. The Company currently does not enter into derivative instruments to manage credit risk. However, the Company manages its exposure to credit risk through its investment policies. The Company generally enters into derivative transactions with high-credit quality counterparties and, by policy, limits the amount of credit exposure to any one counterparty based on its analysis of that counterparty’s relative credit standing. The amounts subject to credit risk related to derivative instruments are generally limited to the amounts, if any, by which a counterparty’s obligations exceed the Company’s obligations with that counterparty.

Foreign Currency Exchange Rate Risk

A majority of the Company’s revenue, expense and capital purchasing activities is transacted in U.S. dollars. However, the Company is exposed to foreign currency exchange rate risk inherent in conducting business globally in numerous currencies, of which the most significant to its operations for the year ended October 31, 2009 were the Euro, the Japanese Yen, the British Pound and the Singapore Dollar. The Company is primarily exposed to foreign currency fluctuations related to operating expenses denominated in currencies other than the U.S. dollar. The Company has established a foreign currency risk management program to protect against fluctuations in the volatility of future cash flows caused by changes in foreign currency exchange rates. This program reduces, but does not always entirely eliminate, the impact of foreign currency exchange rate movements. The Company’s foreign currency risk management program includes foreign currency derivatives with cash flow hedge accounting designation that utilizes foreign currency forward contracts to hedge exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. These instruments generally have a maturity of less than one year. For these derivatives, the Company reports the after-tax gain or loss from the effective portion of the hedge as a component of accumulated other comprehensive loss in stockholders’ equity and reclassifies it into earnings in the same period in which the hedged transaction affects earnings as part of “Interest income and other loss, net” on the consolidated statements of operations. For amounts not associated with foreign currency forward contracts, gains and losses from transactions denominated in foreign currencies are included in the Company’s net income (loss) as part of “Interest and other income (loss), net,” in the accompanying Consolidated Statements of Operations. The Company recognized foreign currency transaction gains of $4.5 million, $4.6 million and $2.2 million for the years ended October 31, 2009, October 25, 2008 and October 27, 2007, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Volume of Derivative Activity

Total gross notional amounts for foreign currency forward contracts, presented by currency, are as follows (in thousands):

In United States Dollars	October 31, 2009	October 25, 2008
Euro	$61,790	$9,710
Japanese Yen	11,523	2,036
British Pound	23,991	4,168
Singapore Dollar	15,319	2,420
CHF	7,385	173

Total	$120,008	$18,507

The Company utilizes a rolling hedge strategy for the majority of its foreign currency forward contracts with cash flow hedge accounting designation that hedges exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. All of the Company’s foreign currency forward contracts are single delivery, which are settled at maturity involving one cash payment exchange.

Net unrealized gain and loss positions are recorded within “Other accrued liabilities.” Gross unrealized gain and loss positions are not material. As of October 31, 2009, the Company had a gross unrealized gain of $1.4 million, which is included in Other Accrued Liabilities. The amount of $1.4 million represents effective hedges and is reported as a component of accumulated other comprehensive loss. Hedge ineffectiveness, which is reported in the Consolidated Statements of Operations, was not significant.

12. Equity Compensation Plans

In April 2009, the stockholders of Brocade approved the Company’s 2009 Stock Plan, 2009 Director Plan and 2009 Employee Stock Purchase Plan (“2009 ESPP”), and such plans are now part of the Company’s equity compensation plans. Further, the Company’s 1999 Stock Plan, 1999 Director Option Plan and 1999 Employee Stock Purchase Plan each expired in March 2009 by its terms.

2009 Stock Plan

The 2009 Stock Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares, and other stock or cash awards to employees, directors and consultants. Per the terms of the 2009 Stock Plan, 48.0 million shares of the Company’s common stock are reserved for issuance under the plan, plus the following:

•

Any shares subject to stock options or similar awards granted under the Company’s 1999 Stock Plan, 1999 Nonstatutory Stock Option Plan (“NSO Plan”) and 2001 McDATA Equity Incentive Plan that expire or otherwise terminate without having been exercised in full; and

•

Shares issued pursuant to awards granted under the Company’s 1999 Stock Plan, 1999 NSO Plan and 2001 McDATA Equity Incentive Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added to the 2009 Stock Plan pursuant to this clause equal to 40,335,624 shares.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2009 Director Plan

The 2009 Director Plan provides for the grant of stock options and restricted stock units to non-employee directors of the Company. The Board of Directors has reserved 2.0 million shares of the Company’s common stock for issuance under the 2009 Director Plan, plus any shares subject to stock options or similar awards granted under the Company’s 1999 Director Option Plan that expire or otherwise terminate without having been exercised in full, and shares issued pursuant to awards granted under the Company’s 1999 Director Option Plan that are forfeited to or repurchased by the Company, with the maximum number of shares to be added to the 2009 Director Plan pursuant to this clause equal to 870,000 shares.

2009 Employee Stock Purchase Plan

The 2009 ESPP permits eligible employees to purchase shares of the Company’s common stock through payroll deductions for up to 15% of qualified compensation during the offering period. The purchase price is 85% of the lesser of the fair market value of the Company’s common stock on (i) the first trading day of the offering period, or (ii) the last day of each six-month purchase period; provided, however, that the purchase price for subsequent offering periods may be determined by the administrator, subject to compliance with the terms of the 2009 ESPP. A total of 35.0 million shares of the Company’s common stock are reserved for issuance under the 2009 ESPP. The 2009 ESPP is implemented through consecutive, overlapping offering periods of up to approximately twenty-four months. The offering periods generally start with the first trading day on or after June 1 and December 1 each year and end on the last trading day in the periods ending twenty-four months later, unless the fair market value of the Company’s common stock on the last day of a purchase period is lower than the fair market value of the Company’s common stock on the first trading day of the offering period, in which case the offering period will end early, immediately after the purchase period, and a new offering period will commence on or about such date. Each offering period will be divided into four purchase periods of approximately six months in length. The initial offering period for the 2009 ESPP beginning on June 1, 2009 is twenty-four months. Eligible employees may purchase no more than 3,750 shares of the Company’s common stock during each six-month purchase period. As of October 31, 2009, 35.0 million shares were available for issuance under the 2009 ESPP.

Equity Compensation Plans

The Company grants stock options, restricted stock awards and restricted stock units for shares of the Company’s common stock and other types of equity compensation awards to its employees and directors under the various equity compensation plans described above. In accordance with the terms of the 2009 Stock Plan and the 2009 Director Plan, each award granted with an exercise price that is less than fair market value, which includes all grants of restricted stock awards, restricted stock units, performance shares and performance units, will count against the applicable plan’s share reserve as 1.56 shares for every one share subject to such award. In addition, the exercise price of stock options and stock appreciation rights granted under the 2009 Stock Plan must be at least equal to the fair market value of the Company’s common stock on the date of grant and the exercise price of incentive stock options granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the Company’s common stock on the date of grant.

The term of a stock option and a stock appreciation right may not exceed seven years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years. The majority of the stock options, restricted stock awards and restricted stock units granted under the Company’s equity compensation plans vest over a period of four years. Certain options and awards granted under the 2009 Stock Plan vest over shorter or longer periods.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At October 31, 2009, approximately 190.8 million shares were authorized for future issuance under the Company’s equity compensation plans, which include stock options, shares to be issued pursuant to the 2009 ESPP, restricted stock units and other awards, and shares of Brocade common stock that became issuable in connection with the assumption or substitution of Foundry equity awards. A total of 67.1 million shares of common stock were available for grant under the Company’s equity compensation plans as of October 31, 2009. At October 25, 2008, approximately 155.7 million shares were authorized for future issuance under the Company’s equity compensation plans, which include stock options, shares issued pursuant to the 1999 Employee Stock Purchase Plan, and restricted stock units and other awards. A total of 112.3 million shares of common stock were available for grant under the Company’s equity compensation plans as of October 25, 2008. Awards that expire, or are canceled without delivery of shares, generally become available for issuance under the Company’s equity compensation plans.

1999 Nonstatutory Stock Option Plan

In September 1999, the Board of Directors approved the Company’s 1999 NSO Plan. The 1999 NSO Plan provides for the grant of nonstatutory stock options to employees and consultants. A total of 51.4 million shares of the Company’s common stock have been reserved for issuance under the 1999 NSO Plan. As of October 31, 2009, the Company has reserved 4.9 million shares of authorized but unissued shares of common stock for future issuance under the 1999 NSO Plan, all of which were outstanding as of October 31, 2009.

McDATA Equity Plans

On January 29, 2007, effective upon the consummation of the merger, Brocade assumed the McDATA equity plans. As of October 31, 2009, options to purchase approximately 3.8 million shares of converted common stock, restricted stock and other equity awards remained outstanding under former McDATA equity plans.

Long-Term Incentive Plan

On July 30, 2007, the Board of Directors approved a long-term, performance-based equity incentive plan (“Incentive Plan”) under the Company’s then applicable 1999 Stock Plan. The Incentive Plan provides for the grant of restricted stock units to certain Company executive officers and other selected employees. For each restricted stock unit that vests, the plan participant will be entitled to receive one share of the Company’s common stock. The restricted stock units that vest are subject to the Company’s performance compared to the NASDAQ-100 Index over an initial twenty-seven-month performance period, which is from August 1, 2007 to October 31, 2009. The Incentive Plan participants must also remain a service provider to the Company during the performance period. The fair value of the restricted stock units to be granted under the Incentive Plan was $17.7 million as October 31, 2009, which includes approximately 2.0 million restricted stock units vested as of October 31, 2009 that will be granted to the Incentive Plan participants upon approval of the Compensation Committee of the Board of Directors in the first fiscal quarter of 2010.

Under the principal terms of the Incentive Plan, the Incentive Plan participants are entitled to receive restricted stock units representing up to an aggregate of 2.0% of the amount the Company’s market capitalization growth rate exceeds the growth rate of the NASDAQ-100 Index for the performance period, subject to certain adjustments. The ultimate amount that vests is subject to the discretion of the Board of Directors. The restricted stock units are expected to vest simultaneously with the end of the performance period.

The Company calculated the fair value of the restricted stock units under the Incentive Plan as the expected present value of the pre-forfeiture payments to the Incentive Plan participants at the end of the performance period. The Company used the Monte Carlo simulation-based method to estimate the fair value of the instrument.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company adjusted the calculated fair value for estimated forfeitures to derive total stock-based compensation expense. The Company recognized stock-based compensation expense ratably over the performance period. Grant dates for awards under the Incentive Plan are established when the Board of Directors approves the number of shares to be granted, which should be approved by the Board of Directors within one month subsequent to the completion of the performance period. The Company remeasured the stock-based compensation expense at the end of each reporting period.

Employee 401(k) Plan

The Company sponsors the Brocade Communications Systems, Inc. 401(k) Plan (“401(k) Plan”), which qualifies under Section 401(k) of the Internal Revenue Code and is designed to provide retirement benefits for its eligible employees through tax-deferred salary deductions.

Employees may elect to contribute up to 60% of their eligible compensation to the 401(k) Plan. Employee contributions are limited to a maximum annual amount as set periodically by the Internal Revenue Service (“IRS”). The Company matches employee contributions dollar for dollar up to a maximum of $3,000 per calendar year per person. All matching contributions vest immediately. The Company’s matching contributions to the 401(k) Plan totaled $7.8 million, $5.8 million and $5.7 million for the years ended October 31, 2009, October 25, 2008 and October 27, 2007, respectively.

13. Stock-Based Compensation

Equity Compensation Plan Information

The following table summarizes information with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans as of October 31, 2009 (in thousands, except per share amounts):

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excludes Securities Reflected in Column A)
Equity compensation plans approved by stockholders (1)	84,235	(3)	$4.87	67,082	(4)
Equity compensation plans not approved by stockholders (2)	6,665	(5)	$7.08	—

Total	90,900		$5.03	67,082

(1)	Primarily consist of the 2009 ESPP, the 2009 and 1999 Director Plans and the 2009 and 1999 Stock Plans.
(2)	Consist solely of the 1999 NSO Plan and Foundry’s 2000 NSO Plan.
(3)	Amount excludes purchase rights accrued under the 2009 ESPP. As of October 31, 2009, the 2009 ESPP had a stockholder-approved reserve of 35.0 million shares, of which 35.0 million shares were available for future issuance.
(4)	Amount consists of shares available for future issuance under the 2009 ESPP, the 2009 Director Plan and the 2009 Stock Plan.
(5)	Substantially all shares were granted prior to the fiscal year ended October 25, 2003.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Options

When the measurement date is certain, the fair value of each option granted during the respective period is estimated on the date of grant using the Black-Scholes valuation model and the assumptions noted in the following table. The dividend yield reflects that Brocade has not paid any cash dividends since inception and does not anticipate paying cash dividends in the foreseeable future. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The expected volatility is based on an equal weighted-average of implied volatilities from traded options of the Company’s common stock and historical volatility of the Company’s common stock. The expected term is based on historical exercise behavior.

	Fiscal Year Ended
Stock Options	October 31, 2009	October 25, 2008	October 27, 2007
Expected dividend yield	0.0%	0.0%	0.0%
Risk-free interest rate	0.4 – 1.9%	1.5 – 4.1%	4.1 – 5.2%
Expected volatility	54.8 – 65.3%	44.2 – 57.0%	42.4 – 52.8%
Expected term (in years)	4.0	4.0	3.8

The Company recorded $23.5 million, $15.4 million and $19.0 million of compensation expense related to stock options for the years ended October 31, 2009, October 25, 2008 and October 27, 2007, respectively. Compensation expense computed under the fair value method for stock options issued is being amortized under a graded vesting method over the options’ vesting period. A summary of stock option activity under the equity compensation plans for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 is presented as follows:

	Shares (in thousands)	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at October 28, 2006	39,954	$6.35	5.70	$108,179
Assumed in McDATA acquisition	15,632	$11.77
Granted	8,992	$8.92
Exercised	(15,146)	$5.57
Forfeited or expired	(6,235)	$12.30

Outstanding at October 27, 2007	43,197	$8.20	4.87	$100,316
Granted	2,509	$7.07
Exercised	(4,840)	$5.47
Forfeited or expired	(5,830)	$11.19

Outstanding at October 25, 2008	35,036	$8.05	4.17	$701
Assumed under the Foundry acquisition	93,509	$3.23
Granted	5,118	$4.29
Exercised	(36,509)	$3.03
Forfeited or expired	(6,659)	$6.16

Outstanding at October 31, 2009	90,495	$5.02	3.17	$380,991

Vested and expected to vest at October 31, 2009	85,442	$5.08	3.15	$358,253

Exercisable and vested at:
October 31, 2009	68,167	$5.30	2.97	$281,374

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted-average grant date fair value of stock options granted during the years ended October 31, 2009, October 25, 2008 and October 27, 2007 was $2.10, $2.69 and $3.55, respectively. The total intrinsic value of stock options exercised for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 was $128.9 million, $12.4 million and $53.1 million, respectively.

As of October 31, 2009, there was $16.4 million of unrecognized compensation expense related to stock options that is expected to be recognized over a weighted-average period of 1.10 years.

From May 1999 through July 2003, the Company granted 98.8 million options subject to variable accounting as the measurement date of the options granted was not certain. As of October 31, 2009, 0.7 million options with a weighted-average exercise price of $25.99 and a weighted-average contractual life of 1.67 years remain outstanding and continue to be accounted for under variable accounting.

Employee Stock Purchase Plan

Under Brocade’s employee stock purchase plans, including the 2009 ESPP and the 1999 Employee Stock Purchase Plan (together, the “Brocade ESPP”), eligible employees can participate and purchase shares semi-annually at the lower of 85% of the fair market value of the Company’s common stock on (i) the first trading day of the offering period, or (ii) the last day of each six-month purchase period. The Brocade ESPP permits eligible employees to purchase common stock through payroll deductions for up to 15% of qualified compensation. The Company accounts for the Brocade ESPP as a compensatory plan and recorded compensation expense of $22.7 million, $6.6 million and $6.0 million for the years ended October 31, 2009, October 25, 2008 and October 27, 2007, respectively. Compensation expense computed under the fair value method for ESPP shares issued is being amortized under a graded vesting method over the twenty-four month offering period. In addition, the Company accounts for changes in percentage contribution elected by employees, as well as decreases in the Company’s common stock price on the last day of each six-month purchase period as compared to the common stock price on the first trading day of the offering period, by applying modification accounting which results in an increase in compensation expense during the period of modification.

The fair value of the option component of Brocade ESPP shares was estimated using the Black-Scholes option pricing model using the following weighted-average assumptions:

	Fiscal Year Ended
Employee Stock Purchase Plan	October 31, 2009	October 25, 2008	October 27, 2007
Expected dividend yield	0.0%	0.0%	0.0%
Risk-free interest rate	0.8%	2.6%	5.1%
Expected volatility	76.4%	43.0%	44.4%
Expected term (in years) (1)	1.2	0.5	0.5

(1)	The ESPP shares valued for the years ended October 25, 2008 and October 27, 2007 fall under the 1999 Employee Stock Purchase Plan, which is based on a six-month offering period.

As of October 31, 2009, there was $24.5 million of unrecognized compensation expense related to employee stock purchases under the Brocade ESPP. This expense is expected to be recognized over a weighted-average period of 1.1 years.

In addition, as part of its acquisition of Foundry, the Company became the administrator of Foundry’s 1999 Employee Stock Purchase Plan (“Foundry ESPP”), which expired on May 31, 2009. As a result of Brocade’s

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

assumption of rights under the Foundry ESPP, Foundry employees who became Brocade employees were granted the right to purchase shares of the Company’s common stock at the lower of 85% of the fair market value of the Company’s common stock, as adjusted in accordance with the Foundry Merger Agreement at (i) the beginning of a rolling two-year offering period or (ii) the end of each semi-annual offering period, subject to a plan limit on the number of shares that may be purchased in an offering period. During the year ended October 31, 2009, the Company issued 4.9 million shares under the Foundry ESPP. The Company accounts for the Foundry ESPP as a compensatory plan and recorded compensation expense of $2.5 million for the year ended October 31, 2009.

Restricted Stock Awards

No restricted stock awards were issued for the years ended October 31, 2009, October 25, 2008 and October 27, 2007. When and if granted, restricted stock awards are not transferable until fully vested, and all unvested shares upon termination are subject to repurchase. The fair value of each award is based on the Company’s closing stock price on the date of grant.

A summary of the nonvested restricted stock awards for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 is presented as follows:

	Shares (in thousands)	Weighted-Average Grant Date Fair Value
Nonvested at October 28, 2006	1,848	$4.44
Assumed under the McDATA acquisition	1,058	$3.08
Granted	—	$0.01
Vested	(639)	$0.09
Forfeited	(137)	$1.64

Nonvested at October 27, 2007	2,130	$3.75
Granted	—	$—
Vested	(2,087)	$3.84
Forfeited	(29)	$0.01

Nonvested at October 25, 2008	14	$0.01
Granted	—	$—
Vested	(14)	$0.01
Forfeited	—	$—

Nonvested at October 31, 2009	—	$—

Expected to vest at October 31, 2009	—	$—

Restricted Stock Units

For the years ended October 31, 2009, October 25, 2008 and October 27, 2007, Brocade issued 13.3 million, 6.3 million and 2.8 million restricted stock units, respectively. Typically, vesting of restricted stock units occurs over one to four years and is subject to the employee’s continuing service to Brocade. The compensation expense related to these awards of $86.7 million, $17.5 million and $3.9 million for the years ended October 31, 2009, October 25, 2008 and October 27, 2007, respectively, was determined using the fair market value of Brocade’s common stock on the date of grant and is recognized under a graded vesting method over the awards’ vesting period.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of the changes in restricted stock units outstanding under Brocade’s equity compensation plans during the years ended October 31, 2009, October 25, 2008 and October 27, 2007 is presented as follows:

	Shares (in thousands)	Weighted-Average Grant Date Fair Value
Nonvested at October 28, 2006	—	$—
Granted	2,798	$8.29
Vested	—	$—
Forfeited	(79)	$8.05

Nonvested at October 27, 2007	2,719	$8.29
Granted	6,290	$7.69
Vested	(5)	$6.35
Forfeited	(698)	$7.95

Nonvested at October 25, 2008	8,306	$7.87
Assumed under the Foundry acquisition	26,050	$3.54
Granted	13,334	$6.90
Vested	(10,509)	$7.19
Forfeited	(3,682)	$6.92

Nonvested at October 31, 2009	33,499	$4.44

Vested and expected to vest at October 31, 2009	26,258	$4.44

The aggregate intrinsic value of restricted stock units outstanding at October 31, 2009, October 25, 2008 and October 27, 2007 was $288.1 million, $25.7 million and $24.6 million, respectively.

As of October 31, 2009, Brocade had $99.9 million of unrecognized compensation expense, net of estimated forfeitures, related to restricted stock unit grants that is equity classified. These expenses are expected to be recognized over a weighted-average period of 1.93 years. As of October 31, 2009, $17.7 million in compensation expense related to the Incentive Plan, which is liability classified, has been recognized to date. As of October 25, 2008, $1.0 million in compensation expense related to the Incentive Plan had been recognized to date. The fair value of the restricted stock units to be granted under the Incentive Plan was estimated using a Monte Carlo simulation which required assumptions for expected volatilities, correlation coefficients and risk-free rates of return. Expected volatilities were derived using a method that calculates historical volatility over a period equal to the length of the measurement period for the Incentive Plan and the companies included in the related index. Correlation coefficients were based on the same data used to calculate historical volatilities and were used to model how our stock price moves in relation to the companies included in the related index. The Company used a risk-free rate of return that is equal to the yield of a zero-coupon U.S. Treasury bill that is commensurate with each measurement period.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. Income Taxes

The domestic and international components of income (loss) before provision for (benefit from) income taxes for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 are presented as follows (in thousands):

	Fiscal Year Ended
	October 31, 2009	October 25, 2008	October 27, 2007
United States	$(137,449)	$(54,262)	$54,363
International	63,424	77,003	85,671

Total	$(74,025)	$22,741	$140,034

The income tax provision (benefit) for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 consisted of the following (in thousands):

	Fiscal Year Ended
	October 31, 2009	October 25, 2008	October 27, 2007
U.S. federal taxes:
Current	$14,855	$47,006	$126
Deferred	(12,621)	(149,679)	—

Total U.S. federal taxes	2,234	(102,673)	126

State taxes:
Current	3,173	3,770	1,561
Deferred	(9,329)	(54,915)	—

Total state taxes	(6,156)	(51,145)	1,561

Non-U.S. taxes:
Current	10,464	9,307	15,835
Deferred	817	(855)	(125)

Total non-U.S. taxes	11,281	8,452	15,710

Charge in lieu of taxes resulting from initial recognition of acquired tax benefits that are allocated to reduce goodwill related to the acquired entity	—	715	50,646

Total	$7,359	$(144,651)	$68,043

Total income tax provision (benefit) for each of the three years presented has been adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements, for additional information.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 consisted of the following:

	Fiscal Year Ended
	October 31, 2009	October 25, 2008	October 27, 2007
U.S. federal statutory income tax rate	(35.0)%	35.0%	35.0%
State taxes, net of federal tax benefit	2.8	2.4	1.1
Foreign income taxed at other than U.S. rates	(8.2)	(43.8)	(10.5)
Stock-based compensation	13.6	5.5	1.0
Research and development credit	(23.0)	(37.6)	(5.5)
Acquisition-related impairment	34.5	—	—
Permanent items	2.0	7.0	4.7
Change in liabilities for uncertain tax positions	27.0	121.6	—
Change in valuation allowance	—	(728.5)	22.8
Other	(3.7)	2.3	—

Effective tax rate	10.0%	(636.1)%	48.6%

U.S. federal income taxes and foreign withholding taxes associated with the repatriation of earnings of the Company’s foreign subsidiaries were not provided for a cumulative total of $263.9 million of undistributed earnings of the Company’s foreign subsidiaries. The Company intends to reinvest current and accumulated earnings of its foreign subsidiaries for expansion of its business operations outside the United States for an indefinite period of time. If these earnings were distributed to the United States in the form of dividends or otherwise, or if the shares of the relevant foreign subsidiaries were sold or otherwise transferred, the Company could be subject to additional U.S. income taxes, net of foreign tax credits, and foreign withholding taxes. Determination of the amount of unrecognized deferred income tax liability related to these earnings is not practicable.

The components of deferred tax assets and deferred tax liabilities for the years ended October 31, 2009 and October 25, 2008 are presented as follows (in thousands):

	October 31, 2009	October 25, 2008
Net operating loss carryforwards	$138,177	$118,031
Stock option expense	37,689	19,685
Tax credit carryforwards	89,022	74,142
Reserves and accruals	193,376	199,989
Non-U.S. stock option expense	138	955
Capitalized research and development expenditures	23,512	33,099
Net unrealized losses on investments	518	33,907

Gross deferred tax assets	482,432	479,808
Less: Valuation allowance	(24,349)	(44,777)

Total deferred tax assets	458,083	435,031
Acquired intangibles	(183,511)	(81,358)
Other	(5,230)	(14,611)

Total deferred tax liabilities	(188,741)	(95,969)

Total net deferred tax assets	$269,342	$339,062

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company applies a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken on a tax return. Recognition of a tax position is determined when it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority.

A reconciliation of the beginning and ending amount of total gross unrecognized tax benefits, excluding accrued net interest and penalties, for the year ended October 31, 2009, is as follows (in thousands):

	October 31, 2009	October 25, 2008
Unrecognized tax benefits, beginning balance	$118,259	$88,138
Gross increases for tax positions taken in prior periods	43,106	2,163
Gross decreases for tax positions taken in prior periods	(1,229)	(1,194)
Gross increases for tax positions taken in current period	18,416	30,159
Changes due to settlements with taxing authorities	(919)	—
Reductions resulting from lapses of statutes of limitations	(6,686)	(1,007)

Unrecognized tax benefits, ending balance	$170,947	$118,259

Due to the adoption of certain accounting pronouncements, effective for fiscal year 2010, the total gross unrecognized tax benefits of $170.9 million at October 31, 2009 would affect the Company’s effective tax rate, if recognized. The Company expects to resolve the fiscal year 2003 IRS audit during the next twelve months. As such, after the Company reaches settlement with the IRS, the Company expects to record a corresponding adjustment to its unrecognized tax benefits. The Company believes such settlement should not have a material impact to the results of operations. Excluding the IRS audit, the Company does not expect a significant change in the gross unrecognized tax benefits during the next twelve months.

The Company classifies interest and penalties related to unrecognized tax benefits as a component of income tax expense. During the year ended October 31, 2009, the Company expensed $0.7 million for net interest and penalties related to income tax liabilities through income tax expense. The total net interest and penalties accrued as of October 31, 2009 was $3.6 million. During the year ended October 25, 2008, the Company expensed an additional amount of $0.5 million for net interest and penalties related to income tax liabilities through income tax expense.

During fiscal year 2008, the Company released its valuation allowance on its deferred tax assets. The Company believes that sufficient positive evidence existed from historical operations and projections of taxable income in future years to conclude that it was more likely than not that the Company would realize its deferred tax assets. Accordingly, the Company only applies a valuation allowance on the deferred tax assets relating to capital loss carryforwards, investments and foreign operating loss carryforwards due to limited carryforward periods and the character of such tax attributes. For the year ended October 31, 2009, the valuation allowance decreased by $20.4 million. The decrease was primarily due to the reversal of unrealized capital loss upon acquisition and the release of valuation allowance of foreign tax credits which are now deemed realizable during the carryforward period.

The Company has been examined by the IRS for its domestic federal income tax returns for fiscal years 2003 through 2006. The IRS is contesting the Company’s transfer pricing for the cost sharing and buy-in arrangements with its foreign subsidiaries. The Company has filed a protest to appeal the amount of proposed

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

IRS adjustments in the Revenue Agent’s Report with the Appeals Office of the IRS. The Company believes it is sufficiently reserved for the ultimate settlement amount on this issue. The IRS also notified the Company that it will audit the Company’s fiscal year 2007 and 2008 income tax returns. The IRS may make similar claims against the Company’s transfer pricing arrangements in future examinations. In May 2006, the Franchise Tax Board notified the Company that its California income tax returns for the years ended October 25, 2003 and October 30, 2004 were subject to audit. The IRS and Franchise Tax Board audits are still ongoing and the Company believes its reserves are adequate to cover any potential assessments that may result from these examinations.

In February 2009, the IRS commenced an examination of Foundry’s federal income tax returns for the years ended December 31, 2006 and 2007. The Company has tentatively agreed with the proposed adjustments, but the audit is still ongoing. The Company believes its reserves are adequate to cover any potential assessments that may result from this examination.

For the year ended October 31, 2009, the Company recorded income tax expense of $10.6 million primarily as a result of foreign taxes, change in uncertain tax positions related to the ongoing IRS examination, and an increase in research and development credits. For the year ended October 25, 2008, the Company recorded income tax benefit of $137.1 million primarily as a result of the release of the valuation allowance.

Of the total tax benefits (detriments) resulting from the exercise of employee stock options and employee participation in the Company’s equity compensation plans, the amounts recorded to stockholders’ equity were approximately $(0.8) million in fiscal year 2009, $18.6 million in fiscal year 2008 and $(0.1) million in fiscal year 2007.

As of October 31, 2009, the Company had federal net operating loss carryforwards of $885.8 million, California state net operating loss carryforwards of $156.6 million and other significant states net operating loss carryforwards of approximately $195.7 million. Additionally, the Company had $94.2 million of federal tax credits and $123.1 million of state tax credits. The federal net operating loss and other tax credit carryforwards expire on various dates between 2018 through 2029. The state net operating loss and credit carryforwards expire on various dates between 2009 through 2029. Under the current tax law, net operating loss and credit carryforwards available to offset future income in any given year may be limited by statute or upon the occurrence of certain events, including significant changes in ownership interests.

As a result of the McDATA and Foundry acquisitions, all the tax attributes from both companies are subject to an annual limitation, but the Company expects to use all the tax attributes before expiration.

15. Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Chief Operating Decision Maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. Currently, the CODM is the Chief Executive Officer.

As a result of the Foundry acquisition during the first quarter of fiscal year 2009, Brocade reorganized into four operating segments, of which two are individually reportable segments: Data Storage and Global Services; and two, IP Layer 2-3 and IP Layer 4-7/ADP, are combined into one reportable segment: Ethernet Products. The objective of this new organization is to enable the Company to more effectively focus on growth opportunities, while being well-positioned to more rapidly scale and accommodate new business opportunities, including

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

potential future acquisitions. These segments are organized principally by product category. The types of products and services from which each reportable segment derives its revenues are as follows:

•

Data Storage encompasses the SAN business, which includes infrastructure products and solutions including directors, switches, routers, fabric-based software applications, distance/extension products, as well as management applications and utilities to centralize data management. Data Storage also includes the server portfolio, which is comprised of host bus adapters, converged network adapters, mezzanine cards, as well as SAN switch modules for bladed servers. Prior to fiscal year 2009, the SAN business was referred to as Data Center Infrastructure and the server portfolio that is now included in Data Storage was referred to as Server Edge and Storage;

•

Ethernet Products includes Open Systems Interconnection Reference Model (“OSI”) Layer 2-3 switches and routers which enable efficient use of bandwidth-intensive network business applications and digital entertainment on both local area networks and wide area networks, OSI Layer 4–7 switches which allow enterprises and service providers to build highly available network infrastructures that efficiently direct the flow of traffic, and file area network products and associated management solutions; and

•

Global Services include break/fix maintenance, extended warranty, installation, consulting, network management, related software maintenance and support revenue, and telecommunications services. Prior to fiscal year 2009, the Global Services operating segment was referred to as Services, Support and Solutions.

Financial decisions and the allocation of resources are based on the information from the Company’s internal management reporting system. At this point in time, the Company does not track all of its assets by operating segments. The majority of the Company’s assets as of October 31, 2009, October 25, 2008 and October 27, 2007 were attributable to its United States operations.

Fiscal years 2008 and 2007 segment results have been conformed to the new measurements of segment financial reporting implemented in the first quarter of fiscal year 2009. Summarized financial information by reportable segment for the years ended October 31, 2009, October 25, 2008 and October 27, 2007, based on the internal management reporting system, is as follows (in thousands):

	Data Storage	Ethernet Products	Global Services	Total
Fiscal year ended October 31, 2009
Net revenues	$1,191,077	$424,434	$337,415	$1,952,926
Cost of revenues	467,496	271,858	180,072	919,426

Gross margin	$723,581	$152,576	$157,343	$1,033,500

Fiscal year ended October 25, 2008
Net revenues	$1,224,156	$6,581	$236,200	$1,466,937
Cost of revenues	449,045	10,805	146,715	606,565

Gross margin (loss)	$775,111	$(4,224)	$89,485	$860,372

Fiscal year ended October 27, 2007
Net revenues	$1,063,776	$12,753	$160,334	$1,236,863
Cost of revenues	465,594	5,383	104,474	575,451

Gross margin	$598,182	$7,370	$55,860	$661,412

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Geographic information for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 is presented below (in thousands):

	Fiscal Year Ended
	October 31, 2009	October 25, 2008	October 27, 2007
Net revenues:
North America (principally the United States)	$1,300,642	$952,357	$753,398
Europe, the Middle East and Africa	451,002	359,678	363,211
Asia Pacific	141,511	116,925	73,584
Japan	59,771	37,977	46,670

Total net revenues	$1,952,926	$1,466,937	$1,236,863

16. Gain (Loss) on Sale of Investments, net, and Loss on Impairment of Portfolio Investments

The Company had an immaterial loss on sale of investments for the year ended October 31, 2009. For the year ended October 25, 2008, the Company had $6.9 million in net loss on sale of investments primarily due to the sale of the Company’s equity investment in a publicly traded company. The Company also determined that the declines in the fair value for certain of its portfolio investments primarily associated with non-marketable investments were other-than-temporary due to the significant deterioration of the financial condition of the investees. As a result, for the year ended October 25, 2008, the Company recorded impairment charges of $8.8 million. For the year ended October 27, 2007, the Company had $13.2 million in net gain on sale of investments due to the disposition of marketable strategic investments at amounts above the carrying value. The carrying value of the Company’s equity investments in non-publicly traded companies at October 31, 2009, October 25, 2008 and October 27, 2007 was $6.8 million, $6.8 million and $5.0 million, respectively.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

17. Net Income (Loss) per Share

The following table presents the calculation of basic and diluted net income (loss) per share (in thousands, except per share amounts):

	Fiscal Year Ended
	October 31, 2009	October 25, 2008	October 27, 2007
Basic net income (loss) per share (1)
Net income (loss)	$(81,384)	$167,392	$71,991

Weighted-average shares of common stock outstanding	398,948	375,520	365,206
Less: Weighted-average shares of common stock subject to repurchase	—	(217)	(3,136)

Weighted-average shares used in computing basic net income (loss) per share	398,948	375,303	362,070
Basic net income (loss) per share	$(0.20)	$0.45	$0.20

Diluted net income (loss) per share (1)
Net income (loss)	$(81,384)	$167,392	$71,991
Interest on convertible subordinated debt, net of income tax effect	—	2,297	—

Net income (loss), as adjusted	(81,384)	169,689	71,991

Weighted-average shares used in computing basic net income (loss) per share	398,948	375,303	362,070
Dilutive potential common shares	—	10,338	13,180

Weighted-average shares used in computing diluted net income (loss) per share	398,948	385,641	375,250
Diluted net income (loss) per share	$(0.20)	$0.44	$0.19

(1)	Basic and diluted net income (loss) per share for each of the three years presented have been adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements, for additional information.

For the years ended October 31, 2009, October 25, 2008 and October 27, 2007, potential common shares in the form of stock options to purchase 68.7 million, 17.5 million and 11.2 million weighted-average shares of common stock, respectively, were antidilutive and, therefore, not included in the computation of diluted net income (loss) per share. For the years ended October 31, 2009, October 25, 2008 and October 27, 2007, potential common shares in the form of stock awards to purchase 17.0 million, 1.2 million and 0.1 million weighted-average shares of common stock, respectively, were antidilutive and, therefore, not included in the computation of diluted net loss per share.

As the Company was in a net loss position for the year ended October 31, 2009, there was no dilutive impact of potential common shares associated with stock options and stock awards, by application of the treasury stock method. The dilutive impact of potential common shares associated with stock options, by application of the treasury stock method, for the years ended October 25, 2008 and October 27, 2007 was 5.0 million and 9.9 million, respectively. The dilutive impact of potential common shares associated with stock awards, by application of the treasury stock method, for the years ended October 25, 2008 and October 27, 2007 was 1.6 million and 3.2 million, respectively. In addition, for the years ended October 31, 2009 and October 27, 2007, potential common shares resulting from the potential conversion, on a weighted-average basis, of the Company’s convertible subordinated debt of 12.1 million common shares were antidilutive and therefore not included in the computation of diluted net loss per share. However, for the year ended October 25, 2008, potential common

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

shares resulting from the potential conversion, on a weighted-average basis, of the Company’s convertible subordinated debt of 3.0 million common shares were dilutive and therefore included in the computation of diluted net income per share.

18. Related Party and Other Transactions

During the normal course of business, the Company purchases certain equipment from vendors who are also its customers and with whom the Company has contractual arrangements. The equipment purchased by the Company is primarily used for testing purposes in its development labs or otherwise consumed internally. The Company believes that all such transactions are on an arms-length basis and are subject to terms no more favorable than those with unrelated parties.

19. Adoption of Update to ASC 470-20 for Convertible Debt Instruments

In the first quarter of 2010, the Company adopted a new standard that changed the accounting for convertible debt instruments with cash settlement features. As of adoption, this new standard applied to the Company’s convertible subordinated debt. Under the previous standard, the convertible subordinated debt was recognized entirely as a liability. In accordance with adopting this new standard, Brocade retrospectively recognized both a liability and an equity component of the convertible subordinated debt at fair value. The liability component is recognized as the fair value of a similar instrument that does not have a conversion feature at issuance. The equity component, which is the value of the conversion feature at issuance, is recognized as the difference between the proceeds from the issuance of the convertible subordinated debt and the fair value of the liability component, after adjusting for the deferred tax impact. The convertible subordinated debt was issued at a coupon rate of 2.25%, which was below that of a similar instrument that does not have a conversion feature (8.75%). Therefore, the valuation of the debt component, using the income approach, resulted in a debt discount. The debt discount is reduced over the expected life of the debt, which is also the stated life of the debt.

As a result of applying this new standard retrospectively to all periods presented, the Company recognized the following incremental effects on individual line items on the Consolidated Statements of Operations (in thousands, except per share amounts):

	Fiscal Year Ended October 31, 2009
	Before Adoption	Adjustments	After Adoption
Interest expense	$(91,281)	$(8,013)	$(99,294)
Income tax provision	$10,573	$(3,214)	$7,359
Net loss	$(76,585)	$(4,799)	$(81,384)
Net loss per share—basic	$(0.19)	$(0.01)	$(0.20)
Net loss per share—diluted	$(0.19)	$(0.01)	$(0.20)

	Fiscal Year Ended October 25, 2008
	Before Adoption	Adjustments	After Adoption
Interest expense	$(10,068)	$(7,181)	$(17,249)
Income tax benefit	$(137,148)	$(7,503)	$(144,651)
Net income	$167,070	$322	$167,392
Net income per share—basic	$0.45	$0.00	$0.45
Net income per share—diluted	$0.43	$0.01	$0.44

	Fiscal Year Ended October 27, 2007
	Before Adoption	Adjustments	After Adoption
Interest expense	$(6,414)	$(4,881)	$(11,295)
Income tax provision	$68,043	$—	$68,043
Net income	$76,872	$(4,881)	$71,991
Net income per share—basic	$0.21	$(0.01)	$0.20
Net income per share—diluted	$0.21	$(0.02)	$0.19

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In addition, the Company recognized the following incremental effects on individual line items on the Consolidated Balance Sheets (in thousands):

	As of October 31, 2009
	Before Adoption	Adjustments	After Adoption
Goodwill	$1,648,217	$11,717	$1,659,934
Non-current deferred tax assets	$185,713	$(1,000)	$184,713
Convertible subordinated debt	$171,822	$(2,490)	$169,332
Additional paid-in capital	$1,872,050	$29,188	$1,901,238
Accumulated deficit	$(101,767)	$(15,981)	$(117,748)

	As of October 25, 2008
	Before Adoption	Adjustments	After Adoption
Goodwill	$268,977	$941	$269,918
Non-current deferred tax assets	$227,795	$6,562	$234,357
Convertible subordinated debt	$169,660	$(10,503)	$159,157
Additional paid-in capital	$1,392,927	$29,188	$1,422,115
Accumulated deficit	$(25,182)	$(11,182)	$(36,364)

20. Guarantor and Non-Guarantor Subsidiaries

On January 20, 2010, the Company issued 300.0 million aggregate principal amount of its 6.625% Senior Secured Notes due 2018 at an issue price of 99.239% of the principal amount of the notes (the “2018 Notes”) and $300.0 million aggregate principal amount of its 6.875% Senior Secured Notes due 2020 at an issue price of 99.114% of the principal amount of the notes (the “2020 Notes” and, together with the 2018 Notes, the “Senior Secured Notes”), in a private placement to “qualified institutional buyers” in the United States defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The 2018 Notes mature on January 15, 2018 and bear interest at a rate of 6.625% per annum, payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2010. The 2020 Notes mature on January 15, 2020 and bear interest at a rate of 6.875% per annum, payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2010. The Company’s obligations under the Senior Secured Notes are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”). The obligations of the Company and the Subsidiary Guarantors under the Senior Secured Notes and the related guarantees are secured by liens, subject to certain exceptions and permitted liens and subject to the terms of an intercreditor agreement, on all assets of the Company and the Subsidiary Guarantors that secure any obligations under the Senior Secured Credit Facility. The Senior Secured Notes are not guaranteed by the Company’s Canadian or other foreign subsidiaries. The following tables present condensed consolidated financial statements for the parent company, the Subsidiary Guarantors and the foreign non-guarantor subsidiaries, respectively. The condensed consolidated financial statements for all periods presented have been adjusted due to changes to the accounting for convertible debt instruments. See Note 19, “Adoption of Update to ASC 470-20 for Convertible Debt Instruments,” of the Notes to Consolidated Financial Statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated balance sheet as of October 31, 2009 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets
Current assets:
Cash and cash equivalents, short-term investments and restricted cash	87,011	10,425	253,937	—	351,373
Accounts receivable, net	171,153	1,118	128,093	(2,545)	297,819
Inventories, net	65,035	—	7,117	—	72,152
Intercompany receivables	—	595,962	—	(595,962)	—
Other current assets	130,696	11,773	10,398	11,064	163,931

Total current assets	453,895	619,278	399,545	(587,443)	885,275
Property and equipment, net	363,231	63,779	15,398	—	442,408
Other non-current assets	1,464,783	871,884	7,070	—	2,343,737

Total assets	$2,281,909	$1,554,941	$422,013	$(587,443)	$3,671,420

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	150,677	595	32,522	(2,545)	181,249
Current portion of debt	52,872	169,332	—	—	222,204
Intercompany payables	564,803	—	31,159	(595,962)	—
Other current liabilities	311,982	62,574	66,114	11,064	451,734

Total current liabilities	1,080,334	232,501	129,795	(587,443)	855,187
Debt, net of current portion	860,114	—	—	—	860,114
Other non-current liabilities	120,652	25,944	31,519	—	178,115

Total liabilities	2,061,100	258,445	161,314	(587,443)	1,893,416
Total stockholders’ equity	220,809	1,296,496	260,699	—	1,778,004

Total liabilities and stockholders’ equity	$2,281,909	$1,554,941	$422,013	$(587,443)	$3,671,420

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated balance sheet as of October 25, 2008 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets
Current assets:
Cash and cash equivalents, and short-term investments	336,881	13,612	256,132	—	606,625
Accounts receivable, net	81,909	6,057	74,435	(3,466)	158,935
Inventories, net	10,833	—	10,529	—	21,362
Intercompany receivables	—	251,621	—	(251,621)	—
Other current assets	145,549	324	8,226	537	154,636

Total current assets	575,172	271,614	349,322	(254,550)	941,558
Property and equipment, net	235,879	64,877	12,623	—	313,379
Restricted cash	1,075,079	—	—	—	1,075,079
Other non-current assets	341,248	620,554	14,333	—	976,135

Total assets	$2,227,378	$957,045	$376,278	$(254,550)	$3,306,151

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	136,823	2,517	31,786	(3,466)	167,660
Current portion of debt	43,606	—	—	—	43,606
Intercompany payables	197,245	—	54,376	(251,621)	—
Other current liabilities	387,352	44,538	58,165	537	490,592

Total current liabilities	765,026	47,055	144,327	(254,550)	701,858
Debt, net of current portion	1,011,399	159,157	—	—	1,170,556
Other non-current liabilities	101,142	10,687	21,662	—	133,491

Total liabilities	1,877,567	216,899	165,989	(254,550)	2,005,905
Total stockholders’ equity	349,811	740,146	210,289	—	1,300,246

Total liabilities and stockholders’ equity	$2,227,378	$957,045	$376,278	$(254,550)	$3,306,151

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated statement of operations for the fiscal year ended October 31, 2009 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$1,031,723	$299,964	$621,239	$—	$1,952,926
Intercompany revenues	51,791	11,022	32,150	(94,963)	—

Total net revenues	1,083,514	310,986	653,389	(94,963)	1,952,926

Cost of revenues	494,760	216,023	190,453	18,190	919,426
Intercompany cost of revenues	(8,483)	—	103,446	(94,963)	—

Total cost of revenues	486,277	216,023	293,899	(76,773)	919,426

Gross margin (loss)	597,237	94,963	359,490	(18,190)	1,033,500
Operating expenses	798,249	102,574	122,614	(18,190)	1,005,247
Intercompany operating expenses	(110,688)	(93,272)	203,960	—	—

Total operating expenses	687,561	9,302	326,574	(18,190)	1,005,247

Income (loss) from operations	(90,324)	85,661	32,916	—	28,253
Other income (expense)	(88,035)	(27,998)	13,755	—	(102,278)
Intercompany other income (expense)	(24)	(16,729)	16,753	—	—

Total other income (expense)	(88,059)	(44,727)	30,508	—	(102,278)

Income (loss) before income tax provision (benefit)	(178,383)	40,934	63,424	—	(74,025)
Income tax provision (benefit)	(915)	(3,007)	11,281	—	7,359

Net income (loss)	$(177,468)	$43,941	$52,143	$—	$(81,384)

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated statement of operations for the fiscal year ended October 25, 2008 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$896,495	$34,784	$535,658	$—	$1,466,937
Intercompany revenues	15,108	—	15,423	(30,531)	—

Total net revenues	911,603	34,784	551,081	(30,531)	1,466,937

Cost of revenues	434,275	15,572	152,814	3,904	606,565
Intercompany cost of revenues	(45,157)	—	75,688	(30,531)	—

Total cost of revenues	389,118	15,572	228,502	(26,627)	606,565

Gross margin (loss)	522,485	19,212	322,579	(3,904)	860,372

Operating expenses	698,388	34,992	102,148	(3,904)	831,624
Intercompany operating expenses	(82,576)	(81,511)	164,087	—	—

Total operating expenses	615,812	(46,519)	266,235	(3,904)	831,624

Income (loss) from operations	(93,327)	65,731	56,344	—	28,748

Other income (expense)	(9,354)	(16,788)	20,135	—	(6,007)
Intercompany other income (expense)	53,584	(54,108)	524	—	—

Total other income (expense)	44,230	(70,896)	20,659	—	(6,007)

Income (loss) before income tax provision (benefit)	(49,097)	(5,165)	77,003	—	22,741
Income tax provision (benefit)	(131,769)	(21,334)	8,452	—	(144,651)

Net income	$82,672	$16,169	$68,551	$—	$167,392

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated statement of operations for the fiscal year ended October 27, 2007 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$628,961	$124,244	$483,658	$—	$1,236,863
Intercompany revenues	13,411	114	18,852	(32,377)	—

Total net revenues	642,372	124,358	502,510	(32,377)	1,236,863

Cost of revenues	352,310	72,446	150,695	—	575,451
Intercompany cost of revenues	(48,178)	113	80,442	(32,377)	—

Total cost of revenues	304,132	72,559	231,137	(32,377)	575,451

Gross margin (loss)	338,240	51,799	271,373	—	661,412

Operating expenses	447,688	24,116	89,985	—	561,789
Intercompany operating expenses	(107,105)	—	107,105	—	—

Total operating expenses	340,583	24,116	197,090	—	561,789

Income (loss) from operations	(2,343)	27,683	74,283	—	99,623

Other income (expense)	42,395	(8,219)	6,235	—	40,411
Intercompany other income (expense)	(4)	(4,871)	4,875	—	—

Total other income (expense)	42,391	(13,090)	11,110	—	40,411

Income before income tax provision (benefit)	40,048	14,593	85,393	—	140,034
Income tax provision	38,285	14,048	15,710	—	68,043

Net income	$1,763	$545	$69,683	$—	$71,991

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated statement of cash flows for the fiscal year ended October 31, 2009 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash provided by (used in) operating activities	$126,459	$(465)	$(10,470)	$—	$115,524

Cash flows from investing activities:
Purchases of short-term investments	—	(138)	—	—	(138)
Proceeds from maturities and sale of short-term investments	101,083	149	54,754	—	155,986
Proceeds from maturities and sale of long-term investments	18,115	—	12,058	—	30,173
Purchases of property and equipment	(153,186)	(2,464)	(7,120)	—	(162,770)
Decrease in restricted cash	1,075,079	—	—	—	1,075,079
Net cash paid in connection with acquisitions	(1,297,482)	—	—	—	(1,297,482)

Net cash provided by (used in) investing activities	(256,391)	(2,453)	59,692	—	(199,152)

Cash flows from financing activities:
Payment of senior underwriting fees related to the term loan	(30,525)	—	—	—	(30,525)
Payment of principal related to the term loan	(166,022)	—	—	—	(166,022)
Proceeds from issuance of common stock, net	145,655	—	—	—	145,655
Proceeds from revolving credit facility	14,050	—	—	—	14,050
Excess tax benefit from employee stock plans	(794)	—	—	—	(794)

Net cash used in financing activities	(37,636)	—	—	—	(37,636)

Effect of exchange rate fluctuations on cash and cash equivalents	—	—	1,573	—	1,573

Net increase (decrease) in cash and cash equivalents	(167,568)	(2,918)	50,795	—	(119,691)
Cash and cash equivalents, beginning of period	242,078	8,666	203,140	—	453,884

Cash and cash equivalents, end of period	$74,510	$5,748	$253,935	$—	$334,193

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated statement of cash flows for the fiscal year ended October 25, 2008 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash provided by operating activities	$358,043	$2,861	$77,591	$—	$438,495

Cash flows from investing activities:
Purchases of short-term investments	(93,690)	(146)	(75,180)	—	(169,016)
Purchases of long-term investments	(15,322)	—	(22,409)	—	(37,731)
Purchases of marketable equity securities	(248,431)	—	—	—	(248,431)
Purchases of non-marketable equity investments	(1,436)	—	—	—	(1,436)
Proceeds from maturities and sale of short-term investments	327,968	4,908	115,509	—	448,385
Proceeds from maturities and sale of long-term investments	22,483	—	—	—	22,483
Proceeds from maturities and sale of marketable equity securities	9,926	—	—	—	9,926
Purchases of property and equipment	(136,829)	(65)	(7,177)	—	(144,071)
Increase in restricted cash	(1,075,079)	—	—	—	(1,075,079)
Cash paid in connection with pending acquisition of Foundry Networks, Inc.	(1,000)	—	—	—	(1,000)
Net cash paid in connection with acquisitions	(43,554)	—	—	—	(43,554)

Net cash provided by (used in) investing activities	(1,254,964)	4,697	10,743	—	(1,239,524)

Cash flows from financing activities:
Common stock repurchases	(168,293)	—	—	—	(168,293)
Proceeds from issuance of common stock, net	42,418	—	—	—	42,418
Proceeds from term loan	1,054,425	—	—	—	1,054,425
Excess tax detriment from employee stock plans	16,146	—	—	—	16,146

Net cash provided by financing activities	944,696	—	—	—	944,696

Effect of exchange rate fluctuations on cash and cash equivalents	—	—	(5,538)	—	(5,538)

Net increase in cash and cash equivalents	47,775	7,558	82,796	—	138,129
Cash and cash equivalents, beginning of period	194,303	1,108	120,344	—	315,755

Cash and cash equivalents, end of period	$242,078	$8,666	$203,140	$—	$453,884

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is the condensed consolidated statement of cash flows for the fiscal year ended October 27, 2007 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash provided by (used in) operating activities	$94,163	$(31,860)	$108,100	$—	$170,403

Cash flows from investing activities:
Purchases of short-term investments	(449,836)	(42,524)	(78,997)	—	(571,357)
Purchases of long-term investments	(160,872)	—	(39,367)	—	(200,239)
Purchases of marketable equity securities	(15,930)	—	—	—	(15,930)
Purchases of non-marketable equity investments	(5,000)	—	—	—	(5,000)
Proceeds from maturities and sale of short-term investments	643,281	63,813	57,845	—	764,939
Proceeds from maturities and sale of long-term investments	12,614	—	—	—	12,614
Proceeds from maturities and sale of marketable equity securities	11,694	—	—	—	11,694
Purchases of property and equipment	(52,994)	(186)	(3,358)	—	(56,538)
Proceeds from sale of property and equipment	—	1,336	—	—	1,336
Decrease in restricted cash	12,422	—	—	—	12,422
Net cash paid in connection with acquisitions	—	139,703	—	—	139,703

Net cash provided by (used in) investing activities	(4,621)	162,142	(63,877)	—	93,644

Cash flows from financing activities:
Payments on capital lease obligations	—	—	(735)	—	(735)
Common stock repurchases	(191,293)	—	—	—	(191,293)
Proceeds from issuance of common stock, net	100,638	—	—	—	100,638
Termination of interest rate swap	—	(4,989)	—	—	(4,989)
Redemption of outstanding convertible debt	—	(124,185)	—	—	(124,185)
Excess tax benefit from employee stock plans	(77)	—	—	—	(77)

Net cash used in financing activities	(90,732)	(129,174)	(735)	—	(220,641)

Effect of exchange rate fluctuations on cash and cash equivalents	—	—	(2,019)	—	(2,019)

Net increase (decrease) in cash and cash equivalents	(1,190)	1,108	41,469	—	41,387
Cash and cash equivalents, beginning of period	195,493	—	78,875	—	274,368

Cash and cash equivalents, end of period	$194,303	$1,108	$120,344	$—	$315,755

BROCADE COMMUNICATIONS SYSTEMS, INC.

QUARTERLY SUMMARY

(Unaudited)

	Three Months Ended
	January 24, 2009	May 2, 2009 (2)	August 1, 2009 (2)	October 31, 2009 (2)	January 26, 2008	April 26, 2008	July 26, 2008	October 25, 2008
	(In thousands, except per share and stock price amounts)
Quarterly Data:
Net revenues	$431,591	$506,300	$493,280	$521,755	$347,849	$354,895	$365,696	$398,498
Gross margin	$242,415	$259,793	$260,445	$270,847	$196,577	$205,453	$213,205	$245,137
Income (loss) from operations	$22,029	$(61,920)	$21,076	$47,068	$45,263	$(111,200)	$44,424	$50,262
Net income (loss)
Before adoption of update to ASC 470-20	$(26,031)	$(63,118)	$(21,033)	$33,597	$19,845	$91,378	$20,266	$35,581
After adoption of update to ASC 470-20 (1)	$(23,898)	$(66,093)	$(23,494)	$32,101	$17,971	$95,964	$19,119	$34,338
Per share amounts:
Basic
Before adoption of update to ASC 470-20	$(0.07)	$(0.16)	$(0.05)	$0.08	$0.05	$0.24	$0.05	$0.10
After adoption of update to ASC 470-20 (1)	$(0.06)	$(0.17)	$(0.06)	$0.08	$0.05	$0.26	$0.05	$0.09
Diluted
Before adoption of update to ASC 470-20	$(0.07)	$(0.16)	$(0.05)	$0.07	$0.05	$0.23	$0.05	$0.09
After adoption of update to ASC 470-20 (1)	$(0.06)	$(0.17)	$(0.06)	$0.07	$0.05	$0.25	$0.05	$0.09
Shares used in computing per share amounts:
Basic	376,202	387,143	406,916	425,530	383,194	374,827	371,345	371,845
Diluted
Before adoption of update to ASC 470-20	376,202	387,143	406,916	492,174	403,279	393,471	392,586	389,477
After adoption of update to ASC 470-20 (1)	376,202	387,143	406,916	480,091	391,196	393,471	380,503	377,394
Closing prices:
High	$4.22	$5.93	$8.81	$9.61	$9.54	$8.17	$9.09	$7.58
Low	$2.74	$2.11	$5.53	$7.26	$6.15	$6.31	$6.47	$2.85

(1)	As adjusted due to changes to the accounting for convertible debt instruments.
(2)	In the second, third and fourth quarters of fiscal year 2009, the Company recorded certain immaterial adjustments related to prior periods.

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	May 1, 2010	May 2, 2009 (1)	May 1, 2010	May 2, 2009 (1)
	(In thousands, except per share amounts)
Net revenues
Product	$409,885	$418,034	$858,970	$780,634
Service	91,098	88,266	181,505	157,257

Total net revenues	500,983	506,300	1,040,475	937,891
Cost of revenues
Product	188,389	199,374	380,961	350,565
Service	49,311	47,133	98,787	85,118

Total cost of revenues	237,700	246,507	479,748	435,683

Gross margin
Product	221,496	218,660	478,009	430,069
Service	41,787	41,133	82,718	72,139

Total gross margin	263,283	259,793	560,727	502,208
Operating expenses:
Research and development	89,351	96,295	179,433	164,746
Sales and marketing	99,812	104,898	190,178	178,064
General and administrative	15,941	21,295	32,180	39,683
Legal fees associated with indemnification obligations and other related costs, net	277	19,814	578	39,113
Amortization of intangible assets	16,190	21,385	33,242	34,614
Acquisition and integration costs	—	2,391	204	3,344
Restructuring costs and facilities lease loss benefit, net	—	2,329	—	2,329
In-process research and development	—	—	—	26,900
Goodwill and acquisition-related intangible assets impairment	—	53,306	—	53,306

Total operating expenses	221,571	321,713	435,815	542,099

Income (loss) from operations	41,712	(61,920)	124,912	(39,891)
Interest income and other loss, net	(903)	90	(831)	(3,721)
Interest expense	(19,522)	(28,374)	(41,595)	(51,653)
Gain (loss) on sale of investments and property, net	253	341	(8,575)	(523)

Income (loss) before income tax provision (benefit)	21,540	(89,863)	73,911	(95,788)
Income tax provision (benefit)	(840)	(23,770)	436	(5,797)

Net income (loss)	$22,380	$(66,093)	$73,475	$(89,991)

Net income (loss) per share—basic	$0.05	$(0.17)	$0.17	$(0.24)

Net income (loss) per share—diluted	$0.05	$(0.17)	$0.15	$(0.24)

Shares used in per share calculation—basic	442,816	387,143	440,948	381,673

Shares used in per share calculation—diluted	479,166	387,143	481,714	381,673

(1)	As adjusted due to changes to the accounting for convertible debt instruments. See Note 2, “Summary of Significant Accounting Policies,” of the Notes to Condensed Consolidated Financial Statements.

See accompanying notes to condensed consolidated financial statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	May 1, 2010	October 31, 2009 (1)
	(In thousands, except par value)
Assets
Current assets:
Cash and cash equivalents	$287,233	$334,193
Short-term investments	3,131	4,678
Restricted cash	—	12,502

Total cash, cash equivalents, short-term investments and restricted cash	290,364	351,373
Accounts receivable, net of allowances of $12,688 and $12,573 at May 1, 2010 and October 31, 2009, respectively	297,539	297,819
Inventories	76,819	72,152
Deferred tax assets	77,155	84,629
Prepaid expenses and other current assets	70,006	79,302

Total current assets	811,883	885,275
Property and equipment, net	488,699	442,408
Goodwill	1,655,371	1,659,934
Intangible assets, net	405,313	470,872
Non-current deferred tax assets	199,020	184,713
Other assets	45,752	28,218

Total assets	$3,606,038	$3,671,420

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$107,388	$181,249
Accrued employee compensation	120,957	160,832
Deferred revenue	185,071	174,870
Current liabilities associated with facilities lease losses	6,839	10,769
Current portion of capital lease obligations	800	—
Revolving credit facility	—	14,050
Current portion of term loan	23,159	38,822
Convertible subordinated debt	—	169,332
Other accrued liabilities	106,460	105,263

Total current liabilities	550,674	855,187
Non-current capital lease obligations, net of current portion	3,423	—
Term loan, net of current portion	358,412	860,114
Senior Secured Notes	595,169	—
Non-current liabilities associated with facilities lease losses	8,380	10,150
Non-current deferred revenue	61,647	60,575
Non-current income tax liability	88,674	92,276
Other non-current liabilities	15,936	15,114

Total liabilities	1,682,315	1,893,416

Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 443,753 and 433,988 shares at May 1, 2010 and October 31, 2009, respectively	444	434
Additional paid-in capital	1,981,829	1,901,238
Accumulated other comprehensive loss	(14,277)	(5,920)
Accumulated deficit	(44,273)	(117,748)

Total stockholders’ equity	1,923,723	1,778,004

Total liabilities and stockholders’ equity	$3,606,038	$3,671,420

(1)	As adjusted due to changes to the accounting for convertible debt instruments. See Note 2, “Summary of Significant Accounting Policies,” of the Notes to Condensed Consolidated Financial Statements.

See accompanying notes to condensed consolidated financial statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	May 1, 2010	May 2, 2009 (1)
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$73,475	$(89,991)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Excess tax benefit (detriment) from employee stock plans	(63)	986
Depreciation and amortization	97,613	94,131
Loss on disposal of property and equipment	9,459	1,150
Amortization of debt issuance costs and original issue discount	11,784	10,597
Net (gains) losses on investments and marketable equity securities	(217)	518
Provision for doubtful accounts receivable and sales allowances	5,867	5,350
Non-cash compensation expense	51,668	58,192
Non-cash facilities lease loss benefit	—	(339)
Capitalization of interest cost	(7,035)	(4,044)
Asset impairment charge	—	53,306
In-process research and development	—	26,900
Changes in assets and liabilities, net of acquired assets and assumed liabilities:
Restricted cash	12,502	—
Accounts receivable	(5,588)	(24,053)
Inventories	(4,668)	33,806
Prepaid expenses and other assets	10,557	18,152
Deferred tax assets	—	651
Accounts payable	(68,644)	(48,637)
Accrued employee compensation	(48,480)	(40,319)
Deferred revenue	11,274	35,448
Other accrued liabilities	(7,199)	(23,200)
Liabilities associated with facilities lease losses	(5,476)	(5,025)
Liability associated with class action lawsuit	—	(160,000)

Net cash provided by (used in) operating activities	136,829	(56,421)

Cash flows from investing activities:
Purchases of short-term investments	(24)	(55)
Proceeds from maturities and sale of short-term investments	1,788	146,465
Proceeds from maturities and sale of long-term investments	—	30,173
Proceeds from sale of property	30,185	—
Purchases of property and equipment	(109,387)	(73,452)
Decrease in restricted cash	—	1,075,079
Net cash paid in connection with acquisitions	—	(1,297,482)

Net cash used in investing activities	(77,438)	(119,272)

Cash flows from financing activities:
Payment of senior underwriting fees related to the term loan	—	(30,525)
Payment of debt issuance costs related to the Senior Secured Notes	(3,002)	—
Proceeds from (payment of principal related to) the revolving credit facility	(14,050)	14,050
Payment of principal related to the convertible subordinated debt	(172,500)	—
Payment of principal related to the term loan	(522,244)	(75,000)
Common stock repurchases	(20,003)	—
Proceeds from Senior Secured Notes	587,968	—
Proceeds from issuance of common stock, net	39,819	37,186
Excess tax (benefit) detriment from employee stock plans	63	(986)

Net cash used in financing activities	(103,949)	(55,275)

Effect of exchange rate fluctuations on cash and cash equivalents	(2,402)	(290)

Net decrease in cash and cash equivalents	(46,960)	(231,258)
Cash and cash equivalents, beginning of period	334,193	453,884

Cash and cash equivalents, end of period	$287,233	$222,626

Supplemental schedule of non-cash investing activities:
Fair value of stock options and unvested awards assumed in exchange for acquired Foundry assets	$—	$254,312

(1)	As adjusted due to changes to the accounting for convertible debt instruments. See Note 2, “Summary of Significant Accounting Policies,” of the Notes to Condensed Consolidated Financial Statements.

See accompanying notes to condensed consolidated financial statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation

Brocade Communications Systems, Inc. (“Brocade” or the “Company”) has prepared the accompanying Condensed Consolidated Financial Statements as of May 1, 2010 and for the three and six months ended May 1, 2010 and May 2, 2009, without audit, pursuant to the rules and regulations of the United States (“U.S.”) Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The October 31, 2009 Condensed Consolidated Balance Sheet was derived from the Company’s audited consolidated financial statements, but does not include all disclosures required by U.S. generally accepted accounting principles. These Condensed Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

In the opinion of management, all adjustments (which include only normal recurring adjustments, except as otherwise indicated) necessary to present a fair statement of financial position as of May 1, 2010, results of operations for the three and six months ended May 1, 2010 and May 2, 2009, and cash flows for the six months ended May 1, 2010 and May 2, 2009 have been made. The results of operations for the three and six months ended May 1, 2010 are not necessarily indicative of the operating results for the full fiscal year or any future period.

The Company’s fiscal year is the 52 or 53 weeks ending on the last Saturday in October. As is customary for companies that use the 52/53-week convention, every fifth year contains a 53-week year. Fiscal year 2010 is a 52-week fiscal year and fiscal year 2009 was a 53-week fiscal year. The second quarter of fiscal year 2009 consisted of fourteen weeks, which was one week longer than a typical quarter. The Company’s next 14-week quarter will be in the second quarter of fiscal year 2014. The Condensed Consolidated Financial Statements include the accounts of Brocade and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

2. Summary of Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies for the six months ended May 1, 2010 as compared to those disclosed in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, except for the changes in the accounting for convertible debt instruments and revenue recognition as a result of new accounting standards as described below.

Convertible Debt Instruments

In the first quarter of 2010, the Company adopted a new standard that changed the accounting for convertible debt instruments with cash settlement features. As of adoption, this new standard applied to the Company’s convertible subordinated debt. Under the previous standard, the convertible subordinated debt was recognized entirely as a liability. In accordance with adopting this new standard, Brocade retrospectively recognized both a liability and an equity component of the convertible subordinated debt at fair value. The liability component is recognized as the fair value of a similar instrument that does not have a conversion feature at issuance. The equity component, which is the value of the conversion feature at issuance, is recognized as the difference between the proceeds from the issuance of the convertible subordinated debt and the fair value of the liability component, after adjusting for the deferred tax impact. The convertible subordinated debt was issued at a coupon rate of 2.25%, which was below that of a similar instrument that does not have a conversion feature (8.75%). Therefore, the valuation of the debt component, using the income approach, resulted in a debt discount.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The debt discount is reduced over the expected life of the debt, which is also the stated life of the debt. For additional discussion, see Note 9, “Borrowings,” of the Notes to Condensed Consolidated Financial Statements.

As a result of applying this new standard retrospectively to all periods presented, the Company recognized the following incremental effects on individual line items on the Condensed Consolidated Statements of Operations (in thousands, except per share amounts):

	Three Months Ended May 2, 2009
	Before Adoption	Adjustments	After Adoption
Interest expense	$(26,398)	$(1,976)	$(28,374)
Income tax benefit	$(24,769)	$999	$(23,770)
Net loss	$(63,118)	$(2,975)	$(66,093)
Net loss per share—basic	$(0.16)	$(0.01)	$(0.17)
Net loss per share—diluted	$(0.16)	$(0.01)	$(0.17)

	Six Months Ended May 2, 2009
	Before Adoption	Adjustments	After Adoption
Interest expense	$(47,755)	$(3,898)	$(51,653)
Income tax benefit	$(2,741)	$(3,056)	$(5,797)
Net loss	$(89,149)	$(842)	$(89,991)
Net loss per share—basic	$(0.23)	$(0.01)	$(0.24)
Net loss per share—diluted	$(0.23)	$(0.01)	$(0.24)

In addition, the Company recognized the following incremental effects on individual line items on the Condensed Consolidated Balance Sheets (in thousands):

	As of October 31, 2009
	Before Adoption	Adjustments	After Adoption
Goodwill	$1,648,217	$11,717	$1,659,934
Non-current deferred tax assets	$185,713	$(1,000)	$184,713
Convertible subordinated debt	$171,822	$(2,490)	$169,332
Additional paid-in capital	$1,872,050	$29,188	$1,901,238
Accumulated deficit	$(101,767)	$(15,981)	$(117,748)

Revenue Recognition

In October 2009, the Financial Accounting Standards Board (“FASB”) amended the accounting standards for revenue recognition to remove tangible products containing software components and non-software components that function together to deliver the products’ essential functionality from the scope of industry-specific software revenue recognition guidance. In October 2009, the FASB also amended the accounting standards for multiple deliverable revenue arrangements to:

•	provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and how the consideration should be allocated;

•

require an entity to allocate revenue in an arrangement using estimated selling price (“ESP”) of deliverables if a vendor does not have vendor-specific objective evidence (“VSOE”) of selling price or third-party evidence (“TPE”) of selling price; and

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

•	eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method.

The Company elected to early adopt this accounting guidance at the beginning of its first quarter of fiscal year 2010 on a prospective basis for applicable transactions originating or materially modified after October 31, 2009.

Multiple-element arrangements. The Company’s multiple-element product offerings include networking hardware with embedded software products and support, which are considered separate units of accounting. For certain of the Company’s products, software and non-software components function together to deliver the tangible products’ essential functionality. The Company allocates revenue to each element in a multiple-element arrangement based upon their relative selling price. When applying the relative selling price method, the Company determines the selling price for each deliverable using VSOE of selling price, if it exists, or TPE of selling price. If neither VSOE nor TPE of selling price exist for a deliverable, the Company uses its best estimate of selling price for that deliverable. Revenue allocated to each element is then recognized when the basic revenue recognition criteria are met for each element.

Consistent with its methodology under previous accounting guidance, the Company determines VSOE based on its normal pricing and discounting practices for the specific product or service when sold separately. In determining VSOE, the Company requires that a substantial majority of the selling prices for a product or service fall within a reasonably narrow pricing range, generally evidenced by approximately 80% of such historical stand-alone transactions falling within ±15% of the median rates. For post-contract customer support (“PCS”), however, the Company considers stated renewal rates in determining VSOE.

In certain limited instances, the Company is not able to establish VSOE for all deliverables in an arrangement with multiple elements. This may be due to the Company infrequently selling each element separately, not pricing products within a narrow range, or only having a limited sales history. When VSOE cannot be established, the Company attempts to establish selling price for each element based on TPE. TPE is determined based on competitor prices for similar deliverables when sold separately. Generally, the Company’s go-to-market strategy differs from that of its peers and its offerings contain a significant level of customization and differentiation such that the comparable pricing of products with similar functionality cannot be obtained. Furthermore, the Company is unable to reliably determine what similar competitor products’ selling prices are on a stand-alone basis. Therefore, the Company is typically not able to determine TPE.

When the Company is unable to establish selling price using VSOE or TPE, the Company uses ESP in its allocation of the arrangement consideration. The objective of ESP is to determine the price at which the Company would transact a sale if the product or service were sold on a stand-alone basis. ESP is generally used for offerings that are not typically sold on a stand-alone basis or for new or highly customized offerings.

The Company determines ESP for a product or service by considering multiple factors including, but not limited to, geographies, market conditions, competitive landscape, internal costs, gross margin objectives and pricing practices. The determination of ESP is made through consultation with and formal approval by the Company’s management, taking into consideration the go-to-market strategy.

The Company regularly reviews VSOE, TPE and ESP and maintains internal controls over the establishment and updates of these estimates. There was no material impact on revenues during the three and six months ended May 1, 2010 nor does the Company expect a material impact in the near term from changes in VSOE, TPE or ESP.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The following table shows total net revenues as reported and unaudited pro forma total net revenues that would have been reported during the three and six months ended May 1, 2010 if the transactions entered into or materially modified after October 31, 2009 were subject to previous accounting guidance:

	As Reported	Pro Forma Basis as if the Previous Accounting Guidance Were in Effect
	In thousands
Total net revenues for the three months ended May 1, 2010	$500,983	$499,232
Total net revenues for the six months ended May 1, 2010	$1,040,475	$1,035,858

The impact to total net revenues during the three and six months ended May 1, 2010 of the accounting guidance was primarily to net product revenues. Since the use of the residual method is eliminated under the new accounting standards, any discounts offered by the Company are allocated to all deliverables.

The new accounting standards for revenue recognition if applied in the same manner to the year ended October 31, 2009 would not have had a material impact on total net revenues for that fiscal year. In terms of the timing and pattern of revenue recognition, the new accounting guidance for revenue recognition is not expected to have a significant effect on total net revenues in periods after the initial adoption when applied to multiple-element arrangements based on current go-to-market strategies due to the existence of VSOE across most of the Company’s product and service offerings.

Restricted Cash

During fiscal year 2009, the Company entered into an agreement with one of the defendants in connection with the Special Litigation Committee’s litigation. Under this agreement, the Company received $12.5 million, which was held in restricted cash until certain contingencies pursuant to the agreement were to be removed. On February 3, 2010, these contingencies were satisfied and the restrictions on the cash were removed.

Trade Receivables Factoring Facility

During April 2010, the Company entered into a trade receivables factoring facility with a financial institution to sell certain of its trade receivables from customers with limited, non-credit related, recourse provisions. The sale of receivables eliminates the credit exposure of the Company in relation to these receivables. The Company pays facility administration fees to the financial institution on a quarterly basis. Under the terms of the factoring agreement, the maximum available amount of the factoring facility outstanding at any one time is $50.0 million, which is subject to change based on the financial institution’s approval. During the three and six months ended May 1, 2010, $19.5 million of trade receivables have been sold under the terms of the factoring facility. Sales of trade receivables are recorded as a reduction of trade accounts receivable. The losses resulting from the discount on the sale of receivables for the three and six months ended May 1, 2010 were immaterial and are included in “Interest income and other loss, net” in the Condensed Consolidated Statement of Operations. Facility administration fees for the three and six months ended May 1, 2010 were immaterial and are included in “General and administrative expenses” in the Condensed Consolidated Statements of Operations.

Concentrations

A majority of the Company’s accounts receivable balance is derived from sales to OEM partners in the computer storage and server industry. As of May 1, 2010, two customers accounted for 17.6% and 11.3%, respectively, of total accounts receivable. As of October 31, 2009, two customers accounted for 16% and 11%,

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

respectively, of total accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable balances. The Company has established reserves for credit losses, sales allowances, and other allowances.

For the three months ended May 1, 2010 and May 2, 2009, the same three customers each represented 10% or more of the Company’s total net revenues for a combined total of 44.0% and 43.0% of total net revenues, respectively. The Company’s business is concentrated in the networking industry, which from time to time has been impacted by unfavorable economic conditions and reduced IT spending rates.

The Company currently relies on single and limited sources for multiple key components used in the manufacture of its products. Additionally, the Company relies on multiple contract manufacturers for the production of its products.

Use of Estimates in Preparation of Condensed Consolidated Financial Statements

The preparation of condensed consolidated financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires management to make estimates and judgments that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, revenue recognition, sales allowances and programs, allowance for doubtful accounts, stock-based compensation, purchase price allocations, warranty obligations, inventory valuation and purchase commitments, restructuring costs, facilities lease losses, impairment of goodwill and intangible assets, litigation, income taxes and investments. Actual results may differ materially from these estimates.

Recent Accounting Pronouncements

In January 2010, the FASB issued an update to ASC 820-10 Measuring Liabilities at Fair Values (“ASC 820-10”). The update to ASC 820-10 requires disclosure of significant transfers in and out of Level 1 and Level 2 measurements and the reasons for the transfers, and a gross presentation of activity within the Level 3 rollforward, presenting separately information about purchases, sales issuances and settlements. The update to ASC 820-10 was adopted by the Company in the second quarter of fiscal year 2010, except for the gross presentation of the Level 3 rollforward which will be adopted by the Company in the second quarter of fiscal year 2011. The Company does not expect the adoption of the update to ASC 820-10 to have a material impact on its financial position, results of operations, and cash flows.

In April 2010, the FASB issued an update to ASC 718 Compensation—Stock Compensation (“ASC 718”). The update to ASC 718 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the Company’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. The update to ASC 718 will be adopted by the Company in the first quarter of fiscal year 2012, with earlier adoption permitted. The Company is currently evaluating the impact of the update to ASC 718, but does not expect the adoption to have a material impact on its financial position, results of operations, and cash flows.

3. Acquisitions

Foundry Networks, Inc.

On December 18, 2008, the Company completed its acquisition of Foundry Networks, Inc. (“Foundry”) in accordance with the Agreement and Plan of Merger, which the Company entered into on July 21, 2008, as well

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

as with Amendment No. 1 to the Agreement and Plan of Merger, which the Company entered into on November 7, 2008 (as amended, the “Foundry Merger Agreement”). As a result of the merger, Foundry is now a wholly-owned subsidiary of the Company.

The Company recorded the acquisition using the purchase method of accounting and, accordingly, has included the results of operations of Foundry in the accompanying Condensed Consolidated Statements of Operations from December 18, 2008, the date the acquisition was completed.

The total purchase price of the Foundry acquisition was $2.8 billion and is comprised of the following (in thousands):

Amount
Cash tendered for shares of outstanding common stock of Foundry (1)	$2,506,474
Fair value of stock options and awards assumed and accelerated in connection with acquisition	254,312
Direct transaction costs	27,395

Total purchase price	$2,788,181

(1)	This amount includes $248.4 million paid by the Company to acquire 14.0 million shares of Foundry common stock in the open market before the consummation of the acquisition, net of $3.5 million in dividends received.

Direct transaction costs include investment banking, legal and accounting fees and other external costs directly related to the acquisition.

The Company allocated the total purchase consideration to the net assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the acquisition date, resulting in initial goodwill of approximately $1,475.6 million, which is not deductible for income tax purposes. Goodwill represents the excess of the purchase price over the fair value of the underlying acquired net tangible and intangible assets. The factors that contributed to the recognition of goodwill included securing buyer-specific synergies that increase revenue and profits and are not otherwise available to a marketplace participant, acquiring a talented workforce, and significant cost-saving opportunities. The allocation of the purchase price reflects various estimates and analyses.

The Company also allocated $26.9 million to in-process research and development (“IPR&D”) which was charged to expense at the consummation of the business combination. The value assigned to the Foundry IPR&D was determined by estimating costs to develop the purchased IPR&D into commercially viable products, estimating the resulting net cash flows from the projects when completed, and discounting the net cash flows to their present values. The revenue estimates used in the net cash flow forecasts were based on estimates of relevant market sizes and growth factors, expected trends in technology, and the nature and expected timing of new product introductions by Foundry and its competitors.

The rate utilized to discount the net cash flows to their present values was based on Foundry’s weighted-average cost of capital. The weighted-average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates, and risks related to the impact of potential changes in future target markets. Based on these factors, a discount rate of 12.5% was deemed appropriate for valuing the IPR&D. The estimates used in valuing IPR&D were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Of the total purchase price, approximately $392.3 million has been allocated to amortizable intangible assets acquired. The amortizable intangible assets are being amortized on a straight-line basis over their estimated useful lives as follows:

	Amount (in thousands)	Weighted- Average Useful Life (in years)
Developed products technology	$191,300	5.00
Customer relationships	$194,500	5.00
Order backlog	$6,500	0.25

The following unaudited pro forma financial information for the six months ended May 2, 2009 presents a summary of the results of operations of the Company assuming the acquisition of Foundry occurred at the beginning of the period presented. The unaudited pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the merger had taken place at the beginning of the period presented, nor is it indicative of future operating results:

In thousands, except per share amounts	Six Months Ended May 2, 2009 (1)
Total net revenues	$1,014,938
Pretax loss	(82,666)
Net loss	(63,677)
Basic net loss per share	(0.17)
Diluted net loss per share	$(0.17)

(1)	The unaudited pro forma financial results for the six months ended May 2, 2009 include Brocade’s historical results for the six months ended May 2, 2009, which include Foundry’s results subsequent to December 18, 2008, and Foundry’s historical results for the period October 26, 2008 to December 18, 2008, including amortization for acquired intangible assets, elimination of IPR&D charge and acquisition-related fees, and related tax effects. Brocade’s historical results for the six months ended May 2, 2009 reflect the incremental effects on individual line items on the Condensed Consolidated Statement of Operations as a result of retrospectively applying the new accounting standard for convertible debt instruments (see Note 2, “Summary of Significant Accounting Policies,” of the Notes to Condensed Consolidated Financial Statements).

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

4. Goodwill and Intangible Assets

The following table summarizes goodwill activity by reportable segment during the six months ended May 1, 2010 (in thousands):

	Data Storage	Ethernet Products	Global Services	Total
Balance at October 31, 2009
Goodwill	$176,989	$1,371,688	$157,089	$1,705,766
Accumulated impairment losses	—	(45,832)	—	(45,832)

	176,989	1,325,856	157,089	1,659,934
Tax and other adjustments during the six months ended May 1, 2010 (1)	—	(4,563)	—	(4,563)

Balance at May 1, 2010
Goodwill	$176,989	$1,367,125	$157,089	$1,701,203
Accumulated impairment losses	—	(45,832)	—	(45,832)

	$176,989	$1,321,293	$157,089	$1,655,371

(1)	The goodwill adjustment of $4.6 million was primarily a result of the tax benefit from the exercise of stock awards and the adoption of a new accounting standard for its convertible debt from acquired companies.

The Company conducts its goodwill impairment test annually, as of the first day of the second fiscal quarter, or whenever events or changes in facts and circumstances indicate that the fair value of the reporting unit may be less than its carrying amount. For the fiscal year 2010 annual goodwill impairment test, the Company used the income approach, the market approach, or a combination thereof, to determine the reporting unit’s fair values. The income approach provides an estimate of fair value based on discounted expected future cash flows (“DCF”). The market approach provides an estimate of the fair value of its four reporting units using various price or market multiples applied to the reporting unit’s operating results and then applying an appropriate control premium. During the fiscal year 2010 annual goodwill impairment test under the first step, the Company used a combination of approaches to estimate reporting units’ fair values, but relied primarily on the income approach results, using management’s recent, post-recession cash flow projections for each reporting unit and risk-adjusted discount rates. The Company believes that the income approach is more representative of reporting units’ fair value compared to market approach results due to conditions of current financial markets and other market factors.

Determining the fair value of a reporting unit or an intangible asset is judgmental in nature and involves the use of significant estimates and assumptions. The Company based its fair value estimates on assumptions it believes to be reasonable, but that are unpredictable and inherently uncertain. Estimates and assumptions with respect to the determination of the fair value of its reporting units using the income approach include, among other inputs:

•	The Company’s operating forecasts;

•	Revenue growth rates; and

•	Risk-commensurate discount rates and costs of capital.

The Company’s estimates of revenues and costs are based on historical data, various internal estimates and a variety of external sources, and are developed as part of our regular long-range planning process. The control

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

premium used in market or combined approaches is determined by considering control premiums offered as part of the acquisitions that have occurred in the reporting units’ comparable market segments. Based on goodwill impairment analysis results, the Company determined that no impairment needed to be recorded.

In the first quarter of 2010, the Company adopted new standards for defensive intangible assets, which are acquired intangible assets that the acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. As these assets are separately identifiable, these new standards require an acquiring entity to account for defensive intangible assets as a separate unit of accounting. Defensive intangible assets must be recognized at fair value. These new standards are applicable to intangible assets purchased by the Company beginning in the first quarter of 2010.

Intangible assets other than goodwill are amortized over the following estimated remaining useful lives, unless the Company has determined these lives to be indefinite. The following tables present details of the Company’s intangible assets (in thousands, except for useful life):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Remaining Useful Life (in years)
May 1, 2010
Tradename	$13,941	$10,996	$2,945	9.73
Core/developed technology	338,158	161,435	176,723	3.21
Customer relationships	364,981	139,336	225,645	3.67

Total intangible assets	$717,080	$311,767	$405,313	3.51

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Remaining Useful Life (in years)
October 31, 2009
Tradename	$13,941	$9,980	$3,961	8.05
Core/developed technology	338,158	129,843	208,315	3.63
Customer relationships	364,981	106,385	258,596	4.13

Total intangible assets	$717,080	$246,208	$470,872	3.94

The following table presents the amortization of intangible assets included on the Condensed Consolidated Statements of Operations (in thousands):

	Three Months Ended		Six Months Ended
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Cost of revenues	$14,467	$17,987	$32,317	$29,955
Operating expenses	16,190	21,385	33,242	34,614

Total	$30,657	$39,372	$65,559	$64,569

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The following table presents the estimated future amortization of intangible assets as of May 1, 2010 (in thousands):

Estimated Future Amortization
Fiscal Year
2010 (remaining six months)	$61,313
2011	119,770
2012	107,062
2013	94,057
2014	16,816
Thereafter	6,295

Total	$405,313

5. Balance Sheet Details

The following table provides details of selected balance sheet items (in thousands):

	May 1, 2010	October 31, 2009
Accounts Receivable:
Accounts receivable	$310,227	$310,392
Allowance for doubtful accounts	(3,803)	(3,954)
Sales allowances	(8,885)	(8,619)

Total	$297,539	$297,819

Inventories:
Raw materials	$19,753	$4,605
Finished goods	57,066	67,547

Total	$76,819	$72,152

Property and equipment, net: (1)
Computer equipment and software	$124,335	$122,219
Engineering and other equipment	286,170	258,116
Furniture and fixtures (2)	19,990	14,691
Leasehold improvements	36,937	64,186
Land and building	57,878	81,298
Company campus (3)	293,233	218,797

Subtotal	818,543	759,307
Less: Accumulated depreciation and amortization	(329,844)	(316,899)

Total	$488,699	$442,408

Other accrued liabilities:
Income taxes payable	$1,391	$3,702
Accrued warranty	5,236	5,808
Inventory purchase commitments	12,190	17,011
Accrued sales programs	22,734	13,377
Accrued liabilities	56,228	53,878
Other	8,681	11,487

Total	$106,460	$105,263

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

(1)	The following table presents the depreciation of property and equipment included on the Condensed Consolidated Statements of Operations (in thousands):

	Three Months Ended		Six Months Ended
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Depreciation expense	$15,943	$14,473	$32,054	$28,454

(2)	Effective May 1, 2010, the Company prospectively changed the estimated useful life of its furniture from 4 years to 7 years for furniture placed in service on or after that date. The Company will continue to use the straight-line method to depreciate furniture. The change in useful life was adopted because the life of the new furniture purchased for the Company campus is estimated to be longer than previously purchased furniture. There is no impact to the Company’s results of operations during the three and six months ended May 1, 2010 as certain furniture was placed in service as of the end of the second fiscal quarter. Furniture placed in service prior to May 1, 2010 and non-Company campus furniture will continue to be depreciated over 4 years using the straight-line method. In addition, furniture and fixtures include the following amounts under leases as of May 1, 2010 and October 31, 2009:

	May 1, 2010	October 31, 2009
Cost	$4,223	$—
Accumulated depreciation	—	—

Total	$4,223	$—

(3)	In connection with the purchase of the property located in San Jose, California, the Company engaged a third party as development manager to manage the development and construction of improvements on the property, which are still in progress. Included in the Company campus assets as of May 1, 2010 and October 31, 2009 is $8.0 million that the Company has agreed to pay the developer on May 22, 2011 or earlier if Brocade decides to sell any part of the Company campus project before such date.

6. Investments

The following table summarizes the Company’s investments (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
May 1, 2010
Corporate bonds	$3,131	$—	$—	$3,131

Total	$3,131	$—	$—	$3,131

Reported as:
Short-term investments				$3,131
October 31, 2009
Corporate bonds	$4,678	$—	$—	$4,678

Total	$4,678	$—	$—	$4,678

Reported as:
Short-term investments				$4,678

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

As of May 1, 2010 and October 31, 2009, the Company had no unrealized holding gains/losses on investments. Net unrealized holding losses or gains on investments, if any, are included in accumulated other comprehensive income (loss) in the accompanying Condensed Consolidated Balance Sheets.

7. Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability. The Company applies fair value measurements for both financial and nonfinancial assets and liabilities. The Company has no nonfinancial assets and liabilities that are required to be measured at fair value on a recurring basis as of May 1, 2010.

In the first fiscal quarter of 2010, the Company adopted provisions of ASC 820 for the Company’s nonfinancial assets and nonfinancial liabilities that are measured at fair value on a nonrecurring basis in periods subsequent to initial recognition. ASC 820 specifies, on a prospective basis, the way in which fair value measurements should be made for these assets and liabilities and additional disclosures related to the measurements. There were no fair value measurements recorded for such assets and liabilities during fiscal year 2010 since adoption.

The fair value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, restricted cash, accounts payable and accrued liabilities, approximate cost because of their short maturities.

In the second quarter of 2010, the Company adopted the update to ASC 820-10, which requires disclosure of significant transfers in and out of Level 1 and Level 2 measurements and the reasons for the transfers. There were no transfers of this nature during the six months ended May 1, 2010.

The Company did not elect to measure any eligible financial instruments at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.

The Company utilizes a fair value hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. There are three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs that reflect quoted prices in active markets for identical assets or liabilities. Brocade’s assets utilizing Level 1 inputs include money market funds.

Level 2: Inputs that reflect quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in less active markets, or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. Brocade’s assets and liabilities utilizing Level 2 inputs include corporate bonds and derivative instruments, respectively.

Level 3: Unobservable inputs that reflect the Company’s own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available. Brocade has no assets or liabilities utilizing Level 3 inputs.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Assets and liabilities measured at fair value on a recurring basis as of May 1, 2010 were as follows (in thousands):

	Balance as of May 1, 2010	Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Money market funds (1)	$117,032	$117,032	$—	$—
Corporate bonds	3,131	—	3,131	—

Total assets measured at fair value	$120,163	$117,032	$3,131	$—

Liabilities:
Derivative liabilities, net	$4,758	$—	$4,758	$—

Total liabilities measured at fair value	$4,758	$—	$4,758	$—

(1)	Money market funds are reported within “Cash and cash equivalents” on the Condensed Consolidated Balance Sheets.

The Company uses a midpoint of the highest bid and lowest offering obtained from market makers to value its corporate bonds. The Company uses observable market prices for comparable instruments to value its derivative instruments.

8. Liabilities Associated with Facilities Lease Losses

The Company reevaluates its estimates and assumptions on a quarterly basis and makes adjustments to the reserve balance if necessary. The following table summarizes the activity related to the facilities lease loss reserve, net of expected sublease income (in thousands):

Lease Loss Reserve
Reserve balance at October 31, 2009	$20,919
Cash payments on facilities leases	(5,576)
Non-cash charges and other adjustments, net	(124)

Reserve balance at May 1, 2010	$15,219

Cash payments for facilities leases related to the above noted facilities lease losses will be paid over the respective lease terms through fiscal year 2017.

9. Borrowings

Senior Secured Notes

On January 20, 2010, the Company issued $300.0 million aggregate principal amount of its 6.625% Senior Secured Notes due 2018 at an issue price of 99.239% of the principal amount of the notes (the “2018 Notes”) and $300.0 million aggregate principal amount of its 6.875% Senior Secured Notes due 2020 at an issue price of

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

99.114% of the principal amount of the notes (the “2020 Notes” and, together with the 2018 Notes, the “Senior Secured Notes”), in a private placement to “qualified institutional buyers” in the United States defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The 2018 Notes mature on January 15, 2018 and bear interest at a rate of 6.625% per annum, payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2010. The 2020 Notes mature on January 15, 2020 and bear interest at a rate of 6.875% per annum, payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2010. The Company’s obligations under the Senior Secured Notes are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”). The obligations of the Company and the Subsidiary Guarantors under the Senior Secured Notes and the related guarantees are secured by liens, subject to certain exceptions and permitted liens and subject to the terms of an intercreditor agreement, on all assets of the Company and the Subsidiary Guarantors that secure any obligations under the Senior Secured Credit Facility, as described below.

The Company used approximately $435.0 million of the net proceeds of the Notes Offering to prepay a portion of the outstanding term loan under the Senior Secured Credit Facility on January 20, 2010, and used the remaining net proceeds, together with cash on hand, to retire the 2.25% subordinated convertible notes (“2.25% Notes”) originally issued by McDATA Corporation (“McDATA”), a wholly owned subsidiary of Brocade, on February 16, 2010.

As of May 1, 2010, the liability associated with the 2018 Notes of $297.8 million, net of the debt discount of $2.2 million, and the liability associated with the 2020 Notes of $297.4 million, net of the debt discount of $2.6 million, are together reported as “Senior Secured Notes,” on the Condensed Consolidated Balance Sheets.

Debt issuance costs totaling $11.0 million associated with the Senior Secured Notes are classified entirely as long-term and have been capitalized as deferred financing costs, with $0.2 million amortized as of May 1, 2010. As of May 1, 2010, deferred financing costs were $10.8 million and are reported within “Other assets” on the Condensed Consolidated Balance Sheets. The deferred financing costs of the 2018 Notes and the 2020 Notes are being amortized using the effective interest method over the eight-year and ten-year term of the debt, respectively. No payments were made towards the principal of the Senior Secured Notes during the six months ended May 1, 2010.

The 2018 Notes were issued pursuant to an indenture, dated as of January 20, 2010 (the “2018 Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee. The 2020 Notes were issued pursuant to an indenture, dated as of January 20, 2010 (the “2020 Indenture” and, together with the 2018 Indenture, the “Indentures”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee.

On or after January 15, 2013, the Company may redeem all or a part of the 2018 Notes at the redemption prices set forth in the 2018 Indenture, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. In addition, at any time prior to January 15, 2013, the Company may, on one or more than one occasion, redeem some or all of the 2018 Notes at any time at a redemption price equal to 100% of the principal amount of the 2018 Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest and special interest, if any, to the applicable redemption date. On or after January 15, 2015, the Company may redeem all or a part of the 2020 Notes at the redemption prices set forth in the 2020 Indenture, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. In addition, at any time prior to January 15, 2015, the Company may, on one or more than one occasion, redeem some or all of the 2020 Notes at

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

any time at a redemption price equal to 100% of the principal amount of the 2020 Notes redeemed, plus a “make- whole” premium as of, and accrued and unpaid interest and special interest, if any, to the applicable redemption date. At any time prior to January 15, 2013, the Company may also redeem up to 35% of the aggregate principal amount of the 2018 Notes and 2020 Notes, using the proceeds of certain qualified equity offerings, at the redemption prices set forth in the 2018 Indenture and the 2020 Indenture, respectively.

If the Company experiences specified change of control triggering events, it must offer to repurchase the Senior Secured Notes at a repurchase price equal to 101% of the principal amount of the Senior Secured Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. If the Company or its subsidiaries sell assets under certain specified circumstances, the Company must offer to repurchase the Senior Secured Notes at a repurchase price equal to 100% of the principal amount of the Senior Secured Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

Each of the Indentures contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	pay dividends, make investments or make other restricted payments;

•	incur additional indebtedness;

•	sell assets;

•	enter into transactions with affiliates;

•	incur liens;

•	permit consensual encumbrances or restrictions on the Company’s restricted subsidiaries’ ability to pay dividends or make certain other payments to the Company;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or its restricted subsidiaries’ assets; and

•	designate subsidiaries as unrestricted.

These covenants are subject to a number of other limitations and exceptions set forth in the Indentures. The Company was in compliance with all applicable covenants as of May 1, 2010.

Each of the Indentures provides for customary events of default, including, but not limited to, cross defaults to specified other debt of the Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Senior Secured Notes will become due and payable immediately without further action or notice. If any other event of default under either indenture occurs or is continuing, the applicable trustee or holders of at least 25% in aggregate principal amount of the then outstanding 2018 Notes or 2020 Notes, as applicable, may declare all of the 2018 Notes or 2020 Notes, respectively, to be due and payable immediately.

In connection with the issuance of the Senior Secured Notes, the Company and the Subsidiary Guarantors also entered into registration rights agreements with the initial purchasers relating to each series of the Senior Secured Notes. Under the terms of these registration rights agreements, with respect to each series of the Senior Secured Notes, the Company and the Subsidiary Guarantors are required to use commercially reasonable efforts to file with the SEC a registration statement relating to an offer to exchange the applicable series of notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the applicable series of the Senior

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Secured Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate) and maintain the effectiveness of such registration statement until 180 days after the closing of the applicable exchange offer. Upon the effectiveness of the registration statement for a series of the Senior Secured Notes, the Company and the Subsidiary Guarantors have agreed to offer Exchange Notes in return for the applicable series of the Senior Secured Notes and to hold the exchange offer open for at least 20 business days after the date the Company mails notice of the exchange offer to the applicable series of noteholders. Under specified circumstances, including if the exchange offer may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, or if the exchange offer is not for any other reason completed within 365 days after the closing date, or any initial purchaser so requests in connection with any offer or sale of notes, the registration rights agreements provide that the Company and the Subsidiary Guarantors shall file a shelf registration statement for the resale of the applicable series of the Senior Secured Notes. If the Company and the Subsidiary Guarantors default on their registration obligations under a registration rights agreement, additional interest, up to a maximum amount of 1.0% per annum, will be payable on the applicable series of the Senior Secured Notes until all such registration defaults are cured. The Company expects to file the registration statement in accordance with the above.

Senior Secured Credit Facility

On October 7, 2008, the Company entered into a credit agreement with the following lenders, Bank of America, N.A., Morgan Stanley Senior Funding, Inc., Banc of America Securities LLC, HSBC Bank USA National Association and Keybank National Association. The credit agreement provides for (i) a five-year $1,100.0 million term loan facility and (ii) a five-year $125.0 million revolving credit facility, which includes a $25.0 million swing line loan subfacility and a $25.0 million letter of credit subfacility. On January 8, 2010, the Company entered into an amendment and waiver to the credit agreement, among other things, (i) to increase flexibility under certain financial and other covenants, (ii) to permit the Company to issue additional senior indebtedness in aggregate principal amount outstanding at any time of up to $600.0 million, (iii) to permit the Company to issue additional subordinated indebtedness in aggregate principal amount outstanding at any time of up to $600.0 million, and (iv) to permit the Company to sell its accounts receivable and lease receivables for fair market value with the aggregate amount paid for such receivables, net of collections, not at any time exceeding $125.0 million. On January 20, 2010, the Company closed its offering of its 2018 Notes and its 2020 Notes as described above. The Company applied approximately $435.0 million of the proceeds of this offering to prepay the term loan, whereupon the amendment and waiver to credit agreement became effective.

The net proceeds of the term loan facility were used to finance a portion of the Company’s acquisition of Foundry. In addition to the term loan facility, during the year ended October 31, 2009, the Company drew $14.1 million from the $125.0 million revolving credit facility to finance a small portion of the merger. The Company may draw additional proceeds from the revolving credit facility in the future for ongoing working capital and other general corporate purposes. The term loan facility and revolving credit facility are referred to together as the “Senior Secured Credit Facility.” On April 30, 2010, the Company fully paid off the principal of the revolving credit facility for an approximate total amount of $14.1 million.

Loans under the Senior Secured Credit Facility bear interest, at the Company’s option, at a rate equal to either the London Interbank Offered Rate (“LIBOR”) rate, plus an applicable margin equal to 4.0% per annum or the prime lending rate, plus an applicable margin equal to 3.0% per annum. The applicable margin with respect to revolving loans is subject to adjustment based on the Company’s consolidated senior secured leverage ratio, as defined in the credit agreement. The LIBOR rate floor is 3.0% per annum and the prime lending rate floor is 4.0% per annum, in each case, for the life of the Senior Secured Credit Facility. For the six months ended May 1, 2010, the weighted-average interest rate on the term loan was 7.0%.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The Company is permitted to make voluntary prepayments at any time (without payment of a premium, other than in the case of a repricing transaction in respect of the term loan facility), and is required to make mandatory prepayments on the term loan (without payment of a premium) with (i) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (ii) net cash proceeds from issuances of debt (other than certain permitted debt), and (iii) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions). The Company is required to pay quarterly installments on the term loan equal to an aggregate annual amount of 5% of the original principal amount thereof in the first and second year, 10% in the third year, 20% in the fourth year and 60% in the fifth year, with any remaining balance payable on the final maturity date of the term loan. Upon a repricing of the term loan (including through a refinancing) that results in the weighted-average yield or applicable rate of such term loan immediately after such repricing to be lower than such yield or rate immediately prior to such repricing, a 2.0% premium is payable during the first year following the closing and a 1.0% premium is payable during the second year following the closing.

Debt issuance costs totaling $31.6 million associated with financing the acquisition have been capitalized as deferred financing costs, with $10.7 million amortized as of May 1, 2010. As of May 1, 2010 and October 31, 2009, deferred financing costs were $20.8 million and $21.4 million, respectively, and are reported within “Other assets” on the Condensed Consolidated Balance Sheets. The deferred financing costs are being amortized using the effective interest method over the five-year term of the debt. During the six months ended May 1, 2010, the Company paid $522.2 million towards the principal of the term loan, $510.0 million of which were voluntary prepayments.

The obligations of the Company and its subsidiary guarantors under the Senior Secured Credit Facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of each of the Company’s direct and indirect subsidiaries and (ii) a perfected first priority interest in and mortgages on all tangible and intangible assets of the Company and each subsidiary guarantor, except, in the case of a foreign subsidiary, to the extent such pledge would be prohibited by applicable law or would result in materially adverse tax consequences (limited, in the case of a first-tier foreign subsidiary, to 65% of the voting stock and 100% of the non-voting stock of such first-tier foreign subsidiary). In addition, the term loan has not been registered with the SEC as of May 1, 2010.

The credit agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, capital expenditures, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions. The credit agreement contains financial covenants that require the Company to maintain a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a maximum consolidated senior secured leverage ratio, each as defined in the credit agreement and described further below. The credit agreement also includes customary events of default, including cross-defaults on the Company’s material indebtedness and change of control. The Company was in compliance with all applicable covenants as of May 1, 2010 and October 31, 2009.

Covenant Compliance

Under the Senior Secured Credit Facility and the associated indentures, certain limitations, restrictions and defaults could occur if the Company is not able to satisfy and remain in compliance with specified financial ratios.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), as defined in the credit agreement, is used to determine the Company’s compliance with certain covenants in the Senior Secured Credit Facility. Consolidated EBITDA is defined as:

•	Consolidated net income

Plus:

•	Consolidated interest charges;

•	Provision for federal, state, local and foreign income taxes;

•	Depreciation and amortization expense;

•	Fees, costs and expenses incurred on or prior to the closing date in connection with the acquisition and the financing thereof;

•	Any cash restructuring charges and integration costs in connection with the merger, in an aggregate amount not to exceed $75.0 million;

•	Non-cash restructuring charges incurred in connection with the acquisition, all as approved by Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc.;

•	Other non-recurring expenses reducing consolidated net income which do not represent a cash item in such period or future periods;

•	Any non-cash stock-based compensation expense; and

•	Legal fees associated with the indemnification obligations for the benefit of former officers and directors in connection with Brocade’s historical stock option litigation;

Minus:

•	Federal, state, local and foreign income tax credits; and

•	All non-cash items increasing consolidated net income.

In addition, the Company must comply with the following financial covenants as noted below:

Consolidated Fixed Charge Coverage Ratio

Consolidated fixed charge coverage ratio means, at any date of determination, the ratio of (a) (i) consolidated EBITDA (excluding interest expense attributable to the campus sale-leaseback), plus (ii) rentals payable under leases of real property, less (iii) the aggregate amount of all capital expenditures to (b) consolidated fixed charges; provided that, for purposes of calculating the consolidated fixed charge coverage ratio for any period ending prior to the first anniversary of the closing date, consolidated interest charges shall be an amount equal to actual consolidated interest charges from the closing date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the closing date through the date of determination.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

In accordance with the amendment and waiver to the credit agreement, the Company has agreed that it will not permit the consolidated fixed charge coverage ratio as of the end of any fiscal quarter during any period set forth below to be less than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending During Period:	Minimum Consolidated Fixed Charge Coverage Ratio
Closing date through October 31, 2009	1.25:1.00
November 1, 2009 through October 30, 2010	1.25:1.00
October 31, 2010 through October 29, 2011	1.50:1.00
October 30, 2011 through October 27, 2012	1.75:1.00
October 28, 2012 and thereafter	1.75:1.00

Consolidated Leverage Ratio

Consolidated leverage ratio means, as of any date of determination, the ratio of (a) consolidated funded indebtedness as of such date to (b) consolidated EBITDA for the measurement period ending on such date.

In accordance with the amendment and waiver to the credit agreement, the Company has agreed that it will not permit the consolidated leverage ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending During Period:	Maximum Consolidated Leverage Ratio
Closing date through October 31, 2009	4.25:1.00
November 1, 2009 through October 30, 2010	3.75:1.00
October 31, 2010 through October 29, 2011	3.00:1.00
October 30, 2011 through October 27, 2012	2.75:1.00
October 28, 2012 and thereafter	2.75:1.00

Consolidated Senior Secured Leverage Ratio

Consolidated senior secured leverage ratio means, as of any date of determination, the ratio of (a) consolidated funded indebtedness as of such date, minus, without duplication, all unsecured senior subordinated or subordinated indebtedness of Brocade or its subsidiaries on a consolidated basis as of such date (including the McDATA convertible subordinated debt prior to being retired on February 16, 2010), to (b) consolidated EBITDA for the measurement period ending on such date.

In accordance with the amendment and waiver to the credit agreement, the Company has agreed that it will not permit the consolidated senior secured leverage ratio at any time during any period set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending During Period:	Maximum Consolidated Senior Secured Leverage Ratio
Closing date through October 31, 2009	2.30:1.00
November 1, 2009 through October 30, 2010	2.50:1.00
October 31, 2010 through October 29, 2011	2.50:1.00
October 30, 2011 through October 27, 2012	2.25:1.00
October 28, 2012 and thereafter	2.00:1.00

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Convertible Subordinated Debt

On January 29, 2007, effective upon the consummation of the merger with McDATA, the Company fully and unconditionally guaranteed and became a co-obligor on the 2.25% Notes of McDATA. The 2.25% Notes were convertible into McDATA’s Class A common stock at a conversion rate of 93.3986 shares per $1,000 principal amount of notes (aggregate of approximately 16.1 million shares) at any time prior to February 15, 2010, subject to adjustments. Pursuant to Brocade’s merger agreement with McDATA, at the effective time of the merger, each outstanding share of McDATA’s Class A common stock, $0.01 par value per share, was converted into the right to receive 0.75 of a share of Brocade’s common stock, $0.001 par value per share, together with cash in lieu of fractional shares. On February 16, 2010, the Company fully paid off the principal of the 2.25% Notes for a total amount of $172.5 million.

In thousands	As of May 1, 2010	As of October 31, 2009
Outstanding gross principal	$—	$172,500
Net carrying amount	$—	$169,332
Unamortized discount	$—	$3,168
Equity component carrying amount	$—	$29,188

The 2.25% Notes paid a fixed rate of interest semiannually. The Company capitalized a portion of the interest associated with this debt during the periods presented. In addition, the effective interest rate for the 2.25% Notes is 8.63% for both the three and six months ended May 1, 2010 and May 2, 2009. The amount of interest cost recognized relating to both the contractual interest coupon and amortization of the discount on the liability component of the 2.25% Notes was as follows:

	Three Months Ended		Six Months Ended
In thousands	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Interest expense	$652	$3,486	$4,305	$6,920

10. Commitments and Contingencies

Company Campus Contractual Obligations. On May 23, 2008, Brocade purchased property located in San Jose, California, which consists of three unimproved building parcels that are entitled for approximately 562,000 square feet of space in three buildings. The total purchase price for the property was $50.9 million. In connection with the purchase, Brocade also engaged a third party as development manager to manage the development and construction of improvements on the property. Brocade’s obligation for development and construction of three buildings and a parking garage on the purchased property is approximately $174.8 million (in addition to the purchase price for the property), payable in various installments through approximately August 2010. Brocade’s obligation for tenant improvements for the campus is approximately $80.3 million, in addition to the $8.0 million that the Company has agreed to pay the developer on May 22, 2011 or earlier if Brocade decides to sell any part of the Company campus project before such date. Brocade plans to develop the land through June 2010 and finance the purchase and the development through operating cash flows. In connection with the purchase, Brocade also obtained a four-year option, exercisable at its sole discretion through May 22, 2012, to purchase a fourth unimproved approximate four acre parcel for a fixed price of approximately $26.0 million. The costs incurred to date in connection with the Company campus are approximately $256.0 million as of May 1, 2010.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Product Warranties

The Company’s accrued liability for estimated future warranty costs is included in “Other accrued liabilities” in the accompanying Condensed Consolidated Balance Sheets. The following table summarizes the activity related to the Company’s accrued liability for estimated future warranty costs during the six months ended May 1, 2010 and May 2, 2009 (in thousands):

	Accrued Warranty
	Six Months Ended
	May 1, 2010	May 2, 2009
Beginning balance	$5,808	$5,051
Liabilities accrued for warranties issued during the period (1)	1,425	3,261
Warranty claims paid and uses during the period	(821)	(825)
Changes in liability for pre-existing warranties during the period	(1,176)	(738)

Ending balance	$5,236	$6,749

(1)	Included in the $3.3 million in liabilities accrued for warranties issued during the six months ended May 2, 2009 is $1.9 million in warranty liabilities assumed as part of the Foundry acquisition.

In addition, the Company has standard indemnification clauses contained within its various customer contracts. As such, the Company indemnifies the parties to whom it sells its products with respect to the Company’s product infringing upon any patents, trademarks, copyrights, or trade secrets, as well as against bodily injury or damage to real or tangible personal property caused by a defective Company product. As of May 1, 2010, there have been no known material events or circumstances that have resulted in a customer contract-related indemnification liability to the Company.

Manufacturing and Purchase Commitments

Brocade has manufacturing arrangements with contract manufacturers (“CMs”) under which Brocade provides twelve-month product forecasts and places purchase orders in advance of the scheduled delivery of products to Brocade’s customers. The required lead time for placing orders with the CMs depends on the specific product. The CMs invoice Brocade based on prices and payment terms mutually agreed upon and set forth in purchase orders it issues to them. Although the purchase orders Brocade places with its CMs are cancelable, the terms of the agreements require Brocade to purchase all inventory components not returnable, usable by, or sold to other customers of the CMs.

As of May 1, 2010, the Company’s aggregate commitment to the CMs for inventory components used in the manufacture of Brocade products was $226.1 million, which the Company expects to utilize during future normal ongoing operations, net of a purchase commitments reserve of $12.2 million. The Company’s purchase commitments reserve reflects the Company’s estimate of purchase commitments it does not expect to consume in normal ongoing operations within the next twelve months.

Income Taxes

The Company is subject to several ongoing audits. For additional discussion, see Note 14, “Income Taxes,” of the Notes to Condensed Consolidated Financial Statements. The Company believes it has adequate reserves for all open tax years.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

Legal Proceedings

Initial Public Offering Litigation

On July 20, 2001, the first of a number of putative class actions for violations of the federal securities laws was filed in the United States District Court for the Southern District of New York against Brocade, certain of its officers and directors, and certain of the underwriters for Brocade’s initial public offering (“IPO”) of securities. A consolidated amended class action captioned, In re Brocade Communications Systems, Inc. Initial Public Offering Securities Litigation, No. 01 Civ. 6613, was filed on April 19, 2002. The complaint generally alleges that various underwriters engaged in improper and undisclosed activities related to the allocation of shares in Brocade’s initial public offering and seeks unspecified damages for claims under the Exchange Act on behalf of a purported class of purchasers of common stock from May 24, 1999 to December 6, 2000. The lawsuit against Brocade was coordinated for pretrial proceedings with a number of other pending litigations challenging underwriter practices in over 300 cases as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS), including actions against McDATA Corporation, Inrange Technologies Corporation (“Inrange”) (which was first acquired by Computer Network Technology Corporation (“CNT”) and subsequently acquired by McDATA as part of the CNT acquisition), and Foundry (collectively, the “Brocade Entities”), and certain of each entity’s respective officers and directors, and initial public offering underwriters.

The parties have reached a global settlement of the coordinated litigation, under which the insurers will pay the full amount of settlement share allocated to the Brocade Entities, and the Brocade Entities will bear no financial liability. On October 5, 2009, the Court granted final approval of the settlement. Certain objectors have appealed the Court’s final order.

Securities Litigation

Beginning on or about May 24, 2005, several derivative actions were filed against certain of Brocade’s current and former officers and directors relating to Brocade’s historical stock option practices. These actions were filed in the United States District Court for the Northern District of California (“Federal Court”) and in the California Superior Court in Santa Clara County (“State Court”). The derivative actions pending in Federal Court were consolidated under the caption In re Brocade Communications Systems, Inc. Derivative Litigation, Case No. C 05-02233 CRB (the “Federal Action”), and the derivative actions pending in State Court were also consolidated under the caption In re Brocade Communications Systems, Inc. Derivative Litigation, Case No. 1:05cv041683 (the “State Action”). An additional, unconsolidated derivative action also was filed in the Federal Court in April 2008.

On February 22, 2008, Brocade’s Board of Directors appointed a Special Litigation Committee of the Board (“SLC”) with plenary authority to, among other things, evaluate and resolve the claims asserted in the federal and state derivative actions. On August 1, 2008, Brocade, acting through the SLC, filed a Second Amended Complaint in the Federal Action against ten former officers, directors, or employees of Brocade, asserting claims for breach of fiduciary duty and violations of federal and state laws in connection with Brocade’s historical stock option practices. In August 2008, the State Court and Federal Court realigned Brocade as the plaintiff and dismissed the shareholder plaintiffs in the State Action, Federal Action and the unconsolidated federal derivative action, respectively.

On December 12, 2008, the Federal Court dismissed all claims against five of the Federal Action defendants (who were also defendants in the State Action) and some, but not all, of the claims against the remaining five Federal Action defendants. In April 2009, the unconsolidated federal derivative action was dismissed without prejudice, and the claims asserted in the State Action against the defendants who had not also been named in the Federal Action were also dismissed without prejudice.

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By January 30, 2010, the SLC had reached settlement agreements with all of the other defendants in the Federal and State Actions. The terms of the settlements differ in each case. Terms contained in some, but not all, of the agreements include the payment of money to Brocade, the surrender of certain shares of Brocade stock to Brocade, the contribution of specified amounts to reduce the legal fees and expenses that Brocade otherwise might have been obligated to pay, and releases. The agreements with all of the five Federal Action defendants and with all of the five State Action defendants have been approved by the Federal and State Courts, as applicable, and all claims against those defendants have been dismissed without prejudice. Effective May 31, 2010, Brocade’s Board of Directors dissolved the SLC.

Intellectual Property Litigation

On June 21, 2005, Enterasys Networks, Inc. (“Enterasys”) filed a lawsuit against Foundry (and Extreme Networks, Inc.) in the United States District Court for the District of Massachusetts alleging that certain of Foundry’s products infringe six of Enterasys’ patents and seeking injunctive relief, as well as unspecified damages. On August 28, 2007, the Court granted Foundry’s motion to stay the case based on petitions that Foundry filed with the USPTO for reexamination of five of the six Enterasys patents. On July 14, 2009, the United States Patent and Trademark Office (“USPTO”) issued reexamination certificates for two of the patents undergoing reexamination indicating that the patents were valid over the references that Foundry had submitted. On August 7, 2009, Brocade filed a new petition for reexamination of one of the patents that received a reexamination certificate. On October 16, 2009, the USPTO granted the new petition for reexamination. On January 5, 2010, the USPTO issued a reexamination certificate for a third patent, confirming all original claims and new claims added during reexamination. To date, the USPTO has issued final Office Actions (which are published on the USPTO Web site) rejecting all asserted claims of the two remaining Enterasys patents that were submitted for reexamination. Enterasys has appealed both of those rejections to the Board of Patent Appeals and Interferences. The USPTO is currently in the process of reexamining one of the patents as noted above. On May 21, 2010, the Court lifted the stay. No trial date has been set.

On September 6, 2006, Chrimar Systems, Inc. (“Chrimar”) filed a lawsuit against Foundry (and D-Link Corporation and PowerDsine, Ltd.) in the United States District Court for the Eastern District of Michigan alleging that certain of Foundry’s products infringe Chrimar’s U.S. Patent 5,406,260 and seeking injunctive relief, as well as unspecified damages. Discovery has been completed and summary judgment motions are ongoing. No trial date has been set.

On February 7, 2008, Network-1 Security Solutions, Inc. (“Network-1”) filed a lawsuit against Foundry and other networking companies, namely, Cisco Systems, Inc. (“Cisco”), Cisco-Linksys, LLC, Adtran, Inc., Enterasys, Extreme Networks, Inc., NetGear, Inc., and 3Com Corporation (“3Com”) in the United States District Court for the Eastern District of Texas, Tyler Division, alleging that certain of Foundry’s products infringe Network-1’s U.S. Patent No 6,218,930 and seeking injunctive relief, as well as unspecified damages. The parties have completed discovery. Trial is set for July 12, 2010.

On April 23, 2010, Brocade filed a lawsuit against A10 Networks, Inc. (“A10”) in the United States District Court for the District of Delaware. In Brocade’s amended complaint, Brocade alleged that certain of A10’s products infringe eight of Brocade’s patents. Brocade is seeking injunctive relief, as well as monetary damages. No trial date has been set.

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General

From time to time, the Company is subject to other legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights, patents and/or other intellectual property rights, and commercial contract disputes. Third parties assert patent infringement claims against the Company from time to time in the form of letters, lawsuits and other forms of communication. In addition, from time to time, the Company receives notification from customers claiming that they are entitled to indemnification or other obligations from the Company related to infringement claims made against them by third parties. Litigation, even if the Company is ultimately successful, can be costly and divert management’s attention away from the day-to-day operations of the Company.

The Company records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews the need for any such liability on a quarterly basis. As of May 1, 2010, the Company has not recorded any such material liabilities other than with respect to one litigation matter relating to a commercial contract dispute.

11. Derivative Instruments and Hedging Activities

In the normal course of business, the Company is exposed to fluctuations in interest rates and the exchange rates associated with foreign currencies. The Company’s primary objective for holding derivative financial instruments is to manage foreign currency exchange rate risk. The Company currently does not enter into derivative instruments to manage credit risk. However, the Company manages its exposure to credit risk through its investment policies. The Company generally enters into derivative transactions with high-credit quality counterparties and, by policy, limits the amount of credit exposure to any one counterparty based on its analysis of that counterparty’s relative credit standing. The amounts subject to credit risk related to derivative instruments are generally limited to the amounts, if any, by which a counterparty’s obligations exceed the Company’s obligations with that counterparty.

Foreign Currency Exchange Rate Risk

A majority of the Company’s revenue, expense and capital purchasing activities is transacted in U.S. dollars. However, the Company is exposed to foreign currency exchange rate risk inherent in conducting business globally in numerous currencies, of which the most significant to its operations for the six months ended May 1, 2010 were the Chinese yuan, the euro, the Japanese yen, the British pound, the Singapore dollar and the Swiss franc. The Company is primarily exposed to foreign currency fluctuations related to operating expenses denominated in currencies other than the U.S. dollar. The Company has established a foreign currency risk management program to protect against fluctuations in the volatility of future cash flows caused by changes in foreign currency exchange rates. This program reduces, but does not always entirely eliminate, the impact of foreign currency exchange rate movements. The Company’s foreign currency risk management program includes foreign currency derivatives with cash flow hedge accounting designation that utilizes foreign currency forward contracts to hedge exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. These instruments generally have a maturity of less than one year. For these derivatives, the Company reports the after-tax gain or loss from the effective portion of the hedge as a component of accumulated other comprehensive loss in stockholders’ equity and reclassifies it into earnings in the same period in which the hedged transaction affects earnings as part of “Interest income and other loss, net” on the condensed consolidated statements of operations.

The Company also may enter into other non-designated derivatives that consist primarily of forward contracts to minimize the risk associated with the foreign exchange effects of revaluing monetary assets and

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liabilities. Monetary assets and liabilities denominated in foreign currencies and any associated outstanding forward contracts are marked-to-market with realized and unrealized gains and losses included in “Interest income and other loss, net.” The fair value of forward contracts of this nature outstanding was immaterial as of May 1, 2010.

For amounts not associated with foreign currency forward contracts, gains and losses from transactions denominated in foreign currencies are included in the Company’s net income (loss) as part of “Interest income and other loss, net,” in the accompanying Condensed Consolidated Statements of Operations. Foreign currency transaction gains recognized by the Company were immaterial for the three and six months ended May 1, 2010. The Company recognized foreign currency transaction gains of $1.9 million and $4.6 million for the three and six months ended May 2, 2009, respectively.

Volume of Derivative Activity

Total gross notional amounts, presented by currency, are as follows (in thousands):

In United States Dollars	May 1, 2010	October 31, 2009
Euro	$36,236	$61,790
Japanese yen	7,595	11,523
British pound	14,084	23,991
Singapore dollar	9,996	15,319
Swiss franc	21,074	7,385

Total	$88,985	$120,008

The Company utilizes a rolling hedge strategy for the majority of its foreign currency forward contracts with cash flow hedge accounting designation that hedges exposures to the variability in the U.S. dollar equivalent of anticipated non-U.S. dollar-denominated cash flows. All of the Company’s foreign currency forward contracts are single delivery, which are settled at maturity involving one cash payment exchange.

Net unrealized gain and loss positions are recorded within “Other accrued liabilities.” As of May 1, 2010, the Company had a gross unrealized loss of $4.9 million, offset by a gross unrealized gain of $0.3 million, both of which are included in “Other accrued liabilities.” The net amount of $4.6 million represents effective hedges and is reported as a component of accumulated other comprehensive loss. Hedge ineffectiveness, which is reported in the Condensed Consolidated Statements of Operations, was not significant.

12. Sale-Leaseback Transactions

During the six months ended May 1, 2010, the Company sold an owned property to an unrelated third party. Net proceeds from this sale were $30.2 million. Concurrent with this sale, the Company entered into an agreement to lease the property back from the purchaser over a minimum lease term of two years. The Company classified this lease as an operating lease. The Company actively uses this property and considers the lease as a normal leaseback. An $8.7 million loss on the sale of the property was recognized immediately upon execution of the sale and is recorded within “Gain (loss) on sale of investments and property, net” on the Condensed Consolidated Statements of Operations.

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13. Stock-Based Compensation

Stock-based compensation expense, net of estimated forfeitures, was included in the following line items on the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended		Six Months Ended
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Cost of revenues	$6,342	$6,825	$10,858	$10,134
Research and development	8,933	12,329	15,117	17,670
Sales and marketing	10,938	14,684	19,033	20,873
General and administrative	3,933	6,273	6,660	9,515

Total stock-based compensation	$30,146	$40,111	$51,668	$58,192

The following table presents stock-based compensation expense, net of estimated forfeitures, by grant type (in thousands):

	Three Months Ended		Six Months Ended
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Stock options, including variable options	$4,164	$8,339	$7,906	$13,114
Restricted stock units (“RSUs”)	16,637	26,555	27,085	37,475
Restricted stock awards	—	644	—	874
Employee stock purchase plan (“ESPP”)	9,345	4,573	16,677	6,729

Total stock-based compensation	$30,146	$40,111	$51,668	$58,192

The following table presents unrecognized compensation expense, net of estimated forfeitures, of the Company’s equity compensation plans as of May 1, 2010, which is expected to be recognized over the following weighted-average periods, (in thousands, except for weighted-average period):

	Unrecognized Compensation Expense	Weighted- Average Period (in years)
May 1, 2010
Stock options	$11,793	1.07
RSUs	$91,946	1.66
ESPP	$33,709	1.02

The following table presents details on grants made by the Company for the following periods:

	Six Months Ended		Six Months Ended
	May 1, 2010		May 2, 2009
	Granted (in thousands)	Weighted-Average Grant Date Fair Value	Granted (in thousands)	Weighted-Average Grant Date Fair Value
Stock options	$1,600	$2.99	$5,018	$2.07
RSUs	$2,982	$6.88	$2,769	$4.10

The total intrinsic value of stock options exercised for the three months ended May 1, 2010 and May 2, 2009 was $13.5 million and $13.4 million, respectively.

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On July 30, 2007, the Board of Directors approved a long-term, performance-based equity incentive plan under the Company’s then applicable 1999 Stock Plan. On November 24, 2009, the Compensation Committee of the Board of Directors approved the grant of approximately 2.0 million RSUs under the Company’s long-term, performance-based equity incentive plan as described in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009. As of October 31, 2009, $17.7 million in compensation expense related to these awards had been recognized to date. Liability-classified awards are required to be remeasured to current fair value at each reporting date until settlement. In accordance with the applicable accounting standard, for the three months ended January 30, 2010, the Company recorded a $3.5 million benefit related to these awards as a result of the decrease in Brocade’s closing share price on November 24, 2009, the date of settlement, from when these awards were fair valued as of October 31, 2009. As of May 1, 2010, Brocade has no remaining unrecognized compensation expense related to these awards.

14. Income Taxes

For the three months ended May 1, 2010, the Company recorded income tax benefit of $0.8 million, primarily as a result of foreign taxes, offset by a benefit from the release of certain reserves relating to foreign subsidiaries and the recent confirmation by the U.S. Court of Appeals for the Ninth Circuit of the tax court’s decision in Xilinx, Inc. v. Commissioner related to certain stock option treatment.

For the six months ended May 1, 2010, the Company recorded income tax expense of $0.4 million, primarily as a result of foreign taxes, offset by a nonrecurring loss on sale of property, a law change allowing 5-year carryback of federal net operating losses as a result of the American Recovery and Reinvestment Act of 2009 effective on November 20, 2009, a benefit from the release of certain reserves relating to foreign subsidiaries, the discrete benefits associated with the settlement of the Foundry 2006 and 2007 IRS audits, and the recent confirmation by the U.S. Court of Appeals for the Ninth Circuit of the tax court’s decision in Xilinx, Inc. v. Commissioner related to certain stock option treatment.

For the three and six months ended May 2, 2009, the Company recorded income tax benefit of $23.8 million and $5.8 million, respectively, primarily as a result of the interest and legal expenses resulting in U.S. taxable loss.

During the three months ended May 1, 2010, the Company recorded a net increase of approximately $0.5 million in its total unrecognized tax benefits. The total gross unrecognized tax benefits of $169.4 million as of May 1, 2010 would affect the Company’s effective tax rate, if recognized. Excluding the IRS audit, the Company does not expect a significant change in the gross unrecognized tax benefits during the next twelve months.

The Company believes that sufficient positive evidence existed from historical operations and projections of taxable income in future years to conclude that it was more likely than not that the Company would realize its deferred tax assets. Accordingly, the Company only applies a valuation allowance on the deferred tax assets relating to capital loss carryforwards, investments and foreign operating loss carryforwards due to limited carryforward periods and the character of such tax attributes.

The Company has been examined by the IRS for its domestic federal income tax returns for fiscal years 2003 through 2006. The IRS is contesting the Company’s transfer pricing for the cost sharing and buy-in arrangements with its foreign subsidiaries. The Company has filed a protest to appeal the amount of proposed IRS adjustments in the Revenue Agent’s Report with the Appeals Office of the IRS. The Company believes it is sufficiently reserved for the ultimate settlement amount on this issue. The IRS is also examining the Company’s fiscal year 2007 and 2008 income tax returns. The IRS may make similar claims against the Company’s transfer

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pricing arrangements in future examinations. In May 2006, the Franchise Tax Board notified the Company that its California income tax returns for the years ended October 25, 2003 and October 30, 2004 were subject to audit. In March 2010, the Franchise Tax Board also notified Brocade that Foundry’s California income tax returns for calendar years 2006 and 2007 were subject to audit. The IRS and Franchise Tax Board audits are still ongoing and the Company believes its reserves are adequate to cover any potential assessments that may result from these examinations.

15. Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Chief Operating Decision Maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. Currently, the CODM is the Chief Executive Officer.

As a result of the Foundry acquisition during the first quarter of fiscal year 2009, Brocade reorganized into four operating segments, of which two are individually reportable segments: Data Storage and Global Services; and two, Internet Protocol (“IP”) Layer 2-3 and IP Layer 4-7/Application Delivery Products (“IP Layer 4-7/ADP”), are combined into one reportable segment: Ethernet Products. The objective of this new organization is to enable the Company to more effectively focus on growth opportunities, while being well-positioned to more rapidly scale and accommodate new business opportunities, including potential future acquisitions. These segments are organized principally by product category. The types of products and services from which each reportable segment derives its revenues are as follows:

•

Data Storage includes infrastructure products and solutions including directors, switches, routers, fabric-based software applications, distance/extension products, as well as management applications and utilities to centralize data management. Data Storage also includes the server portfolio, which is comprised of host bus adapters (“HBAs”), converged network adapters, mezzanine cards, as well as switch modules for bladed servers;

•

Ethernet Products includes Open Systems Interconnection Reference Model (“OSI”) Layer 2-3 switches and routers which enable efficient use of bandwidth-intensive network business applications and digital entertainment on both local area networks and wide area networks, OSI Layer 4–7 switches which allow enterprises and service providers to build highly available network infrastructures that efficiently direct the flow of traffic, and file area network products and associated management solutions; and

•	Global Services include break/fix maintenance, extended warranty, installation, consulting, network management, and related software maintenance and support revenue.

Financial decisions and the allocation of resources are based on the information from the Company’s internal management reporting system. At this point in time, the Company does not track all of its assets by operating segments. The majority of the Company’s assets as of May 1, 2010 were attributable to its United States operations.

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Summarized financial information by reportable segment for the three and six months ended May 1, 2010 and May 2, 2009, based on the internal management reporting system, is as follows (in thousands):

	Data Storage	Ethernet Products	Global Services	Total
Three months ended May 1, 2010
Net revenues	$281,750	$128,135	$91,098	$500,983
Cost of revenues	105,293	83,096	49,311	237,700

Gross margin	$176,457	$45,039	$41,787	$263,283

Three months ended May 2, 2009
Net revenues	$292,544	$125,490	$88,266	$506,300
Cost of revenues	106,254	93,120	47,133	246,507

Gross margin	$186,290	$32,370	$41,133	$259,793

Six months ended May 1, 2010
Net revenues	$635,400	$223,570	$181,505	$1,040,475
Cost of revenues	235,026	145,935	98,787	479,748

Gross margin	$400,374	$77,635	$82,718	$560,727

Six months ended May 2, 2009
Net revenues	$603,323	$177,311	$157,257	$937,891
Cost of revenues	223,417	127,148	85,118	435,683

Gross margin	$379,906	$50,163	$72,139	$502,208

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16. Net Income (Loss) per Share

The following table presents the calculation of basic and diluted net income (loss) per share (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Basic net income (loss) per share
Net income (loss)	$22,380	$(66,093)	$73,475	$(89,991)
Weighted-average shares used in computing basic net income (loss) per share	442,816	387,143	440,948	381,673
Basic net income (loss) per share	$0.05	$(0.17)	$0.17	$(0.24)

Diluted net income (loss) per share
Net income (loss)	$22,380	$(66,093)	$73,475	$(89,991)

Weighted-average shares used in computing basic net income (loss) per share	442,816	387,143	440,948	381,673
Dilutive potential common shares in the form of stock options	21,506	—	26,105	—
Dilutive potential common shares in the form of stock awards	14,584	—	14,299	—
Dilutive potential common shares in the form of ESPP shares	260	—	362	—

Weighted-average shares used in computing diluted net income (loss) per share	479,166	387,143	481,714	381,673
Diluted net income (loss) per share	$0.05	$(0.17)	$0.15	$(0.24)

Antidilutive potential common shares in the form of (1)
Stock options	22,065	79,098	16,320	88,799
Stock awards	900	15,256	504	15,455
Antidilutive potential common shares resulting from the potential conversion of (1)
Convertible subordinated debt	2,125	12,083	7,104	12,083

(1)	These amounts are excluded from the computation of diluted net income (loss) per share.

17. Comprehensive Income (Loss)

The components of comprehensive income (loss), net of tax, are as follows (in thousands):

	Three Months Ended		Six Months Ended
	May 1, 2010	May 2, 2009	May 1, 2010	May 2, 2009
Net income (loss)	$22,380	$(66,093)	$73,475	$(89,991)
Other comprehensive income (loss):
Change in net unrealized gains (losses) on cash flow hedges	(1,670)	931	(5,912)	76,531
Change in cumulative translation adjustments	(1,395)	(561)	(2,445)	(809)

Total comprehensive income (loss)	$19,315	$(65,723)	$65,118	$(14,269)

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18. Guarantor and Non-Guarantor Subsidiaries

On January 20, 2010, the Company issued in total $600.0 million aggregate principal amount of its Senior Secured Notes. As discussed in Note 9, “Borrowings,” of the Notes to Condensed Consolidated Financial Statements, the Company’s obligations under the Senior Secured Notes are guaranteed by certain of the Company’s domestic subsidiaries. The Senior Secured Notes are not guaranteed by the Company’s Canadian or other foreign subsidiaries. The following tables present condensed consolidated financial statements for the parent company, the Subsidiary Guarantors and the foreign non-guarantor subsidiaries, respectively. The condensed consolidated financial statements for prior periods have been adjusted due to changes to the accounting for convertible debt instruments. See Note 2, “Summary of Significant Accounting Policies,” of the Notes to Condensed Consolidated Financial Statements.

The following is the condensed consolidated balance sheet as of May 1, 2010 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets
Current assets:
Cash and cash equivalents and short-term investments	29,861	5,911	254,592	—	290,364
Accounts receivable, net	167,933	1,147	130,139	(1,680)	297,539
Inventories, net	68,670	—	8,149	—	76,819
Intercompany receivables	—	456,858	12,968	(469,826)	—
Other current assets	111,145	3,321	11,679	21,016	147,161

Total current assets	377,609	467,237	417,527	(450,490)	811,883
Property and equipment, net	414,399	60,332	13,968	—	488,699
Other non-current assets	1,502,132	796,409	6,915	—	2,305,456

Total assets	$2,294,140	$1,323,978	$438,410	$(450,490)	$3,606,038

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	97,395	296	11,377	(1,680)	107,388
Current portion of debt	23,959	—	—	—	23,959
Intercompany payables	469,826	—	—	(469,826)	—
Other current liabilities	287,630	45,672	65,009	21,016	419,327

Total current liabilities	878,810	45,968	76,386	(450,490)	550,674
Debt, net of current portion	957,004	—	—	—	957,004
Other non-current liabilities	146,059	19,369	9,209	—	174,637

Total liabilities	1,981,873	65,337	85,595	(450,490)	1,682,315
Total stockholders’ equity	312,267	1,258,641	352,815	—	1,923,723

Total liabilities and stockholders’ equity	$2,294,140	$1,323,978	$438,410	$(450,490)	$3,606,038

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The following is the condensed consolidated balance sheet as of October 31, 2009 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Assets
Current assets:
Cash and cash equivalents, short-term investments and restricted cash	87,011	10,425	253,937	—	351,373
Accounts receivable, net	171,153	1,118	128,093	(2,545)	297,819
Inventories, net	65,035	—	7,117	—	72,152
Intercompany receivables	—	595,962	—	(595,962)	—
Other current assets	130,696	11,773	10,398	11,064	163,931

Total current assets	453,895	619,278	399,545	(587,443)	885,275
Property and equipment, net	363,231	63,779	15,398	—	442,408
Other non-current assets	1,464,783	871,884	7,070	—	2,343,737

Total assets	$2,281,909	$1,554,941	$422,013	$(587,443)	$3,671,420

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	150,677	595	32,522	(2,545)	181,249
Current portion of debt	52,872	169,332	—	—	222,204
Intercompany payables	564,803	—	31,159	(595,962)	—
Other current liabilities	311,982	62,574	66,114	11,064	451,734

Total current liabilities	1,080,334	232,501	129,795	(587,443)	855,187
Debt, net of current portion	860,114	—	—	—	860,114
Other non-current liabilities	120,652	25,944	31,519	—	178,115

Total liabilities	2,061,100	258,445	161,314	(587,443)	1,893,416
Total stockholders’ equity	220,809	1,296,496	260,699	—	1,778,004

Total liabilities and stockholders’ equity	$2,281,909	$1,554,941	$422,013	$(587,443)	$3,671,420

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The following is the condensed consolidated statement of operations for the three months ended May 1, 2010 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$305,831	$13,756	$181,396	$—	$500,983
Intercompany revenues	25,745	3,540	6,371	(35,656)	—

Total net revenues	331,576	17,296	187,767	(35,656)	500,983
Cost of revenues	145,121	26,377	61,455	4,747	237,700
Intercompany cost of revenues	(9,795)	—	45,451	(35,656)	—

Total cost of revenues	135,326	26,377	106,906	(30,909)	237,700

Gross margin (loss)	196,250	(9,081)	80,861	(4,747)	263,283
Operating expenses	179,764	16,324	30,230	(4,747)	221,571
Intercompany operating expenses	(43,685)	(7,234)	50,919	—	—

Total operating expenses	136,079	9,090	81,149	(4,747)	221,571

Income (loss) from operations	60,171	(18,171)	(288)	—	41,712
Other income (expense)	(23,002)	4,142	(1,312)	—	(20,172)
Intercompany other income (expense)	(30,260)	(567)	30,827	—	—

Total other income (expense)	(53,262)	3,575	29,515	—	(20,172)

Income (loss) before income tax provision (benefit)	6,909	(14,596)	29,227	—	21,540
Income tax provision (benefit)	7,913	(10,437)	1,684	—	(840)

Net income (loss)	$(1,004)	$(4,159)	$27,543	$—	$22,380

The following is the condensed consolidated statement of operations for the three months ended May 2, 2009 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$227,042	$158,413	$120,845	$—	$506,300
Intercompany revenues	3,778	2,976	6,683	(13,437)	—

Total net revenues	230,820	161,389	127,528	(13,437)	506,300
Cost of revenues	107,303	93,840	40,634	4,730	246,507
Intercompany cost of revenues	(29,449)	—	42,886	(13,437)	—

Total cost of revenues	77,854	93,840	83,520	(8,707)	246,507

Gross margin (loss)	152,966	67,549	44,008	(4,730)	259,793
Operating expenses	269,301	27,333	29,809	(4,730)	321,713
Intercompany operating expenses	(74,461)	(14,000)	88,461	—	—

Total operating expenses	194,840	13,333	118,270	(4,730)	321,713

Income (loss) from operations	(41,874)	54,216	(74,262)	—	(61,920)
Other income (expense)	(24,344)	(2,383)	(1,216)	—	(27,943)
Intercompany other income (expense)	(62,697)	(15,652)	78,349	—	—

Total other income (expense)	(87,041)	(18,035)	77,133	—	(27,943)

Income (loss) before income tax provision (benefit)	(128,915)	36,181	2,871	—	(89,863)
Income tax provision (benefit)	(34,979)	10,698	511	—	(23,770)

Net income (loss)	$(93,936)	$25,483	$2,360	$—	$(66,093)

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The following is the condensed consolidated statement of operations for the six months ended May 1, 2010 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$612,497	$33,057	$394,921	$—	$1,040,475
Intercompany revenues	48,232	6,472	11,235	(65,939)	—

Total net revenues	660,729	39,529	406,156	(65,939)	1,040,475
Cost of revenues	285,564	56,010	128,871	9,303	479,748
Intercompany cost of revenues	15,624	—	50,315	(65,939)	—

Total cost of revenues	301,188	56,010	179,186	(56,636)	479,748

Gross margin (loss)	359,541	(16,481)	226,970	(9,303)	560,727
Operating expenses	345,741	34,611	64,766	(9,303)	435,815
Intercompany operating expenses	(65,940)	(13,390)	79,330	—	—

Total operating expenses	279,801	21,221	144,096	(9,303)	435,815

Income (loss) from operations	79,740	(37,702)	82,874	—	124,912
Total other income (expense)	(51,971)	1,767	(797)	—	(51,001)

Income (loss) before income tax provision (benefit)	27,769	(35,935)	82,077	—	73,911
Income tax provision (benefit)	87,695	(92,061)	4,802	—	436

Net income (loss)	$(59,926)	$56,126	$77,275	$—	$73,475

The following is the condensed consolidated statement of operations for the six months ended May 2, 2009 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Revenues	$449,070	$226,563	$262,258	$—	$937,891
Intercompany revenues	6,965	5,428	14,957	(27,350)	—

Total net revenues	456,035	231,991	277,215	(27,350)	937,891
Cost of revenues	198,929	149,060	79,193	8,501	435,683
Intercompany cost of revenues	(23,809)	—	51,159	(27,350)	—

Total cost of revenues	175,120	149,060	130,352	(18,849)	435,683

Gross margin (loss)	280,915	82,931	146,863	(8,501)	502,208
Operating expenses	420,031	73,134	57,435	(8,501)	542,099
Intercompany operating expenses	(99,261)	(14,000)	113,261	—	—

Total operating expenses	320,770	59,134	170,696	(8,501)	542,099

Income (loss) from operations	(39,855)	23,797	(23,833)	—	(39,891)
Other income (expense)	(48,362)	(3,799)	(3,736)	—	(55,897)
Intercompany other income (expense)	(52,566)	(15,195)	67,761	—	—

Total other income (expense)	(100,928)	(18,994)	64,025	—	(55,897)

Income (loss) before income tax provision (benefit)	(140,783)	4,803	40,192	—	(95,788)
Income tax provision (benefit)	(30,755)	17,809	7,149	—	(5,797)

Net income (loss)	$(110,028)	$(13,006)	$33,043	$—	$(89,991)

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The following is the condensed consolidated statement of cash flows for the six months ended May 1, 2010 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash provided by (used in) operating activities	$(36,659)	$167,805	$5,683	$—	$136,829

Cash flows from investing activities:
Purchases of short-term investments	—	(24)	—	—	(24)
Proceeds from maturities and sale of short-term investments	—	1,788	—	—	1,788
Proceeds from sale of property	30,185	—	—	—	30,185
Purchases of property and equipment	(106,724)	(37)	(2,626)	—	(109,387)

Net cash provided by (used in) investing activities	(76,539)	1,727	(2,626)	—	(77,438)

Cash flows from financing activities:
Payment of debt issuance costs related to the Senior Secured Notes	(3,002)	—	—	—	(3,002)
Payment of principal related to the revolving credit facility	(14,050)	—	—	—	(14,050)
Payment of principal related to the convertible subordinated debt	—	(172,500)	—	—	(172,500)
Payment of principal related to the term loan	(522,244)	—	—	—	(522,244)
Common stock repurchases	(20,003)	—	—	—	(20,003)
Proceeds from Senior Secured Notes	587,968	—	—	—	587,968
Proceeds from issuance of common stock, net	39,819	—	—	—	39,819
Excess tax detriment from employee stock plans	63	—	—	—	63

Net cash provided by (used in) financing activities	68,551	(172,500)	—	—	(103,949)

Effect of exchange rate fluctuations on cash and cash equivalents	—	—	(2,402)	—	(2,402)

Net increase (decrease) in cash and cash equivalents	(44,647)	(2,968)	655	—	(46,960)
Cash and cash equivalents, beginning of period	74,509	5,748	253,936	—	334,193

Cash and cash equivalents, end of period	$29,862	$2,780	$254,591	$—	$287,233

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Unaudited)

The following is the condensed consolidated statement of cash flows for the six months ended May 2, 2009 (in thousands):

	Brocade Communications Systems, Inc.	Subsidiary Guarantors	Foreign Non- Guarantor Subsidiaries	Consolidating Adjustments	Total
Net cash provided by (used in) operating activities	$4,673	$16,563	$(77,657)	$—	$(56,421)

Cash flows from investing activities:
Purchases of short-term investments	—	(55)	—	—	(55)
Proceeds from maturities and sale of short-term investments	94,391	20	52,054	—	146,465
Proceeds from maturities and sale of long-term investments	18,115	—	12,058	—	30,173
Purchases of property and equipment	(67,084)	(2,331)	(4,037)	—	(73,452)
Decrease in restricted cash	1,075,079	—	—	—	1,075,079
Net cash paid in connection with acquisitions	(1,297,482)	—	—	—	(1,297,482)

Net cash provided by (used in) investing activities	(176,981)	(2,366)	60,075	—	(119,272)

Cash flows from financing activities:
Payment of senior underwriting fees related to the term loan	(30,525)	—	—	—	(30,525)
Proceeds from the revolving credit facility	14,050	—	—	—	14,050
Payment of principal related to the term loan	(75,000)	—	—	—	(75,000)
Proceeds from issuance of common stock, net	37,186	—	—	—	37,186
Excess tax benefit from employee stock plans	(986)	—	—	—	(986)

Net cash used in financing activities	(55,275)	—	—	—	(55,275)

Effect of exchange rate fluctuations on cash and cash equivalents	—	—	(290)	—	(290)

Net increase (decrease) in cash and cash equivalents	(227,583)	14,197	(17,872)	—	(231,258)
Cash and cash equivalents, beginning of period	242,078	8,666	203,140	—	453,884

Cash and cash equivalents, end of period	$14,495	$22,863	$185,268	$—	$222,626

We have not authorized any dealer, salesperson, or other person to give any information or represent anything to you other than the information contained in this prospectus or the letter of transmittal. You must not rely on unauthorized information or representations.

This prospectus and the letter of transmittal do not offer to sell or ask you to buy any securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct—nor do we imply those things by delivering this prospectus or selling securities to you.

Dealer Prospectus Delivery Obligation

Until                     , 2010, all dealers that effect transactions in the original notes or the registered notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$600,000,000

BROCADE COMMUNICATIONS SYSTEMS, INC.

OFFER TO EXCHANGE ALL OUTSTANDING

$300,000,000 6.625% Senior Notes due 2018

$300,000,000 6.875% Senior Notes due 2020

FOR NEWLY-ISSUED, REGISTERED

$300,000,000 6.625% Senior Notes due 2018

$300,000,000 6.875% Senior Notes due 2020

That Have Been Registered Under the Securities Act of 1933

PROSPECTUS

                    , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors.

Delaware registrants

(a) Brocade Communications Systems, Inc., Inrange Technologies Corporation and McDATA Corporation are incorporated under the laws of Delaware.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor... [by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

Brocade Communications Systems, Inc.’s amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Its amended and restated certificate of incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

Brocade Communications Systems, Inc.’s amended and restated bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Brocade Communication Systems, Inc. carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

Inrange Technologies Corporation’s amended and restated certificate of incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director. Its amended and restated certificate of incorporation also provides that any repeal or modification of such provision shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Inrange Technologies Corporation’s bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

McDATA Corporation’s amended and restated certificate of incorporation provides that the corporation shall indemnify all directors and officers to the fullest extent authorized or permitted by law and no director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Its amended and restated certificate of incorporation also provides that any repeal or modification of such provision shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification, with respect to acts or omissions occurring prior to such repeal or modification.

McDATA Corporation’s bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL, and for the indemnification of employees and other third parties as determined by the Board of Directors of the corporation, so long as the person did not act in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Registrant, or with respect to any criminal action or proceeding that such person acted without cause to believe his conduct was lawful.

(b) Foundry Networks, LLC and Brocade Communications Systems Skyport LLC are limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Foundry Networks, LLC’s certificate of formation does not include any provisions for indemnification of its members.

Foundry Networks, LLC’s limited liability company agreement provides for indemnification of any person who currently is or was a member, director manager, manager or officer of the company if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Its limited liability company agreement also provides that any amendment, alteration or repeal of such provision shall not adversely affect any limitation on the personal liability of any person in respect to any act or omission occurring prior to such amendment, alteration or repeal.

Brocade Communications Systems Skyport LLC’s certificate of formation does not include any provisions for indemnification of its members.

Brocade Communications Systems Skyport LLC’s limited liability company operating agreement provides that to the maximum extent permitted by law, the company shall defend and indemnify the Member (initially Brocade Communications Systems, Inc.) and if the Member so elects, any such other person or entity, any of the Member’s affiliates and members, and any of its or their respective shareholders, members, directors, officers, employees, agents, attorneys or affiliates against claims based upon acts performed or omitted to be performed by the Member, or by any such person or entity on behalf of the Member.

Minnesota Registrant

McDATA Services Corporation is incorporated under the laws of Minnesota.

Section 302A.521 of the Minnesota Business Corporations Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (relating to director conflicts), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also allows the articles or bylaws of the corporation to prohibit indemnification or advances of expenses, including monetary limits on indemnification or advances of expenses, if the prohibition or conditions apply equally to all persons or to all persons within a given class.

McDATA Services Corporation’s amended and restated articles of incorporation provide that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Its amended and restated articles of incorporation also provide that any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

McDATA Services Corporation’s bylaws do not include any provisions for indemnification of its directors and officers.

Virginia Registrant

Strategic Business Systems, Inc is incorporated under the laws of Virginia.

Section 13.1-697 of the Virginia Stock Corporation Act allows a Virginia corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if the director (i) conducted himself in good faith; (ii) believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 13.1-698 of the Virginia Stock Corporation Act states that unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 13.1-702 of the Virginia Stock Corporation Act states that unless limited by a corporation’s articles of incorporation, an officer of the corporation is entitled to mandatory indemnification under Section 13.1-698 and the corporation may indemnify and advance expenses under this article to an officer of the corporation to the same extent as to a director.

Strategic Business Systems, Inc.’s articles of incorporation, as amended, provide that to the fullest extent permitted by the provisions of the Virginia Stock Corporation Act, as amended, the corporation shall indemnify any and all persons whom it shall have power to indemnify under such laws. Its articles of incorporation, as amended, also provide that the personal liability of the directors and officers of the corporation is eliminated to the fullest extent permitted by the Virginia Stock Corporation Act, as amended.

Strategic Business Systems, Inc.’s bylaws provide that the personal liability of directors and officers of the corporation is eliminated to the fullest extent permitted by the Virginia Stock Corporation Act, as amended.

Item 21.	Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Reorganization by and among Brocade, McDATA Corporation and certain other parties dated August 7, 2006 (incorporated by reference to Exhibit 2.1 from Brocade’s Form 8-K filed on August 8, 2006)

2.2	Agreement and Plan of Merger dated as of July 21, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc. (incorporated by reference to Exhibit 2.1 from Brocade’s Form 8-K filed on July 24, 2008)

2.3	Amendment No. 1 to Agreement and Plan of Merger dated as of November 7, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc. (incorporated by reference to Exhibit 2.2 from Brocade’s Form 8-K filed on November 12, 2008)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

3.2	Certificates of Correction and Corrected Amended and Restated Certificate of Incorporation effective as of June 1, 2009 (incorporated by reference to Exhibit 3.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended May 2, 2009)

3.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 4.1 from Brocade’s Registration Statement on Form 8-A filed on February 11, 2002)

3.4	Certificate of Elimination of Series A Participating Preferred Stock of Brocade (incorporated by reference to Exhibit 3.1 from Brocade’s Form 8-K filed on February 16, 2007)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Brocade’s current report on Form 8-K filed on April 13, 2010)

3.6	Amended and Restated Bylaws of the Registrant effective as of April 13, 2010 (incorporated by reference to Exhibit 3.2 of Brocade’s current report on Form 8-K filed on April 13, 2010)

3.7*	Certificate of Formation for Brocade Communications Systems Skyport LLC

3.8*	Limited Liability Company Agreement dated as of October 17, 2003 for Brocade Communications Systems Skyport LLC as amended October 6, 2008

3.9*	Amended and Restated Certificate of Incorporation for Inrange Technologies Corporation

3.10*	Bylaws for Inrange Technologies Corporation

3.11*	Amended and Restated Certificate of Incorporation for McDATA Corporation

3.12*	Bylaws for McDATA Corporation

3.13*	Amended and Restated Articles of Incorporation for McDATA Services Corporation

3.14*	Bylaws for McDATA Services Corporation

3.15*	Articles of Incorporation for Strategic Business Systems, Inc., as amended

3.16*	Bylaws for Strategic Business Systems, Inc.

Exhibit Number	Description of Document

3.17*	Certificate of Formation for Foundry Networks, LLC

3.18*	Limited Liability Company Agreement dated as of May 4, 2009 for Foundry Networks, LLC

4.1	Form of Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 from Brocade’s Registration Statement on Form S-1 (Reg. No. 333-74711), as amended)

4.2	First Supplemental Indenture dated as of January 29, 2007 by and among McDATA Corporation, Brocade, and Wells Fargo Bank, National Association, as successor in interest to Wells Fargo Bank Minnesota, National Association (incorporated by reference to Exhibit 4.2 from Brocade’s Form 10-Q for the quarter ended April 28, 2007)

4.3	Indenture dated February 7, 2003 by and among McDATA Corporation and Wells Fargo Bank Minnesota National Association (incorporated by reference to Exhibit 4.4 from Brocade’s Form 10-Q for the quarter ended April 28, 2007)

4.4	Indenture dated January 20, 2010, by and among Brocade, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, governing the 2018 Notes (incorporated by reference to Exhibit 4.1 from Brocade’s Form 8-K filed on January 26, 2010)

4.5	Indenture dated January 20, 2010, by and among Brocade, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, governing the 2020 Notes (incorporated by reference to Exhibit 4.2 from Brocade’s Form 8-K filed on January 26, 2010)

5.1*	Opinion of Cooley LLP

5.2*	Opinion of Leonard, Street and Deinard, Professional Association

10.1	Form of Indemnification Agreement entered into between Brocade and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 from Brocade’s Registration Statement on Form S-1 (Reg. No. 333-74711), as amended)

10.2	Master Lease Agreement between Spieker Properties and Brocade dated December 17, 1999 (incorporated by reference to Exhibit 10.25 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 1999, as amended)

10.3	First Amendment to Lease between Spieker Properties and Brocade dated February 16, 2000 (incorporated by reference to Exhibit 10.22 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.4	Second Amendment to Lease between Spieker Properties and Brocade dated August 11, 2000 (incorporated by reference to Exhibit 10.23 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.5	Master Lease Agreement between Spieker Properties and Brocade dated July 26, 2000 (incorporated by reference to Exhibit 10.27 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.6†	Purchase Agreement between EMC Corporation and Brocade dated January 25, 2000 (EMC Purchase Agreement) (incorporated by reference to Exhibit 10.29 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.7†	Extension Agreement between EMC Corporation and Brocade dated December 18, 2000 (incorporated by reference to Exhibit 10.23 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.8	Extension Agreement between EMC Corporation and Brocade dated November 13, 2002 (incorporated by reference to Exhibit 10.24 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 25, 2003)

Exhibit Number	Description of Document

10.9†	Goods Agreement between International Business Machines Corporation and Brocade dated April 15, 1999 (incorporated by reference to Exhibit 10.24 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.10	Amendment #1 to the Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.25 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.11†	Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.26 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.12†	Amendment #3 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.27 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.13†	Amendment #4 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.28 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.14†	Statement of Work #2 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.29 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.15	Lease Agreement between MV Golden State San Jose, LLC and Brocade dated December 1, 2000 (incorporated by reference to Exhibit 10.1 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2001)

10.16†	Amendment No. 5 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.17†	Amendment No. 6 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.18†	Amendment No. 7 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.37 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.19†	Amendment No. 8 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.36 from Brocade’s Form 10-Q for the quarter ended January 25, 2003)

10.20†	Amendment No. 1 to Statement of Work No. 2 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.21	Amendment No. 2 to Statement of Work No. 2 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.22†	OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated January 28, 2000 (2000 OEM Purchase Agreement) (incorporated by reference to Exhibit 10.38 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

Exhibit Number	Description of Document

10.23†	Amendment to 2000 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated April 20, 2001 (incorporated by reference to Exhibit 10.39 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.24	Letter Amendment to 2000 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated January 25, 2002 (incorporated by reference to Exhibit 10.40 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.25†	OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated April 20, 2001 (2001 OEM Purchase Agreement) (incorporated by reference to Exhibit 10.41 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.26†	Amendment No. 1 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated July 1, 2001 (incorporated by reference to Exhibit 10.42 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.27†	Amendment No. 2 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated November 6, 2001 (incorporated by reference to Exhibit 10.43 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.28†	Amendment No. 3 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated February 1, 2002 (incorporated by reference to Exhibit 10.44 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.29†	Amendment No. 4 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated June 5, 2002 (incorporated by reference to Exhibit 10.45 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.30†	OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.48 from Brocade’s Form 10-Q for the quarter ended January 25, 2003)

10.31†	Manufacturing and Purchase Agreement between Brocade and Hon Hai Precision Industry Co., Ltd. dated April 5, 2003 (HHPI Manufacturing and Purchase Agreement) (incorporated by reference to Exhibit 10.49 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.32	Amendment Number One to HHPI Manufacturing and Purchase Agreement between Brocade and Hon Hai Precision Industry Co., Ltd. dated April 5, 2003 (incorporated by reference to Exhibit 10.50 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.33†	Manufacturing and Purchase Agreement between Brocade Communications Switzerland SarL and Hon Hai Precision Industry Co., Ltd. dated May 1, 2003 (incorporated by reference to Exhibit 10.51 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.34†	Manufacturing and Purchase Agreement between Brocade and Solectron Corporation dated February 21, 2003 (Solectron Manufacturing and Purchase Agreement) (incorporated by reference to Exhibit 10.52 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.35	Amendment No. 1 to Solectron Manufacturing and Purchase Agreement between Brocade and Solectron Corporation dated March 21, 2003 (incorporated by reference to Exhibit 10.53 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.36†	Manufacturing and Purchase Agreement between Brocade Communications Switzerland SarL and Solectron Corporation dated March 21, 2003 (incorporated by reference to Exhibit 10.54 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

Exhibit Number	Description of Document

10.37†	Amendment No. 2 to EMC Purchase Agreement between Brocade and EMC dated February 18, 2003 (incorporated by reference to Exhibit 10.55 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.38†	Amendment No. 3 to EMC Purchase Agreement between Brocade and EMC dated July 30, 2003 (incorporated by reference to Exhibit 10.56 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 25, 2003)

10.39†	Amendment #10 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.55 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.40†	Amendment #11 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.56 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.41†	Amendment #14 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.59 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.42†	Statement of Work #3 between International Business Machines Corporation and Brocade dated December 15, 2003 (incorporated by reference to Exhibit 10.60 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.43†	Amendment No. 4 to EMC Purchase Agreement between Brocade and EMC dated October 29, 2003 (incorporated by reference to Exhibit 10.61 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.44	Third Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 30, 2000 (incorporated by reference to Exhibit 10.62 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.45	Fourth Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 18, 2003 (incorporated by reference to Exhibit 10.63 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.46	Fifth Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 18, 2003 (incorporated by reference to Exhibit 10.64 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.47	Sixth Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 18, 2003 (incorporated by reference to Exhibit 10.65 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.48	Real Estate Sale and Lease Termination Agreement between EOP-Skyport I, LLC and Brocade effective November 18, 2003 (incorporated by reference to Exhibit 10.66 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.49	Grant Deed from EOP-Skyport I, L.L.C to Brocade Communications Systems Skyport LLC dated November 18, 2003 (incorporated by reference to Exhibit 10.67 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.50	Fourth Amendment to the Skyport Plaza Declaration of Common Easements, Covenants, Conditions and Restrictions dated October 18, 2003 (incorporated by reference to Exhibit 10.68 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

Exhibit Number	Description of Document

10.51	Guaranty of Brocade Communications Systems, Inc. to EOP Skyport I, L.L.C dated November 18, 2003 (incorporated by reference to Exhibit 10.69 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.52	Right of First Offer Agreement between EOP-Skyport I, L.L.C to Brocade Communications Systems Skyport LLC dated November 18, 2003 (incorporated by reference to Exhibit 10.70 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.53†	Amendment #15 dated March 26, 2004 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.71 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2004)

10.54†	Amendment No. 6 dated April 27, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.72 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2004)

10.55†	Amendment No. 5 dated May 4, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.73 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004)

10.56†	Amendment #1 dated May 12, 2004 to Statement of Work #3 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.76 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004)

10.57†	Amendment #18 dated October 5, 2004 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.77 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.58†	Amendment No. 7 dated July 28, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.78 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.59†	Amendment No. 8 dated November 1, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.79 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.60†	Amendment #1 dated November 2, 2004 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.80 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.61†	Amendment #2 dated October 27, 2004 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.81 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.62	Employment Letter for Michael Klayko (incorporated by reference to Exhibit 10.85 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.63	Employment Letter for Don Jaworski (incorporated by reference to Exhibit 10.86 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.64†	Amendment #19 dated January 28, 2005 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.88 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 29, 2005)

10.65†	Amendment #3 dated November 22, 2004 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.89 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 29, 2005)

Exhibit Number	Description of Document

10.66†	Amendment #10 dated March 20, 2005 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 30, 2005)

10.67†	Amendment #11 dated March 25, 2005 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 30, 2005)

10.68	Senior Leadership Plan as amended and restated as of November 16, 2007 (incorporated by reference to Exhibit 10.1 from Brocade’s current report on Form 8-K as filed on November 21, 2007)

10.69†	Amendment #21 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated June 28, 2005 (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

10.70†	Amendment #13 dated July 12, 2005 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

10.71	Amended and Restated Employee Stock Purchase Plan and related forms of agreements (incorporated by reference to Exhibit 10.7 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

10.72	Amended and Restated 1999 Nonstatutory Stock Option Plan and related forms of agreements (incorporated by reference to Exhibit 10.8 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

10.73	Employment Letter for Ian Whiting dated May 1, 2005 (incorporated by reference to Exhibit 10.92 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.74†	Amendment #22 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.93 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.75†	Amendment #6 to Statement of Work No. 3 between International Business Machines Corporation and Brocade dated September 13, 2005 (incorporated by reference to Exhibit 10.94 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.76†	Statement of Work No. 4 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.95 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.77†	Amendment #14 dated October 24, 2005 to EMC Purchase Agreement between Brocade and EMC dated January 25, 2000 (incorporated by reference to Exhibit 10.96 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.78	Tolling Agreement dated as of January 1, 2006 between Gregory L. Reyes and Brocade, David House, William Krause, Nicholas Moore, William O’Brien, Christopher Paisley, Larry Sonsini, Seth Neiman, Neal Dempsey and Sanjay Vaswani (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 28, 2006)

10.79	Notice of partial termination of Tolling Agreement dated September 11, 2006 (incorporated by reference to Exhibit 10.80 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.80†	Amendment #23 dated December 15, 2005 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 28, 2006)

Exhibit Number	Description of Document

10.81	Amendment #24 dated December 15, 2005 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 28, 2006)

10.82†	Amendment #4 dated January 20, 2006 to the OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

10.83†	Amendment No. 12 to the OEM Purchase Agreement dated January 25, 2000 (effective as of January 31, 2006) by and among Brocade, Brocade Communications Switzerland SarL, and EMC Corporation (incorporated by references to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

10.84†	Amendment #25 effective April 14, 2006 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

10.85†	Amendment #4 dated March 30, 2006 to the Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

10.86†	Amendment #1 to Statement of Work No. 4 between International Business Machines Corporation and Brocade effective May 31, 2006 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 29, 2006)

10.87†	Amendment #7 to Statement of Work No. 3 between International Business Machines Corporation and Brocade dated July 19, 2006 (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 29, 2006)

10.88†	Amendment #26 dated September 19, 2006 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.103 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.89†	Amendment #27 dated October 3, 2006 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.104 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.90†	Amendment #6 effective as of August 4, 2006 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.105 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.91†	Amendment #7 dated August 4, 2006 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.106 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.92†	Amendment #28 dated January 2, 2007 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 27, 2007)

10.93	Guaranty by Brocade dated January 29, 2007 related to the Indenture dated February 7, 2003 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

Exhibit Number	Description of Document

10.94	Guaranty by Brocade dated January 29, 2007 related to the Indenture dated February 20, 2002 (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.95†	Statement of Work #5 dated April 2, 2007 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.96†	Amendment #29 dated March 19, 2007 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.97†	Amendment #19 dated April 26, 2007 to Purchase Agreement between EMC and Brocade (incorporated by reference to Exhibit 10.7 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.98	Amended and Restated Change of Control Retention Agreement between Brocade and Michael Klayko effective May 11, 2007 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

10.99	Form of Amended and Restated Change of Control Retention Agreement effective May 11, 2007 between Brocade and each of Richard Deranleau, T.J. Grewal, Don Jaworski, Luc Moyen, Tyler Wall and Ian Whiting (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

10.100†	Statement of Work #6 dated May 6, 2007 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

10.101†	Amendment #5, dated April 20, 2007 to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.116 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.102†	Amendment #8, dated September 6, 2007 to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.117 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.103†	Statement of Work #7, dated October 1, 2007 to Goods Agreement between International Business Machines and Brocade (incorporated by reference to Exhibit 10.118 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.104†	Amendment Number 1 dated November 1, 2007 to SOW #6 of the Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.105†	Ninth Amendment, dated November 5, 2007 to OEM Purchase Agreement dated December 16, 2002 between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.106†	Amendment #10 dated November 21, 2007 to Statement of Work to Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.107†	Tenth Amendment, dated December 21, 2007 to OEM Purchase Agreement dated December 16, 2002 between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

Exhibit Number	Description of Document

10.108†	Amendment Number 31 dated December 30, 2007 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.109†	Amendment Number 32 dated January 22, 2008 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.110	1999 Director Plan as amended and restated April 10, 2008 and related forms of agreements, as amended (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 26, 2008)

10.111	1999 Stock Plan as amended and restated November 27, 2006 and related forms of agreements, as amended (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 26, 2008)

10.112†	OEM Purchase Agreement dated May 20, 2008 between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.113†	Amendment Number 11 dated April 28, 2008 to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.114†	Amendment Number 2 to Statement of Work #6, dated May 12, 2008 to OEM Purchase Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.115†	Amendment Number 33 to Statement of Work #1, dated April 24, 2008 to OEM Purchase Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.116†	Purchase and Sale Agreement and Escrow Instruction dated April 24, 2008 between MFP/Hunter@First Office Partners, LLC and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.117†	Development Services Agreement dated May 22, 2008 between MFP/Hunter@First Development Partners, LLC and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.118	Voting Agreement dated as of July 21, 2008, between Bobby R. Johnson, Jr. and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on July 24, 2008)

10.119	Commitment letter dated as of July 21, 2008 with Bank of America, N.A., Banc of America Bridge LLC and Morgan Stanley Senior Funding, Inc. (incorporated by reference to Exhibit 99.1 from Brocade’s Form 8-K filed on August 14, 2008)

10.120	Stock Purchase Plan and Agreement dated as of August 13, 2008 between Morgan Stanley & Co. Incorporated and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.120 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

Exhibit Number	Description of Document

10.121†	Credit Agreement, dated as of October 7, 2008, among the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, HSBC Bank USA National Association and Keybank National Association, as co-documentation agents and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on October 14, 2008)

10.122†	Amendment Number 34 dated June 23, 2008 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.122 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.123†	Amendment Number 35 dated September 8, 2008 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.123 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.124†	Amendment Number 12 dated August 21, 2008 to Statement of Work #3 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.124 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.125†	Amendment Number 1 dated July 10, 2008 to Statement of Work #7 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.125 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.126	Amended and Restated Senior Leadership Plan, dated December 19, 2008 (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on December 23, 2008)

10.127†	Amendment Number 1 dated January 9, 2009 to OEM Purchase and License Agreement between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.128†	Amendment Number 36 dated November 1, 2008 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.129†	Amendment Number 2 dated October 29, 2008 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.130†	Amendment Number 13 dated December 16, 2008 to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.131	Lease Agreement dated September 28, 1999, between Foundry Networks, Inc. and Legacy Partners Commercial Inc., for offices located at 2100 Gold Street, San Jose, CA 95002 (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.132	Sublease Agreement dated March 25, 2005, between Foundry Networks, Inc. and Hyperion Solutions Corporation, for offices located at 4980 Great America Parkway, Santa Clara, CA 95054 (incorporated by reference to Exhibit 10.7 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

Exhibit Number	Description of Document

10.133	First Amendment to Lease Agreement between Foundry Networks, Inc. and WIX/NSJ Real Estate Limited Partnership dated February 16, 2000 (incorporated by reference to Exhibit 10.8 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.134	Second Amendment to Lease Agreement between Foundry Networks, Inc. and WIX/NSJ Real Estate Limited Partnership dated July 28, 2005 (incorporated by reference to Exhibit 10.9 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.135	Third Amendment to Lease Amendment between Foundry Networks, Inc. and Bixby Technology Center, LLC dated December 14, 2007 (incorporated by reference to Exhibit 10.10 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.136†	Amendment Number 12 dated March 11, 2009, with an effective date of February 28, 2008, to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.137†	Amendment Number 13 dated March 14, 2009, with an effective date of March 6, 2009, to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.138†	Amendment Number 14 dated March 14, 2009, with an effective date as of October 24, 2008, to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.139†	Statement of Work #8, dated April 1, 2009, to Goods Agreement between International Business Machines and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.140	2009 Stock Plan and related forms of agreements (incorporated by reference to Exhibit 10.1 from Brocade’s current report on Form 8-K filed on April 27, 2009)

10.141	2009 Director Plan and related forms of agreements (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.142	2009 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 from Brocade’s current report on Form 8-K filed on April 27, 2009)

10.143†	Amendment Number 15 dated May 11, 2009, with an effective date of February 1, 2009, to the Product Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.144†	Amendment Number 37 dated June 22, 2009, with an effective date of June 19, 2008 [sic], to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.145†	Amendment Number 14 dated June 10, 2009 to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.146†	Amendment Number 15 dated June 23, 2009 to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.147†	Amendment Number 3 dated June 8, 2009, with an effective date of June 5, 2009, to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

Exhibit Number	Description of Document

10.148	Amendment Number 5 dated August 3, 2009 to the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.148 from Brocade’s annual report on Form 10-K filed on December 14, 2010)

10.149†	Amendment Number 38 dated September 19, 2009 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.149 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.150†	Amendment Number 16 dated September 10, 2009, with an effective date of September 18, 2009, to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.150 from Brocade’s annual report on Form-10-K filed on December 14, 2009)

10.151†	Amendment Number 17 dated October 30, 2009, with an effective date of October 28, 2009, to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.151 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.152	Amendment Number 4 dated September 22, 2009 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.152 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.153†	Amendment Number 5 dated September 15, 2009 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.153 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.154†	Amendment Number 1 dated October 3, 2009 to Statement of Work Number 8 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.154 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.155†	Amendment Number 2 dated October 13, 2009 to Statement of Work Number 8 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.155 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.156†	Amendment Number 3 dated October 1, 2009 to Statement of Work Number 8 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.156 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.157	Executive Leadership Plan (formerly Senior Leadership Plan), as amended as of December 3, 2009 (incorporated by reference to Exhibit 10.1 from Brocade’s current report on Form 8-K filed on December 9, 2009)

10.158	Form of Restricted Stock Unit Agreement (Market Stock Units) under the 2009 Stock Plan (incorporated by reference to Exhibit 10.2 from Brocade’s current report on Form 8-K filed on December 9, 2009)

10.159	Amendment and Waiver No. 1 dated January 8, 2010, to the Credit Agreement, dated as of October 7, 2008, by and among Brocade, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and HSBC Bank USA National Association and Keybank National Association, as co-documentation agents (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report filed on Form 10-Q on March 2, 2010)

10.160	Purchase Agreement, dated January 13, 2010, between Brocade and J.P. Morgan Inc., as representative of the several Initial Purchasers listed in Schedule 1 thereto (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report filed on Form 10-Q on March 2, 2010)

Exhibit Number	Description of Document

10.161	Security Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on January 26, 2010)

10.162	Security Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.2 from Brocade’s Form 8-K filed on January 26, 2010)

10.163	Registration Rights Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and the purchasers named therein (incorporated by reference to Exhibit 10.3 from Brocade’s Form 8-K filed on January 26, 2010)

10.164	Registration Rights Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and the purchasers named therein (incorporated by reference to Exhibit 10.4 from Brocade’s Form 8-K filed on January 26, 2010)

10.165	Real Estate Sale Agreement effective as of January 25, 2010 by and between Brocade Communications Systems Skyport LLC, a wholly-owned subsidiary of Brocade, and CA-Skyport III Limited Partnership (incorporated by reference to Exhibit 10.10 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010)

10.166	Lease Agreement dated as of January 28, 2010 by and between Brocade and CA-Skyport III Limited Partnership (incorporated by reference to Exhibit 10.11 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010)

10.167†	Amendment Number 2 dated February 2, 2010 to OEM Purchase and License Agreement between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.12 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010)

10.168†	Amendment Number 39 dated December 15, 2009 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010

10.169††	Amendment Number 3 dated April 13, 2010 to OEM Purchase and License Agreement between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.170††	Amendment Number 16 dated March 24, 2010, with an effective date as of June 8, 2009, to the Product Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.171††	Amendment Number 40 dated April 13, 2010 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.172††	Amendment Number 3 dated April 19, 2010, with an effective date of January 1, 2010, to Statement of Work Number 6 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.173††	Amendment Number 6 dated April 13, 2010 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges

Exhibit Number	Description of Document

21.1*	Subsidiaries of the Registrant

23.1**	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Cooley LLP (contained in Exhibit 5.1)

24.1*	Power of attorney (see signatures page)

25.1*	Form T-1 Statement of Eligibility of Trustee (2018 Notes)

25.2*	Form T-1 Statement of Eligibility of Trustee (2020 Notes)

99.1**	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*	Form of Letter to Clients

99.5*	Exchange Agent Agreement, dated May 7, 2010 by and between Brocade Communications Systems, Inc. and Wells Fargo Bank, National Association

*	Filed previously.
**	Filed herewith.
†	Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.
††	Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

(b) Financial statement schedules

The following financial statement schedule of Brocade Communications Systems, Inc. for the years ended October 31, 2009, October 25, 2008 and October 27, 2007 is filed as part of the registration statement and should be read in conjunction with the Consolidated Financial Statements of Brocade Communications Systems, Inc.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Fiscal Years Ended October 31, 2009, October 25, 2008 and October 27, 2007

Description	Balance at Beginning of Period	Additions Charged to Revenues	Deductions*	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts
2009	$675	$4,246	$(967)	$3,954
2008	$2,430	$361	$(2,116)	$675
2007	$694	$2,656	$(920)	$2,430
Sales allowances
2009	$4,369	$17,183	$(12,933)	$8,619
2008	$4,075	$6,253	$(5,959)	$4,369
2007	$4,148	$2,745	$(2,818)	$4,075

*	Deductions related to the allowance for doubtful accounts and sales allowances represent amounts written off against the allowance less recoveries.

All other schedules have been omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements and notes contained herein.

Item 22.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)	Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 10, 2010.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/S/ RICHARD DERANLEAU
Richard Deranleau
Chief Financial Officer and Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

*
Michael Klayko
Chief Executive Officer (Principal Executive Officer and Director)

August 10, 2010

/S/ RICHARD DERANLEAU
Richard Deranleau
Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)

August 10, 2010

*
David L. House
Chairman of the Board of Directors

August 10, 2010

*
L. William Krause
Director

August 10, 2010

*
Glenn Jones
Director

August 10, 2010

*
Judy Bruner
Director

August 10, 2010

*
Sanjay Vaswani
Director

August 10, 2010

*
Renato DiPentima
Director

August 10, 2010

*
John Gerdelman
Director

August 10, 2010

*
Alan L. Earhart
Director

August 10, 2010

*By:	/S/ RICHARD DERANLEAU
Richard Deranleau
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 10, 2010.

The Guarantors Listed on Schedule A

By:	/S/ RICHARD DERANLEAU
Richard Deranleau
Chief Financial Officer and Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

*
Michael Klayko
Chief Executive Officer (Principal Executive Officer and Director)

August 10, 2010

/S/ RICHARD DERANLEAU
Richard Deranleau
Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)

August 10, 2010

Brocade Communications Systems Skyport LLC

*
Brocade Communications Systems, Inc., Sole Member
By:	Michael Klayko
Chief Executive Officer

August 10, 2010

Inrange Technologies Corporation

*
Michael Klayko
Director

August 10, 2010

/S/ RICHARD DERANLEAU
Richard Deranleau
Director

August 10, 2010

*
Tyler Wall
Director

August 10, 2010
McDATA Corporation

*
Michael Klayko
Director

August 10, 2010

/S/ RICHARD DERANLEAU
Richard Deranleau
Director

August 10, 2010

*
Tyler Wall
Director

August 10, 2010
McDATA Services Corporation

*
Michael Klayko
Director

August 10, 2010

/S/ RICHARD DERANLEAU
Richard Deranleau
Director

August 10, 2010

*
Tyler Wall
Director

August 10, 2010

Strategic Business Systems, Inc.

*
Michael Klayko
Director

August 10, 2010

/S/ RICHARD DERANLEAU
Richard Deranleau
Director

August 10, 2010

Foundry Networks, LLC

*
Brocade Communications Systems, Inc., Sole Member
By:	Michael Klayko
Chief Executive Officer

August 10, 2010

*By:	/S/ RICHARD DERANLEAU
Richard Deranleau
Attorney-in-fact

Schedule A

Brocade Communications Systems Skyport LLC
Inrange Technologies Corporation
McDATA Corporation
McDATA Services Corporation
Strategic Business Systems, Inc.
Foundry Networks, LLC

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Reorganization by and among Brocade, McDATA Corporation and certain other parties dated August 7, 2006 (incorporated by reference to Exhibit 2.1 from Brocade’s Form 8-K filed on August 8, 2006)

2.2	Agreement and Plan of Merger dated as of July 21, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc. (incorporated by reference to Exhibit 2.1 from Brocade’s Form 8-K filed on July 24, 2008)

2.3	Amendment No. 1 to Agreement and Plan of Merger dated as of November 7, 2008 among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc. (incorporated by reference to Exhibit 2.2 from Brocade’s Form 8-K filed on November 12, 2008)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

3.2	Certificates of Correction and Corrected Amended and Restated Certificate of Incorporation effective as of June 1, 2009 (incorporated by reference to Exhibit 3.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended May 2, 2009)

3.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 4.1 from Brocade’s Registration Statement on Form 8-A filed on February 11, 2002)

3.4	Certificate of Elimination of Series A Participating Preferred Stock of Brocade (incorporated by reference to Exhibit 3.1 from Brocade’s Form 8-K filed on February 16, 2007)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Brocade’s current report on Form 8-K filed on April 13, 2010).

3.6	Amended and Restated Bylaws of the Registrant effective as of April 13, 2010 (incorporated by reference to Exhibit 3.2 of Brocade’s current report on Form 8-K filed on April 13, 2010)

3.7*	Certificate of Formation for Brocade Communications Systems Skyport LLC

3.8*	Limited Liability Company Agreement dated as of October 17, 2003 for Brocade Communications Systems Skyport LLC as amended October 6, 2008

3.9*	Amended and Restated Certificate of Incorporation for Inrange Technologies Corporation

3.10*	Bylaws for Inrange Technologies Corporation

3.11*	Amended and Restated Certificate of Incorporation for McDATA Corporation

3.12*	Bylaws for McDATA Corporation

3.13*	Amended and Restated Articles of Incorporation for McDATA Services Corporation

3.14*	Bylaws for McDATA Services Corporation

3.15*	Articles of Incorporation for Strategic Business Systems, Inc., as amended

3.16*	Bylaws for Strategic Business Systems, Inc.

3.17*	Certificate of Formation for Foundry Networks, LLC

3.18*	Limited Liability Company Agreement dated as of May 4, 2009 for Foundry Networks, LLC

4.1	Form of Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 from Brocade’s Registration Statement on Form S-1 (Reg. No. 333-74711), as amended)

Exhibit Number	Description of Document

4.2	First Supplemental Indenture dated as of January 29, 2007 by and among McDATA Corporation, Brocade, and Wells Fargo Bank, National Association, as successor in interest to Wells Fargo Bank Minnesota, National Association (incorporated by reference to Exhibit 4.2 from Brocade’s Form 10-Q for the quarter ended April 28, 2007)

4.3	Indenture dated February 7, 2003 by and among McDATA Corporation and Wells Fargo Bank Minnesota National Association (incorporated by reference to Exhibit 4.4 from Brocade’s Form 10-Q for the quarter ended April 28, 2007)

4.4	Indenture dated January 20, 2010, by and among Brocade, the Subsidiary Guarantors named therin and Wells Fargo Bank, National Association, as Trustee, governing the 2018 Notes (incorporated by reference to Exhibit 4.1 from Brocade’s Form 8-K filed on January 26, 2010)

4.5	Indenture dated January 20, 2010, by and among Brocade, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, governing the 2020 Notes (incorporated by reference to Exhibit 4.2 from Brocade’s Form 8-K filed on January 26, 2010)

5.1*	Opinion of Cooley LLP

5.2*	Opinion of Leonard, Street and Deinard, Professional Association

10.1	Form of Indemnification Agreement entered into between Brocade and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 from Brocade’s Registration Statement on Form S-1 (Reg. No. 333-74711), as amended)

10.2	Master Lease Agreement between Spieker Properties and Brocade dated December 17, 1999 (incorporated by reference to Exhibit 10.25 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 1999, as amended)

10.3	First Amendment to Lease between Spieker Properties and Brocade dated February 16, 2000 (incorporated by reference to Exhibit 10.22 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.4	Second Amendment to Lease between Spieker Properties and Brocade dated August 11, 2000 (incorporated by reference to Exhibit 10.23 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.5	Master Lease Agreement between Spieker Properties and Brocade dated July 26, 2000 (incorporated by reference to Exhibit 10.27 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.6†	Purchase Agreement between EMC Corporation and Brocade dated January 25, 2000 (EMC Purchase Agreement) (incorporated by reference to Exhibit 10.29 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 28, 2000)

10.7†	Extension Agreement between EMC Corporation and Brocade dated December 18, 2000 (incorporated by reference to Exhibit 10.23 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.8	Extension Agreement between EMC Corporation and Brocade dated November 13, 2002 (incorporated by reference to Exhibit 10.24 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 25, 2003)

10.9†	Goods Agreement between International Business Machines Corporation and Brocade dated April 15, 1999 (incorporated by reference to Exhibit 10.24 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.10	Amendment #1 to the Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.25 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

Exhibit Number	Description of Document

10.11†	Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.26 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.12†	Amendment #3 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.27 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.13†	Amendment #4 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.28 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.14†	Statement of Work #2 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.29 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2001)

10.15	Lease Agreement between MV Golden State San Jose, LLC and Brocade dated December 1, 2000 (incorporated by reference to Exhibit 10.1 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 27, 2001)

10.16†	Amendment No. 5 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.17†	Amendment No. 6 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.18†	Amendment No. 7 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.37 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.19†	Amendment No. 8 to Statement of Work No. 1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.36 from Brocade’s Form 10-Q for the quarter ended January 25, 2003)

10.20†	Amendment No. 1 to Statement of Work No. 2 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.21	Amendment No. 2 to Statement of Work No. 2 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2002)

10.22†	OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated January 28, 2000 (2000 OEM Purchase Agreement) (incorporated by reference to Exhibit 10.38 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.23†	Amendment to 2000 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated April 20, 2001 (incorporated by reference to Exhibit 10.39 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.24	Letter Amendment to 2000 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated January 25, 2002 (incorporated by reference to Exhibit 10.40 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.25†	OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated April 20, 2001 (2001 OEM Purchase Agreement) (incorporated by reference to Exhibit 10.41 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

Exhibit Number	Description of Document

10.26†	Amendment No. 1 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated July 1, 2001 (incorporated by reference to Exhibit 10.42 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.27†	Amendment No. 2 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated November 6, 2001 (incorporated by reference to Exhibit 10.43 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.28†	Amendment No. 3 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated February 1, 2002 (incorporated by reference to Exhibit 10.44 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.29†	Amendment No. 4 to 2001 OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated June 5, 2002 (incorporated by reference to Exhibit 10.45 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002)

10.30†	OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.48 from Brocade’s Form 10-Q for the quarter ended January 25, 2003)

10.31†	Manufacturing and Purchase Agreement between Brocade and Hon Hai Precision Industry Co., Ltd. dated April 5, 2003 (HHPI Manufacturing and Purchase Agreement) (incorporated by reference to Exhibit 10.49 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.32	Amendment Number One to HHPI Manufacturing and Purchase Agreement between Brocade and Hon Hai Precision Industry Co., Ltd. dated April 5, 2003 (incorporated by reference to Exhibit 10.50 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.33†	Manufacturing and Purchase Agreement between Brocade Communications Switzerland SarL and Hon Hai Precision Industry Co., Ltd. dated May 1, 2003 (incorporated by reference to Exhibit 10.51 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.34†	Manufacturing and Purchase Agreement between Brocade and Solectron Corporation dated February 21, 2003 (Solectron Manufacturing and Purchase Agreement) (incorporated by reference to Exhibit 10.52 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.35	Amendment No. 1 to Solectron Manufacturing and Purchase Agreement between Brocade and Solectron Corporation dated March 21, 2003 (incorporated by reference to Exhibit 10.53 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.36†	Manufacturing and Purchase Agreement between Brocade Communications Switzerland SarL and Solectron Corporation dated March 21, 2003 (incorporated by reference to Exhibit 10.54 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.37†	Amendment No. 2 to EMC Purchase Agreement between Brocade and EMC dated February 18, 2003 (incorporated by reference to Exhibit 10.55 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2003)

10.38†	Amendment No. 3 to EMC Purchase Agreement between Brocade and EMC dated July 30, 2003 (incorporated by reference to Exhibit 10.56 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 25, 2003)

10.39†	Amendment #10 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.55 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

Exhibit Number	Description of Document

10.40†	Amendment #11 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.56 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.41†	Amendment #14 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.59 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.42†	Statement of Work #3 between International Business Machines Corporation and Brocade dated December 15, 2003 (incorporated by reference to Exhibit 10.60 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.43†	Amendment No. 4 to EMC Purchase Agreement between Brocade and EMC dated October 29, 2003 (incorporated by reference to Exhibit 10.61 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.44	Third Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 30, 2000 (incorporated by reference to Exhibit 10.62 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.45	Fourth Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 18, 2003 (incorporated by reference to Exhibit 10.63 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.46	Fifth Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 18, 2003 (incorporated by reference to Exhibit 10.64 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.47	Sixth Amendment to Lease between Spieker Properties and Brocade Communications Systems, Inc. dated November 18, 2003 (incorporated by reference to Exhibit 10.65 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.48	Real Estate Sale and Lease Termination Agreement between EOP-Skyport I, LLC and Brocade effective November 18, 2003 (incorporated by reference to Exhibit 10.66 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.49	Grant Deed from EOP-Skyport I, L.L.C to Brocade Communications Systems Skyport LLC dated November 18, 2003 (incorporated by reference to Exhibit 10.67 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.50	Fourth Amendment to the Skyport Plaza Declaration of Common Easements, Covenants, Conditions and Restrictions dated October 18, 2003 (incorporated by reference to Exhibit 10.68 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.51	Guaranty of Brocade Communications Systems, Inc. to EOP Skyport I, L.L.C dated November 18, 2003 (incorporated by reference to Exhibit 10.69 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.52	Right of First Offer Agreement between EOP-Skyport I, L.L.C to Brocade Communications Systems Skyport LLC dated November 18, 2003 (incorporated by reference to Exhibit 10.70 from Brocade’s Report on Form 10-Q for the fiscal quarter ended January 24, 2004)

10.53†	Amendment #15 dated March 26, 2004 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.71 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2004)

10.54†	Amendment No. 6 dated April 27, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.72 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2004)

Exhibit Number	Description of Document

10.55†	Amendment No. 5 dated May 4, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.73 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004)

10.56†	Amendment #1 dated May 12, 2004 to Statement of Work #3 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.76 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2004)

10.57†	Amendment #18 dated October 5, 2004 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.77 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.58†	Amendment No. 7 dated July 28, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.78 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.59†	Amendment No. 8 dated November 1, 2004 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.79 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.60†	Amendment #1 dated November 2, 2004 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.80 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.61†	Amendment #2 dated October 27, 2004 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.81 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.62	Employment Letter for Michael Klayko (incorporated by reference to Exhibit 10.85 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.63	Employment Letter for Don Jaworski (incorporated by reference to Exhibit 10.86 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004)

10.64†	Amendment #19 dated January 28, 2005 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.88 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 29, 2005)

10.65†	Amendment #3 dated November 22, 2004 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.89 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 29, 2005)

10.66†	Amendment #10 dated March 20, 2005 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 30, 2005)

10.67†	Amendment #11 dated March 25, 2005 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 30, 2005)

10.68	Senior Leadership Plan as amended and restated as of November 16, 2007 (incorporated by reference to Exhibit 10.1 from Brocade’s current report on Form 8-K as filed on November 21, 2007)

10.69†	Amendment #21 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated June 28, 2005 (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

10.70†	Amendment #13 dated July 12, 2005 to EMC Purchase Agreement between Brocade and EMC (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

Exhibit Number	Description of Document

10.71	Amended and Restated Employee Stock Purchase Plan and related forms of agreements (incorporated by reference to Exhibit 10.7 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

10.72	Amended and Restated 1999 Nonstatutory Stock Option Plan and related forms of agreements (incorporated by reference to Exhibit 10.8 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 30, 2005)

10.73	Employment Letter for Ian Whiting dated May 1, 2005 (incorporated by reference to Exhibit 10.92 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.74†	Amendment #22 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.93 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.75†	Amendment #6 to Statement of Work No. 3 between International Business Machines Corporation and Brocade dated September 13, 2005 (incorporated by reference to Exhibit 10.94 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.76†	Statement of Work No. 4 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.95 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.77†	Amendment #14 dated October 24, 2005 to EMC Purchase Agreement between Brocade and EMC dated January 25, 2000 (incorporated by reference to Exhibit 10.96 from Brocade’s annual report on Form 10-K for the fiscal year ended October 29, 2005)

10.78	Tolling Agreement dated as of January 1, 2006 between Gregory L. Reyes and Brocade, David House, William Krause, Nicholas Moore, William O’Brien, Christopher Paisley, Larry Sonsini, Seth Neiman, Neal Dempsey and Sanjay Vaswani (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 28, 2006)

10.79	Notice of partial termination of Tolling Agreement dated September 11, 2006 (incorporated by reference to Exhibit 10.80 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.80†	Amendment #23 dated December 15, 2005 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 28, 2006)

10.81	Amendment #24 dated December 15, 2005 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 28, 2006)

10.82†	Amendment #4 dated January 20, 2006 to the OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

10.83†	Amendment No. 12 to the OEM Purchase Agreement dated January 25, 2000 (effective as of January 31, 2006) by and among Brocade, Brocade Communications Switzerland SarL, and EMC Corporation (incorporated by references to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

10.84†	Amendment #25 effective April 14, 2006 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

Exhibit Number	Description of Document

10.85†	Amendment #4 dated March 30, 2006 to the Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 29, 2006)

10.86†	Amendment #1 to Statement of Work No. 4 between International Business Machines Corporation and Brocade effective May 31, 2006 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 29, 2006)

10.87†	Amendment #7 to Statement of Work No. 3 between International Business Machines Corporation and Brocade dated July 19, 2006 (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 29, 2006)

10.88†	Amendment #26 dated September 19, 2006 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.103 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.89†	Amendment #27 dated October 3, 2006 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.104 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.90†	Amendment #6 effective as of August 4, 2006 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.105 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.91†	Amendment #7 dated August 4, 2006 to OEM Purchase Agreement between Brocade and Hewlett-Packard Company dated December 16, 2002 (incorporated by reference to Exhibit 10.106 from Brocade’s annual report on Form 10-K for the fiscal year ended October 28, 2006)

10.92†	Amendment #28 dated January 2, 2007 to Statement of Work No. 1 between International Business Machines Corporation and Brocade dated August 12, 2005 (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 27, 2007)

10.93	Guaranty by Brocade dated January 29, 2007 related to the Indenture dated February 7, 2003 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.94	Guaranty by Brocade dated January 29, 2007 related to the Indenture dated February 20, 2002 (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.95†	Statement of Work #5 dated April 2, 2007 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.96†	Amendment #29 dated March 19, 2007 to Statement of Work #1 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.97†	Amendment #19 dated April 26, 2007 to Purchase Agreement between EMC and Brocade (incorporated by reference to Exhibit 10.7 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 28, 2007)

10.98	Amended and Restated Change of Control Retention Agreement between Brocade and Michael Klayko effective May 11, 2007 (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

Exhibit Number	Description of Document

10.99	Form of Amended and Restated Change of Control Retention Agreement effective May 11, 2007 between Brocade and each of Richard Deranleau, T.J. Grewal, Don Jaworski, Luc Moyen, Tyler Wall and Ian Whiting (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

10.100†	Statement of Work #6 dated May 6, 2007 between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 28, 2007)

10.101†	Amendment #5, dated April 20, 2007 to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.116 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.102†	Amendment #8, dated September 6, 2007 to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.117 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.103†	Statement of Work #7, dated October 1, 2007 to Goods Agreement between International Business Machines and Brocade (incorporated by reference to Exhibit 10.118 from Brocade’s annual report on Form 10-K for the fiscal year ended October 27, 2007)

10.104†	Amendment Number 1 dated November 1, 2007 to SOW #6 of the Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.105†	Ninth Amendment, dated November 5, 2007 to OEM Purchase Agreement dated December 16, 2002 between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.106†	Amendment #10 dated November 21, 2007 to Statement of Work to Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.107†	Tenth Amendment, dated December 21, 2007 to OEM Purchase Agreement dated December 16, 2002 between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.108†	Amendment Number 31 dated December 30, 2007 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.109†	Amendment Number 32 dated January 22, 2008 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q for the quarter ended January 26, 2008)

10.110	1999 Director Plan as amended and restated April 10, 2008 and related forms of agreements, as amended (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 26, 2008)

10.111	1999 Stock Plan as amended and restated November 27, 2006 and related forms of agreements, as amended (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended April 26, 2008)

10.112†	OEM Purchase Agreement dated May 20, 2008 between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

Exhibit Number	Description of Document

10.113†	Amendment Number 11 dated April 28, 2008 to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.114†	Amendment Number 2 to Statement of Work #6, dated May 12, 2008 to OEM Purchase Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.115†	Amendment Number 33 to Statement of Work #1, dated April 24, 2008 to OEM Purchase Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.116†	Purchase and Sale Agreement and Escrow Instruction dated April 24, 2008 between MFP/Hunter@First Office Partners, LLC and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.117†	Development Services Agreement dated May 22, 2008 between MFP/Hunter@First Development Partners, LLC and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q for the quarter ended July 26, 2008)

10.118	Voting Agreement dated as of July 21, 2008, between Bobby R. Johnson, Jr. and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on July 24, 2008)

10.119	Commitment letter dated as of July 21, 2008 with Bank of America, N.A., Banc of America Bridge LLC and Morgan Stanley Senior Funding, Inc. (incorporated by reference to Exhibit 99.1 from Brocade’s Form 8-K filed on August 14, 2008)

10.120	Stock Purchase Plan and Agreement dated as of August 13, 2008 between Morgan Stanley & Co. Incorporated and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.120 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.121†	Credit Agreement, dated as of October 7, 2008, among the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, HSBC Bank USA National Association and Keybank National Association, as co-documentation agents and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on October 14, 2008)

10.122†	Amendment Number 34 dated June 23, 2008 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.122 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.123†	Amendment Number 35 dated September 8, 2008 to Statement of Work #1 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.123 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.124†	Amendment Number 12 dated August 21, 2008 to Statement of Work #3 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.124 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

10.125†	Amendment Number 1 dated July 10, 2008 to Statement of Work #7 to Goods Agreement between International Business Machines Corporation and Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 10.125 from Brocade’s annual report on Form 10-K filed on December 15, 2008)

Exhibit Number	Description of Document

10.126	Amended and Restated Senior Leadership Plan, dated December 19, 2008 (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on December 23, 2008)

10.127†	Amendment Number 1 dated January 9, 2009 to OEM Purchase and License Agreement between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.128†	Amendment Number 36 dated November 1, 2008 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.129†	Amendment Number 2 dated October 29, 2008 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.130†	Amendment Number 13 dated December 16, 2008 to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.131	Lease Agreement dated September 28, 1999, between Foundry Networks, Inc. and Legacy Partners Commercial Inc., for offices located at 2100 Gold Street, San Jose, CA 95002 (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.132	Sublease Agreement dated March 25, 2005, between Foundry Networks, Inc. and Hyperion Solutions Corporation, for offices located at 4980 Great America Parkway, Santa Clara, CA 95054 (incorporated by reference to Exhibit 10.7 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.133	First Amendment to Lease Agreement between Foundry Networks, Inc. and WIX/NSJ Real Estate Limited Partnership dated February 16, 2000 (incorporated by reference to Exhibit 10.8 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.134	Second Amendment to Lease Agreement between Foundry Networks, Inc. and WIX/NSJ Real Estate Limited Partnership dated July 28, 2005 (incorporated by reference to Exhibit 10.9 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.135	Third Amendment to Lease Amendment between Foundry Networks, Inc. and Bixby Technology Center, LLC dated December 14, 2007 (incorporated by reference to Exhibit 10.10 from Brocade’s quarterly report on Form 10-Q filed on February 25, 2009)

10.136†	Amendment Number 12 dated March 11, 2009, with an effective date of February 28, 2008, to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.137†	Amendment Number 13 dated March 14, 2009, with an effective date of March 6, 2009, to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.138†	Amendment Number 14 dated March 14, 2009, with an effective date as of October 24, 2008, to OEM Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.139†	Statement of Work #8, dated April 1, 2009, to Goods Agreement between International Business Machines and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.140	2009 Stock Plan and related forms of agreements (incorporated by reference to Exhibit 10.1 from Brocade’s current report on Form 8-K filed on April 27, 2009)

Exhibit Number	Description of Document

10.141	2009 Director Plan and related forms of agreements (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q filed on June 4, 2009)

10.142	2009 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 from Brocade’s current report on Form 8-K filed on April 27, 2009)

10.143†	Amendment Number 15 dated May 11, 2009, with an effective date of February 1, 2009, to the Product Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.1 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.144†	Amendment Number 37 dated June 22, 2009, with an effective date of June 19, 2008 [sic], to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.145†	Amendment Number 14 dated June 10, 2009 to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.146†	Amendment Number 15 dated June 23, 2009 to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.147†	Amendment Number 3 dated June 8, 2009, with an effective date of June 5, 2009, to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q filed on August 31, 2009)

10.148	Amendment Number 5 dated August 3, 2009 to the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.148 from Brocade’s annual report on Form 10-K filed on December 14, 2010)

10.149†	Amendment Number 38 dated September 19, 2009 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.149 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.150†	Amendment Number 16 dated September 10, 2009, with an effective date of September 18, 2009, to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.150 from Brocade’s annual report on Form-10-K filed on December 14, 2009)

10.151†	Amendment Number 17 dated October 30, 2009, with an effective date of October 28, 2009, to Statement of Work Number 3 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.151 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.152	Amendment Number 4 dated September 22, 2009 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.152 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.153†	Amendment Number 5 dated September 15, 2009 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.153 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.154†	Amendment Number 1 dated October 3, 2009 to Statement of Work Number 8 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.154 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.155†	Amendment Number 2 dated October 13, 2009 to Statement of Work Number 8 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.155 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

Exhibit Number	Description of Document

10.156†	Amendment Number 3 dated October 1, 2009 to Statement of Work Number 8 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.156 from Brocade’s annual report on Form 10-K filed on December 14, 2009)

10.157	Executive Leadership Plan (formerly Senior Leadership Plan), as amended as of December 3, 2009 (incorporated by reference to Exhibit 10.1 from Brocade’s current report on Form 8-K filed on December 9, 2009)

10.158	Form of Restricted Stock Unit Agreement (Market Stock Units) under the 2009 Stock Plan (incorporated by reference to Exhibit 10.2 from Brocade’s current report on Form 8-K filed on December 9, 2009)

10.159	Amendment and Waiver No. 1 dated January 8, 2010, to the Credit Agreement, dated as of October 7, 2008, by and among Brocade, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and HSBC Bank USA National Association and Keybank National Association, as co-documentation agents (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report filed on Form 10-Q on March 2, 2010)

10.160	Purchase Agreement, dated January 13, 2010, between Brocade and J.P. Morgan Inc., as representative of the several Initial Purchasers listed in Schedule 1 thereto (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report filed on Form 10-Q on March 2, 2010)

10.161	Security Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.1 from Brocade’s Form 8-K filed on January 26, 2010)

10.162	Security Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.2 from Brocade’s Form 8-K filed on January 26, 2010)

10.163	Registration Rights Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and the purchasers named therein (incorporated by reference to Exhibit 10.3 from Brocade’s Form 8-K filed on January 26, 2010)

10.164	Registration Rights Agreement, dated as of January 20, 2010, by and among Brocade, the Subsidiary Guarantors listed on the signature pages thereto and the purchasers named therein (incorporated by reference to Exhibit 10.4 from Brocade’s Form 8-K filed on January 26, 2010)

10.165	Real Estate Sale Agreement effective as of January 25, 2010 by and between Brocade Communications Systems Skyport LLC, a wholly-owned subsidiary of Brocade, and CA-Skyport III Limited Partnership (incorporated by reference to Exhibit 10.10 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010)

10.166	Lease Agreement dated as of January 28, 2010 by and between Brocade and CA-Skyport III Limited Partnership (incorporated by reference to Exhibit 10.11 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010)

10.167†	Amendment Number 2 dated February 2, 2010 to OEM Purchase and License Agreement between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.12 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010)

10.168†	Amendment Number 39 dated December 15, 2009 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on March 2, 2010

Exhibit Number	Description of Document

10.169††	Amendment Number 3 dated April 13, 2010 to OEM Purchase and License Agreement between EMC Corporation and Brocade (incorporated by reference to Exhibit 10.2 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.170††	Amendment Number 16 dated March 24, 2010, with an effective date as of June 8, 2009, to the Product Purchase Agreement between Hewlett-Packard Company and Brocade (incorporated by reference to Exhibit 10.3 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.171††	Amendment Number 40 dated April 13, 2010 to Statement of Work Number 1 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.4 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.172††	Amendment Number 3 dated April 19, 2010, with an effective date of January 1, 2010, to Statement of Work Number 6 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.5 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

10.173††	Amendment Number 6 dated April 13, 2010 to Statement of Work Number 7 of the Goods Agreement between IBM and Brocade (incorporated by reference to Exhibit 10.6 from Brocade’s quarterly report on Form 10-Q filed on June 2, 2010)

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1*	Subsidiaries of the Registrant

23.1**	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Cooley LLP (contained in Exhibit 5.1)

24.1*	Power of attorney (see signatures page)

25.1*	Form T-1 Statement of Eligibility of Trustee (2018 Notes)

25.2*	Form T-1 Statement of Eligibility of Trustee (2020 Notes)

99.1**	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*	Form of Letter to Clients

99.5*	Exchange Agent Agreement, dated May 7, 2010 by and between Brocade Communications Systems, Inc. and Wells Fargo Bank, National Association

*	Filed previously.
**	Filed herewith.
†	Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.
††	Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Fiscal Year Ended October 31, 2009, October 25, 2008 and October 27, 2007

Description	Balance at Beginning of Period	Additions Charged to Revenues	Deductions*	Balance at End of Period
	(In thousands)
Allowance for doubtful accounts:
2009	$675	$4,246	$(967)	$3,954
2008	$2,430	$361	$(2,116)	$675
2007	$694	$2,656	$(920)	$2,430
Sales allowances:
2009	$4,369	$17,183	$(12,933)	$8,619
2008	$4,075	$6,253	$(5,959)	$4,369
2007	$4,148	$2,745	$(2,818)	$4,075

*	Deductions related to the allowance for doubtful accounts and sales allowances represent amounts written off against the allowance less recoveries.